Exhibit 10.1
AMENDMENT NO. 6 TO FIRST LIEN CREDIT AGREEMENT
AMENDMENT NO. 6 TO FIRST LIEN CREDIT AGREEMENT (this “Amendment No. 6”), dated as of November 23, 2022, by and among SOLARWINDS INTERMEDIATE HOLDINGS I, INC., a Delaware corporation (“Holdings”), SOLARWINDS HOLDINGS, INC., a Delaware corporation (the “Borrower”), each of the other undersigned Guarantors (each, a “Subsidiary Guarantor”), the Refinancing Revolving Lenders Party hereto (as defined below), the 2022 Refinancing Term Lenders (as defined below) party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as administrative agent (in such capacity, including any permitted successor thereto, the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A., as Additional 2022 Refinancing Term Lender and 2022 Upsize Revolving Lender. All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Amended Credit Agreement referred to below.
PRELIMINARY STATEMENTS
WHEREAS, the Borrower has entered into that certain First Lien Credit Agreement, dated as of February 5, 2016, among the Borrower, Holdings, the Guarantors, the lenders party thereto from time to time (collectively, the “Lenders” and each individually, a “Lender”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks and parties thereto (as amended by Amendment No. 1 to First Lien Credit Agreement, dated as of May 27, 2016, Amendment No. 2 to First Lien Credit Agreement, dated as of August 18, 2016, Amendment No. 3 to First Lien Credit Agreement, dated as of February 21, 2017, Amendment No. 4 to First Lien Credit Agreement, dated as of March 15, 2018, Amendment No. 5 to First Lien Credit Agreement, dated as of July 27, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower has requested that JPMorgan (in such capacity, the “2022 Upsize Revolving Lender”) provide additional Multicurrency Revolving Commitments (the “2022 Upsize Revolving Commitments”), which 2022 Upsize Revolving Commitments shall have the terms set forth in the Amended Credit Agreement and shall constitute the same Class of Multicurrency Revolving Commitments as the Refinancing Multicurrency Revolving Comments.
WHEREAS, the 2022 Upsize Revolving Lender is prepared to provide the 2022 Upsize Revolving Commitments in an amount equal to $12,500,000, subject to the terms and conditions set forth herein;
WHEREAS, pursuant to the Existing Credit Agreement, the Revolving Lenders thereunder extended certain credit facilities consisting of (i) Amendment No. 5 Refinancing US Dollar Revolving Commitments (the “Existing US Dollar Revolving Commitments” and the loans made pursuant thereto, the “Existing US Dollar Revolving Loans”) and (ii) Amendment No. 5 Refinancing Revolving Commitments (the “Existing Multicurrency Revolving Commitments” and the loans made pursuant thereto, the “Existing Multicurrency Revolving Loans”) (the foregoing credit facilities, collectively, the “Existing Revolving Facilities”);
WHEREAS, the Borrower desires to (i) refinance all Existing US Dollar Revolving Loans and Existing Multicurrency Revolving Loans under the Existing Revolving Facilities into Revolving Loans under the Amended Credit Agreement (as defined below) and (ii) refinance all Existing US Dollar Revolving Commitments and Existing Multicurrency Revolving Commitments into Revolving Commitments under the Amended Credit Agreement (the transactions in the foregoing clauses (i) and (ii), collectively, the “Revolver Refinancing”);
WHEREAS, in accordance with Section 2.21 of the Existing Credit Agreement and this Amendment No. 6, the Borrower has requested that those parties (the “Refinancing US Dollar Revolving Lenders”) with “Refinancing US Dollar Revolving Commitments” as set forth on Exhibit B hereto (the “Refinancing US Dollar Revolving Commitments”, and the loans made pursuant thereto, “Refinancing US Dollar Revolving Loans”) extend credit to the Borrower in the form of Refinancing US Dollar

Revolving Commitments on the Amendment No. 6 Effective Date in an initial aggregate principal amount of $17,500,000, which Refinancing US Dollar Revolving Commitments will, among other things, refinance all Existing US Dollar Revolving Commitments and all Existing US Dollar Revolving Loans, in each case, outstanding as of the Amendment No. 6 Effective Date and shall have the terms set forth herein and in the Amended Credit Agreement;
WHEREAS, in accordance with Section 2.21 of the Existing Credit Agreement and this Amendment No. 6, the Borrower has requested that those parties (the “Refinancing Multicurrency Revolving Lenders” and, together with the Refinancing US Dollar Revolving Lenders, the “Refinancing Revolving Lenders”) with “Refinancing Multicurrency Revolving Commitments” as set forth on Exhibit B hereto (the “Refinancing Multicurrency Revolving Commitments”, and the loans made pursuant thereto, “Refinancing Multicurrency Revolving Loans”) extend credit to the Borrower in the form of Refinancing Multicurrency Revolving Commitments on the Amendment No. 6 Effective Date in an initial aggregate principal amount of $112,500,000, which Refinancing Multicurrency Revolving Commitments will, among other things, refinance all Existing Multicurrency Revolving Commitments and all Existing Multicurrency Revolving Loans, in each case, outstanding as of the Amendment No. 6 Effective Date and shall have the terms set forth herein and in the Amended Credit Agreement;
WHEREAS, the Refinancing US Dollar Revolving Lenders have indicated their willingness to make available the Refinancing US Dollar Revolving Commitments on and after the Amendment No. 6 Effective Date, the Refinancing Multicurrency Revolving Lenders have indicated their willingness to make available the Refinancing Multicurrency Revolving Credit Commitments on and after the Amendment No. 6 Effective Date and the Issuing Banks have indicated their willingness to issue Letters of Credit on and after the Amendment No. 6 Effective Date, in each case, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement;
WHEREAS, the Borrower has requested that JPMorgan (in such capacity, the “Additional 2022 Refinancing Term Lender”) provide a new Class of Term Loans denominated in Dollars (the “2022 Refinancing Term Loans”), which 2022 Refinancing Term Loans would refinance all of the Initial Term Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment No. 6 (the “Existing Term Loans”) and shall have the terms set forth in the Amended Credit Agreement;
WHEREAS, the aggregate proceeds of the 2022 Refinancing Term Loans will be used by the Borrower, together with cash on hand, to repay in full the outstanding principal amount of the Existing Term Loans, together with all accrued but unpaid interest, fees and expenses payable in connection therewith (the “Term Loan Refinancing”; and together with the Revolver Refinancing, the “Refinancing”);
WHEREAS, each Lender holding Initial Term Loans immediately prior to the effectiveness of this Amendment No. 6. (each, an “Existing Term Lender”) that executes and delivers a counterpart of the Lender Consent and New Commitment attached to the Election Notice Memorandum delivered by electronic mail on November 15, 2022 (a “Lender Consent”) (such consenting Lender, an “Exchanging Term Lender” and together with the Additional 2022 Refinancing Term Lender, the “2022 Refinancing Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment No. 6 and the Amended Credit Agreement, (ii) to have agreed to exchange (as further described in the Lender Consent) the Allocated Amount (as defined in the Cashless Settlement of Existing Term Loans letter dated November 23, 2022, by and among the Borrower, the Additional 2022 Refinancing Term Lender and the Administrative Agent) of its Existing Term Loans for 2022 Refinancing Term Loans in an equal principal amount, and (iii) upon the Amendment No. 6 Effective Date to have exchanged (as further described in the Lender Consent) the Allocated Amount of its Existing Term Loans for 2022 Refinancing Term Loans in an equal principal amount, which will be effectuated by cashless exchange;
WHEREAS, the Additional 2022 Refinancing Term Lender is prepared to provide 2022 Refinancing Term Loans in an amount equal to its commitment to provide such Loans as set forth on Schedule 1 hereto (the “2022 Refinancing Term Commitments”), subject to the terms and conditions set forth herein;

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WHEREAS, the Borrower, each other Loan Party, the Refinancing Revolving Lenders, the 2022 Upsize Revolving Lender, the 2022 Refinancing Term Lenders and the Administrative Agent have agreed that, effective immediately after the consummation of the Refinancing, the Existing Credit Agreement be amended as set forth herein; and
WHEREAS, each Loan Party party hereto expects to realize substantial direct and indirect benefits as a result of this Amendment No. 6 becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations under the Amended Credit Agreement, the Security Documents, and the other Loan Documents to which it is a party.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed:
SECTION 1.EXCHANGE OF EXISTING TERM LOANS AND AGREEMENT TO MAKE 2022 REFINANCING TERM LOANS. Subject to the satisfaction or waiver of each of the conditions set forth in Section 7:
(a)Exchange and Repayment of Existing Term Loans.
(i)As of the Amendment No. 6 Effective Date, subject to the terms hereof, each Exchanging Term Lender agrees that, immediately prior to the amendments in Section 3 taking effect, an aggregate principal amount of its Existing Term Loans (the “Exchanged Term Loans”) equal to the amount notified to such Exchanging Term Lender by the Additional 2022 Refinancing Term Lender will be exchanged for 2022 Refinancing Term Loans through a cashless rollover as indicated in the Exchanging Term Lender’s Lender Consent (and as such amount may be reduced by the Additional 2022 Refinancing Term Lender).
(ii)As of the Amendment No. 6 Effective Date, subject to the terms hereof, (1) each Exchanging Term Lender agrees that (notwithstanding Section 2.14 of the Credit Agreement), immediately prior to the amendments in Section 3 taking effect, the aggregate principal amount of its Existing Term Loans not being exchanged through a cashless rollover (and as such amount not being exchanged may be increased by the Additional 2022 Refinancing Term Lender), equal to the amount notified to such Exchanging Term Lender by the Additional 2022 Refinancing Term Lender and all unpaid and accrued interest thereon up to but not including the Amendment No. 6 Effective Date, will be repaid in full and (2) the Borrower agrees that, immediately prior to the amendments in Section 3 taking effect, the aggregate principal amount of the Existing Term Loans, including all unpaid and accrued interest thereon up to but not including the Amendment No. 6 Effective Date, of each Lender holding Existing Term Loans that are not exchanged pursuant to Section 2(a)(i), will be repaid in full pursuant to Section 2(c)(i) below.
(iii)Each Exchanging Term Lender shall be deemed to be a “Lender” under the Credit Agreement as of the Amendment No. 6 Effective Date immediately prior to the amendments in Section 3 taking effect.
(b)Commitment to Make 2022 Refinancing Term Loans. As of the Amendment No. 6 Effective Date, immediately prior to the amendments in Section 3 taking effect, subject to the terms and conditions hereof, the Additional 2022 Refinancing Term Lender agrees to make 2022 Refinancing Term Loans up to the amount of its 2022 Refinancing Term Commitments.
(c)Other Provisions Regarding 2022 Refinancing Term Loans.
(i)On the Amendment No. 6 Effective Date, immediately prior to the amendments in Section 3 taking effect, the Borrower shall apply the aggregate proceeds of the 2022

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Refinancing Term Loans to prepay in full the principal amount of all Existing Term Loans (other than the principal amount of Exchanged Term Loans which shall be deemed prepaid pursuant to the cashless exchange thereof) together with all accrued but unpaid interest, fees and expenses payable in connection therewith.
(ii)The Additional 2022 Refinancing Term Lender shall be deemed to be a “Lender” under the Credit Agreement as of the Amendment No. 6 Effective Date immediately prior to the amendments in Section 3 taking effect. Amounts paid or prepaid in respect of 2022 Refinancing Term Loans may not be reborrowed.
SECTION 2.REFINANCING OF EXISTING REVOLVING FACILITIES AND 2022 UPSIZE REVOLVING COMMITMENTS.
(a)On the Amendment No. 6 Effective Date, (x) each Revolving Lender under the Existing Credit Agreement (each such Lender, an “Existing Revolving Lender”) that is not a Refinancing Revolving Lender party hereto shall cease to be a Revolving Lender party to the Existing Credit Agreement (and, for the avoidance of doubt, shall not be deemed to be a party to the Amended Credit Agreement, except to the extent that it shall subsequently become party thereto) and (y) all accrued and unpaid interest, fees and other amounts payable, in each case, with respect to the Existing Revolving Facilities under the Existing Credit Agreement shall be due and payable on such date for the account of each Existing Revolving Lender.
(b)Each Refinancing US Dollar Revolving Lender severally and not jointly agrees to make Refinancing US Dollar Revolving Loans to the Borrower from time to time and each Refinancing Multicurrency Revolving Lender severally and not jointly agrees to make Refinancing Multicurrency Revolving Loans to the Borrower from time to time, in each case, on any Business Day during the period from and including the Amendment No. 6 Effective Date until the Revolving Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Refinancing US Dollar Revolving Lender’s Refinancing US Dollar Revolving Commitments or such Refinancing Multicurrency Revolving Lender’s Refinancing Multicurrency Revolving Commitments, as applicable.
(c)Each Refinancing US Dollar Revolving Lender hereby agrees that (i) all Existing US Dollar Revolving Loans outstanding on the Amendment No. 6 Effective Date shall be repaid (and all Existing US Dollar Revolving Commitments shall cease to exist) substantially concurrently with the Refinancing and (ii) each of the Refinancing US Dollar Revolving Lenders shall assign to each other Refinancing US Dollar Revolving Lender, and each other Refinancing US Dollar Revolving Lender shall purchase at par from such Refinancing US Dollar Revolving Lender, such interests in the Refinancing US Dollar Revolving Loans outstanding on the Amendment No. 6 Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, and taking into account all Borrowings in respect of the Existing US Dollar Revolving Loans on the Amendment No. 6 Effective Date, such US Dollar Revolving Exposures will be held ratably in accordance with their Refinancing US Dollar Revolving Commitments.
(d)Each Refinancing Multicurrency Revolving Lender hereby agrees that (i) all Existing Multicurrency Revolving Loans outstanding on the Amendment No. 6 Effective Date shall be repaid (and all Existing Multicurrency Revolving Commitments shall cease to exist) substantially concurrently with the Refinancing and (ii) each of the Refinancing Multicurrency Revolving Lenders shall assign to each other Refinancing Multicurrency Revolving Lender, and each other Refinancing Multicurrency Revolving Lender shall purchase at par from such Refinancing Multicurrency Revolving Lender, such interests in the Refinancing Multicurrency Revolving Loans outstanding on the Amendment No. 6 Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, and taking into account all Borrowings and conversions in respect of the Existing Multicurrency Revolving Loans on the Amendment No. 6 Effective Date, such Multicurrency Revolving Exposures will be held ratably in accordance with their Refinancing Multicurrency Revolving Commitments.

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(e)As of the Amendment No. 6 Effective Date, subject to the terms and conditions hereof, the 2022 Upsize Revolving Lender agrees to provide 2022 Upsize Revolving Commitments in an amount equal to $12,500,000.
(a)The 2022 Upsize Revolving Lender shall be a “Lender” under the Amended Credit Agreement as of the Amendment No. 6 Effective Date.
SECTION 3.AMENDMENTS TO LOAN DOCUMENTS. The Borrower, Holdings, the Subsidiary Guarantors, the Refinancing Revolving Lenders, the 2022 Refinancing Term Lenders and other parties party hereto agree that on the Amendment No. 6 Effective Date immediately after consummation of the Refinancing:

(a)the Existing Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”);
(b)the Revolving Commitments referred to in the Amended Credit Agreement shall be as set forth on Exhibit B hereto;
(c)the Existing Credit Agreement shall hereby be amended by amending and restating all Exhibits to the Existing Credit Agreements in the forms set forth on Exhibit C hereto; and
(d)each Refinancing Revolving Lender and 2022 Refinancing Term Lender, by delivering its signature page to this Amendment No. 6, shall be deemed to have acknowledged receipt of, and consented to and approved, this Amendment No. 6, the Amended Credit Agreement and each other Loan Document and each other document required to be approved by the Administrative Agent or any Refinancing Revolving Lender, as applicable, on the Amendment No. 6 Effective Date.
SECTION 4.CONSENT TO AGENCY TRANSFER. As contemplated by Section 10.06 of the Existing Credit Agreement, this Amendment shall constitute notice of the resignation of Credit Suisse AG, Cayman Islands Branch (the “Resigning Agent”) to the Lenders, the Issuing Banks and the Borrower. Notwithstanding anything to the contrary in the Loan Documents, the Borrower, the Issuing Banks and the Lenders hereby consent to the resignation of the Resigning Agent as Administrative Agent and Collateral Agent under the Loan Documents and approve the appointment of Credit Suisse AG, New York Branch (the “Successor Agent”), as successor Administrative Agent and Collateral Agent under the Loan Documents, pursuant to documentation to be entered into between the Resigning Agent, the Successor Agent and the Loan Parties within thirty (30) Business Days (or such longer period as may be agreed between the Resigning Agent, the Successor Agent and the Borrower) from the Amendment No. 6 Effective Date.
SECTION 5.REFERENCE TO AND EFFECT ON THE EXISTING CREDIT AGREEMENT. On and after the Amendment No. 6 Effective Date, (i) each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment No. 6, (ii) the 2022 Refinancing Term Loans shall constitute “Initial Term Loans”, “Loans” and “Term Loans”, (iii) the 2022 Refinancing Term Lenders shall each constitute an “Initial Term Loan Lender”, a “Lender” and a “Term Loan Lender”, in each case, under and as defined in the Credit Agreement, (iv) the Refinancing US Dollar Revolving Lenders shall each constitute a “US Dollar Revolving Lender”, “Revolving Lender” and “Lender” and (v) the Refinancing Multicurrency Revolving Lenders and 2022 Upsize Revolving Lender shall each constitute a “Multicurrency Revolving Lender”, “Revolving Lender” and “Lender”, in each case, under and as defined in the Credit Agreement. This Amendment No. 6 shall for all purposes constitute a “Loan Document” under and as defined in the Amended Credit Agreement and the other Loan Documents.

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SECTION 6.REPRESENTATIONS & WARRANTIES. Each Loan Party hereby represents and warrants to the Administrative Agent, the 2022 Refinancing Term Lenders, 2022 Upsize Revolving Lender and the Refinancing Revolving Lenders on and as of the Amendment No. 6 Effective Date that each of the representations and warranties made by any Loan Party set forth in Article III of the Existing Credit Agreement or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Amendment No. 6 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date); provided that all references in the representations set forth in Sections 3.01, 3.02, and 3.03 of the Existing Credit Agreement to “Loan Documents” shall be deemed to be references to this Amendment No. 6 and the other Loan Documents (including the Existing Credit Agreement) as amended by this Amendment No. 6.
SECTION 7.CONDITIONS PRECEDENT. This Amendment No. 6 shall become effective as of the first date (the “Amendment No. 6 Effective Date”) when each of the conditions set forth in this Section 7 shall have been satisfied; provided that the amendments contemplated in Section 3 hereof shall be effective immediately after the consummation of the Refinancing:
(a)The Administrative Agent shall have received an executed copy of this Amendment No. 6.
(b)The Administrative Agent shall have received all costs, fees and expenses (including, without limitation, legal fees and expenses) relating to this Amendment No. 6 incurred on or prior to the Amendment No. 6 Effective Date.
(c)No Default or Event of Default shall have occurred or be continuing, or would occur immediately after giving effect to the transactions contemplated by this Amendment No. 6.
(d)Each of the representations and warranties made by any Loan Party set forth in Section 6 hereof shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Amendment No. 6 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).
(e)The Borrower shall have paid to the Administrative Agent (for the benefit of the applicable Lenders or Issuing Bank), on the Amendment No. 6 Effective Date, all accrued and unpaid (i) interest on Existing US Dollar Revolving Loans and Existing Multicurrency Revolving Loans, if any, (ii) commitment fees on all Existing US Dollar Revolving Commitments and Existing Multicurrency Revolving Commitments, (iii) Letter of Credit fees and fronting fees on existing Letters of Credit, if any, through and including the day immediately prior to the Amendment No. 6 Effective Date and (iv) interest on the Existing Term Loans, if any.
(f)The Administrative Agent and the Refinancing Arrangers shall have received a certificate of the Borrower, dated the Amendment No. 6 Effective Date, executed by a Responsible Officer of the Borrower certifying compliance with the requirements set forth in clauses (c) and (d) of this Section 7.

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(g)On the Amendment No. 6 Effective Date, the Administrative Agent shall have received a customary opinion of Ropes & Gray LLP, counsel to the Loan Parties addressed to the Administrative Agent, the 2022 Refinancing Term Lenders, the 2022 Upsize Revolving Lender and the Refinancing Revolving Lenders and dated the Amendment No. 6 Effective Date.
(h)The Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03 of the Credit Agreement for the 2022 Refinancing Term Loans.
(i)The Administrative Agent shall have received a customary certificate from each Loan Party, dated the Amendment No. 6 Effective Date, signed by a Responsible Officer of such Loan Party, and attested to by the secretary or any assistant secretary of such Loan Party, with appropriate insertions, together with (i) certified copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Loan Party, (ii) customary resolutions of such Loan Party referred to in such certificate, (iii) incumbency or specimen signatures which identify by name and title such Responsible Officer or authorized signatory of such Loan Party authorized to sign this Amendment No. 6 and (iv) a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Amendment No. 6 Effective Date and certifying as to the good standing of such Loan Party (but only if the concept of good standing exists in the applicable jurisdiction); provided that in the case of preceding clause (a), such documents shall not be required to be delivered with respect to any Person that was a Loan Party immediately prior to the Amendment No. 5 Effective Date if such certificate includes a certification by such Responsible Officer that the applicable organizational documents delivered to the Administrative Agent in connection with the initial funding of Term Loans on the Closing Date remain in full force and effect and have not been amended, modified, revoked or rescinded since the Amendment No. 5 Effective Date.
(j)The Administrative Agent and the Refinancing Arrangers shall have received a solvency certificate from the chief financial officer (or other officer with reasonably equivalent duties) of the Borrower substantially consistent with that delivered on the Amendment No. 5 Effective Date (with respect to the transactions contemplated by this Amendment No. 6) and dated the Amendment No. 6 Effective Date.
(k)The Refinancing Arrangers, the Administrative Agent, each 2022 Refinancing Term Lender and each Refinancing Revolving Lender shall have received at least two (2) Business Days prior to the Amendment No. 6 Effective Date all documentation and information as is reasonably requested in writing by the Administrative Agent, the 2022 Refinancing Term Lenders or the Refinancing Revolving Lenders at least ten (10) days prior to the Amendment No. 6 Effective Date about Holdings, the Borrower and its subsidiaries, required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and a Beneficial Ownership Certification to the extent required under the Beneficial Ownership Regulation.
(l) Immediately prior to the effectiveness of this Amendment No. 6, the Borrower shall have made a voluntary prepayment of Existing Term Loans then outstanding on a pro rata basis, in an amount equal to $349,424,999.79.
SECTION 8.APPOINTMENT OF JOINT LEAD ARRANGERS.
Each of JPMorgan Chase Bank, N.A., Credit Suisse Loan Funding LLC, Goldman Sachs Lending Partners LLC and Wells Fargo Securities, LLC (acting directly or through one or more of its affiliates as it shall deem appropriate to provide the services contemplated) shall be the joint lead arrangers and bookrunners (the “Joint Bookrunners”) for this Amendment No. 6, the 2022 Refinancing Term Commitments and the 2022 Refinancing Term Loans and shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Agents and the Arrangers pursuant to Section 10.09 and Section 11.03 of the Amended Credit Agreement.

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SECTION 9.REAFFIRMATION.
(a)Each of the Loan Parties hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the date hereof (including as amended pursuant to this Amendment No. 6) (collectively, the “Reaffirmed Documents”). The Borrower and each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment No. 6.
(b)In furtherance of the foregoing Section 9(a), each Loan Party, in its capacity as a Guarantor under any Guarantee to which it is a party (in such capacity, each a “Reaffirming Loan Guarantor”), reaffirms its guarantee of the Guaranteed Obligations under the terms and conditions of such Guarantee and agrees that such Guarantee remains in full force and effect to the extent set forth in such Guarantee and after giving effect to this Amendment No. 6, and is hereby ratified, reaffirmed and confirmed. Each Reaffirming Loan Guarantor hereby confirms that it consents to the terms of this Amendment No. 6 and the Existing Credit Agreement. Each Reaffirming Loan Guarantor hereby (i) acknowledges and agrees that its Guarantee and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment No. 6, (ii) acknowledges and agrees that it will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Obligations under each of the Loan Documents to which it is a party (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 6) and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent, the Collateral Agent and each other Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Reaffirming Loan Guarantor to avoid or delay timely performance of its obligations under the Loan Documents.
(c)In furtherance of the foregoing Section 9(a), each of the Loan Parties that is party to any Security Document, in its capacity as a Pledgor (as defined in such Security Document) under such Security Document (in such capacity, each a “Reaffirming Grantor”), hereby acknowledges that it has reviewed and consents to the terms and conditions of this Amendment No. 6 and the transactions contemplated hereby. In addition, each Reaffirming Grantor reaffirms the security interests granted by such Reaffirming Grantor under the terms and conditions of the Security Agreement and each other Loan Document (in each case, to the extent a party thereto) to secure the Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 6) and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Reaffirming Grantor hereby (i) confirms that each Security Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure, to the fullest extent possible in accordance with the Security Documents, the payment and performance of the Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 6), as the case may be, including without limitation the payment and performance of all such applicable Secured Obligations that are joint and several obligations of each Guarantor and each Pledgor now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Pledgor’s right, title and interest in, to and under all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 6), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective pledges, grants

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of security interests and other obligations, as applicable, under and subject to the terms of each of the Security Documents to which it is a party.
(d)Each Guarantor acknowledges and agrees that (i) such Guarantor is not required by the terms of the Existing Credit Agreement or any other Loan Document to consent to this Amendment No. 6 and (ii) nothing in the Existing Credit Agreement, this Amendment No. 6 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment, consent or waiver of the terms of the Amended Credit Agreement.
SECTION 10.MISCELLANEOUS PROVISIONS.
(a)Ratification. This Amendment No. 6 is limited to the matters specified herein and shall not constitute acceptance or waiver, or, to the extent not expressly set forth herein, an amendment or modification, of any other provision of the Existing Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith, and each of the parties hereto acknowledges and agrees that the terms of this Amendment No. 6 constitute an amendment of the terms of pre-existing Indebtedness and the related agreement, as evidenced by the Amended Credit Agreement.
(b)Governing Law; Submission to Jurisdiction, Consent to Service of Process, Waiver of Jury Trial, Etc. Sections 11.09 and 11.10 of the Existing Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.
(c)Severability. Section 11.07 of the Existing Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.
(d)Counterparts; Headings. This Amendment No. 6 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 6 by facsimile or any other electronic transmission (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment No. 6. Article and Section headings used herein are for convenience of reference only, and are not part of this Amendment No. 6 and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment No. 6. This Agreement may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by delivery of a signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.
(e)Notice. For purposes of the Credit Agreement, the initial notice address of the Additional 2022 Refinancing Term Lender and the 2022 Upsize Revolving Lender shall be as set forth on Schedule 1 hereto.
(a)Recordation of 2022 Refinancing Term Loans. Upon execution and delivery hereof, and the funding (or cashless exchange) of the 2022 Refinancing Term Loans, the Administrative Agent will record in the Register the 2022 Refinancing Term Loans made (or deemed made) by the 2022 Refinancing Term Lenders as “Initial Term Loans”.
(b)Amendment, Modification and Waiver. This Amendment No. 6 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

9

[Remainder of page intentionally blank; signatures begin next page]

10

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed by their respective authorized officers as of the date first above written.
SOLARWINDS INTERMEDIATE HOLDINGS I, INC., as Holdings

By:/s/ J. Barton Kalsu
Name: J. Barton Kalsu
Title: President

SOLARWINDS HOLDINGS, INC., as Borrower

By:/s/ J. Barton Kalsu
Name: J. Barton Kalsu
Title: President

[Signature Page to Amendment No. 6 to First Lien Credit Agreement]

SOLARWINDS NORTH AMERICA, INC.,
as a Guarantor

By:/s/ J. Barton Kalsu
Name: J. Barton Kalsu
Title: President

SOLARWINDS WORLDWIDE, LLC,
as a Guarantor

By:/s/ J. Barton Kalsu
Name: J. Barton Kalsu
Title: Executive Vice President, Chief Financial Officer
and Treasurer

[Signature Page to Amendment No. 6 to First Lien Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Additional 2022 Refinancing Term Lender, 2022 Upsize Revolving Lender, Refinancing Revolving Lender and Issuing Bank

By    /s/ Caitlin Stewart
    Name: Caitlin Stewart
    Title: Executive Director

[Signature Page to Amendment No. 6 to First Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By    /s/ D. Andrew Maletta
    Name: D. Andrew Maletta
    Title: Authorized Signatory

By    /s/ Heesu Sin
    Name: Heesu Sin
    Title: Authorized Signatory

CREDIT SUISSE AG, NEW YORK BRANCH, as a Refinancing Revolving Lender and Issuing Bank

By    /s/ D. Andrew Maletta
    Name: D. Andrew Maletta
    Title: Authorized Signatory

By    /s/ Heesu Sin
    Name: Heesu Sin
    Title: Authorized Signatory

[Signature Page to Amendment No. 6 to First Lien Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Refinancing Revolving Lender

By    /s/ Thomas Manning
    Name: Thomas Manning
    Title: Authorized Signatory

[Signature Page to Amendment No. 6 to First Lien Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Refinancing Revolving Lender and Issuing Bank

By    /s/ Clayton B. Scovill
    Name: Clayton B. Scovill
    Title: Senior Vice President

[Signature Page to Amendment No. 6 to First Lien Credit Agreement]

SCHEDULE 1

Additional 2022 Refinancing Term Lender	2022 Refinancing Term Commitments
JPMorgan Chase Bank, N.A.	$650,109,382.56
TOTAL	$650,109,382.56

If to JPMorgan Chase Bank, N.A. as an Issuing Bank:

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor L2
Suite IL1-0480
Chicago, IL, 60603-2300
Attention: LC Agency Team
Tel: 800-364-1969
Fax: 856-294-5267
Email: chicago.lc.agency.activity.team@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor L2
Suite IL1-0480
Chicago, IL, 60603-2300
Attention: Loan & Agency Services Group
Attention: Samuel Stasio
Email: samuel.stasio@jpmchase.com

Exhibit A

[attached]

EXHIBIT A TO AMENDMENT NO. ~~5~~6

FIRST LIEN CREDIT AGREEMENT
dated as of February 5, 2016,
among
SOLARWINDS INTERMEDIATE HOLDINGS I, INC.,
as Holdings,
SOLARWINDS HOLDINGS, INC.,
as Borrower
and
THE OTHER GUARANTORS PARTY HERETO,
as Guarantors
and
THE LENDERS PARTY HERETO,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent and Collateral Agent

GOLDMAN SACHS LENDING PARTNERS LLC,
CREDIT SUISSE SECURITIES (USA) LLC,
MACQUARIE CAPITAL (USA) INC.,
and
NOMURA SECURITIES INTERNATIONAL, INC.,

as Joint Lead Arrangers and Joint Bookrunners,

and

GOLDMAN SACHS LENDING PARTNERS LLC,
as Syndication Agent
and

GOLDMAN SACHS LENDING PARTNERS LLC,
as Documentation Agent

as amended by Amendment No. 1 to First Lien Credit Agreement, dated as of May 27, 2016, Amendment No. 2 to First Lien Credit Agreement, dated as of August 18, 2016, Amendment No. 3 to First Lien Credit Agreement, dated as of February 21, 2017, Amendment No. 4 to First Lien Credit Agreement, dated as of March 15, 2018, ~~and~~ Amendment No. 5 to First Lien Credit Agreement, dated as of July 27, 2021, and
Amendment No. 6 to First Lien Credit Agreement, dated as of November 23, 2022

TABLE OF CONTENTS
ARTICLE I DEFINITIONS    2
Section 1.01    Defined Terms    2
Section 1.02    Classification of Loans and Borrowings    ~~70~~76
Section 1.03    Terms Generally    ~~70~~76
Section 1.04    Accounting Terms; GAAP    ~~71~~77
Section 1.05    Pro Forma and Other Calculations    ~~71~~77
Section 1.06    Resolution of Drafting Ambiguities    ~~74~~79
Section 1.07    Rounding    ~~74~~80
Section 1.08    Exchange Rates    ~~74~~80
Section 1.09    Additional Alternative Currencies    ~~75~~81
Section 1.10    Cumulative Basket Transactions    ~~76~~82
Section 1.11    Calculation of Baskets    ~~76~~82
Section 1.12    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions    ~~77~~83
Section 1.13    ~~LIBOR Rate Discontinuation    77~~Interest Rates; Benchmark Notification    83
ARTICLE II THE CREDITS    ~~78~~84
Section 2.01    Commitments    ~~78~~84
Section 2.02    Loans    ~~78~~84
Section 2.03    Borrowing Procedure    ~~80~~86
Section 2.04    Evidence of Debt; Repayment of Loans    ~~81~~87
Section 2.05    Fees    ~~81~~88
Section 2.06    Interest on Loans    ~~83~~89
Section 2.07    Termination and Reduction of Commitments    ~~83~~90
Section 2.08    Interest Elections    ~~84~~91
Section 2.09    Amortization of Term Borrowings    ~~86~~92
Section 2.10    Voluntary and Mandatory Prepayments of Loans    ~~86~~92
Section 2.11    Alternate Rate of Interest    ~~91~~97
Section 2.12    Increased Costs; Change in Legality    ~~91~~99
Section 2.13    Breakage Payments    ~~93~~101
Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    ~~94~~102
Section 2.15    Taxes    ~~96~~104
Section 2.16    Mitigation Obligations; Replacement of Lender    ~~99~~108
Section 2.17    [Reserved].    ~~102~~111
Section 2.18    Letters of Credit    ~~102~~111
Section 2.19    Increases of the Term Loan and Revolving Commitments    ~~109~~117
Section 2.20    Extensions of the Term Loan and Revolving Commitments    ~~113~~122
Section 2.21    Refinancing Facilities.    ~~115~~123
ARTICLE III REPRESENTATIONS AND WARRANTIES    ~~117~~126
Section 3.01    Organization; Powers    ~~117~~126
Section 3.02    Authorization; Enforceability    ~~117~~126
Section 3.03    No Conflicts    ~~117~~126
Section 3.04    Financial Statements; Projections    ~~118~~126
Section 3.05    Properties    ~~118~~127
Section 3.06    Intellectual Property    ~~119~~127
Section 3.07    Equity Interests and Subsidiaries    ~~119~~128
Section 3.08    Litigation; Compliance with Laws    ~~119~~128
- i -

Section 3.09    [Reserved]    ~~119~~128
Section 3.10    Federal Reserve Regulations    ~~119~~128
Section 3.11    Investment Company Act    ~~120~~128
Section 3.12    Use of Proceeds    ~~120~~128
Section 3.13    Taxes    ~~120~~129
Section 3.14    No Material Misstatements    ~~121~~129
Section 3.15    Labor Matters    ~~121~~130
Section 3.16    Solvency    ~~121~~130
Section 3.17    Employee Benefit Plans    ~~121~~130
Section 3.18    Environmental Matters    ~~122~~131
Section 3.19    Security Documents    ~~122~~131
Section 3.20    Patriot Act, OFAC and FCPA    ~~123~~132
Section 3.21    Senior Indebtedness.    ~~123~~132
ARTICLE IV CONDITIONS TO CREDIT EXTENSIONS    ~~124~~133
Section 4.01    Conditions to Initial Credit Extension    ~~124~~133
Section 4.02    Conditions to All Credit Extensions    ~~127~~136
ARTICLE V AFFIRMATIVE COVENANTS    ~~127~~136
Section 5.01    Financial Statements, Reports, etc    ~~127~~136
Section 5.02    Litigation and Other Notices    ~~131~~140
Section 5.03    Existence; Businesses and Properties    ~~131~~140
Section 5.04    Insurance    ~~131~~140
Section 5.05    Taxes    ~~132~~141
Section 5.06    Employee Benefits    ~~132~~141
Section 5.07    Maintaining Records; Access to Properties and Inspections    ~~132~~141
Section 5.08    Use of Proceeds    ~~133~~142
Section 5.09    Compliance with Laws    ~~133~~142
Section 5.10    Additional Collateral; Additional Guarantors    ~~133~~142
Section 5.11    Security Interests; Further Assurances    ~~135~~144
Section 5.12    [Reserved]    ~~136~~145
Section 5.13    Designation of Unrestricted Subsidiaries    ~~136~~145
Section 5.14    Maintenance of Ratings    ~~136~~145
Section 5.15    Post-Closing Obligations    ~~136~~145
ARTICLE VI NEGATIVE COVENANTS    ~~137~~146
Section 6.01    Indebtedness    ~~137~~146
Section 6.02    Liens    ~~143~~152
Section 6.03    [Reserved]    ~~148~~157
Section 6.04    Investments, Loans and Advances    ~~148~~157
Section 6.05    Mergers and Consolidations    ~~150~~159
Section 6.06    Dispositions    ~~151~~160
Section 6.07    [Reserved]    ~~154~~163
Section 6.08    Dividends    ~~154~~163
Section 6.09    Transactions with Affiliates    ~~157~~165
Section 6.10    Financial Covenant    ~~159~~168
Section 6.11    Prepayments of Junior Indebtedness; Modifications of Organizational Documents; Modifications of Junior Indebtedness Documents    ~~159~~168
Section 6.12    Limitation on Certain Restrictions on Subsidiaries    ~~160~~169
Section 6.13    Business    ~~162~~171
Section 6.14    Fiscal Year    ~~162~~171
- ii -

Section 6.15    Permitted Activities    ~~162~~171
~~Section 6.16    Foreign Intercompany Loans    163~~
ARTICLE VII GUARANTEE    ~~164~~172
Section 7.01    The Guarantee    ~~164~~172
Section 7.02    Obligations Unconditional    ~~164~~172
Section 7.03    Reinstatement    ~~166~~173
Section 7.04    Subrogation; Subordination    ~~166~~174
Section 7.05    Remedies    ~~166~~174
Section 7.06    Instrument for the Payment of Money    ~~166~~174
Section 7.07    Continuing Guarantee    ~~166~~174
Section 7.08    General Limitation on Guarantee Obligations    ~~167~~174
Section 7.09    Release of Guarantors    ~~167~~175
Section 7.10    Right of Contribution    ~~167~~175
Section 7.11    Keepwell    ~~169~~176
ARTICLE VIII EVENTS OF DEFAULT    ~~169~~177
Section 8.01    Events of Default    ~~169~~177
Section 8.02    Rescission    ~~172~~180
Section 8.03    Application of Proceeds    ~~172~~180
Section 8.04    Right to Cure.    ~~173~~181
ARTICLE IX [RESERVED]    ~~174~~182
ARTICLE X THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT    ~~174~~182
Section 10.01    Appointment    ~~174~~182
Section 10.02    Agent in Its Individual Capacity    ~~175~~183
Section 10.03    Exculpatory Provisions    ~~175~~183
Section 10.04    Reliance by Agent    ~~176~~184
Section 10.05    Delegation of Duties    ~~176~~184
Section 10.06    Successor Agent    ~~177~~185
Section 10.07    Non-Reliance on Agent and Other Lenders    ~~178~~186
Section 10.08    Name Agents    ~~178~~186
Section 10.09    Indemnification    ~~178~~186
Section 10.10    [Reserved]    ~~179~~187
Section 10.11    Withholding Taxes    ~~179~~187
Section 10.12    Lender’s Representations, Warranties and Acknowledgements    ~~179~~187
Section 10.13    Releases; Collateral Documents and Guarantees    ~~180~~188
Section 10.14    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim    ~~181~~189
Section 10.15    Intercreditor Agreements    ~~182~~190
Section 10.16    Bank Product Agreements and Specified Hedging Agreements    ~~182~~190
Section 10.17    Erroneous Payments    190
ARTICLE XI MISCELLANEOUS    ~~183~~192
Section 11.01    Notices    ~~183~~192
Section 11.02    Waivers; Amendment    ~~187~~196
Section 11.03    Expenses; Indemnity    ~~191~~200
Section 11.04    Successors and Assigns    ~~193~~203
Section 11.05    Survival of Representations and Warranties    ~~201~~210
- iii -

Section 11.06    Counterparts; Integration; Effectiveness    ~~201~~210
Section 11.07    Severability    ~~201~~211
Section 11.08    Right of Setoff    ~~201~~211
Section 11.09    Governing Law; Jurisdiction; Consent to Service of Process    ~~202~~212
Section 11.10    Waiver of Jury Trial    ~~203~~212
Section 11.11    Headings; No Adverse Interpretation of Other Agreements    ~~203~~213
Section 11.12    Confidentiality    ~~203~~213
Section 11.13    Interest Rate Limitation    ~~205~~214
Section 11.14    [Reserved]    ~~205~~214
Section 11.15    Obligations Absolute    ~~205~~215
Section 11.16    Waiver of Defenses; Absence of Fiduciary Duties    ~~206~~215
Section 11.17    Patriot Act    ~~206~~216
Section 11.18    Judgment Currency    ~~206~~216
Section 11.19    Certain ERISA Matters.    ~~207~~216
Section 11.20    Acknowledgement Regarding any Supported QFCs    218

- iv -

ANNEXES
Annex I    Lenders and Commitments
SCHEDULES
Schedule 1.01(c)    Subsidiary Guarantors
Schedule 3.07    Subsidiaries
Schedule 3.08(a)    Litigation; Compliance with Laws
Schedule 5.01    Electronic Delivery Information
Schedule 5.15(A)    Post-Closing Obligations
Schedule 5.15(B)    Post-Closing Reorganization
Schedule 6.01(b)    Existing Indebtedness
Schedule 6.01(y)     Existing Letters of Credit
Schedule 6.02(c)    Existing Liens
Schedule 6.04(b)    Existing Investments
Schedule 6.09(j)    Transactions with Affiliates
Schedule 6.12    Limitations on Certain Restrictions on Subsidiaries
EXHIBITS
Exhibit A    Form of Assignment and Assumption
Exhibit B    Form of Borrowing Request
Exhibit C    Form of Compliance Certificate
Exhibit D    Form of Security Agreement
Exhibit E    Form of Interest Election Request
Exhibit F    Reserved
Exhibit G    Form of Guarantee Joinder Agreement
Exhibit H-1    Form of Initial Term Loan Note
Exhibit H-2    Reserved
Exhibit H-3    Form of US Dollar Revolving Note
Exhibit H-4    Form of Multicurrency Revolving Note
Exhibit J    Form of Intercompany Subordination Agreement
Exhibit K    Form of U.S. Tax Certificate
Exhibit L    Form of Solvency Certificate
Exhibit M    Form of Sponsor Permitted Assignee Assignment and Assumption
Exhibit N    First Lien Intercreditor Agreement Term Sheet
Exhibit O    Form of First Lien/Second Lien Intercreditor Agreement
- v -

FIRST LIEN CREDIT AGREEMENT
This FIRST LIEN CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 5, 2016, among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined in this preamble or the recitals having the meaning given to it in Article I) from time to time party hereto, the Lenders from time to time party hereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”), and Credit Suisse AG, Cayman Islands Branch, MIHI LLC and Nomura Corporate Funding Americas, LLC, as Issuing Banks; with Goldman Sachs Lending Partners LLC, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc. and Nomura Securities International, Inc., as joint lead arrangers (in such capacity, the “Arrangers”) and as joint bookrunners (in such capacity, the “Bookrunners”) and Goldman Sachs Lending Partners LLC, as syndication agent (in such capacity, the “Syndication Agent”) and as documentation agent (in such capacity, the “Documentation Agent”).
WITNESSETH:
WHEREAS, on the Closing Date, (i) the proceeds of the Initial Term Loans (as defined in this Agreement as existing on the Closing Date), together with a portion of the proceeds of the Existing Second Lien Notes, the Closing Date Equity Contribution and the Closing Date Revolver Draw (if any), were on-lent by Borrower to Foreign Parent I, Foreign Parent II (such loans to Foreign Parent I and Foreign Parent II, in the form of (x) that certain Intercompany Note by and between Borrower and Foreign Parent I in an initial principal amount of $250,000,000 and (y) that certain Intercompany Note by and between Borrower and Foreign Parent II in an initial principal amount of the Euro equivalent of $527,000,000, together in each case with all Indebtedness by and among any Loan Party and any Foreign Subsidiary that refinances, extends, renews, defeases, amends, increases, modifies, supplements, restructures, refunds, replaces or repays the intercompany notes described in the foregoing clauses (x) and/or (y), in whole or in part, the “Closing Date Foreign Intercompany Loans”) and Project Aurora Merger Corp. (“Merger Sub”) (such loan to Merger Sub, in the form of that certain Intercompany Note by and between Borrower and Merger Sub in an initial principal amount of $1,123,000,000, together with all Indebtedness by and among any Loan Party and any other Loan Party that refinances, extends, renews, defeases, amends, increases, modifies, supplements, restructures, refunds, replaces or repays such intercompany note, the “Closing Date Merger Sub Note”) (and a residual portion thereof shall be contributed to Foreign Parent I, Foreign Parent II and Project Aurora Merger II Corp. (“Merger Sub II”)) and (ii) in the case of the proceeds of the Closing Date Foreign Intercompany Loans (and any such contribution received by Foreign Parent I and Foreign Parent II), such proceeds were contributed by Foreign Parent I and Foreign Parent II (together with the proceeds of the Bridge Notes) to Merger Sub II, in each case in exchange for preferred Equity Interests of Merger Sub II, and Merger Sub II contributed such proceeds (along with the residual portion contributed to it by Borrower pursuant to clause (i) above) to Merger Sub in exchange for Equity Interests of Merger Sub (all such proceeds received by Merger Sub pursuant to this paragraph), the “Merger Sub Funds”).
WHEREAS, on the Closing Date, pursuant to the Merger Agreement, dated as of October 21, 2015 (together with the exhibits and schedules thereto, as amended as of December 23, 2015, the “Closing Date Acquisition Agreement”), by and among Borrower, Merger Sub and SolarWinds, Inc., a Delaware corporation (“Target”), Merger Sub merged with and into the Target, with the Target surviving as a Subsidiary of Merger Sub II (the “Acquisition”, and such surviving entity, “SolarWinds”).
WHEREAS, the Merger Sub Funds were used on the Closing Date to (i) fund the consideration for the Acquisition, (ii) repay all outstanding Indebtedness of Target and its Subsidiaries under their existing revolving credit facility and other third party debt for borrowed money (other than the Bridge Notes and the Existing Second Lien Notes) (the “Refinancing Transaction”) and (iii) pay the Transaction Costs.

WHEREAS, substantially simultaneously with and immediately after the consummation of the Acquisition, Merger Sub II merged (the “Merger Sub II Merger”) with and into SolarWinds, with SolarWinds surviving the Merger Sub II Merger.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, shall mean such Loan comprising such Borrowing is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.
“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“Acquisition” shall have the meaning given in the recitals hereto.
“Acquisition Transaction” shall have the meaning assigned to such term in the definition of Permitted Acquisition.
“Additional Alternative Currency” shall mean each currency that is approved in accordance with Section 1.09.
“Additional Lender” shall have the meaning assigned to such term in Section 2.21(a).
“Adjusted ~~LIBOR~~EURIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum ~~to be~~ equal to ~~with respect to any Eurodollar Loan denominated in Dollars or any Alternative Currency, (i) the LIBOR Rate for such Eurodollar Loan in effect~~(a) the EURIBOR Rate for such Interest Period ~~divided~~multiplied by (~~ii~~b) ~~1 minus~~ the Statutory ~~Reserves (if any) for such Eurodollar Loan for such Interest Period; provided that the Adjusted LIBOR Rate shall be no less than 0.00%. The Adjusted LIBOR Rate for any Eurocurrency Borrowing that includes Statutory Reserves as a component of the calculation will be adjusted automatically with respect to all such Eurocurrency Borrowings then outstanding as of the effective date of any change in such Statutory Reserves.~~Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other Person appointed as the successor administrative agent pursuant to Article X.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(a).
“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied from time to time by the Administrative Agent.

“Advisors” shall mean legal counsel (including foreign and local counsel, but excluding in-house counsel) and auditors, engineers, accountants, consultants, appraisers or other advisors.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.09, the term “Affiliate” shall also include any Person that is an officer or director of the Person specified.
“Affiliated Debt Fund” shall mean any Affiliate of Silver Lake Group, L.L.C. or Thoma Bravo, LLC (other than, in each case, Holdings, Borrower or any of their respective Subsidiaries) that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in, acquiring or trading commercial loans, notes, bonds or similar extensions of credit in the ordinary course and whose managers have fiduciary duties to the investors in such fund independent of, or in addition to, their duties to Silver Lake Group, L.L.C. and Thoma Bravo, LLC, as the case may be.
“Agents” shall mean the Arrangers, the Syndication Agent, the Documentation Agent, the Bookrunners, the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them, as the context may require.
“Agreed Currencies” shall mean Dollars, Euros and each Alternative Currency.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the ~~Adjusted LIBOR~~Term SOFR Rate for a ~~Eurodollar~~Term Benchmark Loan with a one-month interest period plus 1.00%; provided that the Alternate Base Rate shall be no less than 0.00%. If the Administrative Agent shall have determined in its reasonable discretion (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the ~~Adjusted LIBOR~~Term SOFR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the then applicable ~~Adjusted LIBOR~~Term SOFR Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the then applicable ~~Adjusted LIBOR~~Term SOFR Rate, respectively.
“Alternative Currency” shall mean (i) as relates to Term Loans, Euros, (ii) as relates to Multicurrency Revolving Loans, Euros and each Additional Alternative Currency and (iii) as it relates to Letters of Credit, Euros, Sterling, Australian Dollars and each Additional Alternative Currency.
“Alternative Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of the applicable Alternative Currency with Dollars.
“Alternative Currency Loans” shall mean any Loan denominated in an Alternative Currency.
“Amendment No. 1” shall mean that certain Amendment No. 1 to First Lien Credit Agreement, dated as of May 27, 2016, by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 1 Borrowing Purposes” has the meaning set forth in Amendment No. 1.

“Amendment No. 2” shall mean that certain Amendment No. 2 to First Lien Credit Agreement, dated as of August 18, 2016, by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 2 Effective Date” has the meaning set forth in Amendment No. 2.
“Amendment No. 3” shall mean that certain Amendment No. 3 to First Lien Credit Agreement, dated as of February 21, 2017, by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 3 Effective Date” has the meaning set forth in Amendment No. 3.
“Amendment No. 4” shall mean that certain Amendment No. 4 to First Lien Credit Agreement, dated as of March 15, 2018, by and among, inter alia, Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 4 Effective Date” has the meaning set forth in Amendment No. 4.
“Amendment No. 4 Refinancing Transaction” shall mean the satisfaction and discharge of the Existing Second Lien Notes and the repayment of all Existing Term Loans (as defined in Amendment No. 4).
“Amendment No. 4 Transactions” shall mean, collectively, the transactions to occur on or prior to the Amendment No. 4 Effective Date pursuant to, or contemplated by Amendment No. 4 and the Second Lien Loan Documents, including (a) the execution, delivery and performance of Amendment No. 4 and the related initial Credit Extensions hereunder, (b) the entering into of the Second Lien Loan Documents and the funding thereunder, (c) the Amendment No. 4 Refinancing Transaction, (d) the consummation of any transactions in connection with or incidental to the foregoing and (e) the payment of all fees, costs and expenses owing in connection with the foregoing (including the applicable Transaction Costs).
“Amendment No. 5” shall mean that certain Amendment No. 5 to First Lien Credit Agreement, dated as of July 27, 2021, by and among, inter alia, Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 5 Effective Date” has the meaning set forth in Amendment No. 5.
“Amendment No. 6” shall mean that certain Amendment No. 6 to First Lien Credit Agreement, dated as of November 23, 2022, by and among, inter alia, Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 6 Effective Date” has the meaning set forth in Amendment No. 6.
“Amendment No. ~~5~~6 Refinancing Multicurrency Revolving Commitments” has the meaning given to the term “Refinancing Multicurrency Revolving Commitments” in Amendment No. ~~5~~6.
“Amendment No. ~~5~~6 Refinancing Multicurrency Revolving Loans” has the meaning given to the term “Refinancing Multicurrency Revolving Loans” in Amendment No. ~~5~~6.
“Amendment No. ~~5~~6 Refinancing US Dollar Revolving Commitments” has the meaning given to the term “Refinancing US Dollar Revolving Commitments” in Amendment No. ~~5~~6.
“Amendment No. ~~5~~6 Refinancing US Dollar Revolving Loans” has the meaning given to the term “Refinancing US Dollar Revolving Loans” in Amendment No. ~~5~~6.

“Amendment No. ~~5~~6 US Dollar Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Amendment No. ~~5~~6 Refinancing US Dollar Revolving Loans of such Lender.
“Applicable Margin” shall mean, for any date of determination,
(a) (i) with respect to Initial Term Loans ~~prior to the consummation of an IPO~~, (x) from the Amendment No. 6 Effective Date and until the first Business Day following the date of delivery to the Administrative Agent of the certified calculation of the First Lien Net Leverage Ratio pursuant to Section 5.01(c) with respect to any Initial Term Loan that is (1) an ABR Loan, 3.00% and (2) a Term Benchmark Loan, 4.00%, and (y) at any time thereafter, the applicable percentage set forth in the table below under the appropriate caption:

Level	First Lien Net Leverage Ratio	Applicable Margin for ~~Eurodollar~~ Term Benchmark Loans	Applicable Margin for ABR ~~Term~~ Loans
I	> ~~4.00~~3.50 to 1.00	~~3.00~~4.00%	~~2.00~~3.00%
II	< ~~4.00~~3.50 to 1.00	~~2.75~~3.75%	~~1.75~~2.75%

~~(ii) with respect to Initial Term Loans upon consummation of an IPO, (i) for Eurodollar Rate Loans, 2.75% and (ii) for ABR Loans, 1.75%;~~
(b) with respect to Revolving Loans, (x) from the Amendment No. 6 Effective Date and until the first Business Day following the date of delivery to the Administrative Agent of the certified calculation of the First Lien Net Leverage Ratio pursuant to Section 5.01(c) with respect to any Revolving Loan that is (1) an ABR Loan, 1.75% and (2) a Term Benchmark Loan 2.75%, and (y) at any time thereafter, the applicable percentage set forth in the table below under the appropriate caption:

Level	First Lien Net Leverage Ratio	Applicable Margin for ~~Eurodollar Revolving~~Term Benchmark Loans	Applicable Margin for ABR ~~Revolving~~ Loans
I	> ~~4.40~~4.00 to 1.00	~~3.00~~2.75%	~~2.00~~1.75%
II	< ~~4.40~~4.00 to 1.00 and > ~~3.90~~3.50 to 1.00	~~2.75~~2.50%	~~1.75~~1.50%
III	< ~~3.90~~3.50 to 1.00	~~2.50~~2.25%	~~1.50~~1.25%

~~Upon consummation of an IPO, each of the percentages in this clause (b) shall automatically decrease by 0.25%, effective as of the first Business Day immediately following the date such IPO is consummated, without any further action by the Borrower, the Administrative Agent, the Lenders or any other party to this Agreement.~~

The Applicable Margin for Initial Term Loans ~~(prior to the consummation of an IPO)~~ and Revolving Loans shall be re-determined quarterly on the first Business Day following the date of delivery to the Administrative Agent of the certified calculation of the First Lien Net Leverage Ratio pursuant to Section 5.01(c); provided, that if such certification is not provided when due, (i) ~~prior to the consummation of an IPO,~~ the Applicable Margin for Initial Term Loans shall be set at the margin in the row styled “Level “I” in the table set forth in clause (a) above as of the first Business Day following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Margin for Initial Term Loans shall be set at the margin based upon the calculations disclosed by such certification) and (ii) the Applicable Margin for Revolving Loans shall be set at the margin in the row styled “Level “I” in the table set forth in clause (b) above as of the first Business Day following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Margin for Revolving Loans shall be set at the margin based upon the calculations disclosed by such certification).
“Approved Bank” shall have the meaning assigned to such term in clause (c) of the definition of Cash Equivalents.
“Approved Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in bank and other commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” shall mean, collectively, Goldman Sachs Lending Partners LLC, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc., and Nomura Securities International, Inc. in their capacities as joint lead arrangers.

“Asset Sale” shall mean any Disposition of any Property by Borrower or any Restricted Subsidiary (excluding sales and dispositions permitted by Section 6.06 (other than Section 6.06(b) or Section 6.06(u))). Notwithstanding the foregoing, none of the following shall constitute an “Asset Sale”: (A) any trade-in of equipment in exchange for other equipment in the ordinary course of business; provided, that in the good faith judgment of Borrower, it receives equipment having a Fair Market Value equal to or greater than the equipment being traded in, (B) the incurrence or creation of a Lien (but not the sale or other Disposition of the Property subject to such Lien), to the extent it is a Permitted Lien and (C) licensing or sublicensing of Intellectual Property of any Company in the ordinary course of business or otherwise in accordance with the Security Documents.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender, as assignor, and an assignee (with the consent of any party whose consent is required pursuant to Section 11.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent from time to time.
“Available Prepayment Capacity Amount” shall mean, as of the applicable time of determination, the aggregate amount of prepayments of Junior Indebtedness that may be made at the time of determination pursuant to 6.11(a)(v)(1).
“Available RP Capacity Amount” shall mean, as of the applicable time of determination, the aggregate amount of Restricted Payments that may be made pursuant to Section 6.08(k).
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(f).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
“Bail-In Legislation” shall mean, with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product” shall mean any of the following bank products and services provided by any Bank Product Provider: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) store value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Product Agreement” shall mean any agreement entered into by Borrower or any of its Restricted Subsidiaries in connection with Bank Products.
“Bank Product Obligations” shall mean any and all of the obligations of Borrower and its Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products provided pursuant to a Bank Product Agreement.
“Bank Product Provider” shall mean any Person in its capacity as a provider of any Bank Product, provided that such Person is an Agent, Issuing Bank or a Lender or an Affiliate of any of the foregoing (or was an Agent, Issuing Bank or a Lender or an Affiliate of any of the foregoing at the time it first provided such Bank Product or on the Closing Date).
“Bankruptcy Claim” shall have the meaning assigned to such term in Section 11.04(c)(iv).
“Bankruptcy Proceeding” shall have the meaning assigned to such term in Section 11.04(c)(iv).
“Base Rate” shall mean, for any day, the rate announced from time to time by the Administrative Agent as its “prime rate” in effect at its principal office in New York City and notified to Borrower. Each change in the Base Rate shall be effective on the date such change is effective. The prime rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.
“Benchmark” shall mean, initially, with respect to any Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(b).
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining the spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” shall mean with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” shall mean, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member, as applicable, of such Person, or if such limited liability company does not have a board of managers, board of directors, manager or managing member, as applicable, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member, as applicable, of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Bona Fide Debt Fund” shall mean any debt fund Affiliate of any Person described in clause (b) of the definition of Disqualified Institution that is primarily engaged in, or advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit in the ordinary course of its business and whose managers (or any other Person that has the power and authority to make investment decisions or otherwise exerts control over such Person) are not involved with any equity or equity-like investments or other investments with an equity component or characteristic by any Person described in clause (b) of the definition of Disqualified Institution or an Affiliate of a Person described in clause (b) of the definition of Disqualified Institution).
“Bookrunners” shall mean, collectively, Goldman Sachs Lending Partners LLC, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc., and Nomura Securities International, Inc., in their capacities as joint lead bookrunners.
“Borrower” shall have the meaning assigned to such term in the preamble hereto (and shall include any successor by merger or consolidation in accordance with Section 6.05(d)).
“Borrower Materials” shall have the meaning assigned to such term in Section 5.01.
“Borrowing” shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent (which approval shall not be unreasonably withheld) from time to time.
“Bridge Notes” shall mean those certain senior unsecured promissory notes issued by Foreign Parent II to certain Affiliates of one or more of the Sponsors on the Closing Date in an aggregate principal amount equal to $75,000,000. The Bridge Notes shall be issued on the terms disclosed to the Arrangers in writing prior to the Closing Date and shall not be amended, supplemented, modified or waived without the prior written consent of the Arrangers (such consent not to be unreasonably withheld, conditioned or delayed) (it being understood, for the avoidance of doubt, that the Bridge Notes shall not constitute Junior Indebtedness).
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law or other governmental action to close and:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, shall mean any such day on which banks are open for dealings in deposits in Dollars in the London interbank eurodollar market;
(b)    if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, shall mean a TARGET Day;
(c)    if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euros, shall mean any such day on which banks are open for dealings in deposits in the relevant currency in the London or other applicable offshore interbank market for such currency; and
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euros in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euros, or any other dealings in any currency other than Dollars or Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), shall mean any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Lease Obligations) by Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant, or equipment reflected in the consolidated balance sheet of Borrower and the Restricted Subsidiaries (including capitalized software expenditures, capitalized expenditures relating to license and intellectual property payments, capitalized customer acquisition costs and incentive payments, capitalized conversion costs, and capitalized contract acquisition costs).
“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Requirements” shall mean, as to any Lender or Issuing Bank, any matter (a) regarding capital adequacy, capital ratios, capital requirements or the calculation of such Lender or Issuing Bank’s capital adequacy or similar matters, or (b)  affecting the amount of capital required to be obtained or maintained by such Lender or Issuing Bank or any Person controlling such Lender or Issuing Bank (including any direct or indirect holding company) or the manner in which such Person or any Person controlling such Person (including any direct or indirect holding company), allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.
“Captive Insurance Subsidiary” shall mean a Subsidiary of Borrower established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by Borrower or any of its Subsidiaries or joint ventures or to insure related or unrelated businesses.
“Cash Equivalents” shall mean any of the following, to the extent owned by any Company:
(a)    Dollars, Euro, pounds sterling, Australian dollars, Canadian dollars, any national currency of any Participating Member State (other than Greece) and such other currencies held by it from time to time in the ordinary course of business;
(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating organization), having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;
(c)    time deposits, demand deposits or overnight bank deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by,

a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating organization), in each case with average maturities of not more than 24 months from the date of acquisition thereof;
(e)    repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company or recognized securities dealer, in each case, having capital and surplus in excess of (x) $250,000,000 in the case of U.S. financial institutions and (y) $100,000,000 in the case of non-U.S. financial institutions, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (other than Greece), in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;
(f)    marketable short-term money market and similar highly liquid funds having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating organization);
(g)    securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(h)    investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(i)    instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any national currency of the jurisdiction of organization of any Subsidiary comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by Borrower or any Subsidiary;
(j)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating organization) (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;
(k)    investment funds investing not less than 90% of their assets in securities of the types described in clauses (a) through (j) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those specified in clause (a) above; provided that such amounts will be converted into any currency listed in clause (a) above as promptly as practicable and in any event within five (5) Business Days following the receipt of such amounts.
~~“Cayman I” shall mean SolarWinds Classic Holdings I, Ltd., an indirect Wholly Owned Subsidiary of Borrower, and any successor by merger or consolidation.~~
~~“Cayman III” shall mean SolarWinds Classic Holdings II, Ltd., an indirect Wholly Owned Subsidiary of Borrower, and any successor by merger or consolidation.~~
“Casualty Event” shall mean any involuntary loss of title or any involuntary loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any equipment, fixed assets, or real property (including any improvements thereon) of Borrower or any Restricted Subsidiary.
“Cayman I” shall mean SolarWinds Classic Holdings I, Ltd., an indirect Wholly Owned Subsidiary of Borrower, and any successor by merger or consolidation.
“Cayman III” shall mean SolarWinds Classic Holdings II, Ltd., an indirect Wholly Owned Subsidiary of Borrower, and any successor by merger or consolidation.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” shall mean the occurrence of any of the following after the Closing Date:
(a)    Holdings at any time ceases to beneficially own, directly or indirectly, 100% of the Equity Interests of Borrower;
(b)    a “Change in Control” (or equivalent term) as defined in the definitive debt documentation for the Second Lien Loans, any Junior Indebtedness, any Permitted Pari Passu Debt, any Permitted Junior Lien Debt, any Permitted Unsecured Debt, or Indebtedness incurred pursuant to a Permitted Refinancing of any of the foregoing, in each case, to the extent such Indebtedness constitutes Material Indebtedness, shall occur; or
(c)    prior to an IPO, (i) the Permitted Holders shall fail to beneficially own, directly or indirectly, in the aggregate, Voting Stock of Holdings representing at least 45% of the voting power represented by the issued and outstanding Voting Stock of Holdings or (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or group or its respective Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Sponsors, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more of the voting power represented by the issued and outstanding Voting Stock of Holdings than the percentage of voting power represented by the issued and outstanding Voting Stock of Holdings held, directly or indirectly, in the aggregate by the Sponsors (it being understood and agreed that for purposes of measuring beneficial ownership held by any “person” or “group” that is not a Sponsor, Equity Interests held by any Sponsor will be excluded); or
(d)    upon and following an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or group or its respective Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted

Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock of Holdings representing more than 35% of the voting power represented by the issued and outstanding Voting Stock of Holdings and such percentage so held by such “person” or “group” is greater than the percentage of voting power represented by the issued and outstanding Voting Stock of Holdings held, directly or indirectly, in the aggregate by the Permitted Holders (it being understood and agreed that for purposes of measuring beneficial ownership held by any “person” or “group” that is not a Permitted Holder, Equity Interests held by any Permitted Holder will be excluded);
unless, in the case of clause (c) above, the Sponsors have, or in the case of clause (d) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdings.
“Change in Law” shall mean (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, promulgated or issued, but only to the extent such requests, rules, guidelines or directives are applied to the Loan Parties by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.
“Charges” shall have the meaning assigned to such term in Section 11.13.
“Claims” shall have the meaning assigned to such term in Section 11.03(b).
“Class” shall mean (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, solely to the extent such differences do not cause such Loans or Commitments not to be “fungible” for tax purposes); provided that such Commitments or Loans may be designated in writing by Borrower and Lenders initially holding such Commitments or Loans as a separate Class from other Commitments or Loans that have the same terms and conditions and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class. For the avoidance of doubt, (x) the Initial US Dollar Revolving Commitments and the Initial Multicurrency Revolving Commitments shall each constitute a separate Class of Revolving Commitments~~,~~  and (y) the US Dollar Revolving Loans and the Multicurrency Revolving Loans shall each constitute a separate Class of Revolving Loans.
“Classic Products” shall mean all of Borrower and the Restricted Subsidiaries’ products as of February 5, 2016, excluding their “cloud” and “MSP” products.
“Closing Date” shall mean February 5, 2016.
“Closing Date Acquisition Agreement” shall have the meaning given in the recitals hereto.
“Closing Date Equity Issuance” shall mean the direct or indirect cash contribution by the Sponsors and other investors arranged by and/or designated by the Sponsors (including members of the Target’s management and/or the Target’s direct or indirect equity holders) to the capital of Holdings (with all such contributions to be in the form of common equity (or otherwise on terms reasonably acceptable to the Arrangers) and 100% of the proceeds of which will be contributed to Borrower in the form of cash common equity) in an aggregate amount equal to not less than 40.0% of the pro forma total debt and equity capitalization of Borrower and its Subsidiaries after giving effect to the Transactions (but excluding the (x) aggregate gross proceeds of any Initial Term Loans and/or the Revolving Loans borrowed to fund original issue discount or upfront fees in connection with the “market flex” provisions in the Fee Letter and/or the issuance of the Existing Second Lien Notes and (y) amounts drawn under the Revolving Commitments on the Closing Date for working capital purposes (including to repay amounts outstanding under any existing revolving credit facility of any of the Companies); provided that as of the Closing Date, after giving effect to the Transactions, the Sponsors have the ability to elect a majority of the Board of Directors of Borrower.
“Closing Date Foreign Intercompany Loans” shall have the meaning assigned to such term in the preamble hereto.
“Closing Date Merger Sub Note” shall have the meaning assigned to such term in the preamble hereto.
“Closing Date Revolver Draw” shall mean Revolving Loans incurred on the Closing Date, subject to the limitations of Section 3.12.
“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property (if any) and all other Property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document, excluding in all events Excluded Assets.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.
“Commercial Letter of Credit” shall mean any letter of credit issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by Borrower or any of its Restricted Subsidiaries in the ordinary course of their respective businesses.
“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment or Term Loan Commitment.
“Commitment Fee” shall have the meaning assigned to such term in 0.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning assigned to such term in Section 11.01(d).
“Companies” shall mean Holdings, Borrower and its Restricted Subsidiaries; and “Company” shall mean any one of them.
“Company Material Adverse Effect” shall have the meaning assigned to such term in the Closing Date Acquisition Agreement.
“Compliance Certificate” shall mean a certificate of a Responsible Officer of Borrower substantially in the form of Exhibit C.

“Confidential Information Memorandum” shall mean that certain confidential information memorandum dated January 13, 2016.
“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of Borrower and its Restricted Subsidiaries (other than cash and Cash Equivalents), which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP, excluding amounts related to (a) current or deferred taxes based on income or profits, (b) assets held for sale, (c) loans (permitted) to third parties, (d) pension assets and (e) derivative financial instruments.
“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities (including deferred revenue) of Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP, excluding (a) the current portion of any Loans and other long-term liabilities, and liabilities in respect of Hedging Obligations, and, in each case, accrued interest thereon, (b) liabilities in respect of unpaid earn-outs and accrued litigation settlement costs, (c) liabilities relating to current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) any liabilities in respect of revolving loans, swingline loans or letter of credit obligations under any revolving credit facility (including Revolving Loans), (f) the current portion of any Capital Lease Obligation, (g) amounts related to derivative financial instruments and assets held for sale and (h) any current liabilities related to items covered by clause (i) of the definition of Consolidated Net Income.
“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:
(a)    without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    total interest expense (including, for pension and other post-employment benefit plans, the net interest cost as provided under FASB Accounting Standards Codifications 87, 106 and 112) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities;
(ii)    provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations;
(iii)    depreciation and amortization (including amortization of capitalized software expenditures and amortization of deferred financing fees or costs );
(iv)    other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (x) Borrower may determine not to add back such non-cash charge in the current period and (y) if Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);
(v)    the amount of any reduction of Consolidated Net Income consisting of income attributable to non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary, excluding cash distributions in respect of such non-controlling interests;

(vi)    (A) the amount of management, monitoring, transaction, consulting and advisory fees, indemnities and related expenses paid or accrued in such period to any of the Sponsors (including any termination fees), in each case, pursuant to the Sponsor Management Agreement as in effect on the Closing Date and permitted to be paid pursuant to Section 6.09(f), (B) the amount of expenses relating to payments made to optionholders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to equityholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in the Loan Documents and (C) director fees and expenses payable to directors;
(vii)     any costs or expenses incurred by Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of Borrower or net cash proceeds of an issuance of Qualified Stock of Borrower (other than any such net cash proceeds applied under the Cumulative Equity Amount or any Cure Amount);
(viii)    any loss from abandoned, disposed or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of);
(ix)    costs and expenses related to the administration of any of (w) this Agreement and the other Loan Documents and paid or reimbursed to the Administrative Agent, the Collateral Agent or any of the Lenders or other third parties paid or engaged by the Administrative Agent, the Collateral Agent or any of the Lenders (including, and together with, S&P and Moody’s in order to comply with the terms of Section 5.14) or paid or reimbursed by any of the Loan Parties, (x) the Second Lien Credit Agreement and the other Second Lien Loan Documents and paid or reimbursed to the Administrative Agent (as defined in the Second Lien Credit Agreement), the Collateral Agent (as defined in the Second Lien Credit Agreement) or any of the Lenders (as defined in the Second Lien Credit Agreement) or other third parties paid or engaged by the Administrative Agent (as defined in the Second Lien Credit Agreement), the Collateral Agent (as defined in the Second Lien Credit Agreement) or any of the Lenders (as defined in the Second Lien Credit Agreement) or paid or reimbursed by any of the Loan Parties, (y) any Permitted Incremental Equivalent Debt, any Permitted Incremental Equivalent Debt (as defined in Second Lien Credit Agreement as in effect on the Amendment No. 4 Effective Date), any Credit Agreement Refinancing Indebtedness and any Credit Agreement Refinancing Indebtedness (as defined in the Second Lien Credit Agreement as in effect on the Amendment No. 4 Effective Date) and, in each case, paid or reimbursed by any of the Loan Parties and (z) any Permitted Refinancing of any of the foregoing and paid or reimbursed by any of the Loan Parties; and
(x)    payments to employees, directors or officers of Holdings and its Subsidiaries paid in connection with Dividends that are otherwise permitted hereunder to the extent such payments are not made in lieu of, or as a substitution for, ordinary salary or ordinary payroll payments;
plus

(b)    without duplication, the sum of the following amounts for such period:
(i)    without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to any restructuring, any cost savings initiatives or similar initiatives, in each case that are either (x) reasonably identifiable and factually supportable and projected by Borrower in good faith to be realized as a result of actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Borrower) on or prior to the date that is 24 months after such restructuring or initiative is initiated (including actions initiated prior to the Closing Date), (y) recommended (in reasonable detail) by any due diligence quality of earnings report made available to the Administrative Agent conducted by any financial advisor (which financial advisor is reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Loan Party or (z) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency) (in each case, which cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), in each case net of the amount of actual benefits realized from such actions during such period (which adjustments may be incremental to (but not duplicative of) pro forma cost savings, synergies or operating expense reduction adjustments made pursuant to Section 1.05); provided that “run rate” shall mean the full recurring benefit that is associated with any action taken;
(ii)    without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are either (w) reasonably identifiable and factually supportable and projected by Borrower in good faith to be realized as a result of actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Borrower) on or prior to the date that is 24 months after the Closing Date (including actions initiated prior to the Closing Date), (x) of a type consistent with the Sponsor Model, (y) recommended (in reasonable detail) by the due diligence quality of earnings report prepared by Deloitte & Touche LLP and delivered to the Administrative Agent prior to the Closing Date or (z) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency) (in each case, which cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), in each case net of the amount of actual benefits realized from such actions during such period (which adjustments may be incremental to (but not duplicative of) pro forma cost savings, synergies or operating expense reduction adjustments made pursuant to Section 1.05); provided that “run rate” shall mean the full recurring benefit that is associated with any action taken;
(iii)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (c)(i) below for any previous period and not added back;
(iv)    the net amount, if any, of the difference between (to the extent the amount in the following clause (A) exceeds the amount in the following clause (B)): (A) the deferred revenue of such Person and its Restricted Subsidiaries as of the last day of such period (the “Determination Date”) and (B) the deferred revenue of such Person and its Restricted Subsidiaries as of the date that is 12 months prior to the Determination Date, in each case, calculated without giving effect to adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) related to the application of recapitalization accounting or acquisition accounting; and

(v)    the amount of “run rate” revenue increases resulting from price increases (any such price increase shall be deemed not to exceed 5.0% per fiscal year for purposes of this clause (b)(v)) on maintenance of Classic Products that have occurred during such period or, in the case of the period ending on the last day of any fiscal year of Borrower, have been (or are expected by Borrower in good faith to be) implemented in the first quarter of the succeeding fiscal year (the effect of which price increases shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such price increases had occurred on the first day of the relevant period), net of the amount of actual benefits realized from such price increases during such period; provided that “run rate” shall mean the full recurring benefit that is associated with any action taken;
less
(c)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    non-cash gains (excluding (x) the accrual of revenue or recording of receivables in the ordinary course of business, (y) any non-cash gain with respect to cash actually received in a prior period so long as such cash did not increase Consolidated Net Income or Consolidated EBITDA in any prior period and (z) any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);
(ii)    the amount of any increase of Consolidated Net Income consisting of losses attributable to non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary; and
(iii)    any income from abandoned, disposed or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of).
For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.05.
    Notwithstanding the foregoing, for purposes of determining Consolidated EBITDA for any Test Period that includes any of the fiscal quarters ended March 31, 2015, June 30, 2015, September 30, 2015 or December 31, 2015, Consolidated EBITDA for such fiscal quarters shall equal $76,377,000, $74,010,000, $83,207,000 and $88,326,000, respectively (which amounts, for the avoidance of doubt, shall be subject to add-backs and adjustments as set forth above and shall give effect to calculations on a Pro Forma Basis in accordance with this Agreement in respect of Specified Transactions (including the cost savings and “run-rate” adjustments described above or in Section 1.05, subject in each case to the applicable limitations set forth therein) that in each case may become applicable due to actions taken on or after the Closing Date).
“Consolidated First Lien Indebtedness” shall mean, as of any date of determination, without duplication, the aggregate amount of Consolidated Indebtedness that is secured by a first priority Lien on any asset or Property of Borrower or any Subsidiary Guarantor.
“Consolidated Indebtedness” shall mean, as at any date of determination, without duplication, the aggregate amount of all Indebtedness of Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any Permitted Acquisition (or other Investment permitted hereunder) or any push down accounting) consisting only of Indebtedness for borrowed money, Capital Lease Obligations and purchase money Indebtedness (and excluding, for the avoidance of doubt, Hedging Obligations); provided that Consolidated Indebtedness shall not include Letters of Credit or any other letter of credit, except, solely with respect to any Letter of Credit or other letter of credit, to the extent of unreimbursed obligations in respect of any such drawn Letter of Credit or other drawn letter of credit (provided that any unreimbursed obligations in respect of any such drawn Letter of Credit or other drawn letter of credit shall not be included as Consolidated Indebtedness until one Business Day after such amount is due and payable by Borrower or any Restricted Subsidiary).
“Consolidated Interest Expense” shall mean, for any period, the sum of:
(a) the amount of cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, of Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net payments (over payments received), if any, made pursuant to interest rate Hedging Obligations with respect to Indebtedness, plus
(b) the aggregate amount of any increase in the principal amount of Indebtedness as a result of pay-in-kind interest;
provided that, the following shall in all cases be excluded from Consolidated Interest Expense:
(i) amortization or write-off of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),
(ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging,
(iii) any one-time cash costs associated with breakage in respect of hedging agreements relating to the hedging of interest rate risk of Indebtedness,
(iv) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations or any “additional interest” owing pursuant to a registration rights agreement,
(v) annual agency fees paid to any administrative agent or collateral agent under any credit facilities or other debt instruments or documents,
(vi) costs associated with obtaining hedging agreements or other derivative instruments,
(vii) any prepayment premium or penalty,
(viii) the accretion or accrual of discounted liabilities,
(ix) any non-cash expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting in connection with the Transactions or any acquisition, and
(x) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Acquisition or other Investment, all as calculated on a consolidated basis in accordance with GAAP.
For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:
(a)    extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), costs and expenses incurred in connection with the implementation, replacement, development or upgrade of internal operational, reporting and information technology systems and internal technology initiatives of the Companies, severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses (including related to new product introductions), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the Closing Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing and other recruiting costs, retention, transaction or completion bonuses, transition costs, costs related to closure/consolidation of facilities and exiting lines of business, costs and expenses in connection with de-listing and compliance with public company requirements prior to the Closing Date, Initial Public Company Costs, any costs, expenses or charges relating to any governmental investigation or any litigation or other dispute, costs in respect of strategic initiatives and curtailments or modifications to pension and post-employment employee benefit plans (including any settlement of pension liabilities),
(b)    the cumulative effect of a change in accounting principles during such period,
(c)    Transaction Costs (including any fees, costs and expenses associated with shareholder litigation in respect of the Transactions),
(d)    the net income (loss) for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to Borrower or a Restricted Subsidiary thereof in respect of such period,
(e)    any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition (including costs and expenses in connection with the de-listing of public targets and compliance with public company requirements), Investment, asset disposition, issuance or repayment of debt, registration, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),
(f)    (i) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments and (ii) any breakage costs incurred in connection with the termination of any hedging agreement as a result of the prepayment of Indebtedness,
(g)    accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,
(h)    all Non-Cash Compensation Expenses;
(i)    any income (loss) attributable to deferred compensation plans or trusts,
(j)    any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),
(k)    any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments,
(l)    any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including the net loss or gain resulting from (a) hedging agreements for currency exchange risk and (b) revaluations of intercompany balances) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items,
(m)    any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),
(n)    any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities,
(o)    any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codifications 87, 106 and 112, and any other items of a similar nature,
(p)    earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof, in each case in connection with any Permitted Acquisition or other permitted Investment,
(q)    any non-cash rent expense,
(r)    any non-cash adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation, and
(s)    solely for the purpose of calculating the Cumulative Amount and Excess Cash Flow, the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to Borrower or any Restricted Subsidiary in respect of such period, to the extent not already included therein.
There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, Property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Borrower and its Restricted Subsidiaries), as a result of any acquisition or Investment consummated prior to the Closing Date and any Permitted Acquisition or other Investment or the amortization or write-off of any amounts thereof.
In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (x) the amount of proceeds received from business interruption or liability insurance and (y) the amount of any expenses or charges incurred by such Person or its Restricted Subsidiaries during such period that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder (provided that, to the extent that such expenses, charges or amounts are not in fact indemnified or reimbursed within 365 days of the initial determination to exclude such expenses, charges or amounts in calculating Consolidated Net Income, such expenses, charges or amounts shall be included in calculating Consolidated Net Income in the applicable subsequent fiscal quarter).
Notwithstanding the foregoing, solely for the purpose of the definition of “Cumulative Amount”, there shall be excluded from Consolidated Net Income any income arising from any sale of Investments previously made by such Person and its Restricted Subsidiaries and any Dividends, profits, returns or similar amounts on Investments previously made by such Person and its Restricted Subsidiaries, in each case only to the extent such amounts increase the “Cumulative Amount” pursuant to clauses (c) or (d) thereof or the “Cumulative Equity Amount” pursuant to clauses (c) or (d) thereof, as applicable.
“Consolidated Secured Indebtedness” shall mean, as of any date of determination, without duplication, Consolidated Indebtedness that is secured by a Lien on any assets of Borrower or any Subsidiary Guarantor.
“Consolidated Total Assets” shall mean at any date of determination, the net book value of all assets of Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing any obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and whether or not contingent: (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d)  otherwise to assure or hold harmless the holder of such primary obligation against loss (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties or other contingent obligations (other than with respect to borrowed money or capital leases) incurred in the ordinary course of business, including indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contract Consideration” shall have the meaning assigned to such term in the definition of Excess Cash Flow.
“Contribution Share” shall have the meaning assigned to such term in Section 7.10(a).
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Corresponding Loan Amount” shall have the meaning assigned to such term in Section 10.17.
“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted Pari Passu Debt, (b) Permitted Junior Lien Debt and (c) Permitted Unsecured Debt, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans or Revolving Loans hereunder (“Refinanced Debt”); provided, that
(i) such Credit Agreement Refinancing Indebtedness is in an original aggregate principal amount not greater than (A) the aggregate principal amount of the Refinanced Debt, plus (B) accrued and unpaid interest on such Refinanced Debt, any fees, costs and expenses and premiums associated therewith or incurred in connection with the incurrence of such Credit Agreement Refinancing Indebtedness, and any other reasonable amount paid in connection therewith, plus (C) the amount of any existing commitments unutilized under such Refinanced Debt,
(ii) (A) any such Permitted Pari Passu Debt (except with respect to any such Indebtedness in an aggregate principal amount not exceeding the Inside Maturity Amount at such time) does not mature prior to the final scheduled maturity date of the Refinanced Debt and (B) any such Permitted Junior Lien Debt and Permitted Unsecured Debt does not mature prior to the day that is ninety-one (91) days after the final scheduled maturity date of the Refinanced Debt,
(iii) in the case of any Refinanced Debt that was in the form of Term Loans, such Credit Agreement Refinancing Indebtedness (except with respect to any such Indebtedness in the form of Permitted Pari Passu Debt in an aggregate principal amount not exceeding the Inside Maturity Amount at such time) does not have a Weighted Average Life to Maturity shorter than that of such Refinanced Debt,
(iv) in the case of any notes constituting Credit Agreement Refinancing Indebtedness, such notes do not have mandatory prepayment provisions (other than customary “AHYDO catch-up payments”, customary prepayment provisions upon any asset sale, event of loss or similar events, customary asset sale or change of control offers or mandatory prepayment provisions and a customary acceleration right after an event of default) that would apply prior to the maturity date of the Refinanced Debt,
(v) such Refinanced Debt (other than unasserted contingent indemnification or reimbursement obligations or letters of credit that have been cash collateralized or backstopped in accordance with the terms of the Refinanced Debt) shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained,
(vi) in the case of any Refinanced Debt that was in the form of Revolving Loans, the Revolving Commitments of the Class under which such Refinanced Debt had been made shall be permanently reduced in an amount equal to the amount of such Refinanced Debt,

(vii) pricing, interest rate margins, rate floors, discounts, fees and optional prepayment or redemption terms, including premiums, of such Credit Agreement Refinancing Indebtedness shall be determined by Borrower and the lenders providing such Credit Agreement Refinancing Indebtedness, and
(viii) the other terms of such Credit Agreement Refinancing Indebtedness (other than, for the avoidance of doubt, pricing, interest rate margins, rate floors, discounts, fees and optional prepayment or redemption terms, including premiums) shall be (x) substantially similar to, or (taken as a whole) not materially more favorable to the lenders providing such Credit Agreement Refinancing Indebtedness than those applicable to the Refinanced Debt (except for covenants and other provisions applicable only to the periods after the then Initial Term Loan Maturity Date) or (y) current market terms, in each case as determined by Borrower in good faith (or other terms reasonably acceptable to the Administrative Agent).
“Credit Extension” shall mean, as the context may require, (a) the making of a Loan by a Lender or (b) the issuance of any Letter of Credit, or the extension of the expiration date or renewal or any amendment or other modification to increase the amount of any existing Letter of Credit, by the Issuing Bank.
“Credit Suisse” shall mean Credit Suisse AG, Cayman Islands Branch.
“Cumulative Amount” shall mean, at any time, the sum of (without duplication):
(a)    the greater of (x) $200,000,000 and (y) 50% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period as determined at the time of determination thereof; plus
(b)    the sum of (x) 100% of Consolidated EBITDA (subject to Section 1.05(a), and without giving effect to the adjustments set forth in clause (a)(viii) and clause (c)(iii) of the definition of Consolidated EBITDA) of Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) beginning on January 1, 2016 and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) have been received by the Administrative Agent less (y) 150% of Fixed Charges of Borrower and its Restricted Subsidiaries for such period (provided that notwithstanding the foregoing, the aggregate amount in respect of this clause (b) shall at no time be less than zero); plus
(c)    an amount determined on a cumulative basis equal to the net cash proceeds (or the Fair Market Value of Qualified Assets) received from sales of Investments previously made pursuant to Section 6.04(u)(i) using the Cumulative Amount, up to a maximum amount of such original Investment; plus
(d)     the aggregate amount of Dividends, profits, returns or similar amounts received in cash or Cash Equivalents (or the Fair Market Value of Qualified Assets so received) on Investments previously made pursuant to Section 6.04(u)(i) using the Cumulative Amount, up to a maximum amount of such original Investment; plus
(e)    in the event that Borrower redesignates any Unrestricted Subsidiary the Investment in which was made pursuant to Section 6.04(u)(i) as a Restricted Subsidiary after the Closing Date (which, for purposes hereof, shall be deemed to also include (A) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into Borrower or any Restricted Subsidiary, so long as Borrower or such Restricted Subsidiary is the surviving Person, and (B) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Borrower or any Restricted Subsidiary), the Fair Market Value (as determined in good faith by Borrower) of the Investment in such Unrestricted Subsidiary at the time of such redesignation (up to the lesser of (i) the Fair Market Value of the Investments of Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger, consolidation, liquidation, amalgamation or transfer and (ii) the Fair Market Value of the original Investment by Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary); plus

(f)    (i) the aggregate amount of prepayments which are declined or waived by any Lender pursuant to Section 2.10(i) (other than to the extent used to mandatorily prepay or redeem the Existing Second Lien Notes, the Second Lien Loans or any Permitted Junior Lien Debt) plus (ii) the amount of any Retained Asset Sale Proceeds; minus
(g)    the aggregate amount of (i) Investments made pursuant to Section 6.04(u)(i) using the Cumulative Amount, (ii) Dividends made pursuant to Section 6.08(h)(i) using the Cumulative Amount and (iii) prepayments of Junior Indebtedness made pursuant to Section 6.11(a)(iv)(x) using the Cumulative Amount, in each case during the period from and including the day immediately following the Closing Date and prior to such time.
“Cumulative Equity Amount” shall mean, at any time, the sum of (without duplication):
(a)    an amount determined on a cumulative basis commencing with the first Business Day after the Closing Date equal to the net proceeds in cash or Cash Equivalents (or the Fair Market Value of Qualified Assets) received from the issuance of Qualified Stock of, or a contribution to the capital of, Borrower (in each case other than to the extent constituting a Cure Amount); plus
(b)    an amount determined on a cumulative basis equal to the net cash proceeds received by Borrower from Indebtedness or Disqualified Stock incurred or issued after the Closing Date and subsequently converted or exchanged into Equity Interests of any direct or indirect parent company of Borrower (in each case other than to the extent constituting a Cure Amount); plus
(c)    an amount determined on a cumulative basis equal to the net cash proceeds (or the Fair Market Value of Qualified Assets) received from sales of Investments previously made after the Closing Date pursuant to Section 6.04(u)(ii) using the Cumulative Equity Amount, up to a maximum amount of such original Investment; plus
(d)     the aggregate amount of Dividends, profits, returns or similar amounts received in cash or Cash Equivalents (or the Fair Market Value of Qualified Assets so received) on Investments previously made pursuant to Section 6.04(u)(ii) using the Cumulative Equity Amount, up to a maximum amount of such original Investment; minus
(e)    the aggregate amount of (i) Investments made pursuant to Section 6.04(u)(ii) using the Cumulative Equity Amount, (ii) Dividends made pursuant to Section 6.08(h)(ii) using the Cumulative Equity Amount and (iii) prepayments of Junior Indebtedness made pursuant to Section 6.11(a)(iv)(y) using the Cumulative Equity Amount, in each case during the period from and including the Business Day immediately following the Closing Date and prior to such time.
“Cure Amount” shall have the meaning assigned to such term in Section 8.03(a).
“Cure Election” shall have the meaning assigned to such term in Section 8.03(a).
“Cure Notice” shall have the meaning assigned to such term in Section 8.03(a).
“Cure Period” shall have the meaning assigned to such term in Section 8.03(a).
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).
“Defaulted Loan” shall have the meaning assigned to such term in the definition of Defaulting Lender.
“Defaulting Lender” shall mean any Lender that has (a) failed to fund its portion of any Borrowing, or any portion of its participation in any Letter of Credit, within one Business Day of the date on which it shall have been required to fund the same (such Loan being a “Defaulted Loan”), unless the subject of a good faith dispute between Borrower and such Lender related hereto, (b) notified Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within three Business Days after written request by the Administrative Agent or Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute between Borrower and such Lender) and participations in then outstanding Letters of Credit; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or Borrower, (d) otherwise failed to pay over to Borrower, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due (unless such amount is subject to a good faith dispute), or (e)(i) been adjudicated as (or whose direct or indirect parent company has been adjudicated as), or determined by any Governmental Authority having regulatory authority over such Person (or such Person’s direct or indirect parent company) or its Properties or assets to be, insolvent, (ii) other than via an Undisclosed Administration, become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-in Action. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority.
“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by a Company in connection with a Disposition pursuant to Section 6.06(b) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Borrower, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).
“Determination Date” shall have the meaning assigned to such term in clause (b)(iv) of the definition of Consolidated EBITDA.
“Disposition” shall mean, with respect to any Property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of such Property, and the terms “Disposed” and “Disposing” shall have meanings correlative thereto.
“Disqualified Institution” shall mean (a) any Person that is specifically identified in writing by Borrower or Sponsors to the Arrangers by name as constituting a “Disqualified Institution” on or prior to February 26, 2018, (b) any direct competitor of Borrower or any of its Subsidiaries designated by name in writing by Borrower as such to the Administrative Agent from time to time and (c) any Affiliate of a Person identified in clause (a) or (b) (other than, in the case of clause (b), Bona Fide Debt Funds) that is clearly identifiable as an Affiliate of such Person based solely on the basis of its name (provided that the Administrative Agent shall have no obligation to carry out due diligence in order to identify such Affiliates) or that is identified by Borrower to the Administrative Agent by name in writing. Any supplement to such list of Disqualified Institutions will become effective on the day of delivery to the Administrative Agent. In no event shall a supplement apply retroactively to disqualify any Lender as of the date of such supplement. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution.
“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Equity Interests that are not Disqualified Stock or cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable (other than for shares of equity that are not Disqualified Stock or cash in lieu of fractional shares of such Equity Interests) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment (other than in Equity Interests that are not Disqualified Stock) constituting a return of capital, in each case, on a date that is prior to 91 days after the Initial Term Loan Maturity Date, (b) is convertible into or exchangeable or exercisable for (i) debt securities or other Indebtedness or (ii) any Equity Interests referred to in clause (a) above or clause (c) below, in each case, on a date that is prior to 91 days after the Initial Term Loan Maturity Date or (c) contains any repurchase or payment obligation (other than payments in Equity Interests that are not Disqualified Stock or cash in lieu of fractional shares of such Equity Interests) with respect to a date that is prior to 91 days after the Initial Term Loan Maturity Date; provided, however, that (i) any Equity Interest that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interest is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interest upon the occurrence of a change in control, asset sale or similar event shall not constitute Disqualified Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Facilities and (ii) if such Equity Interest is issued to any plan for the benefit of any employee, director, manager or consultant of Borrower or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager or consultant.
“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of Property (other than common equity of such Person) or cash, in each case in respect of such Equity Interests, to the holders of its Equity Interests, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside or otherwise reserved, any funds for any of the foregoing purposes, or shall have permitted any of its Restricted Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such Person (or any options or warrants issued by such Person with respect to its Equity Interests).
“Documentation Agent” shall have the meaning assigned to such term in the preamble hereto.
“Dollar Equivalent” shall mean, at any time,
(a)    with respect to any amount denominated in Dollars, such amount; and
(b)    with respect to any amount denominated in an Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” or “$” shall mean lawful money of the United States.
“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
    “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent in consultation with Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors, or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining Weighted Average Life to Maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof), payable generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement, underwriting, structuring, ticking and commitment fees and other fees payable in connection therewith that are not shared with all relevant lenders providing such Indebtedness and, if applicable, consent fees for an amendment paid generally to consenting lenders.
“Employee Benefit Plan” shall mean any Pension Plan and any other “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan and other than a Foreign Plan) which is or, within the past six years, was sponsored, maintained or contributed to by, or required to be contributed to by, any Company.
“Environment” shall mean any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.
“Environmental Claim” shall mean any claim, notice, demand, Order, action, suit, proceeding, or request for information alleging or asserting liability or obligations under Environmental Law, including liability or obligation for investigation, assessment, remediation, removal, cleanup, response, corrective action, monitoring, post-remedial or post-closure studies, injury, damage, destruction or loss to natural resources, personal injury, wrongful death, Property damage, fines, penalties or other costs resulting from, related to or arising out of (a) the presence, Release or threatened Release of Hazardous Material in, on, into or from the Environment or (b) any violation of Environmental Law.
“Environmental Law” shall mean any and all applicable Legal Requirements relating to the protection of human health and safety (as it relates to exposure to Hazardous Materials), pollution or protection of the Environment, or the Release or threatened Release of Hazardous Material.
“Environmental Permit” shall mean any permit, license, approval, consent, registration or other authorization required by or from a Governmental Authority under any Environmental Law.
“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), or if such Person is a limited liability company, membership interests, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the Closing Date or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity or other interest or participation.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or 414(c) of the Code, or solely for purposes of Section 302 or 303 of ERISA and Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code. Any trade or business that was an ERISA Affiliate under the preceding sentence shall continue to be deemed an ERISA Affiliate hereunder solely with respect to liabilities for which the applicable statute of limitations has not expired.
“ERISA Event” shall mean (i) a “reportable event” within the meaning of Section 4043(c) of ERISA (other than any such event with respect to which the notice requirement has been waived pursuant to applicable regulations as in effect on the Closing Date) with respect to any Pension Plan; (ii) the failure of any Company or any ERISA Affiliate to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan or the failure of any Company or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure of any Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (v) a determination that any Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (vi) the withdrawal or partial withdrawal by any Company or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability of any Company or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Pension Plan; (viii) the imposition of liability on any Company or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the complete or partial withdrawal of any Company or any ERISA Affiliate from any Multiemployer Plan (within the meaning of Sections 4203 and 4205 of ERISA) if there is or is reasonably likely to be withdrawal liability therefor, or the receipt by any Company or any ERISA Affiliate of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan or any other Employee Benefits Plan intended to be qualified under Section 401(a) of the Code to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; or (xii) a Foreign Plan Event.
“Erroneous Payment” shall have the meaning assigned to such term in Section 10.17.
“Erroneous Payment Return Deficiency” shall have the meaning assigned to such term in Section 10.17.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“~~Eurodollar Borrowing~~EURIBOR Rate” shall mean ~~a Borrowing comprised of Eurodollar Loans~~, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” shall mean the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with Borrower.
~~“Eurodollar Loan” shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.~~
~~“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.~~
~~“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.~~
“Euros” shall mean the lawful currency of the Participating Member States.
“Event of Default” shall have the meaning assigned to such term in Section 8.01.
“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income for such period,
(ii)    an amount equal to the amount of all non-cash charges, losses, accruals, reserves and expenses to the extent deducted in arriving at such Consolidated Net Income (other than any non-cash charge representing an accrual or reserve for potential cash items in any future period), excluding the amortization of any prepaid cash item that was paid in a prior period,
(iii)    decreases in Net Working Capital, long-term receivables and long-term prepaid assets and increases in long-term deferred revenue for such period (in each case, other than (A) reclassification of items from short-term to long-term or vice versa in accordance with GAAP and (B) any such decreases or increases arising from acquisitions (outside of the ordinary course of business) or asset sales (outside of the ordinary course of business) by Borrower or any Restricted Subsidiary completed during such period or the application of acquisition accounting),
(iv)    an amount equal to the aggregate net non-cash loss on dispositions by Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and
(v)    cash receipts in respect of Hedging Agreements during such period to the extent not otherwise included in Consolidated Net Income; less:
(b)    the sum, without duplication, of:

(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including, to the extent constituting non-cash credits, amortization of deferred revenue acquired as a result of the Acquisition or any Permitted Acquisition or other consummated acquisition permitted hereunder) and cash charges, losses, costs, fees or expenses to the extent excluded in arriving at such Consolidated Net Income by virtue of the definition of Consolidated Net Income,
(ii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of Intellectual Property made in cash or accrued during such period to the extent funded with Internally Generated Funds,
(iii)    the aggregate amount of all principal payments of Indebtedness to the extent funded with Internally Generated Funds (including the principal component of payments in respect of Capital Lease Obligations), but excluding all prepayments of (I) Term Loans pursuant to Section 2.10 (other than the amount of any mandatory prepayment of Term Loans to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase), (II) Revolving Loans and (III) revolving loans under any other credit facility (other than to the extent there is an equivalent permanent reduction in commitments thereunder),
(iv)    an amount equal to the aggregate net non-cash gain on dispositions by Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)    increases in Net Working Capital, long-term receivables and long-term prepaid assets and decreases in long-term deferred revenue for such period (in each case, other than (A) reclassification of items from short-term to long-term or vice versa in accordance with GAAP and (B) any such decreases or increases arising from acquisitions (outside of the ordinary course of business) or asset sales (outside of the ordinary course of business) by Borrower or any Restricted Subsidiary completed during such period or the application of acquisition accounting),
(vi)    cash payments by Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of Borrower and its Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,
(vii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of cash payments in connection with Investments (other than Investments in Cash Equivalents) and acquisitions not prohibited by this Agreement, to the extent funded with Internally Generated Funds,
(viii)    the amount of Dividends paid in cash during such period and not prohibited by this Agreement, to the extent funded with Internally Generated Funds,
(ix)    the aggregate amount of expenditures actually made by Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income,
(x)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(xi)    without duplication of amounts deducted from Excess Cash Flow in prior periods, and at the option of Borrower, (1) the aggregate consideration required to be paid in cash by Borrower or any Restricted Subsidiary pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such period relating to Permitted Acquisitions, other Investments (other than Investments in Cash Equivalents) or Capital Expenditures (including capitalized software expenditures or other capitalized purchases of intellectual property) and (2) the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by Borrower or any Restricted Subsidiary (the “Planned Expenditures”) relating to Permitted Acquisitions, other Investments (other than Investments in Cash Equivalents) or Capital Expenditures (including capitalized software expenditures or other capitalized purchases of intellectual property) to be consummated or made during the period of four consecutive fiscal quarters of Borrower following the end of such period; provided, that to the extent the aggregate amount of Internally Generated Funds actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such subsequent period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters,
(xii)    the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and
(xiii)    cash expenditures in respect of Hedging Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income;
provided that, if Excess Cash Flow for any Excess Cash Flow Period is less than zero, it shall be deemed to be zero for all purposes hereunder.
“Excess Cash Flow Period” shall mean each fiscal year of Borrower commencing with and including the fiscal year ended December 31, 2019.
“Excess Net Cash Proceeds” shall mean, without duplication, (x) the Net Cash Proceeds of any Asset Sale (or series of related Asset Sales) or Casualty Event to the extent that such Net Cash Proceeds exceed the Excess Net Cash Proceeds Transaction Threshold (and only such amounts in excess of the Excess Net Cash Proceeds Transaction Threshold shall constitute Excess Net Cash Proceeds) and (y) the Net Cash Proceeds of all Asset Sales and Casualty Events in any fiscal year to the extent that such Net Cash Proceeds exceed the Excess Net Cash Proceeds Annual Threshold (and only such amounts in excess of the Excess Net Cash Proceeds Annual Threshold shall constitute Excess Net Cash Proceeds).
“Excess Net Cash Proceeds Annual Threshold” shall mean $37,500,000.
“Excess Net Cash Proceeds Transaction Threshold” shall mean $18,750,000.
“Excess Payment” shall have the meaning assigned to such term in Section 7.10(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Assets” shall have the meaning assigned to such term in the Security Agreement.
“Excluded Equity Interests” shall mean (i) any Equity Interests where the cost of obtaining a security interest in, or perfection of, such Equity Interests exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by Borrower and the Administrative Agent, (ii) in the case of Equity Interests of any CFC or any Foreign Holdco, any Equity Interests of any class of such CFC or such Foreign Holdco in excess of 65% of the outstanding Equity Interests of such class, (iii) any Equity

Interests where the grant of a security interest therein (x) is prohibited by law (including restrictions in respect of margin stock, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or contract binding on such Equity Interests at the time of its acquisition and not entered into in contemplation thereof, requires government or third party consents required pursuant to applicable law that have not been obtained, in each case, after giving effect to applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law or (y) results in material adverse accounting or regulatory consequences as reasonably determined by Borrower in consultation with the Administrative Agent, (iv) margin stock and any Equity Interests in any Person that is not a wholly-owned Restricted Subsidiary to the extent not permitted by the terms of such Person’s organizational or joint venture documents except to the extent such prohibition is rendered ineffective after giving effect to applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, (v) any Equity Interests of any direct or indirect wholly-owned Restricted Subsidiary if the granting of a pledge or security interest in such Equity Interests, would, in each case, result in material adverse tax consequences as reasonably determined by Borrower and the Administrative Agent, to the extent such consequences cannot be avoided or mitigated, (vi) any Equity Interests of any Restricted Subsidiary that is an Immaterial Subsidiary (other than any Immaterial Subsidiary that is a Guarantor), (vii) any Equity Interests of any entity that is not a Subsidiary and (viii) any Equity Interests of any Unrestricted Subsidiary, any Captive Insurance Subsidiary, any not-for-profit Subsidiary and any special purpose entity; provided that Excluded Equity Interests shall not include proceeds of the foregoing Property to the extent otherwise constituting Collateral.
“Excluded Subsidiary” shall mean each (a) Subsidiary that is not a Wholly Owned Subsidiary of Borrower on the Closing Date or, if later, the date it first becomes a Subsidiary of Borrower (provided that such Subsidiary shall cease to be an Excluded Subsidiary by virtue of this clause (a) to the extent it becomes a Wholly Owned Subsidiary of Borrower thereafter), (b) Unrestricted Subsidiary, (c) Immaterial Subsidiary, (d) Subsidiary prohibited or restricted by applicable law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) whether on the Closing Date or thereafter or by contract existing on the Closing Date or, with respect to Subsidiaries acquired after the Closing Date, by contract existing when such Subsidiary was acquired (so long as such prohibition is not created in contemplation of the Acquisition or such acquisition, as applicable) (including any requirement to obtain the consent of any governmental authority or third party) or resulting in material adverse tax consequences as reasonably determined in good faith by Borrower, (e) Foreign Subsidiary, (f) Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC or Foreign Holdco, (g) Foreign Holdco, (h) any Subsidiary where the Administrative Agent and Borrower agree that the cost of obtaining a Guarantee by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby, (i) Captive Insurance Subsidiary, (j) any not-for-profit Subsidiary and (k) any special purpose entity; provided that, notwithstanding the foregoing, (i) (x) prior to the Foreign Parent I Guarantee Release Trigger Date, Foreign Parent I shall not constitute an Excluded Subsidiary and (y) prior to the Foreign Parent II Guarantee Release Trigger Date, Foreign Parent II shall not constitute an Excluded Subsidiary and (ii) each of Cayman I and Cayman III shall at all times be an Excluded Subsidiary; provided further that notwithstanding anything to the contrary herein or in any other Loan Document, no Immaterial Subsidiary shall be an Excluded Subsidiary to the extent and for so long as such Immaterial Subsidiary is a Guarantor.
“Excluded Swap Obligation” shall mean, with respect to any Loan Party, (x) any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of (or grant of such security interest by, as applicable) such Loan Party becomes effective with respect to such Swap Obligation or (y) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Loan Party as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty hereunder or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient (each, a “Recipient”) of any payment to be made by or on account of any obligation of any Loan Party hereunder, or under any Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income (however denominated) (or net worth Taxes imposed in lieu of such Taxes) by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) Other Connection Taxes, (c) any branch profits Taxes imposed by any jurisdiction described in clause (a) above, (d) except in the case of an assignee pursuant to a request by Borrower under Section 2.16, any U.S. federal withholding Tax that is imposed on amounts payable to a Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), (e) any U.S. federal withholding Tax that is attributable to such Lender’s failure or inability to comply with Sections 2.15(e) (other than as a result of a Change in Law) or (f), in each case except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to 0, (f) any United States federal withholding Taxes imposed under FATCA, and (g) any U.S. federal backup withholding Tax.
“Existing Second Lien Notes” shall mean Borrower’s Senior Secured Second Lien Floating Rate Notes due 2024 issued pursuant to the Existing Second Lien Notes Indenture.
“Existing Second Lien Notes Documents” shall mean the Existing Second Lien Notes Indenture and all other loan agreements, indentures, note purchase agreements, promissory notes, guarantees, intercreditor agreements, assignment and assumption agreements and other instruments and agreements evidencing the terms of the Existing Second Lien Notes, as amended, restated, supplemented, renewed or refinanced from time to time prior to the Amendment No. 4 Effective Date.
“Existing Second Lien Notes Indenture” shall mean the Indenture, dated as of the Closing Date, by and among Borrower, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as amended, restated, supplemented, renewed or refinanced from time to time prior to the Amendment No. 4 Effective Date.
“Extended Term Loans” shall have the meaning specified in Section 2.20(a).
“Extending Lender” shall have the meaning specified in Section 2.20(a).
“Extension” shall have the meaning specified in Section 2.20(a).
“Extension Amendment” shall have the meaning specified in Section 2.20(c).
“Extension Offer” shall have the meaning specified in Section 2.20(a).
“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as shall be determined in good faith by Borrower.
“FATCA” shall mean sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any intergovernmental agreements or agreements entered into pursuant to Section 1471(b) of the Code, and any provision of law or official administrative guidance implementing or interpreting such provisions.
“FCPA” shall have the meaning assigned to such term in Section 3.20(b).
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” shall mean the confidential Fee Letter, dated October 30, 2015, between Project Aurora Holdings, LLC, Project Aurora Merger Corp., Goldman Sachs Lending Partners LLC, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, MIHI LLC, Macquarie Capital (USA) Inc., Nomura Securities International, Inc., Broad Street Credit Holdings LLC, GSMP VI Offshore US Holdings, Ltd. and GSMP VI Onshore US Holdings, Ltd. (as amended, restated, amended and restated, supplemented or modified from time to time).
“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees, the Fronting Fees and the other fees referred to in Section 2.05(d).
“Financial Covenant” shall mean the covenant specified in Section 6.10.
“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Incremental Closing Date” has the meaning set forth in Amendment No. 1.
“First Incremental Term Loans” has the meaning set forth in Amendment No. 1.
“First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially on terms as set forth in Exhibit N hereto, or on such other terms as are reasonably satisfactory to the Administrative Agent.
“First Lien Net Leverage Ratio” shall mean, at any date of determination, the ratio of (a) the Consolidated First Lien Indebtedness outstanding on the last day of the Test Period then most recently ended minus Unrestricted Cash and Cash Equivalents as of such day to (b) Consolidated EBITDA for the Test Period then most recently ended.
“First Lien/Second Lien Intercreditor Agreement” shall mean any of (a) that certain First Lien/Second Lien Intercreditor Agreement, dated as of the Amendment No. 4 Effective Date, among Borrower, Holdings, the Collateral Agent, as “Senior Priority Representative” (as defined therein) for the “First Lien Credit Agreement Secured Parties” (as defined therein), Wilmington Trust, National Association, as “Second Priority Representative” (as defined therein) for the “Second Lien Credit Agreement Secured Parties” (as defined therein) and each additional representative party thereto from time to time, as amended from time to time or (b) a customary intercreditor agreement on terms that are reasonably satisfactory to the Borrower and the Administrative Agent.
“Fitch” shall mean Fitch Ratings Inc. or any successor by merger or consolidation to its business.
“Fixed Amounts” has the meaning set forth in Section 1.11.
“Fixed Charge Coverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of Borrower and the Restricted Subsidiaries for such Test Period to (b) Fixed Charges of Borrower and the Restricted Subsidiaries for such Test Period, in each case on a Pro Forma Basis with such pro forma adjustments as are consistent with Section 1.05.
“Fixed Charges” shall mean, with respect to any Person for any period, the sum of, without duplication:
(1) Consolidated Interest Expense of such Person for such period;
(2) all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Preferred Equity during such period; and

(3) all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.
“Fixed Incremental Amount” shall have the meaning assigned to such term in the definition of Maximum Incremental Facilities Amount.
“Floor” shall mean a rate of interest per annum equal to (i) with respect to the Initial Term Loans, 0.00% and (ii) with respect to the Revolving Loans under the Initial Revolving Commitment, 0.00%.
“Follow-On Offering” shall mean a public offering (other than a public offering pursuant to a registration statement on Form S-8) by Holdings (or by its direct or indirect parent company) of Qualified Stock in Holdings (or in its direct or indirect parent company, as the case may be) after the Amendment No. 4 Effective Date and occurring subsequent to an IPO.
“Foreign Holdco” shall mean any Subsidiary that does not own any material assets other than Equity Interests and/or Indebtedness of one or more CFCs.
 ~~“Foreign Intercompany Loan” shall mean any Indebtedness of any Foreign Subsidiary owed to Holdings, Borrower, or any Domestic Subsidiary (including the Closing Date Foreign Intercompany Loans).~~
“Foreign Parent I” shall mean SolarWinds MSP Holdings Limited, a direct Wholly Owned Subsidiary of Borrower that is a Foreign Subsidiary, and any successor by merger or consolidation that is a Foreign Subsidiary.
“Foreign Parent II” shall mean SolarWinds International Holdings, Ltd., a direct Wholly Owned Subsidiary of Borrower that is a Foreign Subsidiary, and any successor by merger or consolidation that is a Foreign Subsidiary.
“Foreign Parent I Guarantee Release Trigger Date” shall mean the earlier of (x) the consummation of the transfer by Foreign Parent I of substantially all of its Equity Interests in SolarWinds to Cayman I in exchange for certain assets of Cayman I, or substantially similar transactions and (y) March 30, 2016.
“Foreign Parent II Guarantee Release Trigger Date” shall mean the earlier of (x) the consummation of the transfer by Foreign Parent II of substantially all of its Equity Interests in SolarWinds to Cayman III in exchange for certain assets of Cayman III, or substantially similar transactions and (y) March 30, 2016.
“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Plan” shall mean any defined benefit plan maintained or contributed to by any Company on behalf of (or for the benefit of) its employees, officers or directors employed, or otherwise engaged, outside the United States that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or other funding vehicle maintained exclusively by any Governmental Authority.
“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable Legal Requirement, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make required contributions or payments, under any applicable Legal Requirement, (iii) the institution of a process by a Governmental Authority to terminate such Foreign Plan or to appoint a trustee or similar official to administer such Foreign Plan, if such termination or appointment would reasonably be expected to result in liability of any Company or (iv) the incurrence of any liability by any Company under applicable Legal Requirements on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.

“Foreign Subsidiary” shall mean a Subsidiary that is not a Domestic Subsidiary.
“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(b).
“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if Borrower notifies the Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning assigned to such term in Section 11.04(l).
“Guarantee Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit G.
“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
“Guarantees” shall mean the guarantees issued pursuant to Article VII by each of the Guarantors.
“Guarantors” shall mean Holdings and the Subsidiary Guarantors.
“Hazardous Materials” shall mean any substance, waste or contaminant defined as hazardous or toxic (or terms of similar import) or for which standards of conduct are established under Environmental Law, including without limitation polychlorinated biphenyls (“PCBs”), asbestos or asbestos-containing materials, radioactive materials and petroleum and petroleum-based compounds.
“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.
“Holdings” shall have the meaning assigned to such term in the preamble hereto (and shall include any successor by merger or consolidation).

“Immaterial Subsidiary” shall mean, as of any date, any Restricted Subsidiary (x) (i) whose total assets, when taken together with the total assets of its Restricted Subsidiaries, as measured as of the last day of the fiscal quarter of Borrower most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, equal or are less than 5.0% of Consolidated Total Assets and (ii) whose total assets in the aggregate with the total assets of all other Restricted Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of Borrower most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, equal or are less than 10.0% of Consolidated Total Assets and (y) (i) whose total revenue, when taken together with the total revenue of its Restricted Subsidiaries, as measured as of the last day of the fiscal quarter of Borrower most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, equals or is less than 5.0% of consolidated total revenues of Borrower and its Restricted Subsidiaries and (ii) whose total revenue in the aggregate with the total revenue of all other Restricted Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of Borrower most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, equals or is less than 10.0% of consolidated total revenues of Borrower and its Restricted Subsidiaries; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it guarantees or otherwise provides direct credit support for any Material Indebtedness of any Loan Party.
“Incremental Amendment Date” shall have the meaning assigned to such term in Section 2.19(b).
“Incremental Facilities” and “Incremental Facility” shall have the meaning assigned to such term in Section 2.19(a).
“Incremental Loan Amendment” shall have the meaning assigned to such term in Section 2.19(b).
“Incurrence-Based Amounts” has the meaning set forth in Section 1.11.
“Indebtedness” of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money;
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
(c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property);
(d) all obligations of such Person to pay the deferred purchase price of Property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business and (ii) purchase price adjustments or earn-outs or similar obligations, unless such purchase price adjustment or earn-out or similar obligation has not been paid after becoming due and payable);
(e) all indebtedness of others secured by any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such Property and (ii) the amount of the unpaid indebtedness secured thereby;
(f) all Capital Lease Obligations of such Person;
(g) [Reserved];
(h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such Person;

(i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and bankers’ acceptances and similar credit transactions; and
(j) all Contingent Obligations of such Person in respect of the foregoing.
The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor, except to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor; provided that Indebtedness shall not include (x) accrued expenses, deferred revenue, deferred rent, deferred taxes and deferred compensation and customary obligations under employment arrangements and (y) Indebtedness of any direct or indirect parent company appearing on the balance sheet of Borrower, or solely by reason of push down accounting under GAAP, in each case that is non-recourse to Borrower and its Subsidiaries.
For all purposes hereof, the Indebtedness of Borrower and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).
“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of Borrower, qualified to perform the task for which it has been engaged and that is independent of Borrower and its Affiliates.
“Information” shall have the meaning assigned to such term in Section 11.12.
“Initial Multicurrency Revolving Commitments” shall mean the Class of Amendment No. ~~5~~6 Refinancing Multicurrency Revolving Commitments established on the Amendment No. ~~5~~6 Effective Date.
“Initial Public Company Costs” shall mean the costs relating to establishing initial compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses relating to Borrower’s or its Restricted Subsidiaries’ establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.
“Initial Revolving Commitments” shall mean the Initial US Dollar Revolving Commitments and the Initial Multicurrency Revolving Commitments.
“Initial Term Loan” shall have the meaning provided in Section 2.01(a).
“Initial Term Loan Commitment” shall mean, in the case of each Lender that was a Lender on the Amendment No. ~~4~~6 Effective Date, the amount set forth opposite such Lender’s name on ~~Schedules~~Schedule 1 ~~and 2~~ of Amendment No. ~~4~~6 as such Lender’s Initial Term Loan Commitment. The aggregate amount of the Initial Term Loan Commitments as of the Amendment No. ~~4~~6 Effective Date was $~~1,990.0 million~~1,245,000,000.
“Initial Term Loan Lender” shall mean a Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.
“Initial Term Loan Maturity Date” shall mean ~~the date that is the eighth anniversary of the Closing Date~~February 5, 2027, or, if such date is not a Business Day, the immediately preceding Business Day.

“Initial Term Loan Repayment Amount” shall have the meaning provided in Section 2.09(a).
“Initial Term Loan Repayment Date” shall have the meaning provided in Section 2.09(a).
“Initial US Dollar Revolving Commitment” shall mean the Class of Amendment No. ~~5~~6 Refinancing US Dollar Revolving Commitments established on the Amendment No. ~~5~~6 Effective Date.
“Inside Maturity Amount” shall mean an aggregate principal amount of outstanding Indebtedness incurred pursuant to clause (ii)(A) and (iii) of the definition of Credit Agreement Refinancing Indebtedness, clause (iii)(A) and (iv) of the definition of Permitted Incremental Equivalent Debt, Section 2.19(iv), Section 2.20(a)(ii), Section 2.20(a)(iii), Section 2.21(a)(ii) and Section 6.01(k)(B) with a maturity date and/or Weighted Average Life to Maturity that is prior to or shorter than, respectively, the maturity date and/or Weighted Average Life to Maturity, respectively, that is otherwise required thereunder with respect to such Indebtedness, collectively, in an aggregate outstanding principal up to the greater of (i) $200.0 million and (ii) 50.0% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period as determined at the applicable time of incurrence.
“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party that is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.
“Intellectual Property” shall have the meaning assigned to such term in Section 3.06.
“Intercompany Subordination Agreement” shall mean that certain Intercompany Subordination Agreement, substantially in the form of Exhibit J, dated as of the Amendment No. 4 Effective Date by and among Holdings and its Restricted Subsidiaries, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Intercreditor Agreements” shall mean the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and any other customary intercreditor agreement(s) on terms that are reasonably satisfactory to the Borrower and the Administrative Agent.
“Interest Election Request” shall mean a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.08(a), substantially in the form of Exhibit E.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each fiscal quarter to occur during any period in which such Loan is outstanding, (b) with respect to any ~~Eurodollar~~Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term Benchmark Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, (c) with respect to any Revolving Loan, the applicable Revolving Maturity Date or such earlier date on which the applicable Revolving Commitments are terminated and (d) with respect to any Term Loan, the applicable Term Loan Maturity Date.
“Interest Period” shall mean, with respect to any ~~Eurodollar~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three, six or, to the extent consented to by each applicable Lender, twelve months thereafter ~~(or such period of less than one month as may be consented to by the Administrative Agent and each applicable Lender)~~, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period (other than an Interest Period having a duration of less than one month) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond (i) in the case of Term Loans, the applicable Term Loan Maturity Date and (ii) in the case of Revolving Loans, the applicable Revolving Maturity Date ~~and~~, (d) no tenor that has been removed from this definition pursuant to Section 2.11(f) shall be available for election and (e) it is understood and agreed that the initial Interest Period shall commence on the Amendment No. ~~4~~6 Effective Date and end on ~~March 29~~December 30, ~~2018~~2022. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internally Generated Funds” shall mean, with respect to any Person, funds of such Person and its Restricted Subsidiaries not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests of such Person, (y) proceeds of the incurrence of long-term Indebtedness (other than (i) under any revolving credit facility or (ii) if such Indebtedness has been repaid with Internally Generated Funds) by such Person or any of its Restricted Subsidiaries or (z) proceeds of Dispositions (other than Dispositions of inventory in the ordinary course of business) and Casualty Events.
“Investments” shall mean, as to any Person, all investments by such Person in other Persons (including Affiliates) in the form of (a) the purchase or other acquisition of Equity Interests, Indebtedness or other securities of such other Person, (b) a loan, advance or capital contribution to, or guarantee of Indebtedness of, such other Person (excluding, in the case of Borrower and its Restricted Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the Property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.
The amount, as of any date of determination, of
(a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Cumulative Amount or Cumulative Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof,
(b) any Investment in the form of a guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer,
(c) any Investment in the form of a transfer of Equity Interests or other non-cash Property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other Property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Cumulative Amount or Cumulative Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and
(d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including all Indebtedness for borrowed money assumed in connection therewith) minus the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent such amounts do not, in the aggregate, exceed the original cost of such Investment and without duplication of amounts increasing the Cumulative Amount or Cumulative Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.
For purposes of the definition of Unrestricted Subsidiary and Section 5.13, Investments shall include the portion (proportionate to Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Borrower shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (a)  Borrower’s “Investment” in such Subsidiary immediately prior to such redesignation less (b) the portion (proportionate to Borrower’s direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.
“IPO” shall mean the initial underwritten public offering ~~(other than a public offering pursuant to a registration statement on Form S-8) by Holdings (or by its direct or indirect parent company) of Qualified Stock in Holdings (or in its direct or indirect parent company, as the case may be) after the Closing Date.~~of SolarWinds Corporation on October 19, 2018.
“IPO Entity” shall mean~~, at any time at and after an IPO, Holdings or a direct or indirect parent company of Holdings, the Qualified Stock of which was issued or otherwise sold pursuant to the IPO~~ SolarWinds Corporation.
“ISP” shall mean, with respect to any Letter of Credit, the ‘International Standby Practices 1998’ (or ‘ISP 98’) published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
“Issuing Bank” shall mean, as the context may require, (a) each of Credit Suisse AG, ~~MIHI LLC and~~New York Branch, JPMorgan and Wells Fargo and any Lender reasonably acceptable to the Administrative Agent and Borrower which agrees to issue Letters of Credit hereunder (provided that none of ~~Credit Suisse, MIHI LLC and JPMorgan~~the Revolving Lenders as of the Amendment No. 6 Effective Date shall be required to issue any Commercial Letters of Credit), with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and (k) with respect to Letters of Credit issued by such Lender; and/or (c) collectively, all of the foregoing. In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.
“JPMorgan” shall mean JPMorgan Chase Bank, N.A.
“Judgment Currency” shall have the meaning assigned to such term in Section 11.18.
“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18.
“Junior Indebtedness” shall mean Material Indebtedness that is expressly by its terms subordinated in right of payment to the Secured Obligations of Borrower and the Subsidiary Guarantors, as applicable~~; provided that, notwithstanding the foregoing, to the extent that such Material Indebtedness (x) is subject to Foreign Intercompany Loan Subordination Provisions and (y) is not otherwise expressly by its terms subordinated in right of payment to the Secured Obligations of Borrower and the Subsidiary Guarantors, then such Material Indebtedness shall be deemed not to be Junior Indebtedness.~~.

“LC Availability Period” shall mean the period from and including the Closing Date to but excluding the fifth Business Day preceding the Revolving Maturity Date with respect to the Multicurrency Revolving Commitments.
“LC Commitment” shall mean the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.18. The aggregate amount of the LC Commitment shall not exceed the lesser of (x) $35,000,000 and (y) the Multicurrency Revolving Commitments; provided that, (i) Credit Suisse shall not be required to issue more than $15,000,000 in Letters of Credit, (ii) ~~MIHI LLC shall not be required to issue more than $10,000,000 in Letters of Credit and (iii)~~ JPMorgan shall not be required to issue more than $10,000,000 in Letters of Credit and (iii) Wells Fargo shall not be required to issue more than $10,000,000 in Letters of Credit.
“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” shall mean, at any time, (x) the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all Reimbursement Obligations outstanding at such time minus (y) the Dollar Equivalent of the amount of cash collateral in respect of outstanding Letters of Credit provided by Borrower in accordance with the procedures set forth in Section 2.18(i) and the Dollar Equivalent of the outstanding amount of any outstanding Letters of Credit that are backstopped on terms reasonably acceptable to the Issuing Bank. The LC Exposure of any Multicurrency Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time. For all purposes of this Agreement and the other Loan Documents, if, on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP (or any other equivalent applicable rule with respect to force majeure events), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn thereunder.
“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(b).
“LC Request” shall mean a request by Borrower in accordance with the terms of Section 2.18(b) (in such form as shall be approved by the Issuing Bank from time to time).
“LC Sub-Account” shall mean a blocked account at the Collateral Agent (or another commercial bank selected by the Collateral Agent) in the name of Borrower and under the sole dominion and control of the Collateral Agent, and otherwise established in a manner reasonably satisfactory to the Collateral Agent.
“LCA Election” shall mean Borrower’s election to treat a specified Permitted Acquisition or Investment as a Limited Condition Acquisition.
“LCA Test Date” shall have the meaning assigned to such term in Section 1.05(f).
“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.
“Legal Requirements” shall mean any treaty, law (including the common law), statute, ordinance, code, rule, regulation, license, permit, requirement, Order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Lenders” shall mean (a) the financial institutions and other Persons party hereto as “Lenders” on the Closing Date, (b) each Additional Lender and (c) each financial institution or other Person that becomes a party hereto pursuant to an Assignment and Assumption, an Incremental Loan Amendment, an

Extension Amendment or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Issuing Bank.
“Letter of Credit” shall mean any Standby Letter of Credit and Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower or one of its Restricted Subsidiaries pursuant to Section 2.18.
“Letter of Credit Expiration Date” shall mean the earlier of (a) one year after the date of issuance unless consented to by the Issuing Bank and Administrative Agent and (b) the date which is five Business Days prior to the Revolving Maturity Date with respect to the Multicurrency Revolving Commitments, or such later date to the extent such Letter of Credit has been cash collateralized in an amount equal to 103% of the LC Exposure or backstopped with another letter of credit on terms reasonably acceptable to the Issuing Bank for the period after the Revolving Maturity Date with respect to the Multicurrency Revolving Commitments.
~~“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period that appears on the Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which deposits in the relevant currency are offered by leading banks in the London interbank deposit market or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided  that if the Reuters Screen LIBOR01 shall not be available for such Interest Period (an “Impacted Interest Period”) then the LIBOR Rate shall be the Interpolated Rate (as defined below). Notwithstanding the foregoing, for purposes of clause (c) of the definition of Alternate Base Rate, the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second London Business Day preceding the date of determination). “Interpolated Rate” means the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period for which the Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the Screen Rate for the shortest period (for which the Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.~~
“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, that in no event shall an operating lease be deemed to constitute a Lien.
“Limited Condition Acquisition” shall mean any Permitted Acquisition or other Investment permitted hereunder by Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.
“Loan” or “Loans” shall mean, as the context may require, a Revolving Loan or a Term Loan.
“Loan Documents” shall mean this Agreement, each Intercreditor Agreement, the Notes (if any), the Security Documents, each Guarantee Joinder Agreement, each Security Joinder Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, the letter agreement executed pursuant to clause (ii) of the definition of Bank Product

Provider (other than for purposes of Section 11.02(b)), the Intercompany Subordination Agreement, and any other document, agreement or letter agreed in writing by Borrower and the Administrative Agent to be a Loan Document. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” shall mean Holdings, Borrower and the Subsidiary Guarantors.
“Local GAAP” shall mean, with respect to Foreign Subsidiaries that are Restricted Subsidiaries, generally accepted accounting principles that are applicable in their respective jurisdictions of organization.
“Management Investors” shall mean the directors, officers and employees of any Company who are (directly or indirectly through one or more investment vehicles) investors in Holdings (or any direct or indirect parent thereof).
“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of any Person on the date of the declaration of a Dividend permitted pursuant to Section 6.08(j) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Dividend.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean (a) a material adverse effect on the business, results of operations or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material and adverse effect on the rights and remedies of the Administrative Agent under this Agreement or the other Loan Documents (other than due to the action or inaction of the Administrative Agent, or any of the Lenders) or (c) a material and adverse effect on the ability of the Loan Parties, taken as a whole, to perform their payment obligations under this Agreement and the other Loan Documents.
“Material Indebtedness” shall mean any Indebtedness for borrowed money (other than the Obligations), Capital Lease Obligations and unreimbursed obligations for letter of credit drawings (other than the Obligations), Hedging Obligations or Indebtedness pursuant to clause (b) of the definition thereof, in each case, of any one or more of Borrower or any Restricted Subsidiary in an aggregate principal amount individually exceeding $81,250,000. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Borrower or any Restricted Subsidiary would be required to pay if the related Hedging Agreement were terminated at such time.
“Maximum Incremental Facilities Amount” shall mean, on any date of determination, the sum of the following:
(A)    the sum of (i) the greater of (x) $400,000,000 and (y) 100% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period as determined at the time of determination thereof, plus (ii) the aggregate amount of (w) any voluntary prepayments and redemptions made after the Amendment No. 4 Effective Date of (I) any Term Loans and (II) any Credit Agreement Refinancing Indebtedness (and any Permitted Refinancing thereof), (x) any voluntary prepayments made after the Amendment No. 4 Effective Date of any Revolving Loans to the extent accompanied by a corresponding permanent reduction in the relevant Revolving Commitments, (y) any voluntary prepayments and redemptions made after the Amendment No. 4 Effective Date of Permitted Incremental Equivalent Debt incurred under clause (A)(i) above (and any Permitted Refinancing thereof) and (z) any voluntary prepayments and redemptions made after the Amendment No. 4 Effective Date of New Term Loans (as defined in the Second Lien Credit Agreement as of the Amendment No. 4 Effective Date) incurred under clause (A)(i) of the definition of “Maximum Incremental Facilities Amount” under the

Second Lien Credit Agreement as in effect on the Amendment No. 4 Effective Date (and any Permitted Refinancing thereof) and Permitted Incremental Equivalent Debt (as defined in the Second Lien Credit Agreement as of the Amendment No. 4 Effective Date) incurred under clause (A)(i) of the definition of “Maximum Incremental Facilities Amount” under the Second Lien Credit Agreement as in effect on the Amendment No. 4 Effective Date (and any Permitted Refinancing thereof) (in the case of clauses (A)(ii)(w), (A)(ii)(y) and (A)(ii)(z), including any purchases of such Indebtedness at or below par pursuant to an offer to purchase made to all holders of the applicable class of such Indebtedness and prepayments pursuant to Section 2.16(b) or provisions analogous thereto), except, in each case under this clause (A)(ii), to the extent financed with the proceeds of incurrences of long-term Indebtedness (other than any Indebtedness under any revolving credit facility), minus (iii) without duplication, the sum of (I) the Second Lien Dollar Basket Usage Amount and (II) subject to the last sentence in this definition, the sum of (1) the aggregate principal amount of Incremental Facilities incurred since the Amendment No. 4 Effective Date and prior to such date in reliance on this clause (A) and (2) the aggregate principal amount of Permitted Incremental Equivalent Debt incurred or issued since the Amendment No. 4 Effective Date and prior to such date in reliance on this clause (A) (collectively, the “Fixed Incremental Amount”), plus
(B) an unlimited additional amount, so long as, on a Pro Forma Basis, the First Lien Net Leverage Ratio shall not exceed (i) 4.75 to 1.00 or (ii) solely if incurred in connection with a Permitted Acquisition, the greater of (I) 4.75 to 1.00 and (II) the First Lien Net Leverage Ratio immediately prior to giving effect to such incurrence and the consummation of such Permitted Acquisition; provided that (x) such Indebtedness may, at the option of Borrower, be incurred pursuant to this clause (B) prior to utilization of the Fixed Incremental Amount, (y) for purposes of determining compliance with the foregoing First Lien Net Leverage Ratio, any New Revolving Commitments being incurred on the date that such compliance is being determined shall be deemed to be drawn in full and the cash proceeds of any New Term Loans or New Revolving Loans being incurred on the date that such compliance is being determined shall be excluded for cash netting purposes and (z) for the avoidance of doubt, to the extent the proceeds of any Indebtedness are intended to be applied to finance a Limited Condition Acquisition for which an LCA Election has been made, the First Lien Net Leverage Ratio shall be tested in accordance with Section 1.05(f); provided, however, that if any Indebtedness incurred under this clause (B) (or, for the avoidance of doubt, clause (i) of the definition of Permitted Incremental Equivalent Debt, as applicable) is incurred concurrently with the incurrence of any Indebtedness incurred in reliance on a Fixed Amount (including, without limitation, any Incremental Facilities and/or Permitted Incremental Equivalent Debt incurred in reliance on the Fixed Incremental Amount) or Indebtedness incurred under any revolving credit facility (including the Revolving Commitments), the applicable Financial Incurrence Test under this clause (B) (and, for the avoidance of doubt, clause (i) of the definition of Permitted Incremental Equivalent Debt, as applicable) shall be calculated without giving effect to such amounts incurred in reliance on any such Fixed Amount or revolving credit facility, as applicable, and shall be permitted to exceed the level specified with respect to such Financial Incurrence Test to the extent of such Indebtedness incurred in reliance on such Fixed Amount or such revolving credit facility, as applicable.
Notwithstanding the foregoing, Borrower may re-designate any portion of any Indebtedness originally designated as incurred under the Fixed Incremental Amount as having been incurred under clause (B) above (or, with respect to Permitted Incremental Equivalent Debt in the form of Permitted Junior Lien Debt or Permitted Unsecured Debt, the proviso to clause (i) of the definition of Permitted Incremental Equivalent Debt), so long as at the time of such re-designation, Borrower would be permitted to incur under clause (B) above (or, with respect to Permitted Incremental Equivalent Debt in the form of Permitted Junior Lien Debt or Permitted Unsecured Debt, the proviso to clause (i) of the definition of Permitted Incremental Equivalent Debt) the aggregate principal amount of Indebtedness being so re-designated on a Pro Forma Basis (for purposes of clarity, with any such re-designation having the effect of increasing Borrower’s ability to incur Indebtedness under the Fixed Incremental Amount on and after the date of such re-designation by the amount of Indebtedness so re-designated) (for the avoidance of doubt, it being understood that if the entire aggregate principal amount of any Indebtedness originally designated as incurred under the Fixed Incremental Amount cannot be re-designated as incurred under clause (B) above (or, with respect to Permitted Incremental Equivalent Debt in the form of Permitted Junior Lien Debt or Permitted Unsecured Debt, the proviso to clause (i) of the definition of Permitted Incremental Equivalent Debt), a portion thereof may nevertheless be so re-designated in accordance with this paragraph, with the remainder continuing to be designated as incurred under the Fixed Incremental Amount).
“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.
“Merger Sub” shall have the meaning given in the recitals hereto.
“Merger Sub II” shall have the meaning given in the recitals hereto.
“MFN Provision” shall have the meaning assigned to such term in Section 2.19(a)(vi).
“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.20(b).
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Mortgage” shall mean an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a first priority Lien (subject to Permitted Liens) in favor of the Collateral Agent on Mortgaged Property in a form reasonably satisfactory to the Collateral Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable local law or as shall be customary under applicable local Legal Requirements.
“Mortgaged Property” shall mean each fee owned Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.10(c).
“Multicurrency Revolving Borrowing” shall mean a Borrowing comprised of Multicurrency Revolving Loans.
“Multicurrency Revolving Commitment” shall mean, collectively or individually as the context may require, with respect to each Multicurrency Revolving Lender, (i) the commitment, if any, of such Lender to make Multicurrency Revolving Loans hereunder up to the amount set forth on Exhibit B to Amendment No. ~~5~~6 or on Schedule 1 to the Assignment and Assumption pursuant to which such Lender assumed its Multicurrency Revolving Commitment, as applicable and (ii) if applicable, any New Revolving Commitment, any Refinancing Revolving Commitment and any commitment with respect to any Extended Revolving Loans, in each case established in the form of Multicurrency Revolving Commitments, and, in the case of each of clauses (i) and (ii), as the same may be (a) reduced from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate principal amount of the Lenders’ Multicurrency Revolving Commitments on the Amendment No. ~~5~~6 Effective Date is $~~100,000,000~~112,500,000.
“Multicurrency Revolving Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
“Multicurrency Revolving Exposure” shall mean, with respect to any Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Multicurrency Revolving Loans of such Lender, plus the aggregate Dollar Equivalent of the amount at such time of such Lender’s LC Exposure.
“Multicurrency Revolving Lender” shall mean a Lender with a Multicurrency Revolving Commitment.
“Multicurrency Revolving Loan” shall mean, collectively or individually as the context may require, any Revolving Loan made pursuant to Section 2.01(d), any New Revolving Loans, any Refinancing Revolving Loans, and any Extended Revolving Loans, in each case established in the form of Multicurrency Revolving Loans.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Company or any ERISA Affiliate has an obligation to contribute or with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise)
“Net Cash Proceeds” shall mean:
(a)    with respect to any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by Borrower or any Restricted Subsidiary net of, without duplication, (i) selling fees and expenses (including brokers’ fees or commissions, legal, accounting and other professional and transactional fees) and transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with such sale and in connection with any repatriation of such proceeds, (ii) amounts provided as a reserve, in accordance with GAAP or Local GAAP (as applicable) against (x) any liabilities under any indemnification obligations, earn-out obligations or purchase price adjustments associated with such Asset Sale or (y) any other liabilities retained or payable by Borrower or any Restricted Subsidiary associated with the Properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is (x) secured by a Lien on the Properties sold in such Asset Sale (so long as such Lien was permitted to encumber such Properties under the Loan Documents at the time of such sale) or (y) otherwise subject to mandatory prepayment as a result of such event (to the extent not prohibited under this Agreement), and which, in each case of clauses (x) and (y) is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such Properties), (iv) Borrower’s good faith estimate of the amount of payments required to be made with respect to unassumed liabilities relating to the Properties sold within 30 days of such Asset Sale (provided that (x) the funds described in this clause (iv) are deposited into escrow with a third party escrow agent or set aside in a separate deposit account that is subject to a control agreement entered into with the Collateral Agent and (y) to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within the earlier of 30 days after such Asset Sale or at such time when such amounts are no longer required to be set aside as such a reserve, such reserved amounts shall constitute Net Cash Proceeds) and (v) the pro rata portion of such proceeds (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of Borrower or any Restricted Subsidiary as a result thereof;
(b)    with respect to the incurrence of any Indebtedness, the cash proceeds thereof received by, or on behalf of, Borrower or any Restricted Subsidiary, net of fees, commissions, costs and other expenses incurred in connection therewith; and
(c)    with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by, or on behalf of, Borrower or any Restricted Subsidiary in respect thereof, net of all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event (including, in respect of any such Casualty Event, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with such sale).
“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.
“New Commitment Revolving Lender” shall have the meaning assigned to such term in Section 2.19(c).
“New Lender” shall have the meaning assigned to such term in Section 2.19(b).

“New Revolving Commitments” shall have the meaning assigned to such term in Section 2.19(a).
“New Revolving Loans” shall have the meaning assigned to such term in Section 2.19(a).
“New Term Loan Commitments” shall have the meaning assigned to such term in Section 2.19(a).
“New Term Loans” shall have the meaning assigned to such term in Section 2.19(a).
“Non-Cash Compensation Expense” shall mean any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements.
“Non-Guarantor Subsidiary” shall mean any Restricted Subsidiary of Borrower that is not a Subsidiary Guarantor.
“Notes” shall mean any notes evidencing the Term Loans or Revolving Loans, in each case issued pursuant to Section 2.04(d) of this Agreement, if any, substantially in the form of Exhibit H-1, H-2, H-3 or H-4, respectively.
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“Obligations” shall mean (a) all obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, Fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.
“OFAC” shall have the meaning assigned to such term in Section 3.20(c).
“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” shall mean, collectively, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar constitutive documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar constitutive documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person and (e) in any other case, the functional equivalent of the foregoing.
“Other Connection Taxes” shall mean, with respect to any Recipient, any Taxes that are imposed on a Recipient by a jurisdiction as a result of a present or former connection between such Recipient and the jurisdiction (other than a connection arising solely from such recipient having (x) executed, delivered, enforced, or engaged in any other transaction pursuant to any Loan Document or (y) sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean any and all present or future stamp, court, property, excise, filing or documentary Taxes or any similar Taxes, charges (including fees and expenses to the extent incurred with respect to any such Taxes or charges) or levies (including interest, fines, penalties and additions with respect to any of the foregoing) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant” shall have the meaning assigned to such term in Section 11.04(i).
“Participant Register” shall have the meaning assigned to such term in Section 11.04(i).
“Participating Member State” shall mean any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.
“Payment Recipient” shall have the meaning assigned to such term in Section 10.17.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan and other than a Foreign Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA (a) which is maintained, sponsored or contributed to by any Company or any ERISA Affiliate or (b) with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise) including under Section 4062 or Section 4069 of ERISA.
“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition by Borrower or any of its Restricted Subsidiaries of all or substantially all of the Property of any Person, or all or substantially all of any business unit, line of business or division of any Person, (b) acquisition of in excess of 50% of the Equity Interests of any Person, and otherwise causing such Person to become a Restricted Subsidiary of Borrower or (c) merger or consolidation or any other combination with any Person (each an “Acquisition Transaction”), if each of the following conditions is met:
(i)    (A) no Event of Default has occurred and is continuing at the time the definitive agreement for such Acquisition Transaction is executed and no Event of Default pursuant to Sections 8.01(a), 8.01(b), 8.01(g) or 8.01(h) has occurred and is continuing at the time of the consummation of such Acquisition Transaction; and
(ii)    the Persons or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and its Restricted Subsidiaries are then permitted to be engaged in under Section 6.13.
“Permitted Carryback Amount” shall have the meaning assigned to such term in Section 6.08(c).
“Permitted Holder” shall mean any of (a) the Sponsors, (b) each co-investor of the Sponsors on the Closing Date to the extent identified to the Administrative Agent prior to such date and any Affiliate of any such co-investor (excluding any portfolio company of any of the foregoing) and (c) the Management Investors and their respective Permitted Transferees.
“Permitted Incremental Equivalent Debt” shall mean (a) Permitted Pari Passu Debt, (b) Permitted Junior Lien Debt and (c) Permitted Unsecured Debt, in each case, issued, incurred or otherwise obtained in lieu of Incremental Facilities; provided that:
(i) at the time of issuance or incurrence of any Permitted Incremental Equivalent Debt, the aggregate principal amount of such Permitted Incremental Equivalent Debt to be so incurred or issued at such time shall not exceed the Maximum Incremental Facilities Amount at such time; provided, however, that, (x) in the case of any such Permitted Junior Lien Debt, any incurrence thereof under clause (B) of the definition of “Maximum Incremental Facilities Amount” shall be subject to compliance on a Pro Forma Basis with a Secured Net Leverage Ratio not to exceed 6.45 to 1.00 (or solely in the case of any incurrence thereof in connection with a Permitted Acquisition, the greater of (I) 6.45 to 1.00 and (II) the Secured Net Leverage Ratio immediately prior to giving effect to such incurrence and the consummation of such Permitted Acquisition) in lieu of compliance with the First Lien Net Leverage Ratio set forth thereunder and (y) in the case of any such Permitted Unsecured Debt, any incurrence thereof under clause (B) of the definition of “Maximum Incremental Facilities Amount” shall be subject to compliance on a Pro Forma Basis with, at the election of Borrower, (1) a Total Net Leverage Ratio not to exceed 6.45 to 1.00 (or solely in the case of any incurrence thereof in connection with a Permitted Acquisition, the greater of (I) 6.45 to 1.00 and (II) the Total Net Leverage Ratio immediately prior to giving effect to such incurrence and the consummation of such Permitted Acquisition) in lieu of compliance with the First Lien Net Leverage Ratio set forth thereunder or (2) a Fixed Charge Coverage Ratio of no less than 2.00 to 1.00 (or solely in the case of any incurrence thereof in connection with a Permitted Acquisition, the lesser of (I) 2.00 to 1.00 and (II) the Fixed Charge Coverage Ratio immediately prior to giving effect to such incurrence and the consummation of such Permitted Acquisition) in lieu of compliance with the First Lien Net Leverage Ratio set forth thereunder,
(ii) no Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect to the incurrence of any Permitted Incremental Equivalent Debt; provided that solely with respect to any Permitted Incremental Equivalent Debt incurred to finance a Limited Condition Acquisition, (x) the absence of a Default or Event of Default shall be tested only on the date the definitive agreements for such Limited Condition Acquisition are entered into and (y) no Event of Default under Section 8.01(a), (b), (g) or (h) shall have occurred or be continuing or would occur immediately after giving effect to the incurrence of any such Permitted Incremental Equivalent Debt,
(iii) (A) any such Permitted Pari Passu Debt (except with respect to any such Indebtedness in an aggregate principal amount not exceeding the Inside Maturity Amount at such time) does not mature prior to the Initial Term Loan Maturity Date and (B) any such Permitted Junior Lien Debt and Permitted

Unsecured Debt does not mature prior to the day that is ninety-one (91) days after the Initial Term Loan Maturity Date,
(iv) such Permitted Incremental Equivalent Debt (except with respect to any such Indebtedness in the form of Permitted Pari Passu Debt in an aggregate principal amount not exceeding the Inside Maturity Amount at such time) has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of the Initial Term Loans (provided that for purposes of determining the Weighted Average Life to Maturity of the Initial Term Loans the effects of any prepayments or amortization made on such Indebtedness prior to the date of the applicable determination shall be disregarded),
(v) in the case of any notes constituting Permitted Incremental Equivalent Debt, such Permitted Incremental Equivalent Debt does not have mandatory prepayment provisions (other than customary “AHYDO catch-up payments”, customary prepayment provisions upon any asset sale, event of loss or similar events, customary asset sale or change of control offers and a customary acceleration right after an event of default) that would apply prior to the Initial Term Loan Maturity Date,
(vi) pricing, interest rate margins, rate floors, discounts, fees and premiums of such Permitted Incremental Equivalent Debt shall be determined by Borrower and the lenders providing such Permitted Incremental Equivalent Debt, and
(vii) the other terms of such Permitted Incremental Equivalent Debt (other than, for the avoidance of doubt, pricing, interest rate margins, rate floors, discounts, fees and optional prepayment or redemption terms, including premiums) shall either (x) not be materially less favorable (when taken as a whole) to Borrower than the terms and conditions of the Loan Documents (except for covenants and other provisions applicable only to the periods after the then Initial Term Loan Maturity Date) or (y) be on current market terms and conditions (taken as a whole) at the time of incurrence of issuance (as determined by Borrower in good faith) or other terms reasonably satisfactory to the Administrative Agent; provided that, the MFN Provision set forth in Section 2.19(a)(vi)(B) (including, for the avoidance of doubt, the exceptions and exclusions set forth therein) shall apply to the incurrence of any Permitted Incremental Equivalent Debt in the form of term loans that rank pari passu in right of payment and security with the Secured Obligations under the Initial Term Loans as if such Permitted Incremental Equivalent Debt were New Term Loans.
“Permitted Junior Lien Debt” shall mean secured Indebtedness incurred by Borrower, and which may provide for guarantees with respect thereto by any Loan Party, in the form of second lien (or lower priority) secured notes or loans; provided, that (i) such Indebtedness is secured by the Collateral on a junior lien basis to the Secured Obligations, (ii) such Indebtedness is not secured by any Lien on any asset of any Person other than any Property constituting Collateral,  (iii) the security agreements relating to such Indebtedness are, taken as a whole and as determined by Borrower, substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent); provided that a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies Borrower within such five Business Day period that it reasonably disagrees with such determination (including a description of the basis upon which it disagrees), (iv) such Indebtedness shall not be subject to any guarantee by any Person other than a Loan Party and (v) a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become a party to the First Lien/Second Lien Intercreditor Agreement with the Administrative Agent and/or the Collateral Agent (as agent for the Secured Parties) and any other Senior Representative then party to such First Lien/Second Lien Intercreditor Agreement. Permitted Junior Lien Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Pari Passu Debt” shall mean secured Indebtedness incurred by Borrower, and which may provide for guarantees with respect thereto by any Loan Party, in the form of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations, (ii) such Indebtedness is not secured by any Lien on any asset of any Person other than any asset constituting Collateral, (iii) the security agreements relating to such Indebtedness are, taken as a whole and as determined by Borrower, substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent); provided that a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies Borrower within such five Business Day period that it reasonably disagrees with such determination (including a description of the basis upon which it disagrees), (iv) such Indebtedness shall not be subject to any guarantee by any Person other than a Loan Party and (v) a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become a party to the First Lien Intercreditor Agreement with the Administrative Agent and/or the Collateral Agent (as agent for the Secured Parties) and any other Senior Representative then party to such First Lien Intercreditor Agreement. Permitted Pari Passu Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Surviving Indebtedness” shall mean the Indebtedness listed on Schedule 6.01(b).
“Permitted Tax Distributions” shall mean, so long as Borrower and Holdings are members of a consolidated, combined or similar income tax group for U.S. federal, state and/or local income Tax purposes of which Holdings or a direct or indirect parent of Holdings is the common parent (a “Tax Group”), payments, dividends or distributions by Borrower to Holdings (and by Holdings to any direct or indirect parent of Holdings that is the parent of such Tax Group), to the extent necessary in order for Holdings (or the applicable direct or indirect parent of Holdings) to promptly pay consolidated or combined U.S. federal, state or local income taxes of the Tax Group which payments, dividends and distributions in the aggregate by Borrower to Holdings (or to the applicable direct or indirect parent of Holdings) with respect to any taxable period are not in excess of the lesser of (i) the tax liabilities that would have been payable by Borrower and its Subsidiaries included in the Tax Group if Borrower and such Subsidiaries had been a stand-alone corporate tax group for all taxable periods ending after the Closing Date (taking into account any applicable tax assets from prior years not previously taken into account, for the avoidance of doubt only to the extent eligible to be taken into account) and (ii) the amount of such taxes actually paid on behalf of the Tax Group for such taxable period; provided, however, that any such payments, dividends or distributions (or portions thereof) made with respect to taxable income of the Unrestricted Subsidiaries shall be limited to any cash amounts actually received by the Loan Parties from such applicable Unrestricted Subsidiaries for such purpose.
“Permitted Tax Receivable Payments” shall mean, in respect of a taxable period following an IPO, any payments, dividends or distributions by Borrower to Holdings (and by Holdings to any direct or indirect parent of Holdings), to the extent necessary in order for Holdings (or the applicable direct or indirect parent of Holdings) to promptly pay any ordinary course payments pursuant to a customary tax receivable agreement for such period (seeking to monetize tax attributes (such as net operating loss carryforwards) in existence or accrued as of the close of the date of the IPO, determined based on an interim closing of the books as of such date or other reasonable calculation method); provided that, (i) an agreement shall be considered a “customary” tax receivable agreement only if it provides for periodic payments in respect of tax benefits actually realized by an IPO Entity or any of its subsidiaries (calculated on a “with-or-without” basis) and (ii) for the avoidance of doubt, “ordinary course payments” for this purpose means payments other than any accelerated lump sum amount payable by reason of any early termination of such agreement or otherwise, to the extent such amount exceeds the amount that would have been payable under such tax receivable agreement in the absence of such acceleration.
“Permitted Transferees” shall mean, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (b) any trust or other legal entity the beneficiary of which is such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and (c) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in Holdings or any direct or indirect parent thereof.
“Permitted Unsecured Debt” shall mean unsecured Indebtedness in the form of unsecured notes or unsecured loans incurred by Borrower, and which may provide for guarantees with respect thereto by any Loan Party (but not any other Person). Permitted Unsecured Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.
“Planned Expenditures” shall have the meaning assigned to such term in the definition of Excess Cash Flow.
“Platform” shall mean IntraLinks, SyndTrak or a substantially similar electronic transmission system.
“Pledged Collateral” shall have the meaning specified in the Security Agreement.
“Pledgor” shall have the meaning specified in the Security Agreement.
“Post-Closing Reorganization” shall mean the reorganization transactions disclosed to the Administrative Agent prior to the Closing Date resulting in a corporate structure substantially in the form set forth in Schedule 5.15(B) hereto, with such changes as are not adverse to the Lenders in any material respect.
“Preferred Equity” shall mean, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether outstanding as of the Closing Date or issued after the Closing Date.
“Pro Forma Basis”, “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.05.
“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment (or, in the context of Letters of Credit and participations in respect thereof of any Multicurrency Revolving Lender, shall mean the percentage of the total Multicurrency Revolving Commitments of all Multicurrency Revolving Lenders represented by such Multicurrency Revolving Lender’s Multicurrency Revolving Commitments); provided that, if such Revolving Commitments have been terminated or have expired, then the Pro Rata Percentage of each Revolving Lender shall be determined based on the Pro Rata Percentage of such Revolving Lender immediately prior to such termination or expiration and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Pro Rata Share” shall have the meaning assigned to such term in Section 7.10(a).
“Projections” shall have the meaning assigned to such term in Section 3.01(b).
“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity

Interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lenders” shall have the meaning set forth in Section 5.01.
“Qualified Assets” shall mean assets that are used or useful in, or Equity Interests of any Person engaged in, a business of the type that Borrower and its Restricted Subsidiaries are then permitted to be engaged in under Section 6.13.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“QFC Credit Support” shall have the meaning set forth in Section 11.20.
“Qualified Stock” of any Person shall mean any Equity Interest of such Person that does not constitute Disqualified Stock.
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.
“Recipient” shall have the meaning assigned to such term in the definition of Excluded Taxes.
“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting or (3) if such Benchmark is none of the Term SOFR Rate or the EURIBOR Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) Borrower, (b) the Administrative Agent and (c) each Additional Lender that agrees to provide any portion of the Refinancing Loans or Refinancing Commitments being incurred under this Agreement pursuant thereto.
“Refinancing Commitments” shall mean Refinancing Revolving Commitments and Refinancing Term Commitments.
“Refinancing Loans” shall mean Refinancing Revolving Loans and Refinancing Term Loans.

“Refinancing Revolving Commitments” shall mean one or more Classes of Revolving Commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Loans” shall mean one or more Classes of Revolving Loans that result from a Refinancing Amendment.
“Refinancing Term Commitments” shall mean one or more Classes of Term Loan Commitments hereunder that result from a Refinancing Amendment.
“Refinancing Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.
“Refinancing Transaction” shall have the meaning given in the recitals hereto.
“Register” shall have the meaning assigned to such term in Section 11.04(g).
“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantee obligations) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Reimbursement Obligations” shall mean Borrower’s obligations under Section 2.18(e)(i) to reimburse LC Disbursements.
“Related Person” shall mean, with respect to any Person, (a) each Affiliate of such Person and each of the officers, directors, partners, trustees, employees, affiliates, shareholders, Advisors, agents, attorneys-in-fact and Controlling Persons of each of the foregoing, and (b) if such Person is an Agent, each other Person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 10.05 or any comparable provision of any Loan Document.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Materials in, into, onto, from or through the Environment or any Real Property.
“Relevant Governmental Body” shall mean (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (c) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” shall mean (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Rate or (b) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, as applicable.
“Relevant Screen Rate” shall mean (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (b) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.
“Repricing Event” shall mean (a) the incurrence by any Company of any Indebtedness in the form of broadly syndicated Dollar-denominated term “B” loans secured on a pari passu basis with the Initial Term Loans (i) having an Effective Yield that is less than the Effective Yield for the Class of Initial Term Loans being repriced, but excluding Indebtedness incurred in connection with (A) an IPO, (B) a Change in Control, (C) a Significant Acquisition or (D) a Transformative Disposition and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, any Class of Initial Term Loans or (b) any effective reduction in the Effective Yield for any Class of Initial Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with (A) an IPO, (B) a Change in Control, (C) a Significant Acquisition or (D) a Transformative Disposition (and in the case of each of clauses (a) and (b), including any assignment under Section 2.16(b)(iv)).  Any determination by the Administrative Agent with respect to whether a Repricing Event shall have occurred shall be conclusive and binding on all Lenders holding the Initial Term Loans.
“Required Class Lenders” shall mean, at any date of determination, Lenders (excluding Defaulting Lenders) with respect to any Class having more than 50% of the sum of all (i) outstanding Loans, (ii) LC Exposure and (iii) unused Commitments at such time, in each case with respect to such Class; provided that the Loans, LC Exposure and unused Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders.
“Required Lenders” shall mean, at any date of determination, Lenders (excluding Defaulting Lenders) having more than 50% of the sum of all (i) outstanding Loans, (ii) LC Exposure and (iii) unused Commitments at such time; provided that the Loans, LC Exposure and unused Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.
“Required Multicurrency Revolving Lenders” shall mean, at any date of determination, Multicurrency Revolving Lenders (excluding Defaulting Lenders) having more than 50% of the sum of all (i) outstanding Multicurrency Revolving Loans, (ii) LC Exposure and (iii) unused Multicurrency Revolving Commitments at such time; provided that the Multicurrency Revolving Loans, LC Exposure and unused Multicurrency Revolving Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of the Required Multicurrency Revolving Lenders.
“Required Net Cash Proceeds Percentage” shall mean, as of any date of determination, (a) if the First Lien Net Leverage Ratio is greater than or equal to 4.40 to 1.00, 100%, (b) if the First Lien Leverage Ratio is less than 4.40 to 1.00 and greater than or equal to 3.90 to 1.00, 50% and (c) if the First Lien Leverage Ratio is less than 3.90 to 1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Net Cash Proceeds that are required to be applied to prepay Term Loans under Section 2.10(c) in connection with any Asset Sale and/or Casualty Event, the First Lien Net Leverage Ratio shall be determined on the date on which the proceeds thereof are received by the Borrower or applicable Restricted Subsidiary (giving Pro Forma Effect to such Asset Sale and/or Casualty Event).
“Required Revolving Lenders” shall mean, at any date of determination, Revolving Lenders (excluding Defaulting Lenders) having more than 50% of the sum of all (i) outstanding Revolving Loans,

(ii) LC Exposure and (iii) unused Revolving Commitments at such time; provided that the Revolving Loans, LC Exposure and unused Revolving Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of the Required Revolving Lenders.
“Required US Dollar Revolving Lenders” shall mean, at any date of determination, US Dollar Revolving Lenders (excluding Defaulting Lenders) having more than 50% of the sum of all (i) outstanding US Dollar Revolving Loans and (ii) unused US Dollar Revolving Commitments at such time; provided that the US Dollar Revolving Loans and unused US Dollar Revolving Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of the Required US Dollar Revolving Lenders.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(25) or any other applicable Environmental Law, or (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate, monitor or in any other way address any Hazardous Materials at, in, on, under or from any Real Property, or otherwise in the Environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.
“Responsible Officer” of any Person shall mean any executive officer, any senior vice president, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person.
“Restricted Subsidiary” shall mean any Subsidiary of Borrower other than an Unrestricted Subsidiary.
“Retained Asset Sale Proceeds” shall mean, at any date of determination after the Amendment No. 4 Effective Date, an amount determined on a cumulative basis that is equal to the aggregate amount of all Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries that, pursuant to application of clause (b) or (c) of the definition of “Required Net Cash Proceeds Percentage”, are or were not required to be applied to prepay Term Loans pursuant to Section 2.10(c).
“Revaluation Date” shall mean (a) with respect to any Multicurrency Revolving Loan, each of the following: (i) each date of a Borrowing of a ~~Eurodollar~~Term Benchmark Loan denominated in an Alternative Currency, (ii) each date of a continuation of a ~~Eurodollar~~Term Benchmark Loan denominated in an Alternative Currency pursuant to Section 2.08, (iii) the last day of each fiscal quarter of Borrower, (iv) the date of any termination of a Multicurrency Revolving Commitment pursuant to Section 2.07, and (v) such additional dates as the Administrative Agent shall reasonably determine or as shall reasonably be required by the Required Multicurrency Revolving Lenders; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, renewal or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any Letter of Credit denominated in an Alternative Currency having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by any Issuing Bank under any Letter of Credit denominated in an Alternative Currency, (iv) the last day of each fiscal quarter of Borrower and (v) such additional dates as the Administrative Agent or any applicable Issuing Bank shall reasonably determine or the Required Multicurrency Revolving Lenders shall reasonably require.
“Revolving Borrowings” shall mean the Multicurrency Revolving Borrowings and the US Dollar Revolving Borrowings.
“Revolving Commitments” shall mean the Multicurrency Revolving Commitments and the US Dollar Revolving Commitments.
“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.19(d).

“Revolving Exposure” shall mean, with respect to any Lender at any time, the sum of (x) such Lender’s US Dollar Revolving Exposure and (y) such Lender’s Multicurrency Revolving Exposure.
“Revolving Lenders” shall mean the US Dollar Revolving Lenders and the Multicurrency Revolving Lenders.
“Revolving Loan” shall mean, collectively or individually as the context may require, any US Dollar Revolving Loan made pursuant to Section 2.01(c), any Multicurrency Revolving Loan made pursuant to Section 2.01(d), any New Revolving Loans, any Refinancing Revolving Loans, and any Extended Revolving Loans.
“Revolving Maturity Date” shall mean, with respect to Amendment No. ~~5~~6 Refinancing US Dollar Revolving Commitments and Amendment No. ~~5~~6 Refinancing Multicurrency Revolving Commitments, ~~August 5, 2023.~~November 23, 2027 the “Scheduled Revolving Maturity Date”); provided that if on the 91st day prior to the Initial Term Loan Maturity Date (such date, the “Springing Maturity Date”), more than $150 million in aggregate principal amount of Initial Term Loans (or any refinancing or replacement thereof) with a maturity date that is not at least 91 days after the Scheduled Revolving Maturity Date is outstanding, the Revolving Maturity Date shall become the Springing Maturity Date.
“Sanctions” shall mean economic sanctions administered or enforced by the United States government (including without limitation, sanctions enforced by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or Her Majesty’s Treasury.
“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.
“Sale and Leaseback Transaction” shall mean any transaction or series of related transactions pursuant to which Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise Disposes of any Property, real or personal, whether now owned or hereafter acquired and (b) concurrently therewith or thereafter, as part of such transaction, rents or leases such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property being sold, transferred or otherwise Disposed.
“Scheduled Revolving Maturity Date” shall have the meaning assigned to such term in the definition of Revolving Maturity Date.
“Second Lien Credit Agreement” shall mean the Second Lien Credit Agreement, dated as of the Amendment No. 4 Effective Date, by and among the Borrower, Holdings, certain of the Borrower’s Subsidiaries identified therein as guarantors, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, as the same may be amended, restated, waived, restructured, replaced, refinanced, renewed, extended, supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, note purchase agreements, indentures or similar agreements extending the maturity of, refinancing, replacing, renewing or otherwise restructuring all or any portion of the Indebtedness or any facility under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders, in each case in accordance with the limitations set forth herein, therein and in the First Lien/Second Lien Intercreditor Agreement.
“Second Lien Dollar Basket Usage Amount” shall mean the aggregate principal amount of Incremental Loans (as defined in the Second Lien Credit Agreement as of the Amendment No. 4 Effective Date) and Permitted Incremental Equivalent Debt (as defined in the Second Lien Credit Agreement as in effect on the Amendment No. 4 Effective Date) incurred since the Amendment No. 4 Effective Date, in each case, in reliance on clause (A) of the definition of “Maximum Incremental Facilities Amount” contained in the Second Lien Credit Agreement (as in effect on the Amendment No. 4 Effective Date).

“Second Lien Loan Documents” shall mean the Second Lien Credit Agreement and all other loan agreements, indentures, note purchase agreements, promissory notes, guarantees, intercreditor agreements, assignment and assumption agreements and other instruments and agreements evidencing Indebtedness under the Second Lien Credit Agreement. Any reference in this Agreement or any other Loan Document to a Second Lien Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, to the extent not prohibited by this Agreement and the First Lien/Second Lien Intercreditor Agreement, and shall refer to the Second Lien Credit Agreement or such other Second Lien Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Second Lien Loans” shall have the meaning provided to the term “Loans” under the Second Lien Credit Agreement.
“Secured Net Leverage Ratio” shall mean, at any date of determination, the ratio of (a) the Consolidated Secured Indebtedness outstanding on the last day of the Test Period then most recently ended minus Unrestricted Cash and Cash Equivalents as of such day to (b) Consolidated EBITDA for the Test Period then most recently ended.
“Secured Obligations” shall mean (a) the Obligations, (b) the Specified Hedging Agreement Obligations and (c) the Bank Product Obligations; provided, that the Secured Obligations shall exclude any Excluded Swap Obligations.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, the Issuing Bank, each Bank Product Provider and each counterparty to a Specified Hedging Agreement if at the date of entering into such Specified Hedging Agreement (or on the Closing Date) such counterparty was an Agent, a Lender, the Issuing Bank or an Affiliate of an Agent, Lender or the Issuing Bank.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Agreement” shall mean that certain Security Agreement dated as of February 5, 2016, among the Loan Parties (other than Foreign Parent I and Foreign Parent II) and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time by one or more Security Joinder Agreements, or otherwise.
“Security Agreement Collateral” shall mean all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.10.
“Security Documents” shall mean, collectively, the Security Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to any Loan Document to secure any of the Secured Obligations.
“Security Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit 1 to the Security Agreement.
“Senior Representative” shall mean, with respect to any series of Permitted Pari Passu Debt or Permitted Junior Lien Debt, the trustee, the sole lender, administrative agent, collateral agent, security agent or similar agent under the indenture, note purchase agreement, credit agreement or other agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Significant Acquisition” shall mean any Permitted Acquisition the aggregate consideration with respect to which equals or exceeds $200,000,000.
“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall meant the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SolarWinds” shall have the meaning assigned to such term in the preamble hereto.
“Solvent” shall mean that (a) the sum of the “fair value” of the assets of Borrower and its Subsidiaries, taken as a whole, exceeds the sum of all of their debts, taken as a whole, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value of the assets” of Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the capital of Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Borrower and its Subsidiaries, taken as a whole, are or are about to become engaged in, (d) Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes of clauses (a) through (d) above, (i)(1) “debt” means liability on a “claim” and (2) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (ii) the amount of any contingent unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” shall have the meaning assigned to such term in Section 11.04(l).
“Specified Acquisition Agreement Representations” shall mean the representations made by or with respect to Target and its Subsidiaries in the Closing Date Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Borrower or Borrower’s applicable Affiliates have the right to terminate Borrower’s (or such Affiliates’) obligations under the Closing Date Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations in the Closing Date Acquisition Agreement.
“Specified Hedging Agreement” shall mean each Hedging Agreement (to the extent the Hedging Obligations thereunder are permitted pursuant to Section 6.01(c)) entered into with any counterparty that was an Agent, a Lender or an Affiliate of an Agent or a Lender at the time that such Hedging Agreement was entered into or on the Closing Date.
“Specified Hedging Agreement Obligations” shall mean (a) all obligations of Borrower and its Restricted Subsidiaries from time to time arising under or in respect of the due and punctual payment of each amount (including all liabilities) required to be paid by Borrower and its Restricted Subsidiaries under each Specified Hedging Agreement, when and as due, including payments in respect of interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and its Restricted Subsidiaries under each Specified Hedging Agreement and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and its Restricted

Subsidiaries under or pursuant to each Specified Hedging Agreements; provided, that the Specified Hedging Agreement Obligations shall exclude any Excluded Swap Obligations.
“Specified Representations” shall mean the representations made by each Loan Party (other than Foreign Parent I and Foreign Parent II) on the Closing Date with respect to Section 3.01(a) (solely with respect to the corporate or other organizational existence of such Loan Parties), Section 3.02 (solely with respect to organizational power and authority of such Loan Parties and due authorization, execution, delivery by such Loan Parties, in each case, as they relate to their entry into and performance of, the Loan Documents and enforceability of the Loan Documents against such Loan Parties), Section 3.03(b) (solely with respect to the execution, delivery and performance of the Loan Documents, incurrence and use of proceeds of the Loans hereunder and the granting of the guarantees and security interests in respect thereof), Section 3.10, Section 3.11, Section 3.16, 3.19 and Section 3.20 (solely with respect to the use of the proceeds from the Loans on the Closing Date and otherwise except to the extent a violation thereof could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).
“Specified Transaction” shall mean (i) any Investment that results in a Person becoming a Restricted Subsidiary, (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iii) any Permitted Acquisition, (iv) any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary, (v) any Investment in or acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the assets of, another Person, (vi) any disposition of assets constituting a business unit, line of business or division of, or all or substantially all of the assets of, a Person, (vii) any Dividend, (viii) any borrowing of any New Term Loan or establishment of any New Revolving Commitment, and any borrowing or issuance of any Permitted Incremental Equivalent Debt, (ix) solely for the purposes of determining the applicable cash balance, any contribution of capital to Borrower (including as a result of an IPO) in connection with a Permitted Acquisition, other acquisition or other Investment and (x) any other event that by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or giving Pro Forma Effect to any such transaction or event.
“Sponsors” shall mean Silver Lake Group, L.L.C. and Thoma Bravo, LLC and, in each case, their respective Affiliates (excluding any portfolio company of any of the foregoing).
“Sponsor Management Agreement” shall mean that certain Management Fee Agreement dated as of February 5, 2016, among Project Aurora Parent, Inc., a Delaware corporation, SolarWinds Intermediate Holdings II, Inc., a Delaware corporation, SolarWinds Intermediate Holdings I, Inc., a Delaware corporation, SolarWinds Holdings, Inc., a Delaware corporation, SolarWinds MSP Holdings Limited, a United Kingdom limited liability company, SolarWinds International Holdings, Ltd., a Cayman limited liability company, SolarWinds, Inc., a Delaware corporation, Silver Lake Management Company IV, L.L.C., a Delaware limited liability company and Thoma Bravo, LLC, a Delaware limited liability company, as the same may be amended, amended and restated, modified, supplemented, replaced or otherwise modified from time to time, but only to the extent that any such amendment, amendment and restatement, modification, supplement, replacement or other modification thereto does not increase the aggregate amount of fees payable thereunder as of the Closing Date.
“Sponsor Model” shall mean that certain “bank case” projection model delivered by Thoma Bravo, LLC to each Lead Arranger on October 10, 2015.
“Sponsor Permitted Assignee Assignment and Assumption” shall have the meaning assigned to such term in Section 11.04(c)(i)(C).
“Sponsor Permitted Assignees” shall have the meaning assigned to such term in Section 11.04(c)(i).
“Spot Rate” for a currency shall mean the rate determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Springing Maturity Date” shall have the meaning assigned to such term in the definition of Revolving Maturity Date.
“Standby Letter of Credit” shall mean any letter of credit (other than a Commercial Letter of Credit) or similar instrument issued pursuant to this Agreement in the ordinary course of Borrower’s and its Subsidiaries’ businesses.
“Statutory ~~Reserves~~Reserve Rate” shall mean~~, for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against~~ a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” ~~(as such term is used~~ in Regulation D)~~. Eurodollar Borrowings~~ or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute ~~Eurodollar liabilities~~eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, ~~exceptions~~exemptions or offsets ~~which~~that may be available from time to time to any Lender under Regulation D~~.~~ or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company or other business entity (i) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, by such Person, to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.
“Subsidiary Guarantor” shall mean (i) each Restricted Subsidiary that is or becomes a party to this Agreement and the Security Documents pursuant to Section 4.01 or Section 5.10, including the Restricted Subsidiaries listed on Schedule 1.01(c) and specified on such schedule as a Subsidiary Guarantor and (ii) (x) prior to the Foreign Parent I Guarantee Release Trigger Date, Foreign Parent I and (y) prior to the Foreign Parent II Guarantee Release Trigger Date, Foreign Parent II.
“Supported QFC” shall have the meaning set forth in Section 11.20.
“Survey” shall mean either (1) an American Land Title Association/American Congress on Surveying and Mapping form survey, for which all necessary fees (where applicable) have been paid or reasonably satisfactory arrangements have been made for payment, and being reasonably acceptable to the Administrative Agent, certified to the Administrative Agent and the issuer of the Title Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the Property described in such surveys is located, or (2) such documentation as is sufficient for the Title Company to remove the standard survey exception from the Title Policy for such Property and provide reasonably required survey coverage and survey related endorsements.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.
“Target” shall have the meaning given in the recitals hereto.
“~~TARGET Day~~TARGET2” shall mean ~~any day on which~~ the Trans-European Automated Real-time Gross Settlement Express Transfer ~~(TARGET2)~~ payment system which utilizes a single shared platform and which was launched on ~~19~~ November 19, 2007.
“TARGET Day” shall mean any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system ~~(~~, if any~~) reasonably~~, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in ~~Euro~~Euros.
“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding) or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions with respect to any of the foregoing) with respect to the foregoing.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate or the Adjusted EURIBOR Rate.
“Term Benchmark Borrowing” shall mean a Borrowing comprised of Term Benchmark Loans.
“Term Benchmark Loan” shall mean any Term Benchmark Term Loan or Term Benchmark Revolving Loan.
“Term Benchmark Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Term SOFR Rate or the Adjusted EURIBOR Rate in accordance with the provisions of Article II.
“Term Benchmark Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Term SOFR Rate or the Adjusted EURIBOR Rate in accordance with the provisions of Article II.
“Term Borrowing” shall mean a Borrowing comprised of Term Loans.
“Term Loan” shall mean, collectively or individually as the context may require, the Initial Term Loans, any New Term Loans, any Refinancing Term Loans, and any Extended Term Loans.
“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Initial Term Loan Commitment, and, if applicable, commitment with respect to any Extended Term Loans, New Term Loan Commitment, and Refinancing Term Commitment, as applicable.
“Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Maturity Date” shall mean (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (b) with respect to any Class of New Term Loans, the final scheduled maturity date as specified in the applicable Incremental Loan Amendment, (c) with respect to any Class of Refinancing Term Loans, the final scheduled maturity date as specified in the applicable Refinancing Amendment and (d) with respect to any Class of Extended Term Loans, the final scheduled maturity date as specified in the applicable Extension Amendment.
“Term SOFR Determination Day” shall have the meaning assigned to such term under the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Conditions” shall mean, collectively, (a) the payment in full in cash of the Secured Obligations (other than (i) contingent indemnification obligations not then due and (ii) Specified Hedging Agreement Obligations and Bank Product Obligations) and (b) the termination of all Commitments and the termination or expiration of all outstanding Letters of Credit under this Agreement (other any Letters of Credit that have been cash collateralized on terms reasonably acceptable to the applicable Issuing Bank, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank).
“Test Period” shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b) (or, before the first delivery of such financial statements has been made or is required, the period of four consecutive fiscal quarters ending December 31, 2015).
“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.
“Title Policy” shall mean, with respect to each Mortgage, a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien (subject to Permitted Liens) on the Mortgaged Property described therein in an amount equal to not less than the Fair Market Value of such Mortgaged Property (or such lesser amount as may be required by the Collateral Agent), which policy (or such marked-up commitment) shall be issued by a Title Company, and contain such endorsements as shall be reasonably requested by the Collateral Agent and no exceptions to title other than Permitted Liens and exceptions reasonably acceptable to the Collateral Agent.

“Total Net Leverage Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated Indebtedness outstanding on the last day of the Test Period then most recently ended minus Unrestricted Cash and Cash Equivalents as of such day to (b) Consolidated EBITDA for the Test Period then most recently ended.
“Transaction Costs” shall mean (a) any fees, premiums, charges, expenses and other costs incurred, payable or paid by the Sponsors, the Loan Parties or any Subsidiary or any other Affiliate of the foregoing in connection with the Transactions, including those amounts set forth in the Fee Letter, costs in connection with hedging transactions to hedge interest expense and currency risk in connection with the Obligations and the obligations under the Existing Second Lien Notes, and payments to officers, employees, consultants and directors in connection with the Transactions (including change of control payments, severance payments, special or retention bonuses, and payments (including taxes in connection therewith) on account of restricted stock units and phantom units and charges for repurchase or rollover of, or modifications to, equity options and/or restricted equity) and (b) any fees, premiums, charges, expenses and other costs incurred, payable or paid by the Loan Parties or any Subsidiary or any other Affiliate of the foregoing in connection with the Amendment No. 4 Transactions, costs in connection with hedging transactions to hedge interest expense and currency risk in connection with the Obligations and the obligations under the Second Lien Credit Agreement.
“Transactions” shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to, or contemplated by, the Closing Date Acquisition Agreement, the Loan Documents and the Existing Second Lien Note Documents, including (a) the Acquisition and the Merger Sub II Merger, (b) the consummation of the Closing Date Equity Issuance, (c) the execution, delivery and performance of the Loan Documents and the initial Credit Extensions hereunder, (d) the entering into of the Existing Second Lien Note Documents and the funding thereunder, (e) the issuance of the Bridge Notes and the funding thereunder, (f) the Refinancing Transaction, (g) the consummation of the Post-Closing Reorganization, (h) the consummation of any transactions in connection with or incidental to the foregoing and (i) the payment of all fees, costs and expenses owing in connection with the foregoing, including, the Transaction Costs.
“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.
“Transformative Disposition” shall mean any Disposition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Disposition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Disposition, would not provide the Borrower and its Restricted Subsidiaries with a durable capital structure following such consummation, as determined by the Borrower acting in good faith.
“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury under the Code, as amended from time to time.
“Type” shall mean, when used in reference to any Loan or Borrowing, a reference to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Adjusted LIBOR Rate~~Term Benchmark or the Alternate Base Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” shall mean in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” shall mean the United States of America.
“Unrestricted Cash and Cash Equivalents” shall mean, at any time, the aggregate amount of (i) cash and Cash Equivalents of Borrower and its Restricted Subsidiaries, excluding cash and Cash Equivalents, in each case, which are “restricted” in accordance with GAAP and (ii) cash and Cash Equivalents “restricted” in favor of the Administrative Agent or Collateral Agent as determined in accordance with GAAP; provided that, to the extent any Indebtedness (other than any Secured Obligations) that is secured by a Lien on any Collateral is secured by a Lien on such cash and Cash Equivalents, such cash and Cash Equivalents shall only constitute “Unrestricted Cash and Cash Equivalents” so long as the Lien of such other Indebtedness on such cash or Cash Equivalents does not benefit from (x) a control agreement that the Administrative Agent or Collateral Agent has not obtained as “controlling agent” or similar term or (y) other steps to perfect on such cash or Cash Equivalents that the Administrative Agent or Collateral Agent has not taken on behalf of the Lenders with equal or greater priority.
“Unrestricted Subsidiary” shall mean (i) any Subsidiary of Borrower that, after the Closing Date, is designated in a notice to the Administrative Agent by Borrower as an Unrestricted Subsidiary, but only to the extent that, at the time such designation is made, Borrower is in compliance with Section 5.13 in regard thereto.
“US Dollar Revolving Borrowing” shall mean a Borrowing comprised of US Dollar Revolving Loans.
“US Dollar Revolving Commitment” shall mean, collectively or individually as the context may require, with respect to each Revolving Lender, (i) the commitment, if any, of such Revolving Lender to make US Dollar Revolving Loans hereunder up to the amount set forth on Exhibit B to Amendment No. ~~5~~6 or on Schedule 1 to the Assignment and Assumption pursuant to which such Lender assumed its US Dollar Revolving Commitment, as applicable and (ii) if applicable, any New Revolving Commitment, any Refinancing Revolving Commitment and any commitment with respect to any Extended Revolving Loans, in each case established in the form of US Dollar Revolving Commitments, and, in the case of each of clauses (i) and (ii), as the same may be (a) reduced from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate principal amount of the Lenders’ US Dollar Revolving Commitments on the Amendment No. ~~5~~6 Effective Date is $17,500,000.
“US Dollar Revolving Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
“US Dollar Revolving Exposure” shall mean, with respect to any Lender at any time, such Lender’s Amendment No. ~~5~~6 US Dollar Revolving Exposure.

“US Dollar Revolving Lender” shall mean a Lender with a US Dollar Revolving Commitment.
“US Dollar Revolving Loan” shall mean, collectively or individually as the context may require, any Amendment No. ~~5~~6 Refinancing US Dollar Revolving Loans, and any New Revolving Loans, any Refinancing Revolving Loans, and any Extended Revolving Loans, in each case established in the form of US Dollar Revolving Loans.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Voting Stock” shall mean, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments or amortization made on such Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.
“Wells Fargo” shall mean Wells Fargo Bank, National Association.
“Wholly Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares and shares required to be issued to foreign nationals under applicable law) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest (other than directors’ qualifying shares and shares required to be issued to foreign nationals under applicable law); provided that, for the avoidance of doubt, SolarWinds and each of its Wholly Owned Subsidiaries shall be deemed to be Wholly Owned Subsidiaries of Borrower for all purposes under the Loan Documents.
“Withholding U.S. Branch” shall mean a U.S. branch of a non-U.S. bank treated as a U.S. person for purposes of Treasury Regulations Section 1.1441-1 and described in Treasury Regulations Section 1.1441-(b)(2)(iv) that agrees, on IRS Form W-8IMY or such other form prescribed by the Treasury or the IRS, to accept responsibility for all U.S. federal income tax withholding and information reporting with respect to payments made to the Administrative Agent for the account of Lenders by or on behalf of any Loan Party under the Loan Documents.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02    Classification of Loans and Borrowings.
For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”) or by Type (e.g., a “~~Eurodollar~~Term Benchmark Loan”) or by Class and Type (e.g., a “~~Eurodollar~~Term Benchmark Initial Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” “Borrowing of Term Loans”) or by Type (e.g., a “~~Eurodollar~~Term Benchmark Borrowing”).
Section 1.03    Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “asset” and “property” shall be construed to have the same meaning and effect as the word “Property”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement (including any Existing Second Lien Note Document or Second Lien Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, refinancing, extensions, supplements or modifications set forth in any Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated, (e) any references to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) all references to “knowledge” in this Agreement or any other Loan Document refers to the actual knowledge (after reasonable inquiry) of such Responsible Officer or other Person making such certification. This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents. Any Responsible Officer executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as a Responsible Officer on behalf of the applicable Loan Party and not in any individual capacity. Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any carve-out, basket, exclusion or exception to any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Loan Party and its Subsidiaries without limitation for any purpose not prohibited hereby, and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents.
~~To the extent that any Indebtedness is (x) subject to Foreign Intercompany Loan Subordination Provisions and (y) not otherwise expressly by its terms subordinated in right of payment to the Obligations, then such Indebtedness shall be deemed to be pari passu in right of payment to the Obligations for purposes of this Agreement and the other Loan Documents.~~
Section 1.04    Accounting Terms; GAAP.
Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP. For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications or interpretative changes thereto that may occur thereafter.
Section 1.05    Pro Forma and Other Calculations.
(a)    Notwithstanding anything to the contrary herein, financial ratios and tests, including the Fixed Charge Coverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, and compliance with covenants determined by reference to Consolidated EBITDA or Consolidated Total Assets, shall be calculated in the manner prescribed by this Section 1.05; provided, that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.05, (x) when calculating the First Lien Net Leverage Ratio for purposes of (i) determining the “Applicable Margin” and “Commitment Fee” with respect to the Revolving Loans, (ii) the Financial Covenant (other than for the purpose of determining pro forma compliance with the Financial Covenant) and (iii) Section 2.10(f), in each case, the events described in this Section 1.05 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect and (y) when calculating Consolidated EBITDA solely for purposes of clause (b) of the definition of Cumulative Amount, Specified Transactions occurring after the Amendment No. 4 Effective Date shall not be given pro forma effect.
(b)    For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA or Consolidated Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.05) that have been made (i) during the applicable Test Period or (ii) other than as described in the proviso to clause (a) above, subsequent to such Test Period and prior to or concurrently with the event for which the calculation of any such ratio or test, or any such calculation of Consolidated EBITDA or Consolidated Total Assets, is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Borrower or any of the Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.05, then such financial ratio or test (or Consolidated EBITDA or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.05.
(c)    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to such Specified Transaction that are reasonably identifiable and factually supportable and projected by Borrower in good faith to be realized as a result of actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith judgment of Borrower) no later than twenty four (24) months after the date of such Specified Transactions (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and such that “run-rate” means the full recurring benefit for a period that is associated with any actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions), and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests relating to such Specified Transaction (and in respect of any subsequent pro forma calculations in which such Specified Transaction or cost savings, operating expense reductions and synergies are given pro forma effect) and during any applicable subsequent Test Period for any subsequent calculation of such financial ratios and tests; provided that no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof) or excluded in calculating Consolidated Net Income (or any component thereof), whether through a pro forma adjustment or otherwise, with respect to such period.

(d)    In the event that (x) Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (in each case, other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course of business for working capital purposes; provided that the proceeds of any such Indebtedness shall not be netted for any concurrent calculation of a financial ratio or test that determines whether such Indebtedness can be incurred) or (y) Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Stock, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or concurrently with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Fixed Charge Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Stock will be given effect as if the same had occurred on the first day of the applicable Test Period).
(e)    If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon (x) the rate actually used, in the case of Indebtedness incurred prior to the applicable Specified Transaction or (y) such optional rate actually chosen by Borrower or any such applicable Restricted Subsidiary, in the case of Indebtedness incurred in connection with the applicable Specified Transaction.
(f)    Solely for the purpose of (i) measuring the relevant ratios and baskets with respect to the incurrence of any Indebtedness (including any Incremental Facilities) or Liens or the making of any Investment, Permitted Acquisition or other acquisition, Dividends, prepayment of Junior Indebtedness, Dispositions or fundamental changes or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries or (ii) determining compliance with representations and warranties (other than with respect to the incurrence of any Incremental Facilities, which compliance shall be determined as required in Section 2.19(a)(iii)) in connection with a Limited Condition Acquisition, if Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and, if after giving Pro Forma Effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date (or, in the case of any incurrence or repayment of Indebtedness (except in the case of the Fixed Charge Coverage Ratio (or similar ratio)), as if incurred (or repaid, as applicable) on the last day of the applicable Test Period), Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio, basket, representation or warranty, such ratio, basket, representation or warranty shall be deemed to have been complied with. For the avoidance of doubt, (i) if, following the LCA Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA or other components of such ratio) or other provisions at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition and related transactions are permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions, unless Borrower subsequently elects, in its sole discretion, to test such ratios and compliance with such conditions on the date such Limited Condition Acquisition and related transactions are consummated. If Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated.
(g)    For the avoidance of doubt, none of the Agents or any agents thereof shall have any duty to calculate or verify the Borrower’s calculations with respect to any financial ratios or tests, including without limitation those referred to in this Section 1.05.
Section 1.06    Resolution of Drafting Ambiguities.
Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof or thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
Section 1.07    Rounding.
Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.08    Exchange Rates.
(a)    The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of Multicurrency Revolving Loans and Letters of Credit outstanding hereunder denominated in Alternative Currencies, and shall promptly notify Borrower and the Multicurrency Revolving Lenders of each Dollar Equivalent so determined by it. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts for such purpose between the applicable currencies until the next Revaluation Date to occur.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Additional Alternative Currency (or, in the case of an extension of any Letter of Credit, an Alternative Currency), such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 and above of a unit being rounded upward), as determined by the Administrative Agent or the relevant Issuing Bank, as the case may be.
(c)    Any amount specified in this Agreement (other than to the extent addressed under Section 1.08(a) or Section 1.08(b)) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on the applicable day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Borrower, or, in the absence of such agreement, by reference to such publicly available service for displaying exchange rates as the Administrative Agent selects in its reasonable discretion).
(d)    For purposes of determining the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Hedging Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the applicable amount of such Indebtedness.
(e)    For the avoidance of doubt, in the case of a Loan denominated in an Alternative Currency, all interest shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).
(f)    For purposes of determining compliance with Section 6.04, 6.06, 6.08 or 6.11, with respect to any Investments, Dispositions, Dividends or prepayments of Junior Indebtedness in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time any Company is contractually obligated to incur, make or acquire such Investments, Dispositions, Dividends or prepayments of Junior Indebtedness (so long as, at the time of entering into the contract to incur, make or acquire such Investments, Dispositions, Dividends or prepayments of Junior Indebtedness, it was permitted hereunder) and once contractually obligated to be incurred, made or acquired, the amount of such Investments, Dispositions, Dividends or prepayments of Junior Indebtedness, shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.
(g)    Notwithstanding anything to the contrary herein, for purposes of determining whether the Required Lenders or Required Class Lenders shall have consented to any amendment, waiver, modification or supplement hereunder, the Dollar amount of any Term Loans denominated in any Alternative Currency shall be determined based on the Spot Rate as of (x) the day that any such proposed amendment, waiver, modification or supplement shall have been posted to the Term Loan Lenders or (y) such other date as shall be reasonably acceptable to the Administrative Agent (in consultation with Borrower).
(h)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with Borrower’s reasonable consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
Section 1.09    Additional Alternative Currencies.
(a)    Borrower may from time to time request that ~~Eurodollar~~Term Benchmark Multicurrency Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of ~~Eurodollar~~Term Benchmark Loans, such request shall be subject to the approval of the Administrative Agent and the relevant Multicurrency Revolving Lenders. In the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the relevant Multicurrency Revolving Lenders and the Issuing Bank.
(b)    Any such request shall be made to the Administrative Agent not later than 2:00 p.m. (New York City time), ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Bank, in each case, in its sole discretion). In the case of any such request pertaining to ~~Eurodollar~~Term Benchmark Multicurrency Revolving Loans, the Administrative Agent shall promptly notify each relevant Multicurrency Revolving Lender thereof, and, in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Bank and each relevant Multicurrency Revolving Lender, thereof. Each relevant Multicurrency Revolving Lender (in the case of any such request pertaining to ~~Eurodollar~~Term Benchmark Loans) or the Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time), five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of ~~Eurodollar~~Term

Benchmark Multicurrency Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Multicurrency Revolving Lender or the Issuing Bank, as the case may be, to respond to such request within the time period specified in the last sentence of the immediately preceding clause (b) shall be deemed to be a refusal by the Multicurrency Revolving Lender or the Issuing Bank, as the case may be, to permit Eurocurrency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the relevant Multicurrency Revolving Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify Borrower and such currency (subject to sublimits agreed to by Borrower and the Administrative Agent) shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Loans. If the Administrative Agent, the Issuing Bank and each relevant Multicurrency Revolving Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify Borrower and such currency (subject to sublimits agreed to by Borrower, the Administrative Agent and the Issuing Bank) shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify Borrower.
Section 1.10    Cumulative Basket Transactions.
If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Amount or Cumulative Equity Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined consecutively and in no event may any two or more such actions be treated as occurring simultaneously (with each subsequent usage on such date including each prior usage on such date as a usage of the Cumulative Amount or Cumulative Equity Amount, as applicable, in determining whether any such subsequent usage is permitted hereunder).
Section 1.11    Calculation of Baskets.
If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA or Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will be deemed not to have been exceeded as a result of such fluctuations.
Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with the Financial Covenant, any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or any Fixed Charge Coverage Ratio test) (any such ratio or test, a “Financial Incurrence Test”) (any such amounts, including for the avoidance of doubt, any grower component based on Consolidated EBITDA or Consolidated Total Assets, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any Financial Incurrence Test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the Financial Incurrence Test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence; provided that, notwithstanding anything else provided herein, any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that is expressly limited by a fixed-dollar limitation (including any grower component based on a percentage of Consolidated EBITDA or Consolidated Total Assets) and that includes, as a condition to incurring (or consummating) applicable amounts or transactions, in reliance on such provision limited by a fixed-dollar limitation, a requirement of compliance with a Financial Incurrence Test (including, without limitation, applicable amounts or transactions incurred (or consummated) under clause (b) of the definition of Cumulative Amount) shall constitute a “Fixed Amount” hereunder. For the purposes of calculating any Incurrence-Based Amount under Section 6.01(r) hereof by reference to a financial ratio or test under the

Second Lien Credit Agreement, “Unrestricted Cash and Cash Equivalents” (or similar term) for purposes of such calculation shall have the meaning given to the term “Unrestricted Cash and Cash Equivalents” herein.
Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a Financial Incurrence Test, such Financial Incurrence Test shall be calculated without giving effect to, and shall disregard, any Indebtedness concurrently incurred under any revolving credit facility in connection with such amount incurred or transaction entered into.
Section 1.12    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the ~~write-down and conversion powers of an EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.
Section 1.13    ~~LIBOR Rate Discontinuation~~Interest Rates; Benchmark Notification
    The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

~~.~~
~~Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, this Agreement and the other Loan Documents may be amended to replace the LIBOR Rate with a comparable or successor floating rate made available by the Administrative Agent to its customers with syndicated credit facilities of this type (or a successor to such successor rate) either (x) at such time as the Administrative Agent determines that there is a broadly accepted rate for syndicated credit facilities of this type, as agreed between the Administrative Agent and the Borrower (but not, for the avoidance of doubt, any other Lender), in each case in their reasonable discretion, or (y) as consented to by the Required Lenders and the Borrower; provided that (i) any such successor rate shall be applied by the Administrative Agent in a manner consistent with market practice and (ii) to the extent such market practice is not administratively feasible for the Administrative Agent, such successor rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower, which application shall in no event result in a higher cost of funding than Loans bearing interest at the Alternate Base Rate; provided further that at the request of the Borrower, the Administrative Agent and the Borrower shall negotiate in good faith to amend the definition of LIBOR Rate and other applicable provisions to preserve the original intent thereof in light of such changes.~~
ARTICLE II
THE CREDITS
Section 2.01    Commitments.
(a)    Initial Term Loan. ~~(i)~~ Subject to the terms and conditions set forth in Amendment No. ~~4~~6, (i) the Additional ~~2018~~2022 Refinancing Term Lender (as defined in Amendment No. ~~4~~6) agrees to make a loan or loans (or will be deemed to have made a loan or loans) denominated in Dollars to Borrower on the Amendment No. ~~4~~6 Effective Date, which loans in the aggregate shall not exceed the amount set forth in Schedule 1 to the Amendment No. ~~4~~6 and (ii) ~~subject to the terms and conditions set forth in Amendment No. 4, the 2018 Upsize~~each 2022 Refinancing Term Lender (as defined in Amendment No. ~~4~~6) agrees to ~~make a loan or~~exchange the Allocated Amount (as defined in Amendment No. 6) of its Existing Term Loans (as defined in Amendment No. 6) for an equal principal amount of new loans denominated in Dollars ~~to Borrower~~ on the Amendment No. ~~4~~6 Effective Date~~, which loans in the aggregate shall not exceed the amount set forth in Schedule 2 to the Amendment No. 4 (collectively,~~  (the loans made or exchanged on the Amendment No. ~~4~~6 Effective Date, the “Initial Term Loans”). Amounts paid or prepaid in respect of ~~2018~~2022 Refinancing Term Loans (as defined in Amendment No. ~~4) and 2018 Upsize Term Loans (as defined in Amendment No. 4~~6) may not be reborrowed.
(b)    [Reserved].
(c)    US Dollar Revolving Loans. Subject to the terms and conditions set forth herein, each US Dollar Revolving Lender with a US Dollar Revolving Commitment agrees, severally and not jointly, to make US Dollar Revolving Loans denominated in Dollars to Borrower, at any time and from time to time on and after the Amendment No. ~~5~~6 Effective Date until the earlier of the applicable Revolving Maturity Date and the termination of the US Dollar Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s US Dollar Revolving Exposure exceeding such Lender’s US Dollar Revolving Commitment. Subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow US Dollar Revolving Loans.
(d)    Multicurrency Revolving Loans. Subject to the terms and conditions set forth herein, each Multicurrency Revolving Lender agrees, severally and not jointly, to make Multicurrency Revolving Loans denominated in Dollars or any Alternative Currency to Borrower, at any time and from time to time on and after the Amendment No. ~~5~~6 Effective Date until the earlier of the applicable Revolving Maturity Date and the termination of the Multicurrency Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Multicurrency Revolving Exposure exceeding such Lender’s

Multicurrency Revolving Commitment. Subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Multicurrency Revolving Loans.
Section 2.02    Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), any Borrowing shall be in an aggregate principal amount that is (i) (x) in the case of a Borrowing in Dollars, an integral multiple of $50,000 and not less than $500,000 and (y) in the case of a Borrowing in Euros, an integral multiple of €50,000 and not less than €500,000 or (ii) equal to the remaining available balance of the applicable Commitments (or, in each case, if such Borrowing is in an Additional Alternative Currency, the Alternative Currency Equivalent of such amounts).
(a)    Subject to Sections 2.11 and 2.12, (i) each Multicurrency Revolving Borrowing denominated in Dollars, each U.S. Dollar Revolving Borrowing and the Initial Term Loan Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term SOFR Rate Loans, in each case, as Borrower may request pursuant to Section 2.03 and (ii) each Multicurrency Revolving Borrowing denominated in an Alternative Currency shall be composed entirely of ~~Eurodollar~~EURIBOR Rate Loans. Each Lender may at its option make any ~~Eurodollar~~Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Lender to make such Loan and Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten (10) ~~Eurodollar~~Term Benchmark Borrowings outstanding hereunder at any one time (subject to the proviso in Section 2.08(a) (or such greater number as may be acceptable to the Administrative Agent)). For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(b)    Except with respect to Loans made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate from time to time not later than 2:00 p.m., New York City time (or in the case of any Loan made in an Alternative Currency, 8:00 a.m., New York City time), and the Administrative Agent shall promptly credit the amounts so received in Dollars or any Alternative Currency, as applicable, to an account as directed by Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders within two Business Days.
(c)    Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation, and (ii) in the case of Borrower, the interest rate applicable to the Borrowing pursuant to which Borrower received such funds. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such

Lender’s Loan as part of such Borrowing for purposes of this Agreement, and Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.
(d)    Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Revolving Maturity Date or the applicable Term Loan Maturity Date, as applicable.
Section 2.03    Borrowing Procedure. To request a Revolving Borrowing or Term Borrowing, Borrower shall deliver, by hand delivery, email through a “pdf” copy or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, not later than 12:30 p.m., New York City time, on the third Business Day before the date of the proposed Borrowing (or such later time as may be reasonably acceptable to the Administrative Agent, in the case of any Borrowing, or the Issuing Bank, in the case of any issuance, amendment, extension or renewal of a Letter of Credit) or (ii) in the case of an ABR Borrowing, not later than 12:30 p.m., New York City time, on the Business Day of the proposed Borrowing (provided that such notice shall be delivered not later than 12:30 p.m., New York City time, one (1) Business Day prior to the Closing Date in the case of the Credit Extensions on the Closing Date). Each Borrowing Request shall be irrevocable (provided that a Borrowing Request in respect of the Credit Extensions on the Closing Date, or in connection with any Permitted Acquisition or other transaction permitted under this Agreement, may~~,~~  subject to Section 2.13, be conditioned on the closing of the Acquisition or such Permitted Acquisition or other transaction, as applicable, to the extent revocation of such notice is received by written notice to the Administrative Agent no later than 12:30 p.m., New York City time on the date of such proposed Borrowing) and shall specify the following information in compliance with Section 2.02:
(a)    whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans (specifying the Class thereof);
(b)    the aggregate amount of such Borrowing;
(c)    the currency in which such Loans are to be denominated (limited to Dollars or, other than in the case of any Loan requested under the US Dollar Revolving Commitments, an Alternative Currency);
(d)    the date of such Borrowing, which shall be a Business Day;
(e)    other than in the case of Loans in any Alternative Currency (which shall be in the form of a ~~Eurodollar~~Term Benchmark Borrowing), whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing;
(f)    in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(g)    the location and number of Borrower’s account to which funds are to be disbursed; and
(h)    that the conditions set forth in Section 4.02(b) and (c) are satisfied as of the date of such Borrowing, after giving effect thereto, except in the case of a Borrowing made on the Closing Date.
If no election as to the Type of Borrowing is specified, then (i) in the case of any Borrowing in Dollars, the requested Borrowing shall be an ABR Borrowing and (ii) in the case of any Borrowing in any

Alternative Currency, the requested Borrowing shall be a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term Benchmark Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the pro rata amount and currency of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Evidence of Debt; Repayment of Loans. (a) Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09 and (ii) the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the applicable Revolving Maturity Date in the currency or currencies in which such Revolving Loans were made (it being understood, for the avoidance of doubt, that any Amendment No. ~~5~~6 Refinancing US Dollar Revolving Loans and Amendment No. ~~5~~6 Refinancing Multicurrency Revolving Loans shall mature on the date set forth in the definition of “Revolving Maturity Date”).
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts and currencies of principal and interest payable and paid to such Lender from time to time under this Agreement.
(b)    The Administrative Agent shall maintain the Register in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof, the currency in which it is made and the Interest Period applicable thereto, (ii) [reserved], (iii) the currency and amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and (iv) the currency and amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)    The entries made in the Register maintained pursuant to paragraph (c) above shall be conclusive evidence, absent manifest error, of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower and the other Loan Parties to pay, and perform, the Obligations in accordance with the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such entries, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(d)    Any Lender by written notice to the Administrative Agent may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Administrative Agent shall notify Borrower of such request, and Borrower shall promptly execute and deliver to such Lender a promissory note payable to such Lender (or to such Lender and its registered assigns) in the form of Exhibit H-1 or H-2 or H-3 or H-4, as the case may be.
Section 2.05    Fees. (a) Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each US Dollar Revolving Lender (other than a Defaulting Lender) a commitment fee (a “US Dollar Revolving Commitment Fee”) equal to 0.50% per annum (or, if the First Lien Net Leverage Ratio for the Test Period then most recently ended is less than or equal to ~~4.40~~3.50 to 1.00, 0.375% per annum) of the average daily unused amount of each US Dollar Revolving Commitment of such US Dollar Revolving Lender during the period from and including the Closing Date to but excluding the date on which such US Dollar Revolving Commitment terminates. Borrower agrees to pay to the Administrative Agent for the account of each Multicurrency Revolving Lender (other than a Defaulting Lender) a commitment fee (a “Multicurrency Revolving Commitment Fee”, and collectively with the US Dollar Revolving Commitment Fee, the

“Commitment Fees”) equal to 0.50% per annum) (or, if the First Lien Net Leverage Ratio for the Test Period then most recently ended is less than or equal to ~~4.40~~3.50 to 1.00, 0.375% per annum) of the average daily unused amount of each Multicurrency Revolving Commitment of such Multicurrency Revolving Lender during the period from and including the Closing Date to but excluding the date on which such Multicurrency Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and, with respect to Multicurrency Revolving Commitments, the LC Exposure of such Lender.
(a)    Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the administrative agent fee letter dated as February 5, 2016, between SolarWinds Intermediate Holdings I, Inc., SolarWinds Holdings, Inc. and the Administrative Agent, or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”).
(b)    LC and Fronting Fees. Borrower agrees to pay to (i) the Administrative Agent for the account of each Multicurrency Revolving Lender (other than a Defaulting Lender) a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on ~~Eurodollar~~Term Benchmark Multicurrency Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Multicurrency Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at 0.125% per annum (or such other rate per annum as the Issuing Bank and Borrower may from time to time agree) on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Multicurrency Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s customary charges with respect to the administration, issuance, amendment, payment, negotiation, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Multicurrency Revolving Commitments terminate. Any such fees accruing after the date on which the Multicurrency Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within five Business Days after written demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    Other Fees. Borrower agrees to pay the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between Borrower and the applicable Agents.
(d)    Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay (i) the Fronting Fees directly to the Issuing Bank, (ii) the Fees provided under Section 2.05(d) directly to the Agents and (iii) the Administrative Agent Fees provided under Section 2.05(b) directly to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06    Interest on Loans. (a) Subject to the provisions of Section 2.06(b), the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time.
(a)    Subject to the provisions of Section 2.06(b), (x) the Loans comprising each ~~Eurodollar Borrowing~~Term Benchmark Borrowing denominated in Dollars shall bear interest at a rate per annum equal to the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time and (y) the Loans comprising each Term Benchmark Borrowing denominated in Euros shall bear interest at a rate per annum equal to the Adjusted ~~LIBOR~~EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
(b)    Notwithstanding the foregoing, at any time during the continuance of an Event of Default pursuant to Sections 8.01(a), 8.01(a), 8.01(g) or 8.01(h), if all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount payable hereunder or any other Loan Document shall, in each case, not be paid when due (whether at the stated maturity, by acceleration or otherwise but after giving effect to any grace period set forth herein), such overdue amount shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable hereto plus 2.00% or (y) in the case of any other overdue amount, including overdue interest, to the extent permitted by applicable Legal Requirements, the interest rate applicable to ABR Revolving Loans plus 2.00% from the date of such non-payment to the date on which such amount is paid in full.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the same currency in which the Loan is denominated; provided that (i) interest accrued pursuant to Section 2.06(b) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan that is not made in connection with the termination or permanent reduction of the Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Term SOFR Rate or Adjusted ~~LIBOR~~EURIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
Section 2.07    Termination and Reduction of Commitments. (a) The Initial Term Loan Commitments in effect on the Closing Date automatically terminated upon the funding of the Initial Term Loans on the Closing Date. The First Incremental Term Loan Commitments in effect on the First Incremental Closing Date automatically terminated upon the funding of the First Incremental Term Loans on the First Incremental Closing Date. The Initial Term Loan Commitments in effect on the Amendment No. 2 Effective Date automatically terminated upon the funding of the Initial Term Loans on the Amendment No. 2 Effective Date. The Initial Term Loan Commitments in effect on the Amendment No. 3 Effective Date shall automatically terminate upon the funding of the Initial Term Loans on the Amendment No. 3 Effective Date. The Initial Term Loan Commitments in effect on the Amendment No. 4 Effective Date automatically terminated upon the funding of the Initial Term Loans on the Amendment No. 4 Effective Date. Subject to the provisions of clause (b) below, the Revolving Commitments shall automatically terminate on the applicable Revolving Maturity Date and the LC Commitment shall automatically terminate on the Revolving Maturity Date with respect to the Multicurrency Revolving Commitments.

(a)    At its option, Borrower may, without premium or penalty, at any time terminate, or from time to time permanently reduce, the Commitments of any Class in whole or in part; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $50,000 and not less than $500,000 (or, if such reduction is of a Class denominated solely in an Alternative Currency, the Alternative Currency Equivalent of such amounts) and (ii) the Revolving Commitments of any Class shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the applicable Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures of such Class would exceed the aggregate amount of Revolving Commitments of such Class.
(b)    Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments of any Class under Section 2.07(a) at least three Business Days (or such later time as the Administrative Agent may approve in its sole discretion) prior to the effective date of such termination or reduction (which effective date shall be a Business Day), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of such Class of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.07 shall be irrevocable; provided, that a notice of termination of the Commitments of any Class delivered by Borrower may state that such notice is conditioned upon the effectiveness of any other credit facilities, the closing of a securities offering or other refinancing of such Class, in which case, such notice may be revoked by Borrower (by written notice to the Administrative Agent no later than 10 a.m., New York City time, on the specified effective date of such termination (or, such later time as the Administrative Agent may approve in its sole discretion)) if such condition is not satisfied and Borrower shall pay any amounts due under Section 2.13, if any, in connection with any such revocation. With respect to the effectiveness of any such other credit facilities, the closing of any such securities offering or other refinancing, Borrower may, subject to paying any amounts due under Section 2.13 with respect to such proposed extension, extend the date of termination to a Business Day occurring within three Business Days of the then effective termination date at any time no later than 10 a.m., New York City time, on the specified effective date of such termination (or, such later time as the Administrative Agent may approve in its sole discretion) with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned). Any termination or reduction of the Commitments of any Class shall be permanent. Except as expressly provided elsewhere in this Agreement, each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
Section 2.08    Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or otherwise designated by Section 2.03 and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or otherwise designated by Section 2.03. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing; provided that no Loan or Borrowing denominated in an Alternative Currency may be converted into an ABR Loan or ABR Borrowing. Notwithstanding anything to the contrary in this Agreement, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than ten (10) ~~Eurodollar~~Term Benchmark Borrowings outstanding hereunder at any one time (or such greater number as may be acceptable to the Administrative Agent); provided that after the establishment of any new Class of Loans pursuant to an Incremental Loan Amendment, a Refinancing Amendment or an Extension Amendment, the number of permitted ~~Eurodollar~~Term Benchmark Borrowings outstanding shall increase by three (3) ~~Eurodollar~~Term Benchmark Borrowings for each applicable Class so established.
(a)    To make an election pursuant to this Section 2.08, Borrower shall deliver, by hand delivery, email through a “pdf” copy or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.
(b)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    other than in the case of Loans in any Alternative Currency (which shall be in the form of a ~~Eurodollar~~Term Benchmark Borrowing), whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing; and
(iv)    if the resulting Borrowing is a ~~Eurodollar~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a ~~Eurodollar~~Term Benchmark Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)    If an Interest Election Request with respect to a ~~Eurodollar~~Term Benchmark Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be in the case of a ~~Eurodollar~~Term Benchmark Borrowing in Dollars, converted into an ABR Borrowing and (ii) in the case of any ~~Eurodollar~~Term Benchmark Borrowing in any Alternative Currency, converted to a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent, at the direction of the Required Lenders, may require, by notice to Borrower, that (x) no outstanding Borrowing denominated in Dollars may be converted to or continued, after any then-applicable Interest Period, as a ~~Eurodollar~~Term Benchmark Borrowing and (y) no outstanding Borrowing denominated in an Alternative Currency may be converted to or continued, after any then applicable Interest Period, to a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of longer than one month’s duration.
Section 2.09    Amortization of Term Borrowings(a)    . (a)  Borrower shall pay to the Administrative Agent, on the last Business Day of each March, June, September and December, commencing with the last Business Day of the ~~first~~second full fiscal quarter ending after the Amendment No. ~~4~~6 Effective Date (each, an “Initial Term Loan Repayment Date”), for the benefit of the Initial Term Loan Lenders, a principal amount, in Dollars, equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Amendment No. ~~4~~6 Effective Date (each such repayment, an “Initial Term Loan Repayment Amount”) (which Initial Term Loan Repayment Amounts shall be reduced, as applicable, by the amount of the relevant scheduled principal payment that has been prepaid or deemed prepaid in accordance with this Agreement, including as set forth in Section 2.10).
(b)    The amount of any such payment set forth in clause (a) above shall be adjusted to account for the addition of any New Term Loans, Extended Term Loans or Refinancing Term Loans to reflect any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Loan Amendment, Extension Amendment or Refinancing Amendment.
(c)    To the extent not previously paid, all Term Loans shall be due and payable on the applicable Term Loan Maturity Date.
Section 2.10    Voluntary and Mandatory Prepayments of Loans. (a) Voluntary Prepayments. Borrower shall have the right at any time and from time to time to prepay any Loans of any Class as Borrower may select, in whole or in part, subject to any reimbursement required under Section 2.13 and the requirements of this Section 2.10 (including Section 2.10(j)); provided that each such voluntary prepayment that is not a prepayment of all the Loans of such Class shall be (x) in the case of Loans denominated in Dollars, in an amount that is an integral multiple of $50,000 and not less than $500,000 and (y) in the case of Loans denominated in Euros, an integral multiple of €50,000 and not less than €500,000 (or, if such prepayment is of a ~~Eurodollar~~Term Benchmark Loan denominated in an Additional Alternative Currency, the Alternative Currency Equivalent of such amount).
(a)    Revolving Loan Prepayments. (i) In the event of the termination of (x) all the U.S. Dollar Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding U.S. Dollar Revolving Borrowings, (y) all the Multicurrency Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Multicurrency Revolving Borrowings and either (A) replace all outstanding Letters of Credit, (B) backstop all outstanding Letters of Credit with another letter of credit on terms reasonably acceptable to the Issuing Bank or (C) cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i) and (z) all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and either (A) replace all outstanding Letters of Credit, (B) backstop all outstanding Letters of Credit with another letter of credit on terms reasonably acceptable to the Issuing Bank or (C) cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).
(ii)    In the event of any partial reduction of any Class of Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of such Class of the sum of the Revolving Exposures of such Class after giving effect thereto and (y) if the sum of the Revolving Exposures of such Class would exceed the aggregate amount of Revolving Commitments of such Class after giving effect to such reduction, then Borrower shall, on the date of such reduction, first, repay or prepay Revolving Loans of such Class and second, replace outstanding Letters of Credit, backstop outstanding Letters of Credit with another letter of credit on terms reasonably acceptable to the Issuing Bank or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
(iii)    In the event that, after any Revaluation Date, the sum of the Revolving Exposures of all Lenders of any Class of Revolving Commitments exceeds such Revolving Commitments by 5.0% or more, Borrower shall, within three (3) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculations in reasonable detail, immediately first, repay or prepay Revolving Loans of such Class, and second, replace outstanding Letters of Credit, backstop outstanding Letters of Credit with another letter of credit on terms reasonably acceptable to the Issuing Bank or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iv)    In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit, backstop outstanding Letters of Credit with another letter of credit on terms reasonably acceptable to the Issuing Bank or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
(b)    Asset Sales and Casualty Events. Not later than five (5) Business Days following the receipt by Borrower or any Restricted Subsidiary of any Net Cash Proceeds of any Asset Sale or Casualty Event that constitute Excess Net Cash Proceeds, Borrower shall apply an amount equal to the Required Net Cash Proceeds Percentage of such Excess Net Cash Proceeds to make prepayments in accordance with Sections 2.10(g) and (h); provided that:
(i)    such Excess Net Cash Proceeds shall not be required to be so applied on such date to the extent that such Excess Net Cash Proceeds are expected by Borrower in good faith to be used to acquire, maintain, develop, construct, improve, upgrade or repair assets used or useful in the business of any Company (including pursuant to a Permitted Acquisition) within 15 months following the date of receipt of such Excess Net Cash Proceeds (or if committed to be so used within such 15-month period, have not been so used within 21 months after receipt thereof);
(ii)    if all or any portion of such Excess Net Cash Proceeds is not used by Borrower to acquire, maintain, develop, construct, improve, upgrade or repair assets used or useful in the business of any Company within such 15-month period (or if contractually committed to be so used within such 15-month period, have not been so used within 21 months after receipt thereof), such unused portion shall be applied on the last day of such 15-month, or 21-month period, as applicable, as a mandatory prepayment as provided in this Section 2.10(c); and
(iii)    Borrower may use a portion of such Excess Net Cash Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Term Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Asset Sale or Casualty Event, in each case in an amount not to exceed the product of (x) the amount of such Excess Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.
(c)    Debt Incurrence. (i) Not later than five (5) Business Days following the receipt of any Net Cash Proceeds from the incurrence of Indebtedness by Borrower or any of its Restricted Subsidiaries (other than Indebtedness permitted by this Agreement), Borrower shall make prepayments in accordance with Sections 2.10(g) and (h) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.
(ii) If Borrower or any Restricted Subsidiary incurs or issues any Refinancing Term Loans or Credit Agreement Refinancing Indebtedness, in each case, incurred or issued to refinance any Class (or Classes) of Term Loans resulting in Net Cash Proceeds (as opposed to such Credit Agreement Refinancing Indebtedness or Refinancing Term Loans arising out of a cashless exchange of existing Term Loans for such Credit Agreement Refinancing Indebtedness or Refinancing Term Loans), Borrower shall prepay, or cause to be prepaid, an aggregate principal amount of Term Loans of any such Class or Classes (in each case, as directed by Borrower) equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by Borrower or such Restricted Subsidiary of such Net Cash Proceeds.
(d)    Notwithstanding any other provisions of this Section 2.10, (i) to the extent that any of or all the Excess Net Cash Proceeds of any Asset Sale or Casualty Event giving rise to a prepayment pursuant to Section 2.10(c) or Excess Cash Flow pursuant to Section 2.10(f) is prohibited or delayed by applicable local law from being distributed or otherwise transferred to Borrower, the portion of such Excess Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in Section 2.10(c) or Section 2.10(f), as applicable, or Borrower shall not be required to make a prepayment at the time provided in this Section 2.10, as the case may be (and, for the avoidance of doubt, Borrower shall not be required to increase the amount of prepayments to be made pursuant to this Section 2.10 to offset any such reduction), and instead, such amounts may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit such distribution or transfer (Borrower hereby agreeing to cause the applicable Restricted Subsidiary to take all commercially reasonable actions to overcome or eliminate any such prohibitions or restrictions and/or minimize any delays to make the relevant distribution or transfer); provided, that if such distribution or transfer of any of such affected Excess Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law within one year after the date upon which such prepayment would have been required to be made, an amount equal to such affected Excess Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five (5) Business Days after such distribution or transfer) applied (net of any costs, expenses, or additional taxes that are or would be payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.10 to the extent provided herein and (ii) to the extent that Borrower has determined in good faith that distribution or other transfer of any of or all the Excess Net Cash Proceeds of any Asset Sale or Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence related to the repatriation of funds (taking into account any foreign tax credit or benefit received in connection with such distribution or transfer) with respect to such Excess Net Cash Proceeds or Excess Cash Flow, the Excess Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Subsidiary; provided, that if such distribution or transfer of any of such affected Excess Net Cash Proceeds or Excess Cash Flow would not result in material adverse tax consequences within one year after the date upon which such prepayment would have been required to be made, an amount equal to such affected Excess Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five (5) Business Days after such distribution or transfer) applied (net of any costs, expenses or additional taxes that are or would be payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.10 to the extent provided herein; and provided further that any such retained amount shall not increase the Cumulative Amount or the Cumulative Equity Amount. To the extent Borrower is required to subsequently make a prepayment pursuant to this Section 2.10, the amount of such prepayment shall be reduced, without duplication, by the amount of additional taxes, costs or expenses that would be payable as a result of such Excess Net Cash Proceeds or Excess Cash Flow.
(e)    Excess Cash Flow. No later than ten (10) Business Days after the date on which the audited financial statements with respect to any Excess Cash Flow Period are required to be delivered pursuant to Section 5.01(a), Borrower shall make prepayments of Term Loans in accordance with Sections 2.10(g) and (h) in an aggregate principal amount equal to (x) the following percentage of Excess Cash Flow for such Excess Cash Flow Period based on the First Lien Net Leverage Ratio for the Test Period ending on the last day of such Excess Cash Flow Period minus (y) without duplication of any kind, all voluntary prepayments made during such fiscal year (or, at the option of Borrower, after such fiscal year but prior to the date the mandatory prepayment required by this Section 2.10(f) is to be made but without duplication of any amount reducing any prepayment requirement to be made pursuant to this Section 2.10(f) with respect to any subsequent period) to the extent funded with Internally Generated Funds and applied by Borrower to (A) Term Loans (including purchases of the Term Loans by any Company at or below par (to the extent a pro rata offer was made to all Term Lenders), in which case the amount of voluntary prepayments of Term Loans shall be deemed not to exceed the actual cash purchase price of such Term Loans below par) or (B) Revolving Loans (but only to the extent accompanied by a concurrent and concomitant permanent reduction of the Revolving Commitments), as applicable:

First Lien Net Leverage Ratio	Percentage of Excess Cash Flow
Greater than or equal to 4.40 to 1.00	50.0%
Greater than or equal to 3.90 but less than 4.40 to 1.00	25.0%
Less than 3.90 to 1.00	0%

provided, that no prepayment shall be required under this Section 2.10(f) unless the amount thereof (after giving effect to the foregoing clause (y)) would equal or exceed $15,000,000 (and, in such case, only such amount in excess of $15,000,000 shall be required to be prepaid).

(f)    Application of Prepayments.
(i)    Any prepayment of Term Loans pursuant to Section 2.10(a) shall be applied to the Class or Classes of Term Loans as Borrower may specify in the applicable notice of prepayment. If Borrower does not specify the applicable Class or Classes of Term Loans to which a prepayment of Term Loans pursuant to Section 2.10(a) shall be applied, then such prepayment shall be applied to all Classes of Term Loans then outstanding on a pro rata basis. Any prepayments of Term Loans pursuant to Sections 2.10(c), (d)(i) and (f) shall be applied ratably to each Class of Term Loans then outstanding; provided that, notwithstanding the foregoing, any Incremental Loan Amendment, Refinancing Amendment or Extension Amendment may provide for a ratable or a less than ratable application of mandatory prepayments to any such Class of Term Loans established thereunder. Any prepayments of Term Loans pursuant to Sections 2.10(d)(ii) shall be applied to the Class or Classes of Term Loans (as selected by Borrower) being refinanced with such Refinancing Loans or Credit Agreement Refinancing Indebtedness. Any prepayments of Term Loans pursuant to Sections 2.10(a), (c), (d) and (f) shall be applied to reduce scheduled payments required under Section 2.09(a) as directed by Borrower in the notice of such prepayment pursuant to Section 2.10(h) (and, if not specified, in direct order of maturity to scheduled payments required under Section 2.09(a)).
(ii)    Amounts to be applied pursuant to this Section 2.10 to the prepayment of any Loans shall be applied to reduce outstanding ABR Loans and/or ~~Eurodollar~~Term Benchmark Loans as directed by Borrower in the notice of such prepayment pursuant to Section 2.10(h). Prepayments to be applied pursuant to Section 2.10(a) shall be subject to the minimum amounts set forth in Section 2.10(a). There shall be no minimum amounts for prepayments to be applied pursuant to Section 2.10(c), (d) or (f).
(g)    Notice of Prepayment. Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term Benchmark Loan, not later than 12:30 p.m., New York City time, on the third Business Day before the date of prepayment (or such later time as may be agreed to by Administrative Agent in its sole discretion) and (ii) in the case of prepayment of an ABR Loan, not later than 12:30 p.m., New York City time, one Business Day before the date of prepayment (or such later time as may be agreed to by Administrative Agent in its sole discretion). Each such notice shall be irrevocable; provided, that such notice may be conditioned upon the effectiveness of any other credit facilities, the closing of a securities offering or other refinancing of such Loans, in which case, such notice may be revoked by Borrower (by written notice to the Administrative Agent no later than 10 a.m., New York City time, on the specified effective date of such termination (or, such later time as the Administrative Agent may approve in its sole discretion)) if such condition is not satisfied and Borrower shall pay any amounts due under Section 2.13, if any, in connection with any such revocation. With respect to the effectiveness of any such other credit facilities, the closing of any such securities offering or other refinancing, Borrower may, subject to paying any amounts due under Section 2.13 with respect to such proposed extension, extend the date of prepayment to a Business Day occurring within three Business Days of the then effective prepayment date at any time no later than 10 a.m., New York City time, on the specified effective date of such prepayment (or, such later time as the Administrative Agent may approve in its sole discretion) with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned). Each such notice shall specify the Class to be so prepaid, the prepayment date, the principal amount of each Loan or portion thereof to be prepaid, the Borrowing or Borrowings to be prepaid (which shall be selected by Borrower) and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06. At Borrower’s election in connection with any prepayment pursuant to this Section 2.10, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.
(h)    Waiver of Mandatory Prepayments. Notwithstanding the foregoing provisions of this Section 2.10, in the case of any mandatory prepayment of the Term Loans pursuant to Section 2.10(c), (d)(i) or (f), (i) Term Loan Lenders may waive by written notice to Borrower and the Administrative Agent the right to receive the amount of such mandatory prepayment of the Term Loans, (ii) if and to the extent any Term Loan Lender does not elect by written notice to Borrower and the Administrative Agent within one (1) Business Day following the date on which such Term Loan Lender received notice of any mandatory prepayment, such Term Loan Lender shall be deemed to have accepted such mandatory prepayment and (iii) any declined amounts shall be retained by Borrower.
(i)    Initial Term Loan Soft Call Protection. In the event that, prior to the 6 month anniversary of the Amendment No. ~~4~~6 Effective Date, Borrower (x) makes any prepayment of any Initial Term Loans in connection with any Repricing Event which decreases the Effective Yield on such Initial Term Loans or (y) effects any amendment of this Agreement resulting in a Repricing Event which decreases the Effective Yield on any Initial Term Loans, Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the principal amount of the Initial Term Loans being prepaid in connection with such Repricing Event and (II) in the case of clause (y), an amount equal to 1.00% of the aggregate amount of the Initial Term Loans outstanding immediately prior to such amendment that are subject to such Repricing Event (in each case of clause (x) and (y), including any assignment pursuant to Section 2.16(b)(iv) in connection therewith).
Section 2.11    Alternate Rate of Interest~~. If the Administrative Agent, in good faith and in its reasonable discretion, shall determine that for any reason in connection with any request for a Eurodollar Loan (at least two Business Days prior to the commencement of any Interest Period) or an ABR Loan as to which the interest rate is determined with reference to the Adjusted LIBOR Rate or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan or (b) adequate and reasonable means do not exist for determining the Adjusted LIBOR Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with a ABR Loan, the Administrative Agent will promptly so notify in writing Borrower and each Lender. Thereafter, unless the Administrative Agent and Borrower otherwise agree to a substitute rate (it being understood that the Administrative Agent and Borrower shall negotiate in good faith to amend the definition of “Adjusted LIBOR Rate” and other applicable provisions to preserve the original intent thereof in light of such change), in which case such substitute rate shall be deemed to be the “Adjusted LIBOR Rate”, (i) in the case of Eurodollar Loans denominated in Dollars, the obligation of the Lenders to make or maintain Eurodollar Loans and ABR Loans as to which the interest rate is determined with reference to the Adjusted LIBOR Rate shall be suspended until the Administrative Agent revokes in writing such notice and during such period ABR Loans shall be made and continued based on the interest rate determined by the greater of clauses (a) and (b) in the definition of Alternate Base Rate, and upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (without premium or penalty) or,~~

~~failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein and (ii) in the case of Eurodollar Loans denominated in any Alternative Currency, the obligation of the Lenders to make or maintain Eurodollar Loans denominated in any applicable Alternative Currency as to which the interest rate is determined with reference to the Adjusted LIBOR Rate shall be suspended until the Administrative Agent revokes in writing such notice and upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans in such applicable Alternative Currency (without premium or penalty) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans denominated in Dollars in the Dollar Equivalent of such amount specified therein.~~
. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.11, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate or the Adjusted EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing above and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.11), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then with respect to any

Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes, in consultation with Borrower, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate ) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to an ABR Borrowing or (y) any Term Benchmark Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan , then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.11, (for Loans denominated in Dollars any Term

Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute an ABR Loan on such day.
Section 2.12    Increased Costs; Change in Legality. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against Property of, deposits with or for the account of, or credit extended by, such Lender (except any such reserve requirement reflected in the Adjusted ~~LIBOR~~EURIBOR Rate and/or Term SOFR Rate) or the Issuing Bank;
(ii)    subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (x) Excluded Taxes and (y) Indemnified Taxes that are covered by Section 2.15) on or with respect to its Loans, Letters of Credit, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable to the Loans or the Commitments; or
(iii)    impose on such Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than with respect to Taxes or items compensated for under the definition of “Statutory Reserves”) affecting this Agreement or ~~Eurodollar~~Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or the Issuing Bank of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Administrative Agent, such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then from time to time upon the request of the Administrative Agent, such Lender or Issuing Bank, Borrower will pay to the Administrative Agent, such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than 180 days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below. Notwithstanding the foregoing, this paragraph will not apply to (A) Indemnified Taxes or (B) Excluded Taxes.
(b)    If any Lender or the Issuing Bank determines (in good faith in its reasonable discretion) that any Change in Law regarding Capital Requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time, upon such request of such Lender or Issuing Bank, Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, for any such reduction actually suffered; provided that the foregoing shall not apply to any such costs incurred more than 180 days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below.

(c)    A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, except as otherwise expressly provided in subsection (a) and (b) above.
(e)    If any Lender determines in good faith in its reasonable discretion that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to make, maintain or fund ~~Eurodollar~~Term Benchmark Loans, or to determine or charge interest rates based upon the ~~Adjusted LIBOR~~Term SOFR Rate or the EURIBOR Rate, or any Governmental Authority has imposed material restrictions (other than such restrictions which are compensated for under 0 or the definition of “Statutory Reserves”) on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the ~~London~~applicable interbank market, then, on written notice thereof by such Lender to Borrower through the Administrative Agent, any obligation of such Lender to make or continue ~~Eurodollar~~Term Benchmark Loans or to convert ABR Loans to ~~Eurodollar~~Term Benchmark Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the ~~Adjusted LIBOR~~Term SOFR Rate or the EURIBOR Rate, to make ABR Loans as to which the interest rate is determined with reference to the ~~Adjusted LIBOR~~Term SOFR Rate shall be suspended until such Lender notifies in writing in a reasonable timeframe the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice Borrower shall, within 10 Business Days after demand from such Lender (with a copy to the Administrative Agent), ~~unless the Administrative Agent and Borrower otherwise agree to a substitute rate (it being understood that the Administrative Agent and Borrower shall negotiate in good faith to amend the definition of “Adjusted LIBOR Rate” and other applicable provisions to preserve the original intent thereof in light of such change), in which case such substitute rate shall be deemed to be the “Adjusted LIBOR Rate”,~~ (i) prepay or, if applicable, convert all ~~Eurodollar~~Term Benchmark Loans of such Lender that are denominated in Dollars and ABR Loans as to which the interest rate is determined with reference to the ~~Adjusted LIBOR~~Term SOFR Rate to ABR Loans as to which the rate of interest is not determined with reference to the ~~Adjusted LIBOR~~Term SOFR Rate, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar~~Term Benchmark Loans or ~~a~~an ABR Loan as to which the interest rate is determined with reference to the ~~Adjusted LIBOR~~Term SOFR Rate; provided that, notwithstanding the foregoing and despite the illegality for such Lender to make, maintain or fund ~~Eurodollar~~Term Benchmark Loans or ABR Loans as to which the interest rate is determined with reference to ~~the Adjusted LIBOR Rate~~Term SOFR, such Lender shall remain committed to make ABR Loans as to which the rate of interest is not determined with reference to the ~~Adjusted LIBOR~~Term SOFR Rate and shall be entitled to recover interest at such Alternate Base Rate and (ii) in the case of ~~Eurodollar~~Term Benchmark Loans denominated in any Alternative Currency, prepay such applicable ~~Eurodollar~~Term Benchmark Loans or convert all such applicable ~~Eurodollar~~Term Benchmark Loans denominated in such Alternative Currency into Borrowings of ABR Loans denominated in Dollars as to which the rate of interest is not determined with reference to the ~~Adjusted LIBOR~~Term SOFR Rate in the Dollar Equivalent of such amount, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~Term Benchmark Loans in such Alternative Currency to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar~~Term Benchmark Loans in such Alternative Currency.
(f)    For purposes of paragraph (e) of this Section 2.12, a written notice to Borrower by any Lender shall be effective as to each ~~Eurodollar~~Term Benchmark Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such ~~Eurodollar~~Term Benchmark Loan; in all other cases such notice shall be effective on the date of receipt by Borrower.

Section 2.13    Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any ~~Eurodollar~~Term Benchmark Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar Loan~~Term Benchmark earlier than the last day of the Interest Period applicable thereto, to the extent thereof, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto, to the extent thereof, or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16 or Section 11.02, to the extent thereof, then, in any such event, Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender in good faith to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR Rate and/or Adjusted ~~LIBOR~~EURIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), in excess of (ii) the amount of interest which would accrue on such principal amount for such period ~~at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the Eurodollar market~~. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within seven Business Days after receipt thereof. Notwithstanding the foregoing, this Section 2.13 will not apply to (i) losses, costs or expenses resulting from Taxes, as to which Section 2.15 shall govern and (ii) loss of anticipated profits or Applicable Margin).
Notwithstanding any of the other provisions of this Section 2.13, so long as no Event of Default shall have occurred and be continuing, if any prepayment of ~~Eurodollar~~any Term Benchmark Loans is required to be made under Section 2.10 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to Section 2.10 in respect of any such ~~Eurodollar Loan~~Term Benchmark Loans prior to the last day of the Interest Period therefor, Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.10. Such deposit shall constitute cash collateral for the Eurodollar Loans to be so prepaid, provided that Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to Section 2.10.

Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, ~~2.13~~2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010 (or such other office as the Administrative Agent shall specify in writing to Borrower), except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.12 , 2.13, 2.15 and 11.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. Subject to Article X, the Administrative Agent shall distribute any such payments received by it for the account of any other Persons ratably to the appropriate recipients promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day. In the case of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate for the period of such extension. Unless otherwise agreed to between Borrower and the Administrative Agent, payments or prepayments, including interest payable, with respect to each Loan shall be made in the currency in which the applicable Loan is denominated, and all reimbursements of any LC Disbursements, including interest payable, shall be made in the currency of such LC Disbursement, and all other payments under each Loan Document shall, unless otherwise specified in such Loan Document, be made in Dollars.
(a)    [Reserved].
(b)    If any Lender of any Class shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under the Security Documents), obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements, in each case, of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender in accordance with the terms of this Agreement), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans, Term Loans or participations in LC Disbursements to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date of some but not all Loans or Revolving Commitments of that Class or any increase in the applicable rate in respect of Loans of Lenders that have consented to any such extension. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party pursuant to this Agreement in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.
(c)    Unless the Administrative Agent shall have received written notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that

Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d), 2.18(d), 2.18(e) or 11.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.15    Taxes. (a) Any and all payments by or on account of any obligation of any of the Loan Parties hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes; provided that if applicable Legal Requirements shall require deduction or withholding of any Indemnified Taxes from such payments, then (i) the sum payable by Borrower or such Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower or such other Loan Party shall make such deductions or withholdings as required by applicable Legal Requirements and (iii) Borrower, or such other Loan Party, shall timely pay, or cause to be paid, the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements.
(a)    In addition, without duplication of other amounts payable by Borrower or Loan Party pursuant to Section 2.15(a), Borrower and any other Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.
(b)    Borrower and all other Loan Parties shall jointly and severally indemnify the Administrative Agent, each Lender, each Issuing Bank and each other Recipient, within ten Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Recipient on or with respect to any payment by or on account of any obligation of Borrower hereunder or otherwise with respect to any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and expenses arising therefrom or with respect thereto (other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Administrative Agent, Lender, or other Recipient), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Administrative Agent, Lender, or other Recipient, as applicable, will use reasonable efforts to cooperate with Borrower to obtain a refund of such Taxes (which shall be repaid to Borrower in accordance with Section 2.15(h) so long as such efforts would not, in the sole determination of such Administrative Agent, Lender, or Recipient, result in any additional out-of-pocket expenses or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to such Administrative Agent, Lender, or other

Recipient, as applicable). A certificate as to the amount of such payment or liability delivered to Borrower by the Recipient (in each case, with a copy delivered concurrently to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(c)    As soon as practicable after any payment of Indemnified Taxes and in any event within 30 days following any such payment being due by Borrower to a Governmental Authority, Borrower or any other Loan Party, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If Borrower or any other Loan Party fails to pay any Indemnified Taxes when due to the appropriate Governmental Authority, Borrower or such Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank for any incremental Taxes or expenses that may become payable by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, as a result of any such failure.
(d)    Each Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times prescribed by applicable Legal Requirements, such properly completed and executed documentation prescribed by applicable Legal Requirements and reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding (including, in the case of a Lender seeking exemption from the withholding imposed under FATCA, any documentation necessary to prevent such withholding). Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify Borrower and the Administrative Agent in writing of its legal ineligibility to do so. In addition, any Recipient, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Legal Requirements or reasonably requested by Borrower or Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(i)(A) through (E) and Section 2.15(e)(ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that providing any information currently required by any U.S. federal income tax withholding form shall not be considered prejudicial to the position of a Recipient). Without limiting the generality of the foregoing,
(i)    each Foreign Lender (as well as the Administrative Agent, in the event the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code)) shall, to the extent it is legally entitled to do so, furnish to Borrower and the Administrative Agent on or prior to the date it becomes a party hereto (and from time to time thereafter when required by applicable Legal Requirements or upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable, certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, as may be applicable:
(A)    two accurate and complete executed U.S. Internal Revenue Service Forms W-8BEN, or W-8BEN-E, claiming the benefits under any applicable income tax treaty (or successor form),

(B)    two accurate and complete executed U.S. Internal Revenue Service Forms W-8ECI (or successor form),
(C)    to the extent that any Foreign Lender is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” shall furnish a “U.S. Tax Certificate” in the form of Exhibit K attached to such Foreign Lender’s U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E; provided, further, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit K on behalf of each such direct and indirect partner,
(D)    two accurate and complete executed U.S. Internal Revenue Service Forms W-8EXP (or successor form), or
(E)    two accurate and complete executed U.S. Internal Revenue Service Forms W-8IMY (or successor form), accompanied by copies of a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, U.S. Tax Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner that would be required under this Section 2.15(e) if such beneficial owner were a Lender, as applicable.
(ii)    Each Recipient that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall furnish to Borrower and the Administrative Agent on or prior to the date it becomes a Recipient hereunder (and from time to time thereafter when required by applicable Legal Requirements or upon the reasonable request of Borrower or the Administrative Agent) an accurate, properly completed and duly executed U.S. Internal Revenue Service Form W-9 (or successor form) establishing that such Recipient is not subject to U.S. backup withholding or shall otherwise establish an exemption from U.S. backup withholding, and provide a new U.S. Internal Revenue Service Form W-9 (or successor form) upon the expiration or obsolescence of any previously delivered form. Notwithstanding the foregoing, this Section 2.15(e) shall not require any Recipient to provide any forms or documentation that it is not legally entitled to provide.
For the avoidance of doubt, if a Recipient is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Recipient’s owner and, as applicable, such Recipient.
(e)    On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall deliver to Borrower whichever of the following is applicable: (i) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two executed original copies of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two executed original copies of IRS Form W-8ECI and (ii) with respect to payments received on account of any Lender, two executed original copies of IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Administrative Agent is a Withholding U.S. Branch. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of Borrower. Notwithstanding anything to the contrary in this Section 2.15(f), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver.
(f)    If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with its obligations under FATCA, to determine that such Recipient has or has not complied with such Recipient’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this section 2.15(g), “FATCA” shall include any amendments made to FATCA after February 5, 2016.
(g)    If the Administrative Agent or a Lender determines in its reasonable discretion that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender is required to repay all or a portion of such refund to the relevant Governmental Authority, Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender within three Business Days after receipt of written notice that the Administrative Agent or such Lender is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(h) shall require the Administrative Agent or any Lender to make available its Tax Returns or any other information which it deems confidential to Borrower or any other Person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to Borrower the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes giving rise to such refund had not been deducted, withheld or otherwise imposed and additional amounts with respect to such Indemnified Taxes had never been paid.
(h)    No payment with respect to Taxes, penalties and related costs shall be required under this Section 2.15 for any claim by Recipient for any Taxes incurred more than one hundred and eighty (180) days prior to the date that such person notifies the Recipient of the event that gives rise to such Taxes; provided, however, that if the circumstance giving rise to such Taxes is retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof.
Section 2.16    Mitigation Obligations; Replacement of Lender.
(a) Mitigation of Obligations. If any Lender requests compensation under 0 or (b), or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign or delegate its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12(a), 2.12(b), or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material (iii) would not require such Lender to take any action materially inconsistent with its internal policies or its legal or regulatory restrictions and (iv) would not otherwise be materially disadvantageous to such Lender. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.
(a)    Replacement of Lenders. In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to 0 or (b), (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.12(e), (iii) Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.15, (iv) any Lender refuses to consent to any amendment, waiver, consent or other modification of any Loan Document requested by Borrower (a “Proposed Change”) that requires the consent of (x) all Lenders of the applicable Class or Classes or (y) all directly and adversely affected Lenders of the applicable Class or Classes, and the consent of the Required Lenders (or Required Class Lenders in respect of the applicable Class or Classes) to such Proposed Change is obtained or (v) any Lender or the Issuing Bank becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or issue Letters of Credit, as the case may be, or other extensions of credit hereunder, then, in each case, Borrower may, at its sole expense and effort (including, unless waived, with respect to the processing and recordation fee referred to in Section 11.04(a)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any applicable Legal Requirement, (y) to the extent required pursuant to Sections 11.04(b) (v) or (vi), Borrower shall have received the prior written consent of the Administrative Agent and/or the Issuing Bank (as applicable), in each case, which consent shall not unreasonably be withheld or delayed and (z) Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or LC Disbursements of such Lender or the Issuing Bank, respectively, affected by such assignment plus all Fees and other amounts owing to or accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Sections 2.12 and 2.13) and, in the case of any Lender being replaced pursuant to Section 2.16(b)(iv) in connection with a Repricing Event occurring on or prior to the date that is six (6) months after the Closing Date, the prepayment premium pursuant to Section 2.10(j); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under 0 or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (a) of this Section 2.16), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under 0 or (b) in respect of such circumstances or event or shall withdraw its notice under Section 2.12(e) or shall waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender and the Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender and the Issuing Bank as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s or the Issuing Bank’s interests hereunder in the circumstances contemplated by this Section 2.16(b).

(b)    Defaulting Lenders.
(i)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.02(e) and the definitions of “Required Lenders,” “Required Class Lenders,” “Required Revolving Lenders,” “Required Multicurrency Revolving Lenders” and “Required US Dollar Revolving Lenders”.
(b)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Multicurrency Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank hereunder; third, in the case of a Multicurrency Revolving Lender, to cash collateralize any Issuing Bank’s fronting exposure with respect to such Defaulting Lender; fourth, as Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, in the case of a Revolving Lender, if so determined by the Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy obligations of that Defaulting Lender to fund Loans under this Agreement and potential future funding obligations with respect to Loans under this Agreement and (y) in the case of a Multicurrency Revolving Lender, to cash collateralize each Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18(i); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.18(i) or this Section 2.16(c)(i)(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.18(i) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    Certain Fees. (A) That Defaulting Lender (x) shall not be entitled to receive or accrue any Commitment Fee pursuant to Section 2.05(a) or any interest at the Default Rate payable under Section 2.06(c) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee or interest that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Fronting Fees or LC Participation Fees as provided in Section 2.05(c).
(B)    With respect to any fees provided in Section 2.05 not required to be paid to any Defaulting Lender pursuant to clause (A) above, Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such non-Defaulting Lender pursuant to clause (d) below, (y) pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s LC Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(d)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentage (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Multicurrency Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Multicurrency Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(e)    Cash Collateral. If the reallocation described in clause (d) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Issuing Bank’s LC Exposure in accordance with the procedures set forth in Section 2.18(i).
(ii)    Defaulting Lender Cure. If Borrower, the Administrative Agent, and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their applicable percentages (without giving effect to Section 2.16(c)(i)(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.17    [Reserved].
Section 2.18    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein ~~and in Amendment No. 5~~, Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit in Dollars or any Alternative Currency for its own account or for the benefit of a Subsidiary in a form reasonably acceptable to Borrower (with Borrower’s agreement not to be unreasonably withheld, delayed or conditioned), the Administrative Agent and the Issuing Bank, at any time and from time to time during the LC Availability Period (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary); provided, that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect thereto, the aggregate amount of issued and outstanding Letters of Credit of such Issuing Bank would exceed its LC Commitment, unless otherwise agreed by such Issuing Bank in its sole discretion. The Issuing Bank shall have no obligation to issue, and Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, (x) the LC Exposure would exceed the LC Commitment, (y) the total Multicurrency Revolving Exposure would exceed the total Multicurrency Revolving Commitments, or (z) the expiry date of the proposed Letter of Credit is on or after the close of business on the Letter of Credit Expiration Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall hand deliver, email through a “pdf” copy or transmit by facsimile transmission (or transmit by other electronic communication if arrangements for doing so have been approved by the Issuing Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 1:00 p.m., New York City time, on the second Business Day preceding the requested date of issuance, amendment, renewal or extension or, in the case of an LC Request to MIHI LLC, not later than 1:00 p.m., New York City time, on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).
A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:
(i)    the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
(ii)    the face amount thereof;
(iii)    the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);
(iv)    the name and address of the beneficiary thereof;
(v)    whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);
(vi)    the documents to be presented by such beneficiary in connection with any drawing thereunder;
(vii)    the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and
(viii)    such other matters as the Issuing Bank may reasonably require; and
(ix)    whether the Letter of Credit is a Standby Letter of Credit or a Commercial Letter of Credit.
A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:
(i)    the Letter of Credit to be amended, renewed or extended;
(ii)    the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);
(iii)    the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);
(iv)    the nature of the proposed amendment, renewal or extension; and
(v)    such other matters as the Issuing Bank may reasonably require.

If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment, (ii) the total Multicurrency Revolving Exposures shall not exceed the total Multicurrency Revolving Commitments and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than the Dollar Equivalent of $100,000.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (x) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date; provided that this paragraph shall not prevent any Issuing Bank from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (and, in any case, not to extend beyond the Letter of Credit Expiration Date) unless each such Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed; provided further that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Multicurrency Revolving Lender, and each Multicurrency Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Multicurrency Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Multicurrency Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Multicurrency Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to Borrower for any reason; provided, however, that no Revolving Lender shall be required to make such payments with respect to any LC Disbursement made after the Revolving Maturity Date with respect to the Multicurrency Revolving Commitments. Each Multicurrency Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Multicurrency Revolving Exposure to exceed such Lender’s Multicurrency Revolving Commitment).
(e)    Reimbursement. (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit and shall have notified Borrower thereof, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement in the same currency in which such LC Disbursement was made (unless the Issuing Bank (at its option) shall have specified in the written notice of such payment or disbursement that it will require reimbursement in Dollars) not later than 2:00 p.m., New York City time, on the immediately succeeding Business Day after the Issuing Bank shall have notified Borrower thereof; provided that, notwithstanding anything contained in this Agreement to the contrary, (x) unless Borrower shall have notified the Administrative Agent and the Issuing Bank prior to 12:30 p.m. (New York City time) on such Business Day that Borrower intends to reimburse the Issuing Bank for the amount of such LC Disbursement with funds other than the proceeds of Multicurrency Revolving Loans, Borrower shall be deemed to have given a Borrowing Request requesting, subject to the conditions to Borrowing set forth herein, that the Multicurrency Revolving Lenders make Multicurrency Revolving Loans (which shall be ABR Loans) in Dollars on the Reimbursement Date in the amount of such LC Disbursement and (y) the Administrative Agent shall promptly notify each Multicurrency Revolving Lender of such LC Disbursement and the amount of its

Multicurrency Revolving Loan to be made in respect thereof, and each Multicurrency Revolving Lender shall be, subject to the conditions to Borrowing set forth herein, irrevocably obligated to make a Multicurrency Revolving Loan to Borrower in the manner deemed to have been requested in the amount of its Pro Rata Percentage of such LC Disbursement by 2:00 p.m. (New York City time) on such Business Day by making the amount of such Multicurrency Revolving Loan available to the Administrative Agent. Such Multicurrency Revolving Loans shall be made without regard to the minimum amounts set forth in Section 2.03. The Administrative Agent shall use the proceeds of such Multicurrency Revolving Loans solely for purpose of reimbursing the Issuing Bank for the related LC Disbursement.
(ii)    If Borrower fails to make such payment when due, and if the amount is not financed pursuant to the proviso to Section 2.18(e)(i), the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Multicurrency Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Multicurrency Revolving Lender’s Pro Rata Percentage thereof. Each Multicurrency Revolving Lender shall be irrevocably and unconditionally obligated to pay by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 p.m., New York City time, on such date (or, if such Multicurrency Revolving Lender shall have received such notice later than 11:00 a.m., New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Multicurrency Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Multicurrency Revolving Loans made by such Multicurrency Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Multicurrency Revolving Lenders; provided, that if the Issuing Bank is also a Multicurrency Revolving Lender, such Multicurrency Revolving Lender shall be deemed to have funded its Pro Rata Percentage automatically without further funding; provided, however, that no Revolving Lender shall be required to make such payments with respect to any LC Disbursements made after the Revolving Maturity Date with respect to the Multicurrency Revolving Commitments. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to Section 2.18(e)(i) prior to the time that any Multicurrency Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from Borrower thereafter will be promptly remitted by the Administrative Agent to the Multicurrency Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.
(iii)    If any Multicurrency Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Multicurrency Revolving Lender agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.
(f)    Obligations Absolute. The Reimbursement Obligation of Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of: (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to strictly comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder; (v) the fact that a Default or Event of Default shall have occurred and be continuing; (vi) any material adverse change in the financial condition, results of operations, assets, liabilities (contingent or otherwise) or business of any Company; or (vii) any other fact, circumstance or event whatsoever. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential, special, punitive or other indirect damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Legal Requirements) suffered by Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct, in each case, on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to the Issuing Bank and the Multicurrency Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(d)).
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date it receives notice thereof, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement (or the Multicurrency Revolving Lenders reimburse such LC Disbursement pursuant to the proviso in Section 2.18(e)(i), at the Alternate Base Rate plus the Applicable Margin for the period of one Business Day from the date of such LC Disbursement, and at the Default Rate thereafter. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Multicurrency Revolving Lender pursuant to Section 2.18(e)(ii) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Multicurrency Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Multicurrency Revolving Lenders, an amount in cash equal to the sum of (a) 103% of the LC Exposure (determined only with respect to clause (a) of the definition thereof) and (b) 100% of the LC Exposure (determined only with respect to clause (b) of the definition thereof), in each case, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in paragraph (g) or (h) of Section 8.01. Funds in the LC Sub-Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Multicurrency Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations in accordance with Section 8.03. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to

Borrower within five Business Days after all Events of Default have been cured or waived. If Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b)(iii) or Section 2.10(b)(iv), such amount (to the extent not applied as aforesaid) shall be returned to Borrower as and to the extent that, after giving effect to such return, Borrower would remain in compliance with Section 2.10(b)(iii) or Section 2.10(b)(iv) and no Event of Default shall have occurred and be continuing or would result therefrom.
(j)    Additional Issuing Banks. Borrower may, at any time and from time to time, designate one or more additional Multicurrency Revolving Lenders or Affiliates of Multicurrency Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent in writing of each of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), each Issuing Bank (which consent shall not be unreasonably withheld, delayed or conditioned) and such Multicurrency Revolving Lender(s). Any Multicurrency Revolving Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Multicurrency Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Multicurrency Revolving Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Multicurrency Revolving Lender in its capacity as Issuing Bank, as the context shall require.
(k)    Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and Borrower only so long as a Lender that is reasonably acceptable to Borrower has agreed to be appointed as a successor Issuing Bank, in each case in accordance with this Section 2.18(k); provided that, upon the reasonable request of any Issuing Bank, Borrower shall use commercially reasonable efforts to assist such Issuing Bank to find a replacement. The Issuing Bank may be replaced at any time by written agreement among Borrower, the Administrative Agent and the successor Issuing Bank. Borrower may, other than with respect to any then existing Letters of Credit, terminate the appointment of any Issuing Bank by providing a written notice to such Issuing Bank with a copy thereof to the Administrative Agent. The Administrative Agent shall notify the Lenders of any such termination of the Issuing Bank, replacement of the Issuing Bank or any such additional Issuing Bank designated under Section 2.18(j). At the time any such termination, resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(b). From and after the effective date of any such termination, resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the termination, resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.
(l)    Reserved.
(m)    Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:
(i)    any Order of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Legal Requirement applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the

Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or
(ii)    the issuance of such Letter of Credit would violate one or more policies of general application of the Issuing Bank.
The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
Section 2.19    Increases of the Term Loan and Revolving Commitments(b)    . (a) Borrower may at any time by written request to the Administrative Agent establish (I) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “New Term Loan Commitments”, and the Loans made thereunder, the “New Term Loans”) and/or (II) one or more increases in the amount of any Class of Revolving Commitments (a “Revolving Commitment Increase”, and together with any Term Loan Increase, each an “Incremental Increase”) or the establishment of one or more new revolving credit commitments of any Class (any such new commitments, collectively with any Revolving Commitment Increases, the “New Revolving Commitments”, and the Loans made thereunder, the “New Revolving Loans”; the New Revolving Commitments and the New Revolving Loans thereunder, together with the New Term Loan Commitments and the New Term Loans thereunder, collectively, the “Incremental Facilities” and each, an “Incremental Facility”), in each case, the proceeds (if any) of which may be used for general corporate purposes, including, without limitation, for dividends, distributions, Investments, general working capital, capital expenditures, Permitted Acquisitions, and any other purposes not prohibited by this Agreement; provided that:
(i)    at the time of establishment of any New Term Loan Commitments and New Revolving Commitments pursuant to this Section 2.19, the aggregate principal amount of such New Term Loan Commitments and New Revolving Commitments to be so established shall not exceed the Maximum Incremental Facilities Amount at such time. The aggregate principal amount of any requested New Term Loan Commitment or New Revolving Commitment shall be in a minimum amount of $5,000,000 (or such lower amount to the extent the full amount of Indebtedness permitted under the Maximum Incremental Facilities Amount is being incurred at any time);
(ii)    no Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect to the incurrence of any Incremental Facility, except that, solely with respect to any New Term Loans incurred to finance a Limited Condition Acquisition, (x) the absence of a Default or Event of Default shall be tested only on the date the definitive agreements for such Limited Condition Acquisition are entered into and (y) no Event of Default under Sections 8.01(a), 8.01(b), 8.01(g) or 8.01(h) shall have occurred or be continuing or would occur immediately after giving effect to the incurrence of any such New Term Loans;
(iii)    after giving effect to the incurrence of any Incremental Facility, the condition set forth in Section 4.02(c) shall be satisfied, except that, solely with respect to any Incremental Facility incurred to finance a Limited Condition Acquisition or other permitted Investment, the representations and warranties necessary to satisfy such condition shall be limited to customary “Sungard” representations;
(iv)    as of the associated Incremental Amendment Date, any New Term Loans (except with respect to any such Indebtedness in an aggregate principal amount not exceeding the Inside Maturity Amount at such time) shall have a maturity date no earlier than the Initial Term Loan Maturity Date and shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Initial Term Loans (provided that for purposes of determining the Weighted Average Life to Maturity of the Initial Term Loans the effects of any prepayments or amortization made on such Indebtedness prior to the date of determination shall be disregarded);
(v)    as of the associated Incremental Amendment Date, any New Revolving Loans shall mature no earlier than, and require no scheduled amortization or mandatory commitment reduction prior to, the Revolving Maturity Date with respect to the Multicurrency Revolving Commitments;
(vi)    the pricing, interest rate margins, discounts, premiums, interest rate floors, fees, and (subject to clauses (iv) and (v) above) amortization schedule applicable to any Incremental Facility shall be determined by Borrower and the Lenders with respect to such Incremental Facility; provided, that (A) the Applicable Margin for any Incremental Increase shall be (x) the Applicable Margin for the Class being increased prior to giving effect to such Incremental Increase or (y) higher than the Applicable Margin for the Class being increased prior to giving effect to such Incremental Increase, in which case the Applicable Margin for the Class being increased shall become the Applicable Margin under such Incremental Increase and (B) if the Effective Yield of any New Term Loans that are secured on a pari passu basis with the Initial Term Loans and are not incurred in connection with a Permitted Acquisition, that are incurred prior to the date that is 12 months after the Amendment No. 4 Effective Date pursuant to clause (A)(i), (A)(ii)(w), (A)(ii)(y) and/or (A)(ii)(z) of the definition of Maximum Incremental Facilities Amount and that have a final scheduled maturity date prior to the date that is 12 months after the maturity date of the Initial Term Loans (provided further that the Borrower may, in its sole discretion, exclude any New Term Loans from application of the MFN Provision that are not otherwise excluded from the MFN Provision in an aggregate initial principal amount, when taken together with all other New Term Loans and Permitted Incremental Equivalent Debt excluded from the MFN Provision due to operation of this further proviso, of the greater of (x) $200 million and (y) 50% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period as determined at the time of determination thereof) exceeds the Effective Yield in respect of any Initial Term Loans made in the same currency as such New Term Loans by more than 0.50%, the Applicable Margin in respect of such Initial Term Loans shall be adjusted so that the Effective Yield in respect of such Initial Term Loans is equal to the Effective Yield in respect of such New Term Loans minus 0.50% (provided, further, to the extent any change in the Effective Yield of the Initial Term Loans is necessitated by this clause (vi)(B) on the basis of an effective interest rate floor in respect of the New Term Loans, the increased Effective Yield in the Initial Term Loans shall have such increase in the Effective Yield effected solely by increases in the interest rate floor(s) applicable to the Initial Term Loans (unless agreed in writing by Borrower to be in the form of an increase to the Applicable Margin)) (this sub-clause (B), the “MFN Provision”);
(vii)    notwithstanding anything to the contrary in this Section 2.19 or otherwise, after the associated Incremental Amendment Date, (1) the borrowing and repayment (except for (x) payments of interest and fees at different rates on New Revolving Commitments (and related outstandings), (y) repayments required upon the final scheduled maturity date of the New Revolving Commitments and any other Class of Revolving Commitments and (z) repayment made in connection with a permanent repayment and termination in full of Revolving Commitments) of New Revolving Loans that are (A) US Dollar Revolving Loans shall be made on a pro rata basis with all other US Dollar Revolving Commitments and (B) Multicurrency Revolving Loans shall be made on a pro rata basis with all other Multicurrency Revolving Commitments, (2) in the case of New Revolving Commitments that are Multicurrency Revolving Commitments, all Letters of Credit shall be participated on a pro rata basis by all Multicurrency Revolving Lenders in accordance with their respective Pro Rata Percentage of the Multicurrency Revolving Commitments (after giving effect to such New Revolving Commitments), (3) the permanent repayment of Revolving Loans in full with respect to, and termination of, New Revolving Commitments in full after the associated Incremental Amendment Date, may be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Commitments and (4) assignments and participations of New Revolving Commitments and New

Revolving Loans shall be governed by the same assignment and participation provisions applicable to the other Revolving Commitments and Revolving Loans;
(viii)    the New Term Loans and New Revolving Loans shall not benefit from any Guarantees or Collateral that do not ratably benefit the other Term Loans and Revolving Loans, respectively;
(ix)    each Incremental Facility may be incurred in Dollars or any Alternative Currency;
(x)    any New Term Loans may participate on (I) a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments of any Class of Term Loans hereunder and (II) a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 2.10(d)(ii))) in any mandatory prepayments of any Class of Term Loans hereunder;
(xi)    each Incremental Facility shall rank pari passu in right of payment and security with the Initial Term Loans; and
(xii)    all other terms with respect to each Incremental Facility shall be determined by Borrower; provided that (A) (x) with respect to New Term Loans, to the extent such terms or provisions (other than any terms or provisions applicable only to periods after the Initial Term Loan Maturity Date) are not consistent with the Initial Term Loans (other than as set forth in this Section 2.19(a)), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, at Borrower’s election, to the extent any term or provision is added for the benefit of the Lenders of New Term Loans, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added (or the features of such term are provided) for the benefit of the Lenders of the Initial Term Loans) and (y) with respect to New Revolving Commitments, to the extent such terms or provisions (other than any terms or provisions applicable only to periods after the Revolving Maturity Date with respect to the Multicurrency Revolving Commitments) are not consistent with the Initial Revolving Commitments (other than as set forth in this Section 2.19(a)), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, at Borrower’s election, to the extent any term or provision is added for the benefit of the Lenders of New Revolving Commitments, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added (or the features of such term are provided) for the benefit of the Lenders of the Initial Revolving Commitments) and (B) in the case of an Incremental Increase, the terms, provisions and documentation (other than the Incremental Amendment evidencing such increase) of such Incremental Increase shall be identical (other than with respect to upfront fees, OID or similar fees) to the applicable Class of Term Loans or Revolving Credit Commitments being increased, in each case, as existing on the Incremental Amendment Date (after giving effect to the last paragraph of Section 2.19(b)).
No existing Lender shall have any obligation, expressed or implied, to participate in any Incremental Facility, nor will Borrower have any obligation to approach any existing Lender to provide any Incremental Facility.
(b)    Subject to the foregoing, the establishment of any Incremental Facility in connection with any request by Borrower pursuant to Section 2.19(a) shall be effective on the date (the “Incremental Amendment Date”) of delivery to the Administrative Agent of each of the following documents: (i) an officers’ certificate of Borrower, in form and substance reasonably acceptable to the Administrative Agent, confirming compliance with all conditions precedent for any such establishment of an Incremental Facility, including, subject to the limitation in clauses (a)(ii) and (a)(iii) above, compliance with Sections 4.02(a), (b) and (c); (ii) an amendment (an “Incremental Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Borrower, each Lender or Lenders providing such Incremental Facility, the Administrative Agent and, if reasonably requested by the Administrative Agent, each other Loan Party; and (iii) any other reasonable and customary documents, legal opinions and officer’s certificates that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent; provided that (x) if the Administrative Agent or Issuing Bank would have consent rights with respect to such new Lender under Section 11.04 herein were such new Lender to take an assignment of Loans or Commitments hereunder, then such new Lender shall be reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed) and, in the case of New Revolving Commitments, the Issuing Bank (such acceptance not to be unreasonably withheld or delayed) and (y) any Sponsor Permitted Assignees providing such Incremental Facility shall be subject to the same restrictions as applicable to Sponsor Permitted Assignees pursuant to the terms of Section 11.04.
    Notwithstanding anything to the contrary in Section 11.02, the Administrative Agent is expressly permitted, without the consent of any Lenders or the Issuing Bank, to amend the Loan Documents (including Section 2.09) to the extent necessary or appropriate in the reasonable discretion of the Administrative Agent to give effect to any New Term Loan Commitment or New Revolving Commitments pursuant to this Section 2.19 (which may be in the form of an amendment and restatement), including to provide to the Lenders of any Class of Loans or Commitments hereunder the benefit of any term or provision that is added under any Incremental Loan Amendment for the benefit of the Lenders of an Incremental Facility (including to the extent necessary or advisable to allow any Incremental Facility to be an Incremental Increase).
(c)    (i) Upon the establishment of any New Revolving Commitments pursuant to this Section 2.19 that are Multicurrency Revolving Commitments, (A) each Multicurrency Revolving Lender immediately prior to such establishment (each such Lender, an “Existing Multicurrency Commitment Revolving Lender”) will automatically and without further act be deemed to have assigned to each Lender providing any such New Revolving Commitment (each such Lender, a “New Multicurrency Commitment Revolving Lender”), and each such New Multicurrency Commitment Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Existing Multicurrency Commitment Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Multicurrency Revolving Lender (including each such New Multicurrency Commitment Revolving Lender) will equal such Multicurrency Revolving Lender’s Pro Rata Percentage, (B) if, on the associated Incremental Amendment Date, there are any Multicurrency Revolving Loans outstanding, such Multicurrency Revolving Loans shall (unless such Multicurrency Revolving Loans are to be otherwise prepaid on such Incremental Amendment Date) on or prior to the effectiveness of such New Revolving Commitments be prepaid from the proceeds of additional Multicurrency Revolving Loans made under all Multicurrency Revolving Commitments (reflecting such New Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Multicurrency Revolving Loans being prepaid and any costs (if any) incurred by any Lender in accordance with Section 2.13, (C) each New Multicurrency Commitment Revolving Lender shall become a Multicurrency Revolving Lender with respect to the New Revolving Commitments and all matters relating thereto and (D) each such New Revolving Commitment shall be deemed, for all purposes, a Multicurrency Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Multicurrency Revolving Loan. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence; and
(ii)    Upon the establishment of any New Revolving Commitments pursuant to this Section 2.19 that are US Dollar Revolving Commitments, (A) if, on the associated Incremental Amendment Date, there are any US Dollar Revolving Loans outstanding, such US Dollar Revolving Loans shall (unless such US Dollar Revolving Loans are to be otherwise prepaid on such Incremental Amendment Date) on or prior to the effectiveness of such New Revolving Commitments be prepaid from the proceeds of additional US Dollar Revolving Loans made under all US Dollar Revolving Commitments (reflecting such New Revolving Commitments), which prepayment shall be accompanied by accrued interest on the US Dollar Revolving Loans being prepaid and any costs (if any) incurred by any Lender in accordance with Section 2.13, (B) each Lender providing any such New Revolving Commitment shall become a US Dollar Revolving Lender with respect to the New Revolving Commitments and all matters relating thereto and (C) each such New Revolving Commitment shall be deemed, for all purposes, a US Dollar Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a US Dollar Revolving Loan. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(d)    This Section 2.19 shall supersede any provisions in Section 2.14 or Section 11.02 to the contrary.

Section 2.20    Extensions of the Term Loan and Revolving Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made by Borrower from time to time to all Term Loan Lenders or Revolving Lenders of any Class, as applicable, on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans or Revolving Commitments of such Class, as applicable, then outstanding) and on the same terms to each such Term Loan Lender or Revolving Lender of such Class, as applicable, Borrower may from time to time with the consent of any Lender that shall have accepted such offer, extend the maturity date of any Term Loans or Revolving Commitments and otherwise modify the terms of such Term Loans or Revolving Commitments of such Lender pursuant to the terms of the relevant Extension Offer (including by modifying the interest rate or fees payable in respect of such Term Loans or Revolving Commitments, modifying the amortization schedule in respect of such Term Loans, or any other modification contemplated by this Section 2.20) (each, an “Extension”, and each group of Term Loans or Revolving Loans as so extended, as well as the original Term Loans and Revolving Loans not so extended, being a “tranche” and a separate “Class” hereunder; any Extended Term Loans shall constitute a separate tranche of Term Loans and a separate “Class” hereunder from the tranche of Term Loans from which they were converted and any Extended Revolving Loans shall constitute a separate tranche of Revolving Loans and a separate “Class” hereunder from the tranche of Revolving Loans from which they were converted), so long as the following terms are satisfied: (i) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (ii), (iii), (iv) and (v), be determined by Borrower and set forth in reasonable detail in the relevant Extension Offer), the Term Loans or Revolving Loans, as applicable, of any Lender (an “Extending Lender”) extended pursuant to any Extension (“Extended Term Loans” or “Extended Revolving Loans”, as applicable) shall have the same terms as the tranche of Term Loans or Revolving Loans, as applicable, subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the final scheduled maturity date of the Class of Term Loans or Revolving Loans, as applicable, subject to such Extension Offer), as applicable, (ii) the final maturity date of any Extended Term Loans (except with respect to any such Indebtedness in an aggregate principal amount not exceeding the Inside Maturity Amount at such time) shall be no earlier than the tranche of Term Loans subject to such Extension Offer, (iii) the Weighted Average Life to Maturity of any Extended Term Loans (except with respect to any such Indebtedness in an aggregate principal amount not exceeding the Inside Maturity Amount at such time) shall be no shorter than the remaining Weighted Average Life to Maturity of the tranche of Term Loans subject to such Extension Offer, (iv) the maturity date of any Extended Revolving Loans shall be no earlier than the tranche of Revolving Loans subject to such Extension Offer, (v) any Extended Term Loans may participate (x) on a pro rata basis, on a less than pro rata basis or on a greater than pro rata basis in any voluntary prepayments hereunder and (y) on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 2.10(d)(ii))) in any mandatory prepayments hereunder, in each case as specified in the applicable Extension Offer, (vi) such Extended Term Loans and Extended Revolving Loans shall not benefit from any Guarantees or Collateral that do not ratably benefit the Term Loans and Revolving Loans, respectively, (vii) if the aggregate principal amount of the Term Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by Borrower pursuant to such Extension Offer, then the Term Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (viii) if the aggregate principal amount of the Revolving Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments offered to be extended by Borrower pursuant to such Extension Offer, then the Revolving Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective commitment amounts with respect to which such Lenders have accepted such Extension Offer, (ix) all documentation in respect of such Extension shall be substantially consistent with the foregoing, (x) any applicable Minimum Extension Condition shall be satisfied unless waived by Borrower and (xi) the interest rate margin applicable to any Extended Term Loans or Extended Revolving Loans will be determined by Borrower and the lenders providing such Extended Term Loans or Extended Revolving Loans. No Lender shall have any obligation to agree to have any of its existing Term Loans or Revolving Commitments converted into Extended Term Loans or Extended Revolving Loans pursuant to any Extension. No consent of any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Loans (or a portion thereof).
(b)    With respect to all Extensions consummated by Borrower pursuant to this Section 2.20, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.10 and (ii) any Extension Offer is required to be in any minimum amount of $5,000,000, provided that Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrower’s sole discretion and may be waived by Borrower) of Term Loans and Revolving Commitments of any or all applicable tranches be tendered.
(c)    The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments (“Extension Amendment”) to this Agreement and the other Loan Documents with Borrower as may be necessary in order to establish new Classes of Term Loans and Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.20.
(d)    In connection with any Extension, Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or reasonably acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.20.
(e)    This Section 2.20 shall supersede any provisions in Section 2.14 or Section 11.02 to the contrary.
Section 2.21    Refinancing Facilities.
(a)    At any time after the Closing Date, Borrower may obtain, from any Lender or any new lender (provided that if Administrative Agent would have consent rights with respect to such new lender under Section 11.04 herein were such new lender to take an assignment of Loans or Commitments hereunder, then such new lender shall be reasonably acceptable to the Administrative Agent (in consultation with Borrower) (such acceptance not to be unreasonably withheld or delayed) and provided further that any Refinancing Loans and Refinancing Commitments held by the Sponsors or their Affiliates shall be subject to the same restrictions as applicable to Sponsor Permitted Assignees pursuant to the terms of Section 11.04) (each such lender being an “Additional Lender”), (x) Refinancing Term Commitments and/or Refinancing Term Loans in respect of all or any portion of (1) any Term Loan Commitments, Term Loans, Revolving Commitments and/or Revolving Loans then outstanding under this Agreement and (2) any Credit Agreement Refinancing Indebtedness and (y) Refinancing Revolving Commitments and/or Refinancing Revolving Loans in respect of all or any portion of any Revolving Commitments and/or Revolving Loans then outstanding under this Agreement, in each case, pursuant to a Refinancing Amendment; provided, that such Refinancing Loans and Refinancing Commitments:
    (i) shall rank pari passu in right of payment and security with the Initial Term Loans and Initial Revolving Commitments,
    (ii) in the case of Refinancing Term Loans (except with respect to any such Indebtedness in an aggregate principal amount not exceeding the Inside Maturity Amount at such time), shall have a maturity date no earlier than the Initial Term Loan Maturity Date and a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Initial Term Loans;
    (iii) in the case of Refinancing Revolving Loans, shall mature no earlier than, and require no scheduled amortization or differing mandatory commitment reduction prior to, the applicable Revolving Maturity Date of the Class of Revolving Commitments being refinanced (which in the case of a refinancing of the US Dollar Revolving Commitments or the Multicurrency Revolving Commitments, shall be the date set forth in the definition of “Revolving Maturity Date”);
    (iv) shall have pricing, interest rate margins, discounts, premiums, interest rate floors, fees, and (subject to clauses (ii) and (iii) above) amortization schedule determined by Borrower and the Additional Lenders;
    (v) in the case of Refinancing Revolving Loans or Refinancing Revolving Commitments, shall participate in the payment, borrowing, participation and commitment reduction provisions herein, (A) in the case of US Dollar Revolving Loans and US Dollar Revolving Commitments, on a pro rata basis with any all then outstanding US Dollar Revolving Loans and US Dollar Revolving Commitments and (B) in the case of Multicurrency Revolving Loans and Multicurrency Revolving Commitments, on a pro rata basis with any all then outstanding Multicurrency Revolving Loans and Multicurrency Revolving Commitments (except, in each case, for (x) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings) (y) repayments required upon the final scheduled maturity date of the Refinancing Revolving Commitments and any other Class of Revolving Commitments and (z) repayment made in connection with a permanent repayment in full and termination in full of Revolving Commitments);
    (vi) shall not benefit from any guarantees or collateral that do not ratably benefit the other Term Loans and Revolving Loans, respectively;
        (vii) other than with respect to Refinancing Revolving Commitments and Refinancing Revolving Loans in the form of US Dollar Revolving Commitments and US Dollar Revolving Loans (which for the avoidance of doubt shall be incurred and available only in Dollars), may be incurred in Dollars or any Alternative Currency;
    (viii) in the case of Refinancing Term Loans, may participate on (I) a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments of any Class of Term Loans hereunder and (II) a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 2.10(d)(ii))) in any mandatory prepayments of any Class of Term Loans hereunder; and
    (ix) have such other terms as shall be determined by Borrower; provided that (x) with respect to Refinancing Term Loans, to the extent such terms or provisions (other than any terms or provisions applicable only to periods after the Initial Term Loan Maturity Date) are not consistent with the Initial Term Loans (other than as set forth in this Section 2.21(a)), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, at Borrower’s election, to the extent any term or provision is added for the benefit of the Additional Lenders, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added (or the features of such term are provided) for the benefit of the Lenders of the Initial Term Loans) and (y) with respect to Refinancing Revolving Commitments, to the extent such terms or provisions (other than any terms or provisions applicable only to periods after the Revolving Maturity Date with respect to the Class of Revolving Commitments being refinanced) are not consistent with the Initial Revolving Commitments (other than as set forth in this Section 2.21(a)), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, at Borrower’s election, to the extent any term or provision is added for the benefit of the Additional Lenders, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added (or the features of such term are provided) for the benefit of the Lenders of the Initial Revolving Commitments).

    Notwithstanding anything to the contrary in Section 11.02, the Administrative Agent is expressly permitted, without the consent of any Lenders or the Issuing Bank, to amend the Loan Documents (including Section 2.09) to the extent necessary or appropriate in the reasonable discretion of the Administrative Agent to give effect to any Refinancing Term Commitment or Refinancing Revolving Commitments pursuant to this Section 2.21 (which may be in the form of an amendment and restatement), including to provide to the Lenders of any Class of Loans or Commitments hereunder the benefit of any term or provision that is added under any Refinancing Amendment for the benefit of the Additional Lenders.
    The effectiveness of any Refinancing Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Loans and Refinancing Commitments incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing Term Loans or Refinancing Revolving Loans) and any Indebtedness being replaced or refinanced with such Refinancing Loans and Refinancing Commitments shall be deemed permanently reduced and satisfied in all respects.
(b)    This Section 2.21 shall supersede any provisions in Section 2.14 or Section 11.02 to the contrary.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders on the Closing Date and on the date of each Credit Extension (with references in this Article III to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:
Section 3.01    Organization; Powers. Each Company (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite organizational power and authority to carry on its business as now conducted and to own, lease and operate its Property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except where the failure to do so by (i) a non-Loan Party in the case of each of the foregoing clauses (a) and (b), and (ii) each Company, in the case of clause (c), could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
Section 3.02    Authorization; Enforceability. The Loan Documents to which any Loan Party is to be a party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03    No Conflicts. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to maintain the perfection or priority of the Liens created by the Security Documents, (b) will not violate the Organizational Documents of any Company and will not require any consent or approval (other than that which has been obtained) under the Organizational Documents of any Company, (c) will not violate or result in a default or require any consent or approval under any indenture, agreement, or other instrument binding upon any Company or its Property or to which any Company or its Property is subject, or give rise to a right thereunder to require any payment to be made by any Company, (d) will not violate any material Legal Requirement and (e) will not result in the creation or imposition of any Lien on any Property of any Company, other than the Liens created by the Security Documents and Permitted Liens, except (in the case of clauses (a), (c) and (d)) to the extent that such breach, contravention or violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.04    Financial Statements; Projections(a)    .

(a)    Borrower has heretofore delivered to the Administrative Agent (i) the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target for the fiscal years ended 2012, 2013 and 2014, (ii) unaudited consolidated balance sheets and related unaudited statements of income and cash flows of the Target for each fiscal quarter (other than the fourth fiscal quarter) ended after the last day of its most recent fiscal year and at least 45 days prior to the Closing Date and (iii) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Borrower as of and for the nine-month period ending on the last day of the most recently ended fiscal quarter ended at least 45 days (or 90 days in case such period is the end of Borrower’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such day (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for acquisition accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)). In the case of the financial statements described in clauses (i) and (ii) above, such financial statements have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, respectively, thereby, except as otherwise noted therein, and present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries as of the dates and for the periods to which they relate (subject to, in the case of the financial statements referred to in clause (ii) above, year-end audit adjustments and the absence of footnote disclosures).

(b)    Borrower has heretofore delivered to the Administrative Agent the forecasts of financial performance of Borrower and its Subsidiaries for the fiscal years 2016 through 2020 (the “Projections”) and the assumptions upon which the Projections are based. The Projections have been prepared in good faith by the Loan Parties and based upon (i) the assumptions stated therein (which assumptions are believed by the Loan Parties on the Closing Date to be reasonable), (ii) accounting principles consistent with the historical audited financial statements delivered pursuant to Section 3.04(a) consistently applied throughout the fiscal years covered thereby, and (iii) the information reasonably available to, or in the possession or control of, the Loan Parties as of the Closing Date (it being recognized by the Administrative Agent and the Lenders that (x) such Projections are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and its Subsidiaries and (y) no assurance can be given that any particular financial projection will be realized, and that actual results during the period or periods covered by the Projections may differ from the projected results, and such differences may be material).
(c)    Since the Closing Date, there has been no event, change, circumstance or occurrence that has had or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
Section 3.05    Properties. Each Company has good and marketable title to, or valid leasehold interests in, all its Property (other than Intellectual Property) necessary for or material to its business as currently conducted, free and clear of all Liens except for

Permitted Liens and except where failure to have such title or interest, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.06    Intellectual Property. Each Company owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), all intellectual property rights, including all (A) patents and patent applications; (B) registered trademarks, trade names, service marks, copyrights, domain names and applications for registration thereof; and (C) unregistered trademarks, trade names, service marks, copyrights, trade secrets, proprietary information, inventions, databases, software (including source code), formulae, works of authorship, know-how, processes, and other confidential information, systems, or procedures (collectively, the “Intellectual Property”) necessary for the conduct of the business of such Company as currently conducted, except for Intellectual Property which such Company’s failure to own or license could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. No claim or litigation regarding any of such Intellectual Property owned by such Company is pending, or, to the knowledge of such Company, is threatened in writing which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The operation of the business as currently conducted does not infringe upon, dilute, misappropriate or violate any rights in the Intellectual Property held by any Person except for such infringements, dilutions, misappropriations or violations that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
Section 3.07    Equity Interests and Subsidiaries(a)    . Schedule 3.07 sets forth a list of (i) each Subsidiary of Holdings as of the Closing Date and its jurisdiction of incorporation or organization as of the Closing Date, (ii) each Subsidiary that is a Restricted Subsidiary and each Subsidiary that is an Unrestricted Subsidiary as of the Closing Date, and (iii) the number of each class of the Equity Interests of each Subsidiary of Holdings authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. As of the Closing Date, after giving effect to the Transactions, all of the outstanding Equity Interests of Borrower and its Restricted Subsidiaries have been duly and validly issued and are fully paid and non-assessable (as applicable).
Section 3.08    Litigation; Compliance with Laws(a)    . (a) Except as set forth on Schedule 3.08(a), there are no actions, suits, claims, disputes, proceedings or, to the knowledge of any Loan Party, investigations now pending or, to the knowledge of any Loan Party, threatened in writing, at law, in equity or before any Governmental Authority against any Company that, individually or in the aggregate, have resulted in, or, individually or in the aggregate, could reasonably be expected to result in, a Material Adverse Effect.
(b)    Except for matters covered by Section 3.18, no Company or any of its Property is in violation of, nor will the continued operation of its Property or business as currently conducted violate, any Legal Requirements except where such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 3.09    [Reserved].
Section 3.10    Federal Reserve Regulations(a)    . (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)    No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

Section 3.11    Investment Company Act. No Company is an “investment company” required to be registered as such, as defined, or subject to regulation under, in the Investment Company Act of 1940, as amended.
Section 3.12    Use of Proceeds. On the Closing Date, Borrower used the proceeds of the Initial Term Loans, together with the Closing Date Equity Issuance, the proceeds of the Bridge Notes, the proceeds of the Existing Second Lien Notes and the Closing Date Revolving Draw (if any), to fund all or a portion of the Transactions and to pay all or a portion of any related fees and expenses (including any upfront fees and original issue discount) related thereto. Borrower used the proceeds of the Revolving Loans and any Letters of Credit after the Closing Date for working capital and general corporate purposes (including to effect Permitted Acquisitions, Investments, Capital Expenditures, Dividends and any other purposes not prohibited under this Agreement). On the First Incremental Closing Date, Borrower used the proceeds of the First Incremental Term Loans incurred on the First Incremental Closing Date for the Amendment No. 1 Borrowing Purposes. The proceeds of all 2016 Refinancing Term Loans (as defined in Amendment No. 2), if any, on the Amendment No. 2 Effective Date were used to refinance in full all Existing Term Loans (as defined in Amendment No. 2), on the terms and subject to the conditions set forth in Amendment No. 2. The proceeds of all 2017 Refinancing Term Loans (as defined in Amendment No. 3), if any, on the Amendment No. 3 Effective Date were used to refinance in full all Existing Term Loans (as defined in Amendment No. 3) together with a portion of accrued but unpaid interest, fees and expenses in connection therewith, on the terms and subject to the conditions set forth in Amendment No. 3. The proceeds of the 2018 Refinancing Term Loans (as defined in Amendment No. 4), on the Amendment No. 4 Effective Date will be used to refinance in full all Existing Term Loans (as defined in Amendment No. 4) together with all accrued but unpaid interest, fees and expenses in connection therewith, on the terms and subject to the conditions set forth in Amendment No. 4.The proceeds of the 2018 Upsize Term Loans (as defined in Amendment No. 4), on the Amendment No. 4 Effective Date will be used, together with the proceeds of the Second Lien Loans (including the cashless exchange of Existing Second Lien Notes for a portion of the Second Lien Loans), to redeem in full the outstanding principal amount of the Existing Second Lien Notes together with all accrued but unpaid interest, fees, premium and expenses payable in connection therewith, on the terms and subject to the conditions set forth in Amendment No. 4. The proceeds of the 2022 Refinancing Term Loans (as defined in Amendment No. 6), on the Amendment No. 6 Effective Date will be used to refinance in full all Existing Term Loans (as defined in Amendment No. 6) together with all accrued but unpaid interest, fees and expenses in connection therewith, on the terms and subject to the conditions set forth in Amendment No. 6.
Section 3.13    Taxes. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, each Loan Party has (a) timely filed or caused to be timely filed all Tax Returns required to have been filed by it and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate actions and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP or Local GAAP (as applicable). Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, each Loan Party has paid or has provided adequate reserves in accordance with GAAP or Local GAAP (as applicable) for all Taxes not yet due and payable. No Loan Party has knowledge of any proposed or pending tax assessments, deficiencies, audits or other proceedings, except (i) those that are being contested in good faith by appropriate actions and for which such Loan Party has set aside on its books adequate reserves (in the good faith judgment of management of such Loan Party) in accordance with GAAP or Local GAAP (as applicable) or (ii) those which would not result, or be reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 3.14    No Material Misstatements. (a) No written information, report, financial statement, certificate (including the Perfection Certificate), exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender on or prior to the Closing Date in connection with any Loan Document or included therein or delivered pursuant thereto, when taken as a whole (together with the Target’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the fiscal quarters since the end of the fiscal year covered by such Form 10-K) (the “Public Filings”), contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the written information therein (together with the Public Filings) not materially misleading, taken as a whole, in the light of the circumstances under which they are made (after giving effect to all supplements and updates from time to time); it being understood and agreed that for purposes of this Section 3.14(a), such written information shall not include pro forma financial information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward looking information or information of a general economic or general industry nature (collectively, “Forward-Looking Information”).

(b)    The Forward-Looking Information was prepared in good faith based upon the assumptions stated therein, which were believed by the Loan Parties to be reasonable at the time at the time made and at the time furnished to the Administrative Agent and Lenders (it being recognized by the Administrative Agent and Lenders that (x) all Forward-Looking Information is not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and its Subsidiaries and (y) no assurance can be given that any particular financial projection will be realized, and that actual results during the period or periods covered by any such Forward-Looking Information may differ from the projected results, and such differences may be material).

Section 3.15    Labor Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Loan Parties, threatened, (b) since January 1, 2014, hours worked by and payments made based on hours worked to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with wage and hour matters and (c) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.
Section 3.16    Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, Borrower, on a consolidated basis with its Subsidiaries, is Solvent.
Section 3.17    Employee Benefit Plans(b)    . (a) Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each Employee Benefit Plan complies and is operated and maintained in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and (ii) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code is covered by a favorable determination, opinion or advisory letter from the Internal Revenue Service and nothing has occurred which would reasonably be expected to cause the loss of, such qualification.
(b)    Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) no ERISA Event has occurred during the six year period prior to the date on which this representation is made or is reasonably expected to occur and (ii) no Pension Plan has any Unfunded Pension Liability.
(c)    Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, each Foreign Plan has been maintained in compliance with its terms and with all Legal Requirements and has been maintained, where required, in good standing with applicable Governmental Authorities.
Section 3.18    Environmental Matters. (a) Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect:
(i)    the Companies and their businesses, operations and Real Property are now and since February 5, 2013 have been in compliance with any applicable Environmental Law;
(ii)    the Companies have obtained and maintained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property, under all applicable Environmental Laws. The Companies are and since February 5, 2013 have been in compliance with the terms and conditions of such Environmental Permits and, to the knowledge of the Loan Parties, all such Environmental Permits are valid;
(iii)    except for matters that have been resolved, there has been no Release or threatened Release of Hazardous Materials on, at, under or from any Real Property or facility presently or, to the knowledge of the Loan Parties, formerly, owned, leased or operated by any of the Companies that has resulted in, or is reasonably likely to result in, liability for any of the Companies under Environmental Law or the assertion of an Environmental Claim against any of the Companies;
(iv)    except for matters that have been resolved, no Company has received written notice regarding any pending or threatened Environmental Claim relating to the Real Property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of the Companies, and to the knowledge of the Loan Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;
(v)    no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any Order or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location.
        (b) As of the Closing Date, the Companies have made available to the Lenders copies of all material records and files in the possession of, or otherwise reasonably available to, the Companies concerning compliance with or liability or obligation under Environmental Law, including those concerning the environmental condition of the Real Property, that have been reasonably requested by the Lead Arrangers.
Section 3.19    Security Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the Security Agreement, together with such filings and other actions required to be taken hereby or by the applicable Security Documents (including the delivery to Collateral Agent of any Pledged Collateral required to be delivered pursuant hereto or the applicable Security Documents), is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal and valid Liens (subject to Permitted Liens) on, and security interests in, the Security Agreement Collateral.
Notwithstanding anything herein or in any other Loan Document to the contrary, no Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Legal Requirements, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Loan Documents or (C) on the Closing Date and until required pursuant to the Loan Documents, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01.
Section 3.20    Patriot Act, OFAC and FCPA.
(a)    The Companies will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions (unless such activities or business are authorized pursuant to a license, license exception, an exemption or exception, or other permit or authorization from a Governmental Authority) or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions.
(b)    The Companies will not use the proceeds of the Loans directly, or, to the knowledge of Holdings, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).
(c)    Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of Borrower, none of the Companies has, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the Patriot Act or the FCPA.
(d)    None of the Companies or, to the knowledge of Borrower, any director, officer, employee or agent thereof is an individual or entity currently on OFAC’s list of Specifically Designated Nationals and Blocked Persons, nor is any Company located, organized or resident in a country or territory that is the subject of Sanctions.
Section 3.21    Senior Indebtedness.
The Obligations constitute “Senior Obligations”, “Senior Debt,” or “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Material Indebtedness that is subordinated in right of payment to the Obligations.
ARTICLE IV
CONDITIONS TO CREDIT EXTENSIONS
Section 4.01    Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, the Issuing Bank, to fund the initial Credit Extensions on the Closing Date requested to be made by Borrower were subject to the prior or concurrent satisfaction or waiver of only the conditions precedent set forth in this Section 4.01 (the making of such initial Credit Extension by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):
(a)    Loan Documents. There shall have been delivered to the Administrative Agent and Goldman Sachs Lending Partners LLC from each Loan Party an executed counterpart of each of the Loan Documents to which each is a party to be entered into on the Closing Date.
(b)    Second Lien Notes Indenture. There shall have been delivered to the Administrative Agent an executed copy of the Existing Second Lien Notes Indenture to be entered into on the Closing Date.
(c)    Corporate Documents. The Administrative Agent and Goldman Sachs Lending Partners LLC shall have received:

(i)    a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of Borrower, the Loans hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each officer or authorized Person executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized Person as to the incumbency and specimen signature of the officer or authorized Person executing the certificate in this clause (i));
(ii)    to the extent applicable, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of incorporation or formation; and
(iii)    the Administrative Agent and Goldman Sachs Lending Partners LLC shall have received a certificate dated the Closing Date and signed by a Responsible Officer of Borrower, confirming compliance with the conditions precedent set forth in Sections 4.01(d)(i), 4.01(d)(ii), 4.01(h), 4.01(k) and 4.01(l).
(d)    Acquisition and Other Transactions.
(i)     The Acquisition shall have been or, substantially concurrently with the initial borrowing hereunder and the issuance of the Existing Second Lien Notes, shall be, consummated in accordance with the terms of the Closing Date Acquisition Agreement, without giving effect to any modifications, amendments, waivers or consents thereto that are materially adverse to the Lenders in their respective capacities as such without the approval of the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any decrease in the purchase price shall not be materially adverse to the Lenders, so long as any such decrease is allocated (i) first, to reduce the amount of the Closing Date Equity Issuance to the extent it exceeds 40.0% of the of the pro forma total debt and equity capitalization of Borrower and its Subsidiaries after giving effect to the Transactions and (ii) second, to reduce the amount of funded debt on the Closing Date where such reduction is allocated ratably to reduce the Closing Date Equity Issuance, the Initial Term Loans and the Existing Second Lien Notes (and with respect to the Initial Term Loans and the Existing Second Lien Notes, ratably to the Initial Term Loans and the Existing Second Lien Notes), in proportion to the actual percentages that the amount of the Closing Date Equity Issuance and Initial Term Loans and the Existing Second Lien Notes, bear to the pro forma total capitalization of Borrower and its subsidiaries after giving effect to the Transactions, (b) any increase in the purchase price shall not be materially adverse to the Lenders so long as such increase is funded by the Closing Date Equity Issuance and (c) any waivers, modifications or amendments to, or in respect of, the definition of Company Material Adverse Effect shall be deemed materially adverse to the interests of the Lenders).
(ii)    The Refinancing Transaction shall have occurred substantially concurrently with the initial borrowing hereunder and, after giving effect thereto, none of Holdings, Borrower or any of their Subsidiaries shall have any third party Indebtedness for borrowed money other than the Obligations, the Bridge Notes and the Existing Second Lien Notes, and all commitments, guarantees and security interests of all Indebtedness required to be repaid pursuant to this clause (ii) shall have been terminated or will be terminated upon such repayment.

(e)    Financial Statements; Pro Forma Balance Sheet. The Arrangers shall have received (1) the audited consolidated balance sheets and related statements of income, stockholder’s equity and cash flows of the Target for the fiscal years ended 2012, 2013 and 2014, (2) unaudited consolidated balance sheets and related statements of income and cash flows of the Target for each subsequent fiscal quarter (other than the fourth fiscal quarter) ended at least 45 days prior to the Closing Date, and (3) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Borrower as of and for the nine-month period ending on the last day of the most recently ended fiscal quarter ended at least 45 days (or 90 days in case such period is the end of Borrower’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for acquisition accounting (including adjustments of the type contemplated by the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).
(f)    Opinions of Counsel. The Administrative Agent and Goldman Sachs Lending Partners LLC shall have received, on behalf of itself, the Collateral Agent, the Issuing Bank and the Lenders, (i) a customary opinion of Ropes & Gray LLP, counsel for the Loan Parties, dated as of the Closing Date and (ii) a customary opinion of Foley & Lardner LLP, Wisconsin counsel for the Loan Parties, in each case addressed to the Administrative Agent and Collateral Agent, the Issuing Bank and the Lenders.
(g)    Solvency Certificate. The Administrative Agent and Goldman Sachs Lending Partners LLC shall have received a solvency certificate in the form of Exhibit L dated the Closing Date and signed by the chief financial officer (or other officer with reasonably equivalent duties) of Holdings or Borrower.
(h)    No Company Material Adverse Effect. Since October 21, 2015, there shall not have occurred a Company Material Adverse Effect (as defined in the Closing Date Acquisition Agreement as of October 21, 2015, without giving effect to the phrase “any actions taken or failure to take any action to which Parent has consented or requested” in clause (v) of the definition thereof) that is continuing.
(i)    Fees. All costs, fees, expenses (including legal fees and expenses), other compensation, closing payments and additional payments contemplated and to the extent required by the Fee Letter or any other letter agreement among any of the Arrangers (including as amended, restated, amended and restated or otherwise modified) and Borrower and which are payable to the Agents or the Lenders shall have been paid to the extent due.
(j)    Patriot Act. So long as requested by the Administrative Agent at least ten (10) Business Days prior to the Closing Date, the Administrative Agent shall have received, at least two (2) Business Days prior to the Closing Date, all documentation and other information with respect to each Loan Party that is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(k)    Closing Date Equity Issuance. The Closing Date Equity Issuance shall have been, or substantially concurrently with the initial borrowing hereunder, shall be, consummated.
(l)    Closing Date Representations. (i) The Specified Acquisition Agreement Representations (subject in each case to any materiality qualifiers set forth in Section 6.2 (“Additional Parent and Merger Subsidiary Conditions” of the Closing Date Acquisition Agreement) shall be true and correct in all material respects as of the Closing Date (or true and correct in all material respects as of a specified date, if earlier) and (ii) the Specified Representations shall be true and correct in all material respects as of the Closing Date (or true and correct in all material respects as of a specified date, if earlier).

(m)    Creation and Perfection of Security Interests. Notwithstanding anything to the contrary in this Section 4.01, with respect to the Secured Obligations, all actions necessary to establish that the Collateral Agent will have a perfected first priority security interest (subject to Permitted Liens) in the Collateral under the Loan Documents shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date; provided that to the extent any security interest in the Collateral is not granted or perfected on the Closing Date after Borrower’s commercially reasonable efforts to do so (other than (x) the grant and perfection of Collateral with respect to which a lien may be perfected solely by the filing of financing statements under the UCC and (y) the grant and perfection with respect to Collateral a Lien on which may be perfected by the delivery of stock certificates or other certificates, if any, representing equity interests of Borrower and its Domestic Subsidiaries (other than stock certificates of Foreign Holdcos)), and the grant or perfection of such security interest (including the security interest on any Real Property that is part of the Collateral) shall not constitute a condition precedent to the availability of the Credit Extension to be made on the Closing Date, but shall be granted or perfected, as the case may be, within 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole, reasonable discretion as provided in Section 5.10).
(n)    Notice. The Administrative Agent and Goldman Sachs Lending Partners LLC shall have received a Borrowing Request as required by Section 2.03 for any Loans to be made on the Closing Date or, in the case of the issuance of a Letter of Credit on the Closing Date, the Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b).
Section 4.02    Conditions to All Credit Extensions. Subject to clauses (a)(ii) and (a)(iii) of Section 2.19, the obligation of each Lender and each Issuing Bank to make any Credit Extension after the Closing Date shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.
(a)    Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b).
(b)    No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.
(c)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).
Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the applicable conditions contained in this Section 4.02 have been satisfied.

ARTICLE V
AFFIRMATIVE COVENANTS
Prior to the satisfaction of the Termination Conditions, Holdings (solely with respect to Sections 5.05, 5.07(b) and 5.10) and Borrower will, and will cause each of the Restricted Subsidiaries to:
Section 5.01    Financial Statements, Reports, etc. Furnish to Goldman Sachs Lending Partners LLC and the Administrative Agent for distribution to the Lenders:
(a)    Annual Reports. Within 120 days after the end of each fiscal year of Borrower, (x) in the case of the fiscal year ending December 31, 2015, the audited consolidated balance sheet of Target as of the end of such fiscal year and related consolidated statements of income or operations, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto and (y) in the case of each fiscal year thereafter, the audited consolidated balance sheet of Borrower as of the end of such fiscal year and related consolidated statements of income or operations, cash flows and stockholders’ equity for such fiscal year (provided that, the audited consolidated balance sheet of Borrower as of the end of December 31, 2016 and related consolidated statements of income or operations, cash flows and stockholders’ equity shall pertain (i) to Target with respect to the period from and including January 1 and prior to the Closing Date and (ii) to Borrower with respect to the period from and including the Closing Date to and including December 31, 2016), and notes thereto, in the case of each of (x) and (y), all prepared in accordance with GAAP and accompanied by an opinion of PricewaterhouseCoopers LLP or any “Big Four” accounting firm or other independent registered public accounting firm of recognized national standing (which opinion shall not be qualified as to scope or contain any going concern or like qualification or exception (except to the extent such qualification or exception is solely a result of the impending maturity of any Loans or Commitments hereunder (or any Credit Agreement Refinancing Indebtedness (or any Permitted Refinancing thereof)), the loans and commitments under the Second Lien Credit Agreement (or any Permitted Refinancing thereof), any Permitted Incremental Equivalent Debt (or any Permitted Refinancing thereof) or any Permitted Incremental Equivalent Debt (as defined in the Second Lien Credit Agreement as in effect on the Amendment No. 4 Effective Date) (or any Permitted Refinancing thereof) or a prospective or actual Default under Section 6.10 or any other financial maintenance covenant in any agreement governing Indebtedness of Borrower or any Subsidiary)), to the effect that such financial statements fairly present, in all material respects, the consolidated financial position, results of income or operations, cash flows and stockholders’ equity of Borrower and the Restricted Subsidiaries as of the end of, and for, the period specified in accordance with GAAP; provided that, commencing with the delivery of the financial statements for the fiscal year ending December 31, 2016, such financial statements shall be accompanied by a supplement prepared by management of Borrower (which need not be prepared in accordance with GAAP) comparing such financial statements with the financial statements as of the end of, and for, the preceding fiscal year (in the case of the financial statements for the fiscal year ending December 31, 2016, comparing such financial statements of Borrower with the financial statements of Target as of the end of, and for, the preceding fiscal year);
(b)    Quarterly Reports. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower (or within 60 days with respect to the first three fiscal quarters ending after the Closing Date), commencing with the first fiscal quarter ending after the Closing Date, the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related (x) consolidated statements of income or operations for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and (y) consolidated statements of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period (provided that, the consolidated balance sheet of Borrower and related consolidated statements of income or operations and consolidated statements of cash flows for the fiscal quarter beginning on January 1, 2016 and ending March 31, 2016 shall pertain (1) to Target with respect to the period from and including January 1 and prior to the Closing Date and (2) to Borrower with respect to the period from and including the Closing Date to and including March 31, 2016), all accompanied by a certificate of a Responsible Officer stating that such financial statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Borrower and its Subsidiaries as of the date and for the periods specified in accordance with GAAP, subject to normal year-end adjustments, including audit adjustments, and the absence of footnotes; provided that, (i) commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2017, such financial statements shall be accompanied by a supplement prepared by management of Borrower (which need not be prepared in accordance with GAAP) comparing such financial statements with the financial statements as of the end of, and for, the comparable periods in the preceding fiscal year and (ii) with respect to the fiscal quarter ending (A) March 31, 2016, such financial statements shall be accompanied by a supplement prepared by management of Borrower (which need not be prepared in accordance with GAAP) comparing (x) the consolidated balance sheet of Borrower as of the end of such fiscal quarter and as of the Closing Date and (y) the consolidated statements of income or operations of Borrower for the fiscal quarter ending March 31, 2016 with the consolidated statements of income or operations of Target for the fiscal quarter ending March 31, 2015, (B) June 30, 2016, such financial statements shall be accompanied by a supplement prepared by management of Borrower (which need not be prepared in accordance with GAAP) comparing (x) (1) the consolidated balance sheet of Borrower as of June 30, 2016 and as of March 31, 2016 and (2) the related consolidated statements of income or operations for the fiscal quarter ending June 30, 2016 and the fiscal quarter beginning on January 1, 2016 and ending March 31, 2016 and (y) the consolidated statements of income or operations of Borrower for the fiscal quarter ending June 30, 2016 with the consolidated statements of income or operations of Target for the fiscal quarter ending June 30, 2015 and (C) September 30, 2016, such financial statements shall be accompanied by a supplement prepared by management of Borrower (which need not be prepared in accordance with GAAP) comparing (x) (1) the consolidated balance sheet of Borrower as of September 30, 2016 and as of June 30, 2016 and (2) the related consolidated statements of income or operations for the fiscal quarter ending September 30, 2016 and the fiscal quarter ending June 30, 2016 and (y) the consolidated statements of income or operations of Borrower for the fiscal quarter ending September 30, 2016 with the consolidated statements of income or operations of Target for the fiscal quarter ending September 30, 2015;
(c)    Compliance Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (A) certifying that no Default and no Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations of the First Lien Net Leverage Ratio in reasonable detail (including any Pro Forma Basis calculations and adjustments in reasonable detail) and, if the Financial Covenant is required to be tested for the period covered in such financial statements, a certification as to compliance with the Financial Covenant or non-compliance with the Financial Covenant and (ii) concurrently with any delivery of financial statements under Section 5.01(a), a Compliance Certificate setting forth Borrower’s calculation of Excess Cash Flow (commencing with the delivery of the financial statements for the fiscal year ending December 31, 2019);
(d)    Budgets. No later than 120 days after the first day of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2017, an annual budget for such fiscal year in form customarily prepared with regard to Borrower and its Restricted Subsidiaries;
(e)    Other Information. Promptly, from time to time, such other reasonably necessary information regarding the operations, business affairs and financial condition of any Company or compliance with the terms of any Loan Document (but in any event, only with respect to financial information prepared by or available to the management of Borrower in the ordinary course of business and excluding attorney-client privileged information), as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request in writing; provided that nothing in this Section 5.01(e) shall require any Company to take any action that would violate any third party customary confidentiality agreement with any Person that is not an Affiliate (and, in all events, so long as such confidentiality agreement does not relate to information regarding the financial affairs of any Company or the compliance with the terms of any Loan Document) or waive any attorney-client or similar privilege; and
(f)    Quarterly Lender Calls. Borrower shall conduct a conference call that the Lenders may attend to discuss the financial condition and results of operations of Borrower and its Restricted Subsidiaries for the most recently ended period for which financial statements have been delivered pursuant to Sections 5.01(a) and (b), at a date and time reasonably agreed by Borrower and the Administrative Agent.

    Notwithstanding the foregoing, the obligations in this Section 5.01 may be satisfied with respect to financial information relating to Borrower by furnishing to the Administrative Agent (A) the applicable financial information relating to a direct or indirect parent of Borrower or (B) the Form 10-K or 10-Q, as applicable, of Borrower or any direct or indirect parent of Borrower, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B), to the extent such information relates to a direct or indirect parent of Borrower, the same is accompanied by unaudited consolidating information that explains in reasonable detail the material differences (if any) between the information relating to such direct or indirect parent of Borrower, on the one hand, and the information relating to Borrower and its Subsidiaries on a standalone basis, on the other hand.
To the extent permitted in accordance with GAAP, any financial statement required to be delivered pursuant to Section 5.01(b) shall not be required to include acquisition accounting adjustments relating to the Transactions or any Permitted Acquisition to the extent it is not practicable to include any such adjustments in such financial statement.
Documents required to be delivered pursuant to Section 5.01 and 5.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 5.01 (or otherwise notified pursuant to Section 11.01); or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Borrower shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Subsidiaries (or, if Borrower and its Subsidiaries are not public reporting companies, information that would be material non-public information with respect to Borrower or its Subsidiaries if they were public reporting companies), or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that so long as Borrower is the issuer of any outstanding debt or equity securities that are registered with the SEC it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) such portion of the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”; provided that, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) any notification of changes in the terms of the Commitments or the Loans and (3) all financial statements and certificates furnished pursuant to Sections 5.01(a) and (b), Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall be under no obligation to mark any

Borrower Materials “PUBLIC.” In no event shall the Administrative Agent post Projections delivered hereunder to Public Lenders.
Section 5.02    Litigation and Other Notices. Furnish to Goldman Sachs Lending Partners LLC and the Administrative Agent (for distribution to the Lenders) written notice of the following promptly after any Responsible Officer of any Loan Party obtains actual knowledge thereof:
(a)    any Default or Event of Default specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)    the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, against any Company that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and
the occurrence of any ERISA Event that, alone or together with any other ERISA Event that has occurred, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, together with a statement of a Responsible Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto.
Section 5.03    Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except (i) as otherwise permitted under Section 6.05 or Section 6.06 or (ii) to the extent (other than with respect to the preservation of the existence of Borrower) that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(a)    Keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.04    Insurance. (a) Maintain, with insurance companies that Borrower believes (in the good faith judgment of the management of Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance with respect to its insurable Property in at least such amounts (after giving effect to any self-insurance which Borrower believes (in the good faith judgment of management of Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Borrower believes (in the good faith judgment or the management of Borrower) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried (provided that, for so long as no Event of Default has occurred and is continuing, the Administrative Agent shall be entitled to make such request only once in any calendar year).
(a)    With respect to the Loan Parties and the Property constituting Collateral, all such insurance shall name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.
(b)    With respect to any Mortgaged Property, if any, if at any time the area in which any building is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Loan Parties shall obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.
Section 5.05    Taxes. To the extent the failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon the income or profits or in respect of its Property, before the same shall become delinquent or in default; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim to the extent (i) the validity or amount thereof shall be contested in good faith by appropriate actions timely instituted and diligently conducted and the applicable entity shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP or Local GAAP (as applicable) and (ii) such contest operates to suspend the collection of the contested Tax, assessment, charge and enforcement of a Lien other than a Permitted Lien.
Section 5.06    Employee Benefits. Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, comply with all applicable Legal Requirements, including the applicable provisions of ERISA and the Code, with respect to all Employee Benefit Plans and Foreign Plans. Furnish to the Administrative Agent upon request by the Administrative Agent and to the extent such are reasonably available to such Responsible Officer of Borrower, copies of (i) the annual report (Form 5500 Series) filed by any Company with the Employee Benefits Security Administration or comparable foreign Governmental Authority with respect to each Pension Plan or Foreign Plan; (ii) the most recent actuarial valuation report, if any, for each Pension Plan and Foreign Plan maintained, sponsored or contributed to, or required to be maintained, sponsored or contributed to, by any Company; (iii) all notices received by any Company from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event; and (iv) any documents described in Section 101(k) of ERISA that any Company may request with respect to any Multiemployer Plan to which a Company contributes or is required to contribute (provided that if the applicable Company has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, such Company shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents or notices promptly after receipt thereof).
Section 5.07    Maintaining Records; Access to Properties and Inspections. (a) Keep proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or Local GAAP, as applicable) are made of all material dealings and transactions in relation to its business and activities.
(b)    Each Company will permit any representatives designated by the Collateral Agent or the Administrative Agent (no more frequently than twice in any 12-month period unless an Event of Default has occurred and is then continuing) or, during the continuance of an Event of Default, a Lender, as often as reasonably requested upon reasonable prior written notice, in each case, to visit and inspect the financial records and the Property of such Company at reasonable times during regular business hours and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and Advisors thereof (subject to customary access agreements) as long as representatives of Borrower have been given reasonable prior written notice of and the reasonable opportunity to attend any such discussions; provided, that so long as no Event of Default has occurred and is then continuing, Borrower shall not bear the cost of more than one such inspection in any 12-month period by the Collateral Agent or the Administrative Agent. Notwithstanding anything to the contrary in this Section 5.07, none of Holdings, Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, Collateral Agent or any Lender (or their respective representatives or contractors) is prohibited by any

Legal Requirement or any binding agreement with a third party (provided that, with respect to any such binding agreement with a third party, Holdings shall upon request from Administrative Agent have used commercially reasonable efforts to obtain a waiver of any such prohibition) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Section 5.08    Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only in accordance with the definition of “Standby Letter of Credit.”
Section 5.09    Compliance with Laws. Comply with all Legal Requirements with respect to it, its Property, business and operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.10    Additional Collateral; Additional Guarantors.
(a)    (i) With respect to any Person that is or becomes a direct first-tier Restricted Subsidiary of a Loan Party after the Closing Date, the applicable Loan Party shall promptly (and in any event within 60 days after such Person becomes a Restricted Subsidiary or such longer period as may be agreed to in writing by the Administrative Agent) deliver to the Collateral Agent the certificates, if any, representing all of the certificated Equity Interests (other than any Excluded Equity Interests) of such Restricted Subsidiary held by such Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests.
(ii) With respect to any Person (other than any Excluded Subsidiary) that is or becomes a Restricted Subsidiary of a Loan Party after the Closing Date, the applicable Loan Party shall promptly (and in any event within 60 days after such Person becomes a Subsidiary or such longer period as may be agreed to in writing by the Administrative Agent) cause such Subsidiary to, and Borrower may at its option cause any Subsidiary to, (A) execute a Guarantee Joinder Agreement to cause such Subsidiary to become a Subsidiary Guarantor and a Security Joinder Agreement to cause such Subsidiary to become a Pledgor, (B) to the extent requested by the Administrative Agent, deliver opinions of counsel to Borrower in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (C)  take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such Security Document in accordance with all applicable Legal Requirements, including the filing of financing statements (or equivalent registrations) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent.
(a)    With respect to any Person (other than an Immaterial Subsidiary) that is or becomes a Restricted Subsidiary of a Loan Party after the Closing Date, promptly (and in any event within 60 days after such Person becomes a Restricted Subsidiary or such longer period as may be agreed to in writing by the Administrative Agent) execute and deliver to the Collateral Agent a counterpart to the Intercompany Subordination Agreement.
(b)    Promptly grant to the Collateral Agent (and in any event within 90 days of the acquisition thereof or such longer period as may be agreed to in writing by the Administrative Agent) a security interest in and Mortgage on each Real Property owned in fee by such Loan Party and located in the U.S. as is acquired by such Loan Party after the Closing Date (provided that any Person becoming a Loan Party after the Closing Date shall be deemed to be an acquisition of any such Real Property owned by such Person on the date of such Person becoming a Loan Party for all purposes of this Section 5.10) and that, together with any improvements thereon, individually has a Fair Market Value of at least $31,250,000, as additional security for the Secured Obligations (unless the subject Property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and, upon recording or filing in the applicable land records, shall constitute valid and perfected first priority Liens subject only to Permitted Liens. The Mortgages shall be duly recorded or filed in such manner and in such places as are required by applicable Legal Requirements to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection with such recording or filing shall be paid in full (it being acknowledged and agreed that if, in connection with the recording of any Mortgage, a mortgage or other similar tax would be owed in respect of the entire amount of the Secured Obligations, the amount secured by the applicable Mortgage shall be limited to 110% of the Fair Market Value of the real property and improvements secured by such Mortgage). Such Loan Party shall (i) deliver to the Collateral Agent a “Standard Flood Hazard Determination Form” in a form approved by the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function indicating whether such property is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency); and if any building on such property is located in an area designated to be a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Loan Party in accordance with Section 5.04; and (ii) otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, enforceability, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage) and shall take such actions relating to insurance with respect to such after-acquired Real Property and execute and/or deliver to the Collateral Agent such insurance certificates and other documentation (including with respect to title and flood insurance), in each case in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent, as the Collateral Agent shall reasonably request. Notwithstanding any other provision of this Agreement or any other Loan Document, no action will be required with respect to any fee-owned Real Property located outside the United States.
(c)    If (x) any Subsidiary ceases to constitute an Excluded Subsidiary but remains a Restricted Subsidiary or (y) any Equity Interests of a Restricted Subsidiary cease to constitute Excluded Equity Interests but remain Equity Interests of a Restricted Subsidiary, then such Subsidiary shall be deemed to become a Restricted Subsidiary and such Equity Interests shall be deemed to become Equity Interests of a Restricted Subsidiary, as applicable, for all purposes of this Section 5.10, and Borrower shall cause the applicable Subsidiary to take all actions required by this Section 5.10 (within the time periods specified herein).
Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:
(i)     no Company shall be required to take any action outside the United States to (x) guarantee the Secured Obligations or (y) grant, maintain or perfect any security interest in the Collateral (including, in each case, the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia); provided, that the execution of documents by individuals outside of the United States and actions taken in connection therewith shall not, in and of themselves, constitute actions taken outside of the United States for purposes of the foregoing;
(ii)    no actions shall be required with respect to Collateral requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (including deposit accounts or other bank accounts or securities accounts) or possession, other than in respect of (i) certificated Equity Interests of Borrower and any of its Restricted Subsidiaries otherwise required to be pledged pursuant to Section 5.10(a)(i) and (ii) Pledged Debt (as defined in the Security Agreement) to the extent required to be delivered to the Administrative Agent pursuant to the terms of the Security Agreement; and
(iii) (x) the Guarantee provided by Foreign Parent I prior to the Foreign Parent I Guarantee Release Trigger Date shall be unsecured (i.e., the assets of Foreign Parent I shall not constitute Collateral and Foreign Parent I shall not be required to enter into or be bound by any Security Document) and Foreign Parent I shall not be required to take any actions under this Section 5.10 or Section 5.11 and (y) the Guarantee provided by Foreign Parent II prior to the

Foreign Parent II Guarantee Release Trigger Date shall be unsecured (i.e., the assets of Foreign Parent II shall not constitute Collateral and Foreign Parent II shall not be required to enter into or be bound by any Security Document) and Foreign Parent II shall not be required to take any actions under this Section 5.10 or Section 5.11.
Section 5.11    Security Interests; Further Assurances. (a) Subject to the terms, conditions and limitations set forth in this Agreement and any other Loan Document, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or advisable for the continued validity, enforceability, perfection and priority of the Liens on the Collateral covered thereby (provided, however, that the obligations of the Loan Parties under this Section 5.11(a) shall not extend to Collateral arising under the laws of any jurisdiction outside of the United States) subject to no other Liens except Permitted Liens.
(a)    Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, authorizations, approvals and Orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem reasonably necessary or advisable to perfect or maintain the validity, enforceability, perfection and priority of the Liens on the Collateral pursuant to the Security Documents, subject to the terms, conditions and limitations of this Agreement and any other Loan Document.
(b)    If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by any Legal Requirements to have appraisals prepared in respect of any Mortgaged Property, if any, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
Section 5.12    [Reserved].
Section 5.13    Designation of Unrestricted Subsidiaries. Borrower may any time designate any Subsidiary of Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary, at Borrower’s sole discretion; provided that (A) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (B) immediately after giving effect to such designation, Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenant as of the end of the most recently ended Test Period (and assuming that the Financial Covenant is required to be tested for such Test Period, whether or not otherwise then in effect), (C) such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Investment in the amount of the Fair Market Value of such Unrestricted Subsidiary at the time of such designation and (D) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Second Lien Loans. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of all Investments, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a return on any Investment by Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the definition of “Investment”.
Section 5.14    Maintenance of Ratings. Borrower will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a corporate family or corporate credit rating, as applicable, and public ratings in respect of the Initial Term Loans, in each case, from each (i) Moody’s and (ii) another nationally recognized statistical ratings organization at the election of the Borrower and reasonably satisfactory to the Administrative Agent (it being agreed that S&P and Fitch are deemed reasonably satisfactory to the Administrative Agent).
Section 5.15    Post-Closing Obligations. Borrower hereby agrees to deliver, or cause to be delivered, to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, the items described on Schedule 5.15(A) hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by Administrative Agent in its sole discretion. On or prior to March 31, 2016 (or such later date as may be acceptable to the Administrative Agent), the Company shall have consummated the Post-Closing Reorganization.
The Post-Closing Reorganization shall not result, after giving effect thereto, in a material impairment of the Collateral contemplated to be granted to the Collateral Agent on the Closing Date or required to be delivered after the Closing Date in accordance with Section 5.10 and this Section 5.15; provided that, to the extent any release of any Lien with respect to any Collateral securing the Secured Obligations is required to permit the consummation of the Post-Closing Reorganization, then within 30 days after the consummation of the Post-Closing Reorganization (or such later date as may be acceptable to the Administrative Agent), the Loan Parties shall provide a perfected security interest on such Collateral to the extent required by Section 5.11, and take such other actions as set forth in Section 5.10 as though such Collateral were owned by a Subsidiary of Borrower newly joined as a Subsidiary Guarantor pursuant to Section 5.10 as of the date of the consummation of the Post-Closing Reorganization.
ARTICLE VI
NEGATIVE COVENANTS
Prior to the satisfaction of the Termination Conditions, Borrower (and, with respect to Section 6.15(a) only, Holdings) shall not and shall not permit any of the Restricted Subsidiaries to:
Section 6.01    Indebtedness. Incur, create, assume or permit to exist, any Indebtedness, except:
(a)    Indebtedness incurred under this Agreement and the other Loan Documents (including Indebtedness incurred pursuant to Section 2.19, Section 2.20 and Section 2.21 hereof);
(b)    Indebtedness outstanding on the Amendment No. 4 Effective Date and listed on Schedule 6.01(b);
(c)    Indebtedness constituting Hedging Obligations entered into in the ordinary course of business and not for speculative purposes and Indebtedness constituting Bank Product Obligations;
(d)    Indebtedness resulting from Investments, including guarantees, loans or advances, permitted by Section 6.04;
(e)    Indebtedness of Borrower and its Restricted Subsidiaries in respect of Capital Lease Obligations and other Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets in an amount, together with any other outstanding Indebtedness incurred pursuant to this clause (e), not to exceed, at any time outstanding, the greater of (x) $81,250,000 and (y) 20% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of incurrence; provided that, such Indebtedness is incurred prior to or within 270 days after the applicable acquisition, construction, repair, replacement or improvement;
(f)    Indebtedness in respect of (x) workers’ compensation claims and self-insurance obligations (in each case other than for or constituting an obligation for money borrowed), including guarantees or obligations of Borrower or any Restricted Subsidiary with respect to letters of credit supporting such workers’ compensation claims and/or self-insurance obligations and (y) bankers’

acceptances and bid, performance, surety bonds or similar instruments issued for the account of Borrower or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of Borrower or any Restricted Subsidiary with respect to bankers’ acceptances and bid, performance or surety obligations (in each case other than for or constituting an obligation for money borrowed);
(g)    Contingent Obligations of Borrower or any Restricted Subsidiary in respect of Indebtedness otherwise permitted under this Section 6.01 (other than with respect to Indebtedness assumed under Section 6.01(s) to the extent Borrower or such Restricted Subsidiary is not required under the governing documentation with respect to such Indebtedness to provide a guarantee of such Indebtedness); provided that (x) if the Indebtedness being guaranteed is subordinated in right of payment to the Obligations, such Contingent Obligation shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the underlying subordinated Indebtedness and (y) no Non-Guarantor Subsidiary may incur Contingent Obligations in respect of Indebtedness for borrowed money of a Loan Party;
(h)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;
(i)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(j)    Indebtedness of any Non-Guarantor Subsidiaries in an aggregate outstanding principal amount at any time outstanding, together with Indebtedness of Non-Guarantor Subsidiaries outstanding pursuant to Section 6.01(s) and Section 6.01(bb), not to exceed the greater of (x) $125,000,000 and (y) 30% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of incurrence;
(k)    Indebtedness which represents a refinancing, refunding, extension or renewal of any of the Indebtedness described in clauses (b), (e), (j), (k), (r), (s), (u), (cc) or (dd) of this Section 6.01 (any such refinancing, refunding, extension or renewal, including any successive refinancing, refunding, extension or renewal, a “Permitted Refinancing”); provided that (A) any such Permitted Refinancing is in an aggregate principal amount (or has an accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Indebtedness being refinanced, refunded, extended or renewed, plus the amount of any accrued and unpaid interest, any fees, costs and expenses and premiums associated therewith or incurred in connection with the incurrence of such Permitted Refinancing, and any other reasonable amount paid in connection therewith plus the amount of any existing commitments unutilized thereunder, (B) other than with respect to a refinancing, refunding, extension or renewal of any of the Indebtedness incurred under Section 6.01(e) or Section 6.01(j), such Permitted Refinancing (except with respect to any such Indebtedness which represents a refinancing, refunding, extension or renewal of Indebtedness secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations and that is in the form of Indebtedness secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations in an aggregate principal amount not exceeding the Inside Maturity Amount at such time) shall have a maturity date no earlier than the latest maturity date of the Indebtedness being refinanced, refunded, extended or renewed and shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded, extended or renewed, (C) if the Indebtedness being refinanced, refunded, renewed or extended is (x) subordinated in right of payment to the Obligations, such Permitted Refinancing is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, refunded, renewed or extended, (y) subordinated in right of security to the Secured Obligations, such Permitted Refinancing is unsecured or subordinated in right of security to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, refunded, renewed or extended and (z) unsecured, such Permitted Refinancing is unsecured, (D) in the case of any Permitted Refinancing which represents a refinancing, refunding, extension or renewal of any Indebtedness described in clause (r), (s), (u) or (cc) of this Section 6.01 (and any successive refinancing, refunding, extension or renewal of such Indebtedness pursuant to this Section 6.01(k)), the covenants, events of default, subordination (including lien subordination) and other terms, conditions and provisions thereof (including any guarantees thereof or security documents in respect thereof) (other than pricing, interest rate margins, rate floors, discounts, fees and optional prepayment or redemption terms, including premiums) shall be (x) substantially similar to, or (taken as a whole) not materially more favorable to the lenders providing such Permitted Refinancing than those applicable to the Indebtedness being refinanced, renewed, refunded or extended or (y) current market terms, in each case as determined by Borrower in good faith (or other terms reasonably acceptable to the Administrative Agent), (E) in the case of any Permitted Refinancing which represents a refinancing, refunding, extension or renewal of any Indebtedness described in clause (r), (s), (u) or (cc) of this Section 6.01 (and any successive refinancing, refunding, extension or renewal of such Indebtedness pursuant to this Section 6.01(k)), such Permitted Refinancing shall not be guaranteed by any Person other than a Loan Party (except, with respect to any Permitted Refinancing which represents a refinancing, refunding, extension or renewal of any Indebtedness described in clause (s) of this Section 6.01), to the extent the primary obligor on such Indebtedness described in clause (s) of this Section 6.01 is a Non-Guarantor Subsidiary), (F) in the case of any Permitted Refinancing which represents a refinancing, refunding, extension or renewal of any Indebtedness described in clause (r), (s), (u) or (cc) of this Section 6.01 (and any successive refinancing, refunding, extension or renewal of such Indebtedness pursuant to this Section 6.01(k)), such Permitted Refinancing is incurred by the Person who was the primary obligor on such refinanced, refunded, extended or renewed Indebtedness immediately prior to such refinancing, refunding, extension or renewal (except, with respect to any Permitted Refinancing which represents a refinancing, refunding, extension or renewal of any Indebtedness described in clause (s) of this Section 6.01, to the extent (1) the primary obligor on such Indebtedness described in clause (s) of this Section 6.01 was a Non-Guarantor Subsidiary or (2) the primary obligor on such Indebtedness described in clause (s) of this Section 6.01 was a Loan Party and the primary obligor on the Permitted Refinancing is a Loan Party), (G) no Event of Default is continuing or would result therefrom, (H) in the case of any Permitted Refinancing which represents a refinancing, refunding, extension or renewal of any Indebtedness described in clause (r), (s), (u) or (cc) of this Section 6.01 (and any successive refinancing, refunding, extension or renewal of such Indebtedness pursuant to this Section 6.01(k)), if the Indebtedness being refinanced, refunded, extended or renewed is secured, such Permitted Refinancing is not secured by any Property of any Person other than Property that secured the Indebtedness being refinanced, refunded, extended or renewed (except, with respect to any Permitted Refinancing which represents a refinancing, refunding, extension or renewal of any Indebtedness described in clause (s) of this Section 6.01, to the extent such Indebtedness was secured by the assets of a Non-Guarantor Subsidiary) and (I) to the extent the Indebtedness being refinanced, refunded, extended or renewed is or is required to be subject to one or more Intercreditor Agreements, such Permitted Refinancing is subject to one or more Intercreditor Agreements, if applicable, or is unsecured;
(l)    Indebtedness arising from agreements of Borrower or a Restricted Subsidiary with respect to any indemnification, contribution or similar obligation, in each case, incurred or assumed in connection with any Permitted Acquisition, other Investment or Disposition of Property, in each case, permitted under this Agreement;
(m)    [reserved];
(n)    Indebtedness of Borrower or any Restricted Subsidiary owing to Borrower or any other Restricted Subsidiary, provided that Indebtedness under this clause (n) owing by a Loan Party to a Non-Guarantor Subsidiary shall be subordinated to the Obligations pursuant to the terms of the Intercompany Subordination Agreement or other subordination terms reasonably acceptable to the Administrative Agent;
(o)    Indebtedness arising as a direct result of judgments against Holdings, Borrower or any of its Restricted Subsidiaries, in each case to the extent not constituting an Event of Default;
(p)    Indebtedness representing any Taxes to the extent such Taxes are permitted to not be paid or discharged at such time in accordance with Section 5.05 herein;
(q)    [reserved];

(r)    Indebtedness of a Loan Party (i) under the Second Lien Credit Agreement (and any Registered Equivalent Notes issued in exchange therefor) in an aggregate principal amount outstanding not to exceed $315,000,000 and (ii) that may be incurred pursuant to Section 2.19 and Section 6.01(cc) of the Second Lien Credit Agreement (as in effect on the Amendment No. 4 Effective Date), in each case, pursuant to the definition of “Maximum Incremental Facilities Amount” in the Second Lien Credit Agreement (as in effect on the Amendment No. 4 Effective Date); provided that such Indebtedness is secured only by Liens permitted by Section 6.02(t);
(s)    Indebtedness incurred or assumed by Borrower or any Restricted Subsidiary in a Permitted Acquisition; provided that, after giving effect to any such Permitted Acquisition, on a Pro Forma Basis, either: (A) the Fixed Charge Coverage Ratio as of the most recently ended Test Period is at least 2.00 to 1.00 or is not less than the Fixed Charge Coverage Ratio for such Test Period immediately prior to such Permitted Acquisition or (B) the Total Net Leverage Ratio as of the most recently ended Test Period is not greater than 6.45 to 1.00 or is not higher than the Total Net Leverage Ratio for such Test Period immediately prior to such Permitted Acquisition; provided, further, that the aggregate principal amount of Indebtedness incurred or assumed by Non-Guarantor Subsidiaries pursuant to this clause (s) (together with Indebtedness of Non-Guarantor Subsidiaries outstanding pursuant to Section 6.01(j) and Section 6.01(bb)) and at any time outstanding shall not exceed the greater of (x) $125,000,000 and (y) 30% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of incurrence;
(t)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(u)    Credit Agreement Refinancing Indebtedness;
(v)    (A) Indebtedness of Borrower or any of its Restricted Subsidiaries owing to employees, former employees, officers, former officers, directors, former directors, consultants or former consultants (or any Permitted Transferees of any of the foregoing) in connection with the repurchase of Equity Interests of Holdings (or any direct or indirect parent company thereof) issued to any of the aforementioned employees, former employees, officers, former officers, directors, former directors, consultants or former consultants (or any Permitted Transferees of any of the foregoing) and (B) deferred compensation to employees, former employees, officers, former officers, directors, former directors, consultants or former consultants (or (x) any such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (y) any trust or other legal entity the beneficiary of which is such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and (z) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person) incurred in the ordinary course of business or in connection with the Transactions, Permitted Acquisitions or other Investments permitted hereunder;
(w)    Indebtedness incurred by Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price adjustments (including earn-outs) or other similar adjustments;
(x)    Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, foreign exchange facilities, payment facilities and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;
(y)    (i) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business, (ii) Indebtedness in respect of letters of credit or guarantees issued or incurred to secure leases or similar obligations in the ordinary course of business and (iii) Indebtedness in respect of letters of credit outstanding on the Amendment No. 4

Effective Date and set forth on Schedule 6.01(y), and any extensions or renewals of such letters of credit that do not increase the amount of such Indebtedness;
(z)    conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;
(aa)    Indebtedness (other than Indebtedness for borrowed money with respect to which the lender or holder thereof is not Borrower or any Restricted Subsidiary) incurred in connection with and to the extent necessary to consummate the Post-Closing Reorganization;
(bb)    Indebtedness of Borrower and any of its Restricted Subsidiaries; provided that the aggregate outstanding principal amount of Indebtedness incurred under this clause (bb), together with any other outstanding Indebtedness incurred pursuant to this clause (bb) at the time of incurrence, shall not exceed the greater of (x) $187,500,000 and (y) 45% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of incurrence; provided, further, that the aggregate principal amount of Indebtedness incurred by Non-Guarantor Subsidiaries pursuant to this clause (bb) (together with Indebtedness of Non-Guarantor Subsidiaries outstanding pursuant to Section 6.01(j) and Section 6.01(s)) and at any time outstanding shall not exceed the greater of (x) $125,000,000 and (y) 30% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of incurrence;
(cc)    Indebtedness constituting Permitted Incremental Equivalent Debt;
(dd)    Indebtedness arising in connection with the Sale and Leaseback Transactions permitted by this Agreement in an aggregate amount at any time outstanding not to exceed the greater of (x) $25,000,000 and (y) 5% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period as determined at the time of incurrence;
(ee)    Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to the Transactions or any other acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms hereof;
(ff)    the Bridge Notes; and
(gg)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (ff) above.
For purposes of determining whether any Indebtedness is permitted to be incurred or issued pursuant to this Section 6.01, in the event that any Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or issuance of such Indebtedness or subsequently, meets the criteria of more than one of the “baskets” or categories of Indebtedness described in clauses (a) through (gg) above, such Indebtedness (or any portion thereof) at any time shall be permitted under one or more of such clauses at the time of the incurrence or issuance thereof or any later time, in each case, as determined by the Borrower in its sole discretion at such time, and the Borrower may, in its sole discretion, classify and reclassify and, from time to time, later divide, classify or reclassify, such Indebtedness (or any portion thereof) among such clauses in any manner not expressly prohibited by this Agreement (so long as the item or items of Indebtedness being divided, classified or reclassified is (or are) permitted to be incurred under the clause or clauses to which it is being divided, classified or reclassified, in each case at the time of such division, classification or reclassification) and will only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by Borrower at such time; provided that (x) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in Section 6.01(a) and (y) all Indebtedness incurred pursuant to Section 6.01(r) shall at all times be deemed to have been incurred in reliance only on the exception in Section 6.01(r).

With respect to any Indebtedness that is unsecured or subordinated in right of security to the Secured Obligations (and the lenders or holders thereunder are party to the First Lien/Second Lien Intercreditor Agreement (or such Indebtedness is subordinated in right of security to the Secured Obligations on other terms reasonably satisfactory to the Administrative Agent)), the accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of such additional Indebtedness will not be deemed to be an incurrence or issuance of Indebtedness for purposes of this covenant.

For purposes of this Section 6.01, the principal amount of Indebtedness denominated in a currency other than Dollars shall be calculated at all times based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced (plus unused commitments thereunder) plus (ii) solely in the case of Indebtedness incurred pursuant to Section 6.01(k), the amount of any accrued and unpaid interest, any fees, costs and expenses and premiums associated therewith or incurred in connection with the incurrence of such refinancing Indebtedness, and any other reasonable amount paid in connection therewith. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall at all times be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

For the avoidance of doubt, a Permitted Refinancing pursuant to Section 6.01(k) in respect of Indebtedness incurred pursuant to a Dollar-denominated basket shall not increase capacity to incur Indebtedness under such Dollar-denominated basket, and such Dollar-denominated basket shall be deemed to continue to be utilized by the amount of such Permitted Refinancing unless and until the Indebtedness incurred to effect such Permitted Refinancing is no longer outstanding.

Section 6.02    Liens. Create, incur, assume or permit to exist, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
(a)    Liens for Taxes not yet due and payable or delinquent, in each case, for a period of more than 60 days, and Liens for Taxes which are being contested in good faith by appropriate actions for which adequate reserves have been established in accordance with GAAP or Local GAAP (as applicable);
(b)    Liens in respect of Property of Borrower or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not individually or in the aggregate have a Material Adverse Effect and (ii) which, if they secure obligations that are then due and unpaid for a period of more than 60 days, are being contested in good faith by appropriate actions for which adequate reserves have been established in accordance with GAAP or Local GAAP (as applicable);
(c)    any Lien in existence on the Amendment No. 4 Effective Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that (A) the obligations secured or benefited by such replacement or substitute Lien are not prohibited by Section 6.01 and (B) any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Amendment No. 4 Effective Date plus any capitalized interest, fees and expenses thereon and (ii) does not encumber any Property other than (x) the Property subject thereto on the Amendment No. 4 Effective Date, (y) after acquired Property that is affixed or incorporated into the Property covered by such Lien and (z) any proceeds and products thereof;

(d)    easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies, taken as a whole, and any exceptions on Title Policies issued in connection with the Mortgaged Properties;
(e)    Liens to the extent (i) arising out of judgments, attachments or awards not constituting an Event of Default at the time such Liens are created or (ii) constituting the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding;
(f)    Liens (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, or letters of credit or guarantees issued in respect thereof, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations or letters of credit or guarantees issued in respect thereof (in each case, exclusive of obligations for the payment of Indebtedness) or (z) arising in the ordinary course of business to secure liability for obligations to insurance carriers;
(g)    licenses or Leases of the Properties (other than Intellectual Property) of Borrower or any Restricted Subsidiary, and the rights of ordinary-course lessees described in Section 9-321 of the UCC, in each case entered into in the ordinary course of such Company’s business so long as such licenses or Leases and rights do not, individually or in the aggregate, materially interfere with the ordinary conduct of the business of the Companies, taken as a whole;
(h)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower or any Restricted Subsidiary in the ordinary course of business;
(i)    Liens securing Indebtedness incurred pursuant to Section 6.01(e) (or pursuant to Section 6.01(k) to the extent relating to a Permitted Refinancing of Indebtedness incurred pursuant to Section 6.01(e)) and related obligations; provided that any such Liens (i) attach only to the Property (including proceeds thereof) being financed pursuant to such Indebtedness and (ii) do not encumber any other Property of Borrower or any Restricted Subsidiary other than (x) after-acquired Property that is affixed or incorporated into the Property covered by such Lien and (y) any proceeds and products thereof; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(j)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, including to secure amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(k)    Liens existing on Property at the time of its acquisition or existing on the Property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after February 5, 2016, to the extent such acquisition is permitted hereunder; provided that such Liens (i) do not extend to Property not subject to such Liens at the time of such acquisition, merger or consolidation (other than proceeds thereof and improvements thereon and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time (and which Indebtedness and other obligations are permitted hereunder) that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (ii) are not created in anticipation or contemplation of such acquisition, merger or consolidation;
(l)    Liens granted pursuant to the Loan Documents to secure the Secured Obligations;
(m)    licenses and sublicenses of Intellectual Property granted by Borrower or any Restricted Subsidiary in the ordinary course of business that, individually or in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Companies;
(n)    Liens (other than Liens securing Indebtedness for borrowed money) evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statute) financing statements or similar public filings;
(o)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC covering only the items being collected upon;
(p)    Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods;
(q)    Liens securing Indebtedness incurred pursuant to Section 6.01(j) (or pursuant to Section 6.01(k) to the extent relating to a Permitted Refinancing of Indebtedness incurred pursuant to Section 6.01(j)) and related obligations, to the extent (and only to the extent) that such Liens are secured exclusively by the assets of the Non-Guarantor Subsidiaries of Borrower incurring such Indebtedness and related obligations;
(r)    Liens securing obligations of Borrower and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $81,250,000 and (y) 20% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of incurrence;
(s)    Liens which may arise as a result of municipal and zoning codes and ordinances, building and other land use laws imposed by any Governmental Authority;
(t)    Liens on the Collateral securing Indebtedness incurred pursuant to Section 6.01(r) (or pursuant to Section 6.01(k) to the extent relating to a Permitted Refinancing of Indebtedness incurred pursuant to Section 6.01(r)) and related obligations; provided that such Liens shall rank junior to the Liens on the Collateral securing the Secured Obligations and the beneficiaries thereof (or an agent or representative on their behalf) shall have become party to the First Lien/Second Lien Intercreditor Agreement pursuant to the terms thereof;
(u)    Liens attaching solely to cash earnest money deposits or other advances to the seller of any Property to be acquired in a Permitted Acquisition, any other acquisition or other Investment permitted hereunder or consisting of an agreement to Dispose of any Property in a Disposition of Property permitted under Section 6.06, in each case, solely to the extent such Permitted Acquisition, other acquisition, other Investment or Disposition of Property, as the case may be, would have been permitted on the date of the creation of such Lien;
(v)    Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums for such insurance policies pursuant to Section 6.01(t);
(w)    with respect to all Real Property in which Borrower or any Restricted Subsidiary owns less than a fee interest, all Liens which are suffered or incurred by the fee owner, any superior lessor, sublessors or licensor, or any inferior lessee, sublessee or licensee;

(x)    the modification, replacement, renewal or extension of (x) any Lien permitted under Section 6.02(c) and (y) any Lien with respect to any Permitted Refinancing that is secured and incurred pursuant to Section 6.01(k) and related obligations; provided that (i) the Lien does not extend to any Property other than (A) the Property securing such Indebtedness being so refinanced and (B) proceeds and products thereof; (ii) the renewal, refunding, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 6.01; and (iii) in the case of clause (y), after giving effect to any such modification, replacement, renewal or extension of such Lien, such Lien continues to comply with the applicable requirements relating to Liens set forth in Section 6.01(k) and any other applicable requirements in this Section 6.02 in each case that applied in connection with the initial incurrence of such Lien;
(y)    Liens on Property of a Non-Guarantor Subsidiary securing Indebtedness of such Non-Guarantor Subsidiary permitted to be incurred by Section 6.01 and other obligations that do not constitute Indebtedness;
(z)    with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Legal Requirements;
(aa)    Liens securing Indebtedness and related obligations permitted pursuant to Section 6.01(dd) (or pursuant to Section 6.01(k) to the extent relating to a Permitted Refinancing of Indebtedness incurred pursuant to Section 6.01(dd)); provided that such Lien does not extend to any Property other than the Property subject to such Sale and Leaseback Transaction;
(bb)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.04; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(cc)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(dd)    Liens relating to purchase orders and other agreements entered into with customers of Borrower or any Restricted Subsidiary in the ordinary course of business;
(ee)    Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided such Indebtedness and such satisfaction or discharge is permitted hereunder;
(ff)    receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(gg)    Liens or rights of set-off against credit balances of Borrower or any Restricted Subsidiary with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to any Company in the ordinary course of business to secure the obligations of such Company to the credit card issuers or credit card processors as a result of fees and charges;
(hh)    (a) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (b) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Borrower or any Restricted Subsidiary in joint ventures;
(ii)    Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(jj)    Liens securing Hedging Obligations and Bank Products permitted hereunder (including, for the avoidance of doubt, Specified Hedging Agreement Obligations and Bank Product Obligations);

(kk)    Liens granted by a Non-Guarantor Subsidiary in favor of any Loan Party, Liens granted by a Non-Guarantor Subsidiary in favor of any other Non-Guarantor Subsidiary and Liens granted by a Loan Party in favor of any other Loan Party;
(ll)    Liens on the Collateral securing (A) Permitted Incremental Equivalent Debt that is Permitted Pari Passu Debt or Permitted Junior Lien Debt (or a Permitted Refinancing of such Permitted Incremental Equivalent Debt incurred pursuant to Section 6.01(k)) and related obligations (including guarantees thereof permitted pursuant to the definition of Permitted Incremental Equivalent Debt or Permitted Refinancing, respectively) and (B) Credit Agreement Refinancing Indebtedness that is Permitted Pari Passu Debt or Permitted Junior Lien Debt (or a Permitted Refinancing of such Credit Agreement Refinancing Indebtedness incurred pursuant to Section 6.01(k)) and related obligations (including guarantees thereof permitted pursuant to the definition of Credit Agreement Refinancing Indebtedness or Permitted Refinancing, respectively);
(mm)    Liens securing guarantees that are permitted under Section 6.01 of any Indebtedness incurred pursuant to Section 6.01(s) or Section 6.01(bb) (or a Permitted Refinancing of any such Indebtedness incurred pursuant to Section 6.01(k)), to the extent such Indebtedness incurred pursuant to Section 6.01(s) or Section 6.01(bb) (or a Permitted Refinancing of any such Indebtedness incurred pursuant to Section 6.01(k)) is permitted to be secured (other than pursuant to Section 6.01(k));
(nn)    contractual Liens of any landlord under any lease entered into by Borrower or any Restricted Subsidiary; and
(oo)    non-consensual Liens arising as a result of the consummation of the Post-Closing Reorganization.
~~Notwithstanding anything herein to the contrary, (1) for so long as any Foreign Intercompany Loan is owed to a Loan Party and is not subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, Borrower shall not create or incur any Lien on such Foreign Intercompany Loan (other than any non-consensual Lien) and (2) for so long as any Equity Interests in SolarWinds or other Property held by Cayman I and Cayman III are not subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, Borrower shall not create or incur any Lien on such Equity Interests or other Property (other than any non-consensual Lien).~~
For purposes of determining whether any Lien is permitted to be incurred pursuant to this Section 6.02, in the event that any Lien (or any portion thereof) at any time, whether at the time of incurrence of such Lien or subsequently, meets the criteria of more than one of the “baskets” or categories of Liens described in clauses (a) through (oo) above, such Lien (or any portion thereof) at any time shall be permitted under one or more of such clauses at the time of the incurrence thereof or any later time, in each case, as determined by the Borrower in its sole discretion at such time, and the Borrower may, in its sole discretion, classify and reclassify and, from time to time, later divide, classify or reclassify, such Lien (or any portion thereof) among such clauses in any manner not expressly prohibited by this Agreement (so long as the Lien or Liens being divided, classified or reclassified is (or are) permitted to be incurred under the clause or clauses to which it is being divided, classified or reclassified, in each case at the time of such division, classification or reclassification) and will only be required to include the amount and type of such Lien in such of the above clauses as determined by Borrower at such time; provided that (x) all Liens incurred under the Loan Documents will be deemed to have been incurred in reliance only on the exception in Section 6.02(l) and (y) all Liens incurred pursuant to Section 6.02(t) shall at all times be deemed to have been incurred in reliance only on the exception in Section 6.02(t).
With respect to any Indebtedness that is subordinated in right of security to the Secured Obligations (and the lenders or holders thereunder are party to the First Lien/Second Lien Intercreditor Agreement (or such Indebtedness is subordinated in right of security to the Secured Obligations on other terms reasonably satisfactory to the Administrative Agent)), the expansion of the Liens thereunder by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of

Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 6.02.
For purposes of this Section 6.02, the principal amount of Indebtedness or other obligations secured by Liens denominated in a currency other than Dollars shall be calculated at all times based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt (or, in the case of such other obligations not constituting Indebtedness, on the date incurred); provided that if such Indebtedness or other obligations are incurred to refinance other Indebtedness or other obligations denominated in a currency other than Dollars, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness or other obligations does not exceed (i) the principal amount of such Indebtedness or other obligations being refinanced (plus unused commitments thereunder) plus (ii) solely in the case of Liens securing Indebtedness incurred pursuant to Section 6.01(k), the amount of any accrued and unpaid interest, any fees, costs and expenses and premiums associated therewith or incurred in connection with the incurrence of such refinancing Indebtedness, and any other reasonable amount paid in connection therewith. The principal amount of any Indebtedness or other obligations incurred to refinance other Indebtedness or other obligations, if incurred in a different currency from the Indebtedness or other obligations being refinanced, shall at all times be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or other obligations are denominated that is in effect on the date of such refinancing.
Section 6.03    [Reserved].
Section 6.04    Investments, Loans and Advances. Make any Investment, except that the following shall be permitted:
(a)    the Companies may consummate the Transactions;
(b)    Investments outstanding on the Amendment No. 4 Effective Date and identified on Schedule 6.04(b) and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent such increase is set forth on Schedule 6.04(b);
(c)    Borrower and any Restricted Subsidiary may (i) acquire, hold and Dispose of accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
(d)    Permitted Acquisitions;
(e)    loans and advances to current or former directors, employees, officers and consultants of any Company (or any direct or indirect parent company thereof) (x) for reasonable and customary business-related travel, entertainment, relocation and similar ordinary business purposes (including travel and relocation), (y) for the purpose of purchasing Qualified Stock in Holdings (or any direct or indirect parent company thereof), so long as the proceeds of such purchase are promptly contributed to Borrower in cash and (z) for purposes not described in the foregoing clauses (x) and (y), in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $37,500,000 and (y) 10% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of incurrence;
(f)    Investments in Borrower or any Restricted Subsidiary; provided that, Investments under this clause (f) in the form of Indebtedness owing by a Loan Party to a Non-Guarantor Subsidiary shall be subordinated to the Obligations pursuant to the terms of the Intercompany Subordination Agreement or other subordination terms reasonably acceptable to the Administrative Agent;

(g)    Investments in securities of trade creditors or customers that are received (A) in settlement of bona fide disputes or delinquent obligations or (B) pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy, insolvency or other restructuring of such trade creditors or customers;
(h)    advances of payroll payments to employees of any Company in the ordinary course of business;
(i)    Investments made by Borrower or any Restricted Subsidiary as a result of consideration received in connection with a Disposition made in compliance with Section 6.06;
(j)    Investments consisting of Indebtedness, Liens, mergers, consolidations and other fundamental changes, Dispositions, Dividends and prepayments of Junior Indebtedness permitted (other than by reference to this Section 6.04(j)) under Sections 6.01, 6.02, 6.05, 6.06, 6.08 and 6.11 respectively;
(k)    Investments of any Person that becomes a Restricted Subsidiary after the Amendment No. 4 Effective Date (including an Unrestricted Subsidiary that is designated a Restricted Subsidiary) or of any Person merged or consolidated with Borrower or any Restricted Subsidiary in accordance with this Section 6.04 after the Amendment No. 4 Effective Date; provided that (i) such Investments exist at the time such Person is acquired and (ii) such Investments are not made in anticipation or contemplation of such Person becoming a Restricted Subsidiary;
(l)    any Investment in Cash Equivalents at the time such Investment is made;
(m)    intercompany loans by Borrower or any Restricted Subsidiary to Holdings (or any direct or indirect parent thereof) for purposes and in amounts that would otherwise be permitted to be made as Dividends to Holdings (or any direct or indirect parent thereof) pursuant to Sections 6.08(c)-(q); provided that the principal amount of any such loans shall reduce Dollar-for-Dollar the amounts that would otherwise be permitted to be paid for such purpose in the form of Dividends pursuant to such Sections, as applicable;
(n)    Investments to the extent that payment for such Investments is made with Equity Interests of Holdings (or any direct or indirect parent thereof); provided that such amounts used pursuant to this clause (n) shall not increase the Cumulative Equity Amount and does not constitute a Cure Amount;
(o)    Investments to the extent arising solely from a subsequent increase in the value (excluding any value for which any additional consideration of any kind whatsoever has been paid or otherwise transferred, directly or indirectly, by, or on behalf of, Holdings, Borrower or any of its Restricted Subsidiaries) of an Investment otherwise permitted hereunder and made prior to such subsequent increase in value;
(p)    any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with a Disposition permitted under Section 6.06;
(q)    Investments consisting of extensions of trade credit in the ordinary course of business;
(r)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
(s)    reorganizations and other activities related to tax planning that do not have a materially adverse tax consequence on Borrower or its Restricted Subsidiaries; provided, that after giving effect to any such reorganizations and activities, there is no material adverse impact on the value of the (x) Collateral granted to the Collateral Agent for the benefit of the Secured Parties or (y) Guarantees in favor of the Lenders;

(t)    to the extent constituting Investments, (i) purchases and other acquisitions of inventory, materials and equipment and intangible Property in the ordinary course of business, (ii) Capital Expenditures and (iii) leases or licenses of real or personal Property in the ordinary course of business so long as such leases or licenses do not, individually or in the aggregate, materially interfere with the ordinary conduct of the business of the Companies, taken as a whole;
(u)    (i) Investments in an aggregate amount at any time outstanding not to exceed the Cumulative Amount immediately prior to the time any such Investment is made; provided that no Event of Default has occurred and is continuing at the time of such Investment and (ii) Investments in an aggregate amount at any time outstanding not to exceed the Cumulative Equity Amount immediately prior to the time any such Investment is made;
(v)    Investments under any Hedging Agreement;
(w)    Investments in an aggregate amount at any time outstanding not to exceed (i) the greater of (x) $200,000,000 and (y) 50% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time any such Investment is made plus (ii) the Available RP Capacity Amount plus (iii) the Available Prepayment Capacity Amount;
(x)    Investments so long as (i) at the time of making such Investment, no Event of Default shall have occurred and be continuing and (ii) on a Pro Forma Basis, the Total Net Leverage Ratio for the most recently ended Test Period shall be no greater than 5.50 to 1.00;
(y)    Investments in joint ventures in an aggregate amount at any time outstanding not to exceed the greater of (x) $37,500,000 and (y) 10% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time any such Investment is made; and
(z)    Investments made in connection with, and necessary to consummate, the Post-Closing Reorganization.
Section 6.05    Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or consummate any transaction of merger or consolidation, except that the following shall be permitted:
(a)    (i) the Transactions and (ii) the Post-Closing Reorganization;
(b)    a merger, consolidation, winding up, liquidation or dissolution in connection with any Disposition permitted pursuant to Section 6.06 (other than clause (g) thereof);
(c)    (x) any Restricted Subsidiary may merge or consolidate with or into or dissolve or liquidate into (A) Borrower (provided that Borrower shall be the continuing or surviving Person) and (B) any other Restricted Subsidiary (provided that in the case of this clause (B), in any such merger, consolidation, dissolution or liquidation involving a Subsidiary Guarantor, a Subsidiary Guarantor shall be the continuing surviving Person in such merger, consolidation, dissolution or liquidation);
(d)    Borrower may merge or consolidate with any other Person; provided that (A) Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of Borrower under this Agreement and the other Loan Documents to which Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and (other than with respect to Foreign Parent I or Foreign Parent II) grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement, (4)  Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement and (5) the Successor Borrower has provided any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by the Administrative Agent and Collateral Agent that the Administrative Agent and Collateral Agent shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act; provided that (x) if such other Person is not a Loan Party, no Event of Default exists after giving effect to such merger, amalgamation or consolidation and (y) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, Borrower under this Agreement and the other Loan Documents; provided further that Borrower agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;
(e)    any Restricted Subsidiary may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up is not materially disadvantageous to the Lenders; and
(f)    any Restricted Subsidiary may effect a merger, consolidation, winding up, liquidation or dissolution in connection with any Investment permitted pursuant to Section 6.04.
Section 6.06    Dispositions. Effect any Disposition of any Property, except that the following shall be permitted:
(a)    Dispositions of (x) worn out, obsolete or surplus Property by Borrower or any of its Restricted Subsidiaries in the ordinary course of business, (y) Property no longer used or useful or economically practicable to maintain in the conduct of the business of the Companies and (z) the abandonment, transfer, assignment, cancellation, lapse or other Disposition of Intellectual Property that is, in the reasonable good faith judgment of Borrower or such Restricted Subsidiary, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Companies, taken as a whole;
(b)    Dispositions; provided that (i) any such Disposition is made for Fair Market Value, (ii) no Event of Default is continuing at the time of such Disposition or would result therefrom (or, at the election of Borrower, at the time the definitive agreement with respect to such Disposition is entered into) and (iii) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of the greater of (x) $31,250,000 and (y) 10% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of such Disposition (or, at the election of Borrower, at the time the definitive agreement with respect to such Disposition is entered into), at least 75% of the consideration payable in respect of such Disposition of Property shall be in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (iii), the following shall be deemed to be cash: (A) any liabilities (as shown on the most recent balance sheet of Borrower provided hereunder or in the footnotes thereto) of Borrower or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are (x) assumed by the transferee with respect to the applicable Disposition or (y) otherwise cancelled, extinguished or terminated in connection with the transactions relating to such Disposition, (B) any securities received by Borrower or any Restricted Subsidiary from such transferee that are converted into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by Borrower or any Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (b) that is at that time outstanding, not in excess of the greater of (x) $31,250,000 and (y) 10% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(c)    leases, subleases, or licenses or sublicenses of real or personal Property (including Intellectual Property or other general intangibles) to third parties in the ordinary course of business;
(d)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(e)    Permitted Liens pursuant to Section 6.02;
(f)    (x) Investments pursuant to Section 6.04 and (y) intercompany Dispositions among the Companies (other than Holdings);
(g)    Dispositions in connection with any merger, consolidation and other transaction made pursuant to Section 6.05;
(h)    Dividends in compliance with Section 6.08 and prepayments of Junior Indebtedness pursuant to Section 6.11;
(i)    (x) sales of inventory, goods and other assets in the ordinary course of business and (y) Dispositions of cash and Cash Equivalents in the ordinary course of business;
(j)    any Disposition of Property that constitutes a Casualty Event;
(k)    Borrower and any Restricted Subsidiary may settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, managers, directors, officers or employees of any Company (or any direct or indirect parent thereof) or any of their successors or assigns;
(l)    sale, forgiveness, or discount of customer delinquent notes or accounts receivable in the ordinary course of business (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement);
(m)    Dispositions of immaterial Equity Interests to qualified directors where required by applicable law or to satisfy other similar requirements of applicable law with respect to the ownership of Equity Interests;
(n)    any trade-in of equipment or other Property in exchange for other equipment or other replacement Property;
(o)    the unwinding of any Hedging Agreement pursuant to its terms;
(p)    surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business and consistent with past practice;
(q)    any issuance, sale or pledge of Equity Interests in, or any sale or pledge of Indebtedness, or other securities of, an Unrestricted Subsidiary;
(r)    Sale and Leaseback Transactions in an amount not to exceed in the aggregate the greater of (x) $25,000,000 and (y) 5% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of any such Sale and Leaseback Transaction;
(s)    Dispositions of leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Companies;
(t)    intercompany Dispositions among the Companies (other than Holdings) in connection with and to the extent necessary to consummate the Post-Closing Reorganization;

(u)    sales of any non-core assets acquired in connection with any Permitted Acquisitions, other acquisition or other Investment permitted hereunder;
(v)    any Disposition of Property to the extent that (1) such Property is exchanged for credit against the purchase price of similar replacement Property that is purchased within 270 days thereof or (2) the proceeds of such Disposition are promptly applied to the purchase price of such replacement Property (which replacement Property is actually purchased within 270 days thereof);
(w)    sales of Margin Stock for Fair Market Value payable in cash or Cash Equivalents;
(x)    any swap of assets in exchange for services or other assets of such Person in the ordinary course of business of comparable or greater Fair Market Value or usefulness to the business of the Companies, taken as a whole, as determined in good faith by Borrower; and
(y)    Dispositions in an amount not to exceed in the aggregate the greater of (x) $40,000,000 and (y) 10% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of any such Disposition.
To the extent the requisite Lenders under the applicable provisions set forth in Section 11.02(a) waive the provisions of this Section 6.06, with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents without any further action by or consent from Administrative Agent, Collateral Agent or any Lender, and, so long as Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Collateral Agent shall take, at the sole cost and expense of the Borrower, all actions it deems necessary or reasonable in order to effect the foregoing.
Section 6.07    [Reserved].
Section 6.08    Dividends. Authorize, declare or pay, directly or indirectly, any Dividends, except for the following:
(a)    Dividends by any Restricted Subsidiary of Borrower to Borrower or any other Restricted Subsidiary (and, in the case of a Dividend by a non-Wholly Owned Subsidiary, to Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Subsidiary); provided that in the case of any Dividend paid by a Restricted Subsidiary that is a non-Wholly Owned Subsidiary, Borrower or its Restricted Subsidiary which owns the Equity Interests in such Restricted Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Restricted Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Restricted Subsidiary paying such Dividends);
(b)    Dividends to Holdings made solely in the Equity Interests of Borrower;
(c)    Dividends to permit Holdings (or any direct or indirect parent thereof) to (x) repurchase, redeem, retire or otherwise acquire for value Equity Interests or equity-based awards of Holdings (or any direct or indirect parent thereof) held by officers, directors, employees or consultants or former officers, directors, employees or consultants (in each case, or their Permitted Transferees) of any Company, upon their death, disability, retirement, severance or termination of employment or service or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership or incentive plan, equity subscription plan or agreement, employment or service termination agreement or any other employment or service agreement or equity holders’ agreement or compensatory plan or arrangement or (y) pay principal or interest on promissory notes that were issued in lieu of cash payments for such repurchase, redemption, retirement or other acquisition for value of such Equity Interests or equity-based awards; provided that the aggregate amount of such Dividends to Holdings shall not exceed the sum of (i) $25,000,000 in any fiscal year (with any unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $50,000,000 in any fiscal year) and (ii) the net cash proceeds of any “key-man” life insurance policies of any Company that have not been used to make any repurchases, redemptions or payments under this clause (c); provided, further, that the amount available in any fiscal year may be increased by up to 100% of the amount available in the immediately succeeding fiscal year (the “Permitted Carryback Amount”), however any such usage of the Permitted Carryback Amount shall reduce, on a dollar for dollar basis, the amount available in such immediately succeeding fiscal year; and provided, further that cancellation of Indebtedness owing to Borrower or any Restricted Subsidiary from members of management of Borrower, any of Borrower’s direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of any of Borrower’s direct or indirect parent companies will not be deemed to constitute a Dividend for purposes of this Agreement;
(d)    (A) payments in an amount sufficient to pay franchise and similar Taxes and other fees and expenses required to maintain the legal existence of Holdings (or any direct or indirect parent thereof), (B) payments to or on behalf of Holdings (or any direct or indirect parent thereof) in an amount sufficient to pay operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, tax reporting and similar expenses payable to third parties) in the ordinary course of business of Holdings (or any direct or indirect parent thereof) and (C) to enable Holdings (or any direct or indirect parent thereof) to pay directors’ fees and expenses and indemnities owing to directors and officers of Holdings (or any direct or indirect parent thereof), as applicable, in each case to the extent attributable to such parent’s operation of Borrower and its Restricted Subsidiaries;
(e)    Permitted Tax Distributions and Permitted Tax Receivable Payments;
(f)    Borrower and any Restricted Subsidiary may make Dividends to make (including to allow any direct or any indirect parent company to make) (i) payments under the Sponsor Management Agreement (in the case of annual management or monitoring fees, not to exceed the amount per fiscal year permitted thereunder as in effect on the Closing Date) and (ii) payments permitted pursuant to Section 6.09(e), (g) and (q);
(g)    Borrower may pay (or make Dividends to allow any direct or indirect parent of Borrower to pay) cash in lieu of fractional equity interests in connection with any dividend, conversion, split or combination thereof of the Equity Interests of Holdings (or any direct or indirect parent of Holdings) or any Permitted Acquisition, any other acquisition or any Investment;
(h)    Borrower or any Restricted Subsidiary may make (i) Dividends in an amount not to exceed the Cumulative Amount immediately prior to the time any such Dividend is made; provided that at the time of any such Dividend, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) solely with respect to any Dividends made out of amounts under clause (b) of the definition of “Cumulative Amount”, immediately after giving effect to such Dividend, on a Pro Forma Basis, the Fixed Charge Coverage Ratio as of the most recently ended Test Period is at least 2.00 to 1.00 and (ii) Dividends in an amount not to exceed the Cumulative Equity Amount immediately prior to the time any such Dividend is made;
(i)    any Dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a Dividend pursuant to this Section 6.08(i) shall be deemed to have utilized capacity under such other provision of this Agreement);
(j)    the payment of Dividends to any direct or indirect parent company of Borrower to fund a payment of dividends on such parent company’s common equity, following consummation of an IPO of such parent company, not to exceed the sum of (i) 6.0% per annum of the net cash proceeds of such IPO and any Follow-On Offering received by or contributed to Borrower and (ii) an aggregate amount per annum equal to 7.0% of Market Capitalization of Holdings (or such parent company, as applicable) at the time of such Dividends;

(k)    Dividends in an aggregate amount not to exceed the greater of (x) $125,000,000 and (y) 30% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of any such Dividend so long as no Event of Default has occurred and is continuing or would result therefrom; provided, that any Investments or payments made in reliance upon the Available RP Capacity Amount utilizing the unused amounts available pursuant to this Section 6.08(k) shall reduce the amounts available pursuant to this Section 6.08(k);
(l)    Dividends the proceeds of which shall be used to pay (x) fees and expenses of any direct or indirect parent company of Borrower related to any equity or debt offering not prohibited by this Agreement (whether or not such offering is successful) or (y) expenses and indemnities of the trustee with respect to any debt offering by any direct or indirect parent company of Borrower, in each case to the extent attributable to such parent’s ownership and operation of Borrower and its Restricted Subsidiaries;
(m)    repurchases of Equity Interests in Holdings (or any direct or indirect parent company) or any other Company thereof deemed to occur upon exercise of stock options or warrants or other equity if such Equity Interests represent a portion of the exercise price of such options or warrants or other incentive interests;
(n)    Dividends to Holdings or any direct or indirect parent company of Holdings to finance any Investment permitted to be made pursuant to Section 6.04 (other than Section 6.04(m)); provided that (A) such Dividend shall be made substantially concurrently with the closing of such Investment and (B) Holdings or such direct or indirect parent company thereof shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to Borrower or the Restricted Subsidiaries or (2) the Person formed or acquired to merge into or consolidate with Borrower or any of the Restricted Subsidiaries in a manner permitted in Section 6.05) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.10 and 5.11; provided that such Investment constitutes utilization by Borrower of one or more applicable clauses of Section 6.04 (other than Section 6.04(j));
(o)    Dividends the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to current or former officers, directors, employees and consultants of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of any Company;
(p)    payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, officer or consultant and any repurchases of Equity Interests in consideration of such payments, including deemed repurchases in connection with the exercise of stock or other equity options and the vesting of restricted equity and restricted equity units;
(q)    the distribution, by Dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to any Company by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents);
(r)    Dividends made (i) to consummate the Transactions and (ii) to holders of Equity Interests of Target (immediately prior to giving effect to the Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case, with respect to the Transactions;
(s)    Dividends to the extent that immediately after giving effect to such Dividend, (i) the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the most recently ended Test Period is no greater than 4.75 to 1.00 and (ii) no Event of Default has occurred and is continuing or would immediately result therefrom;
provided that the amount of Dividends that may be made for a particular purpose pursuant to Sections 6.08(c)-(r) shall be reduced Dollar-for-Dollar by the amount of any such payments made for such purpose in the form of an intercompany loan by Borrower or one of its Subsidiaries to Holdings (or any direct or indirect parent thereof) pursuant to Section 6.04(m).
Section 6.09    Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions for the payment of money, sale of goods or provision of services, in each case, exceeding $25,000,000, whether or not in the ordinary course of business, with any Affiliate (other than with any Company), other than on terms and conditions substantially at least as favorable to Borrower and its Restricted Subsidiaries as would be obtainable by Borrower or any Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following shall be permitted:
(a)    Dividends permitted by Section 6.08;
(b)    Investments permitted under Section 6.04, including loans and advances permitted by Sections 6.04(e) and (f), and Indebtedness permitted under Section 6.01(n);
(c)    Employment, consulting, severance and similar arrangements between any Company and its current and former officers, employees, directors and consultants and in the ordinary course of business (which shall be deemed to include the employment and engagement of such persons for newly created positions) or otherwise in connection with the Transactions and (ii) transactions pursuant to any equityholder, employee, consultant or director equity plan or stock or other equity option plan or any other management or employee benefit plan or agreement, other compensatory arrangement or any stock or other equity subscription, co-invest or equityholder agreement, including any arrangement including Equity Interests rolled over by management of Borrower, any Restricted Subsidiary or any direct or indirect parent of Borrower in connection with the Transactions;
(d)    (i) the Transactions, including the payment of any fees, costs or expenses related thereto and made contemporaneously therewith (including the Transaction Costs) and (ii) the Post-Closing Reorganization;
(e)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings (or any direct or indirect parent company thereof) or any other Company in the ordinary course of business to the extent attributable to the ownership or operation of Holdings (or any direct or indirect parent company thereof) or any other Company, to the extent attributable to such parent entity’s ownership and operation of Holdings and its Subsidiaries;
(f)    the payment of management, monitoring, consulting, advisory and other fees (including transaction and termination fees), indemnities and expenses pursuant to the Sponsor Management Agreement (in the case of annual management or monitoring fees, up to the amount per fiscal year permitted thereunder as in effect on the Closing Date) (plus any unpaid management, consulting, monitoring, advisory and other fees, indemnities and expenses thereunder accrued in any prior year);
(g)    customary payments by Borrower or any Restricted Subsidiary to any holder of Equity Interests in Holdings (or any direct or indirect parent thereof) (including the Sponsors) made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of such Person in good faith;
(h)    any transaction permitted under this Agreement with an Affiliate where the only consideration paid by Holdings is Equity Interests of Holdings;

(i)    ordinary course license agreements relating to Intellectual Property not interfering in any material respect with the ordinary conduct of business of or the value of such Intellectual Property to such Company;
(j)    any other agreement, arrangement or transaction as in effect on the Amendment No. 4 Effective Date and listed on Schedule 6.09(j), and any amendment or modification thereto or restatement thereof, and the performance of obligations thereunder, so long as such amendment or modification or restatement is not materially adverse to the interests of the Lenders (in the good faith determination of Borrower);
(k)    loans, advances and other transactions between or among Borrower, any Restricted Subsidiary and any joint venture (regardless of the form of legal entity) in which Borrower or any Restricted Subsidiary has invested (and which joint venture would not be an Affiliate of Borrower but for Borrower’s direct or indirect ownership of Equity Interests in such joint venture) to the extent permitted under Article VI;
(l)    payments by Borrower (and any direct or indirect parent thereof) and the Restricted Subsidiaries pursuant to tax sharing agreements among Borrower (and any such parent thereof) and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of Borrower and the Restricted Subsidiaries, to the extent constituting Permitted Tax Distributions;
(m)    transactions in which Borrower or any Restricted Subsidiary delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Companies from a financial point of view or meets the requirements of this Section 6.09;
(n)    the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable;
(o)    Affiliate purchases of the Loans or Commitments to the extent permitted hereunder, and the holding of such Loans or Commitments and payments with respect to such Loans or Commitments pursuant to the Loan Documents;
(p)    (i) Investments by Permitted Holders in securities of Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the Investment is being offered by Borrower or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Permitted Holders in respect of securities or loans of Borrower or any Restricted Subsidiary contemplated in the foregoing clause (i) or that were acquired from Persons other than Borrower and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans; provided that with respect to securities of Borrower or any Restricted Subsidiary contemplated in clause (i) above, such Investment constitutes less than 10% of the proposed or outstanding issue amount of such class of securities; and
(q)    the existence of, or the performance by Borrower or any Restricted Subsidiary of its obligations under the terms of, any registration rights agreement (or purchase agreements related thereto) to which it is party as of the Closing Date and any similar agreement that it may enter into thereafter, and the payment of reasonable out-of-pocket costs and expenses pursuant thereto; provided, however, that the existence of, or the performance by Borrower or any Restricted Subsidiary of its obligations under, any future amendment to the registration rights agreement or under any similar agreement entered into after the Closing Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect.

Section 6.10    Financial Covenant.
If on the last day of any Test Period set forth below the aggregate principal amount of Revolving Loans then outstanding exceeds 35.0% of the aggregate principal amount of Revolving Commitments then in effect, permit the First Lien Net Leverage Ratio, as of the last day of such Test Period, to exceed 7.40 to 1.00.
The provisions of this Section 6.10 are for the benefit of the Revolving Lenders only, and the Required Revolving Lenders may (a) amend, waive or otherwise modify this Section 6.10, or the defined terms used solely for purposes of this Section 6.10 or (b) waive any Default or Event of Default resulting from a breach of this Section 6.10, in each case under the foregoing clauses (a) and (b), without the consent of any Lenders other than the Required Revolving Lenders in accordance with the provisions of Section 11.02(b).
Section 6.11    Prepayments of Junior Indebtedness; Modifications of Organizational Documents; Modifications of Junior Indebtedness Documents .
(a)    Make any voluntary or optional prepayment on, or voluntary or optional redemption, retirement, defeasance or acquisition for value of, any Junior Indebtedness of Borrower or any of its Restricted Subsidiaries (it being understood that payments of regularly scheduled principal (including payments at final scheduled maturity), interest and mandatory prepayments or redemptions shall be permitted), except:
(i)    subject to the subordination provisions of the Intercompany Subordination Agreement, repayments of loans and advances of Borrower or any Restricted Subsidiary to Borrower or any Restricted Subsidiary;
(ii)    the conversion or exchange of any Junior Indebtedness to Equity Interests of Holdings or any of its direct or indirect parents;
(iii)    the refinancing, replacement, renewal, or extension of Indebtedness with any other Indebtedness permitted pursuant to Section 6.01;
(iv)    (x) in an amount not to exceed the Cumulative Amount immediately prior to the time any such prepayment, redemption, purchases, defeasance or other acquisition for value of Junior Indebtedness is made; provided that at the time of any such prepayment, redemption, purchases, defeasance or other acquisition for value of Junior Indebtedness, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) solely with respect to any prepayment, redemption, purchases, defeasance or other acquisition for value of Junior Indebtedness made out of amounts under clause (b) of the definition of “Cumulative Amount”, immediately after giving effect thereto, on a Pro Forma Basis, the Fixed Charge Coverage Ratio as of the most recently ended Test Period is at least 2.00 to 1.00 and (y) in an amount not to exceed the Cumulative Equity Amount immediately prior to the time any such prepayment, redemption, purchases, defeasance or other acquisition for value of Junior Indebtedness is made;
(v)    so long as no Event of Default is continuing, any prepayment, redemption, purchases, defeasance or other acquisition for value of Junior Indebtedness in an aggregate amount not to exceed (1) the greater of (x) $125,000,000 and (y) 30% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of any such transaction; provided, that any Investments made in reliance upon the Available Prepayment Capacity Amount utilizing the unused amounts available pursuant to this Section 6.11(a)(v)(1) shall reduce the amounts available pursuant to this Section 6.11(a)(v)(1) plus (2) the Available RP Capacity Amount; and
(vi)    so long as no Event of Default is continuing and the Total Net Leverage Ratio computed on a Pro Forma Basis as of the most recently ended Test Period shall not be greater than 5.00 to 1.00, any prepayments, redemptions, purchases, defeasance or other acquisition for value of Junior Indebtedness;

(b)    without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), amend, modify, supplement or waive, or permit the amendment, modification, supplement or waiver of, any provision of any Organizational Document of the Companies, in each case to the extent that any such amendment, modification, supplement or waiver would, taken as a whole, be materially adverse to the Lenders, except amendments, modifications, supplements or waivers that are (x) expressly permitted under the terms of the Loan Documents or (y) required by applicable law; or
(c)    without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), waive, amend or modify any documents governing any Junior Indebtedness (other than as a result of the refinancing, replacement, renewal, or extension thereof with any other Indebtedness permitted pursuant to Section 6.01), in each case to the extent that any such waiver, amendment, modification would, taken as a whole, be materially adverse to the Lenders (as determined in good faith by Borrower).
Section 6.12    Limitation on Certain Restrictions on Subsidiaries. Create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of (A) any Non-Guarantor Subsidiary to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Loan Party, or pay any Indebtedness owed to any Loan Party, (ii) make loans or advances to any Loan Party or (iii) transfer any of its Properties to any Loan Party (provided that dividend or liquidation priority between or among classes or series of Equity Interests, and the subordination of any obligation (including the application of any remedy bars thereto) to any other obligation will not be deemed to constitute such an encumbrance or restriction) or (B) Borrower or any other Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any of its Properties or revenues, whether now owned or hereafter acquired, for the benefit of the Lenders under the Loan Documents, except for, in the case of each of clauses (A) and (B):
(a)     such encumbrances, restrictions or conditions existing by reason of application of Legal Requirements;
(b)    (i) this Agreement and the other Loan Documents, (ii) the Second Lien Credit Agreement, (iii) the governing documentation with respect to any Permitted Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness and (iv) loan documents governing other Indebtedness permitted to be incurred hereunder that are, taken as a whole, in the good faith judgment of Borrower, no more restrictive with respect to Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more materially restrictive than the restrictions contained in this Agreement unless (x) such restrictions apply only to periods after the then Initial Term Loan Maturity Date or (y) to the extent a substantially similar change is made to this Agreement or the other Loan Documents), so long as Borrower shall have determined in good faith that such restrictions will not affect its obligations or ability to make any payments required hereunder;
(c)    customary provisions restricting subletting or assignment of any lease governing a leasehold interest or a lien upon a leasehold interest of Borrower or one of its Restricted Subsidiaries;
(d)    customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business;
(e)    customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property permitted by Section 6.06 pending the consummation of such sale or other Disposition; provided, that (i) such restrictions and conditions apply only to the Property to be sold or Disposed of and (ii) such sale or other Disposition is permitted hereunder;
(f)    any agreement in effect at the time such Person becomes a Restricted Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Restricted Subsidiary of Borrower;

(g)    [reserved];
(h)    purchase money obligations and Capital Lease Obligations that impose restrictions of such nature on the Property so acquired, any replacements of such Property or assets and additions and accessions thereto, after-acquired Property subject to such arrangement, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender (it being understood that such restriction shall not be permitted to apply to any Property to which such restriction would not have applied but for such acquisition);
(i)    any agreement or other instrument of a Person acquired by or merged or consolidated with or into Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such agreement or instrument, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender (it being understood that such encumbrance or restriction shall not be permitted to apply to any property to which such encumbrance or restriction would not have applied but for such acquisition);
(j)    (x) restrictions contained in documents for secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.01 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y) restrictions on transfers of assets subject to Permitted Liens (but, with respect to any such Permitted Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Permitted Lien);
(k)    restrictions on cash or other deposits or net worth imposed by customers under contracts (other than with respect to Indebtedness) entered into in the ordinary course of business;
(l)    customary anti-assignment provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;
(m)    customary restrictions in joint venture agreements or other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture;
(n)    as set forth in Schedule 6.12;
(o)    any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided, that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.
Section 6.13    Business. Engage in any material line of business other than those lines of business in which Borrower and its Restricted Subsidiaries are engaged on the Closing Date (or which are similar, corollary, ancillary, complementary, incidental or related or reasonable extensions, developments or expansions thereof).
Section 6.14    Fiscal Year. Change its fiscal year-end; provided, however, that Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.15    Permitted Activities~~.~~
~~(a)~~ . Holdings will not engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) the ownership and/or acquisition of the Equity Interests of Borrower and its other Subsidiaries, including receipt and payment of Dividends and other amounts in respect of Equity Interests, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings (and any direct or indirect parent thereof) and the other Companies, (iv) the performance of its obligations under and in connection with the Loan Documents, the Second Lien Loan Documents or any documentation governing any Indebtedness or guarantee of any Indebtedness of Borrower or any Restricted Subsidiary of Borrower permitted to be incurred or made under Article VI (for the avoidance of doubt, other than the incurrence of any Indebtedness for borrowed money in respect of which Holdings is the primary obligor), (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale, including the costs, fees and expenses related thereto, (vi) receipt and payment of dividends and distributions, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of Borrower and its other Subsidiaries and the incurrence of Liens securing such guarantees, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors and as otherwise contemplated in Section 6.09, (ix) activities incidental to the consummation of the Transactions, (x) holding any cash or property (but not operate any property), (xi) making and receiving of any Investments permitted hereunder , (xii) any activities in connection with the Post-Closing Reorganization and (xiii) activities incidental or reasonably related to the businesses or activities described in clauses (i) to (xii) of this paragraph.
~~(b) SolarWinds will not engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) the ownership and/or acquisition of the Equity Interests of its Subsidiaries, including receipt and payment of Dividends and other amounts in respect of Equity Interests, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings (and any direct or indirect parent thereof) and the other Companies, (iv) the performance of its obligations under and in connection with the Loan Documents, the Second Lien Loan Documents or any documentation governing any Indebtedness or guarantee permitted to be incurred or made under Article VI and the other agreements contemplated hereby, (v) financing activities, including the issuance of securities, incurrence of Indebtedness and Liens, receipt and payment of dividends and distributions, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of Borrower and its other Subsidiaries, (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (vii) providing indemnification to officers and directors and as otherwise contemplated in Section 6.09, (viii) activities incidental to the consummation of the Transactions, (ix) holding any cash or property (but not operate any property), (x) making and receiving of any Investments permitted hereunder, (xi) any activities in connection with the Post-Closing Reorganization and (xii) activities incidental or reasonably related to the businesses or activities described in clauses (i) to (xi) of this paragraph.~~
~~(c) Cayman I and Cayman III will not hold any Property or cash or engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) the ownership and/or acquisition of the Equity Interests of SolarWinds, including receipt and payment of Dividends and other amounts in respect of Equity Interests to the extent that promptly upon receipt thereof, such amounts are distributed to a Loan Party, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings (and any direct or indirect parent thereof) and the other Companies, (iv) the performance of its obligations under and in connection with the Loan Documents, the Second Lien Loan Documents or any documentation governing any Indebtedness or guarantee permitted to be incurred or made under Article VI and the other agreements contemplated hereby (but not the incurrence of any Indebtedness or any guarantee thereof or the granting of any Lien on any asset of Cayman I or Cayman III), (v) incurring fees, costs and expenses relating to overhead and general operating including~~

~~professional fees for legal, tax and accounting issues and paying taxes, (vi) providing indemnification to officers and directors and as otherwise contemplated in Section 6.09, (vii) activities incidental to the consummation of the Transactions, (viii) holding any cash or other Property received in respect of Dividends, to the extent such cash or other Property is promptly distributed to a Loan Party, (ix) any activities in connection with the Post-Closing Reorganization and (x) activities incidental or reasonably related to the businesses or activities described in clauses (i) to (ix) of this paragraph.~~
~~Section 6.16 Foreign Intercompany Loans. For so long as any Foreign Intercompany Loan is owed to a Loan Party and is not subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, incur or create any third party Material Indebtedness for borrowed money that is unsecured Indebtedness the governing documentation for which does not require such Indebtedness to be subordinated in right of payment to the Obligations with respect to the Foreign Intercompany Loans (and any proceeds of the Foreign Intercompany Loans received by such Loan Party) in a manner reasonably acceptable to the Administrative Agent (any provisions effecting such subordination, the “Foreign Intercompany Loan Subordination Provisions”) (it being understood and agreed that if, upon the occurrence and during the continuance of any Event of Default, any lender or holder (or any agent or representative on their behalf), as applicable, of such unsecured Indebtedness shall be required to turn over to the Collateral Agent or any other authorized representative specified in writing by the Collateral Agent at the direction of the Required Lenders (in each case, for the benefit of the Secured Parties) the Secured Parties’ pro rata share (based on the then outstanding aggregate amount of the Secured Obligations (as defined in the First Lien/Second Lien Intercreditor Agreement) and, if applicable, the aggregate amount of the First Lien Obligations (as defined in the First Lien Intercreditor Agreement)) of any proceeds received by such lender or holder (or any agent or representative on their behalf) in respect of such Foreign Intercompany Loan, then such unsecured Indebtedness shall be deemed to be subordinated in right of payment with respect to the Foreign Intercompany Loans in a manner reasonably acceptable to the Administrative Agent); provided that, any Indebtedness that is assumed by any Company shall not be subject to the provisions of this Section 6.16.~~
ARTICLE VII
GUARANTEE
Section 7.01    The Guarantee. The Guarantors hereby, jointly and severally, guarantee, as primary obligors and not merely as sureties to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and all other Secured Obligations from time to time owing to the Secured Parties by Borrower or any of its Restricted Subsidiaries under any Specified Hedging Agreement or Bank Product Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if Borrower or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 7.02    Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and to the fullest extent permitted by applicable Legal Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for satisfaction of the Termination Conditions). Without limiting the generality of the foregoing and subject to applicable law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i)    at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents, under the Specified Hedging Agreements, under the Bank Product Agreements or any other agreement or instrument referred to herein or, respectively, therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)    any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents, the Specified Hedging Agreements and/or the Bank Product Agreements;
(v)    the release of any other Guarantor pursuant to Section 7.09;
(vi)    any renewal, extension or acceleration of, or any increase in the amount of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents, any Specified Hedging Agreement or any Bank Product Agreement; or
(vii)    any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, any Specified Hedging Agreement or any Bank Product Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations.
The Guarantors hereby expressly waive, to the extent permitted by law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower or any Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This

Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 7.03    Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
Section 7.04    Subrogation; Subordination. Each Guarantor hereby agrees that until the satisfaction of the Termination Conditions, it shall subordinate and not exercise any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party to any Non-Guarantor Subsidiary permitted pursuant to Section 6.01(n) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Subordination Agreement evidencing such Indebtedness; provided that upon the satisfaction of the Termination Conditions, without any further action by any Person, the Guarantors shall be automatically subrogated to the rights of the Administrative Agent and the Lenders to the extent of any payment hereunder.
Section 7.05    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the Obligations of Borrower under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.
Section 7.06    Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 7.07    Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.
Section 7.08    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Legal Requirement affecting the rights of creditors generally, if the obligations of any

Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Section 7.04 and Section 7.10, respectively) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 7.09    Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) subsequent to the Closing Date, any Subsidiary Guarantor (A) is or becomes an Excluded Subsidiary or (B) ceases to constitute a Restricted Subsidiary (including as a result of the sale or transfer of Equity Interests of such Subsidiary Guarantor) or (ii) all or substantially all of the Property of any Subsidiary Guarantor is sold or otherwise transferred (in any event such that after giving effect to such Disposition on a Pro Forma Basis such Subsidiary Guarantor is an Immaterial Subsidiary) to a Person or Persons (other than any Loan Party) (any such Subsidiary Guarantor described in clause (i) or (ii), a “Transferred Guarantor”), then, (x) in the case of clause (i)(A), such Transferred Guarantor may at the election of Borrower and (y) in the case of clauses (i)(B) and (ii), such Transferred Guarantor shall, in each case, be immediately and automatically released from its obligations under this Agreement (including under Section 11.03) and the other Loan Documents and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale or transfer of Equity Interests that resulted in such Subsidiary Guarantor becoming a Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be immediately and automatically released, and so long as Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall take such actions as are reasonably requested by Borrower (at its sole expense) to effect each release described in this Section 7.09 in accordance with the relevant provisions herein and of the other Loan Documents.
    Notwithstanding anything herein to the contrary, (x) on the Foreign Parent I Guarantee Release Trigger Date, Foreign Parent I shall be immediately and automatically (and without any further action on the part of any Company or any Secured Party) released from its obligations under this Agreement and the other Loan Documents, and the Administrative Agent and the Collateral Agent shall take such actions as are reasonably requested by Borrower (at its sole expense) to effect such release and (y) on the Foreign Parent II Guarantee Release Trigger Date, Foreign Parent II shall be immediately and automatically (and without any further action on the part of any Company or any Secured Party) released from its obligations under this Agreement and the other Loan Documents, and the Administrative Agent and the Collateral Agent shall take such actions as are reasonably requested by Borrower (at its sole expense) to effect such release.
Section 7.10    Right of Contribution. (a) The Loan Parties hereby agree as among themselves that, if any Loan Party shall make an Excess Payment (as defined below), such Loan Party shall have a right of contribution from each other Loan Party in an amount equal to such other Loan Party’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Loan Party under this Section 7.10 shall be subordinate and subject in right of payment to the Secured Obligations until the satisfaction of the Termination Conditions, and none of the Loan Parties shall exercise any right or remedy under this Section 7.10 against any other Loan Party until the satisfaction of the Termination Conditions. For purposes of this Section 7.10, (a) ”Excess Payment” shall mean the amount paid by any Loan Party in excess of its Pro Rata Share of any Secured Obligations (b) ”Pro Rata Share” shall mean, for any Loan Party in respect of any payment of the Secured Obligations, the ratio (expressed as a percentage) as of the date of such payment of the Secured Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of the assets and other Properties of all Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of all Loan Parties) of the Loan Parties; and (c) ”Contribution Share” shall mean, for any Loan Party in respect of any Excess Payment made by any other Loan Party, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of all assets and other Properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment. Nothing in this Section 7.10 shall require any Loan Party to pay its Contribution Share of any Excess Payment in the absence of a demand therefor by the Loan Party that has made the Excess Payment. Without limiting the foregoing in any manner, it is the intent of the parties hereto that as of any date of determination, no Contribution Share of any Loan Party shall be greater than the maximum amount of the claim which could then be recovered from such Loan Party under this Section 7.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(a)    This Section 7.10 is intended only to define the relative rights of the Loan Parties and nothing set forth in this Section 7.10 is intended to or shall impair the Secured Obligations of the Loan Parties, jointly and severally, to pay any amounts and perform any Secured Obligations as and when the same shall become due and payable or required to be performed in accordance with the terms of this Agreement, any other Loan Document, the Specified Hedging Agreements and/or the Bank Product Agreements, as the case may be. Nothing contained in this Section 7.10 shall limit the liability of Borrower to pay the Loans and other Credit Extensions made to Borrower and accrued interest, Fees and expenses with respect thereto and the Specified Hedging Agreement Obligations and the Bank Product Obligations, in each case, for which Borrower shall be primarily liable.
(b)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Parties to which such contribution and indemnification is owing.
(c)    The rights of any indemnified Loan Party against the other Loan Parties under this Section 7.10 shall be exercisable upon, but shall not be exercisable prior to, the satisfaction of the Termination Conditions.
Section 7.11    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11, or otherwise under this Guarantee, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01    Events of Default. Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):
(a)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof (including the Initial Term Loan Repayment Date) or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;
(b)    default shall be made in the payment of any interest on any Credit Extension or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether voluntary or mandatory) or by acceleration or demand thereof or otherwise, and such default shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, or any representation or warranty contained in any report, certificate, financial statement or other instrument furnished by or on behalf of any Company in connection with or pursuant to any Loan Document, shall prove to have been incorrect in any material respect when so made, deemed made or furnished;
(d)    default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Sections 5.02(a), 0 (only with respect to Borrower) or in Article VI; provided that an Event of Default occurring as a result of a breach of the Financial Covenant (a “Financial Covenant Event of Default”) shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Lenders have terminated the Commitments and declared the Revolving Loans due and payable (which such Event of Default for purposes of any Term Loans shall terminate automatically and immediately upon the Required Revolving Lenders rescinding such acceleration and/or waiving such Event of Default with respect to the Revolving Loans); provided, further, that a Financial Covenant Event of Default is subject to a cure pursuant to Section 8.03;
(e)    default shall be made in the due observance or performance by any Company of any covenant or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b), (c) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of thirty days after receipt by Borrower of a written notice thereof from the Administrative Agent or the Required Lenders;
(f)    any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant or agreement contained in any agreement or instrument evidencing or governing any such Material Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause (with the giving of notice if required) (and taking into account any applicable grace periods), such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by such Company; provided that (A) clauses (i) and (ii) shall not apply to (x) any breach or default that is (I) remedied by the Companies or (II) waived (including in the form of an amendment) by the required holders of the applicable Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Section 8.01(f) or (y) Indebtedness that becomes due as a result of the sale, transfer or other Disposition (including as a result of a casualty or condemnation event) of any Property or assets securing such Indebtedness (to the extent such sale, transfer or other Disposition is not prohibited under this Agreement and such Indebtedness is repaid in accordance with its terms) and (B) clause (ii) shall not apply to termination events or similar events occurring under any Hedging Agreements (it being understood that clause (i) will apply to any failure to make any payment required as a result of any such termination or similar event);
(g)    an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company (other than any Immaterial Subsidiary) or of a substantial part of the Property of any Company (other than any Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than any Immaterial Subsidiary) or for a material part of the Property of any Company (other than any Immaterial Subsidiary); or (iii) the winding-up or liquidation of any Company (other than any Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an Order approving or ordering any of the foregoing shall be entered;
(h)    any Company (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than any Immaterial Subsidiary) or for a substantial part of the Property of any Company (other than any Immaterial Subsidiary); (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or (v) make a general assignment for the benefit of creditors;
(i)    one or more final non-appealable Orders for the payment of money in an aggregate amount in excess of $81,250,000 (to the extent not covered by (i) insurance in respect of which a solvent and unaffiliated insurance company has not denied coverage thereof and for which the carrier has not disclaimed responsibility and for which a claim (A) has been submitted, (B) is in the process of being submitted or (C) is intended to be submitted promptly or (ii) a third party indemnification agreement under which the indemnifying party has not disclaimed responsibility and would reasonably be expected to remain solvent after satisfying such indemnification obligation)) shall be rendered against any Company or any combination thereof (other than with an Order related to the resolution of the claim of the dissenting shareholders in connection with their appraisal rights in respect of the Acquisition) and the same shall remain undischarged, unpaid, unvacated, unstayed, or unbonded for a period of 90 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon Properties of any Company to enforce any such Order;
(j)    one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect;
(k)    any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a valid and perfected security interest in and Lien on, all of the Collateral thereunder in favor of the Collateral Agent), or shall be asserted by or on behalf of any Loan Party not to be, a valid and perfected security interest in or Lien on the Collateral covered thereby (in each case, except (i) as the direct and exclusive result of an action or a failure to act, in each case in a manner otherwise specified as required to be undertaken (or not undertaken, as the case may be) by a provision of any Loan Document, on the part of any Agent, Lender or Secured Party, (ii) in connection with a transaction expressly permitted under the Loan Documents (including as a result of a transaction permitted under Section 6.05 or Section 6.06), in each case solely to the extent such termination or release is expressly permitted under the Loan Documents or (iii) as a result of the satisfaction of the Termination Conditions); provided that no such Event of Default shall be triggered under this clause (k) if (i) the Collateral Agent shall not have or shall cease to have a valid and perfected first priority Lien on any Collateral purported to be covered by the Security Documents, individually or in the aggregate, having a Fair Market Value of less than $81,250,000 or (ii) the failure to have a valid and perfected first priority

Lien on any Collateral resulted from the action or inaction of the Administrative Agent, the Collateral Agent, or any Lender (other than actions or inactions taken as a direct result of the advice of or at the direction of any Company);
(l)    any material provisions of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of any Company seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall in writing repudiate or deny any portion of its liability or obligation for the Obligations (in each case, other than (i) as expressly permitted hereunder or (ii) as a result of the satisfaction of the Termination Conditions); or
(m)    there shall have occurred a Change in Control;
then, in every such event (other than an event with respect to Holdings or Borrower described in paragraph (g) or (h) above) and at any time thereafter during the continuance of such event, the Administrative Agent may, with the prior consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding, and (iii) exercise any and all of its other rights and remedies under applicable Legal Requirements, hereunder and under the other Loan Documents; and in the case any event with respect to Holdings or Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding; provided that, notwithstanding anything herein to the contrary, if the only Event of Default then having occurred and continuing is a Financial Covenant Event of Default, then the Administrative Agent shall only take the actions set forth in this paragraph at the request (or with the consent) of the Required Revolving Lenders (as opposed to the Required Lenders) and only with respect to the Revolving Commitments, Revolving Loans, Letters of Credit and Obligations thereunder.
Section 8.02    Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations owing by them that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults and Events of Default (other than non-payment of any amounts due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.02, then upon the written consent of the Required Lenders (or with respect to a Financial Covenant Event of Default, the Required Revolving Lenders) (which, in each case, may be given or withheld in their sole discretion) and written notice to Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders, the Issuing Bank and the other Secured Parties to a decision that may be made at the election of the Required Lenders or the Required Revolving Lenders, as applicable, and such provisions are not intended to benefit Borrower and the other Loan Parties and do not give Borrower and/or any of the Loan Parties the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

Section 8.03    Application of Proceeds. After the exercise of remedies provided for in the last paragraph of Section 8.01 (or after the Loans have automatically become immediately due and payable as set forth in such paragraph in connection with an Event of Default under Section 8.01(g) or (h)), subject to any Intercreditor Agreement then in effect, any amounts received on account of the Secured Obligations will be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Administrative Agent and the Collateral Agent in their capacities as such;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and LC Disbursements, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and LC Disbursements (and to cash collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit), the Secured Obligations under Bank Product Obligations and Specified Hedging Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Secured Obligations have been paid in full, to Borrower or as otherwise required by Legal Requirements.
Subject to Section 2.18, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above will be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount will be applied to the other Secured Obligations, if any, in the order set forth above and, if no Secured Obligations remain outstanding, will be paid in accordance with clause Last above.
Section 8.04    Right to Cure.
(a)    Financial Covenant. Notwithstanding anything to the contrary contained in Section 8.01, in the event that Borrower fails to comply with the requirements of the Financial Covenant with respect to any fiscal quarter, then Borrower may, at its election upon delivery of a Cure Notice to the Administrative Agent (the “Cure Election”), designate any capital contributions received by Borrower as cash common equity (such cash amount received, the “Cure Amount”) during the period beginning on the first day after the end of such fiscal quarter and ending on the 15th Business Day subsequent to the date that financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to such fiscal quarter (such period, the “Cure Period”) and, upon such Cure Election, the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:
(i)    Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any Test Period that contains such fiscal quarter, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(ii)    solely to the extent the proceeds of any Cure Amount are used to actually prepay Term Loans and Revolving Loans (to the extent accompanied by a concurrent permanent commitment reduction), there shall be a pro forma reduction in Indebtedness for purposes of determining compliance with the Financial Covenant with respect to the fiscal quarter in which such Cure Right is exercised and any Test Period that contains such fiscal quarter (it being understood that there shall be no cash netting of the proceeds of any Cure Amount); and
(iii)    if, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of the Financial Covenant, Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Financial Covenant that had occurred (and any corresponding Default or Event of Default due to failure to comply with the Financial Covenant) shall be deemed cured for purposes of this Agreement;
provided that Borrower shall have notified the Administrative Agent in writing (such notice, the “Cure Notice”) of the Cure Election by no later than the last day of the Cure Period.
(b)    No Default. Notwithstanding anything herein to the contrary, a Default or Event of Default resulting solely from a failure to be in compliance with the Financial Covenant shall be deemed not to exist during the Cure Period.
(c)    Revolver Borrowing Block. Beginning on the date that financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to such fiscal quarter until the later of (x) the receipt of the Cure Notice by the Administrative Agent and (y) the receipt of the Cure Amount by Borrower, Borrower shall not be permitted to request any Credit Extensions under the Revolving Commitments (including any issuance or extension (including automatic renewals pursuant to Section 2.18(c)) of any Letter of Credit.
(d)    Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (i) in each four fiscal quarter period, there shall be at least two fiscal quarters during which the Cure Election is not exercised, (ii) the cure right set forth in Section 8.04(a) may only be exercised five times during the term of this Agreement, (iii) the Cure Amount shall be no greater than the minimum amount required to cause Borrower to be in compliance with the Financial Covenant as at the end of the applicable fiscal quarter and (iv) all Cure Amounts shall be disregarded for purposes of determining any financial ratio-based conditions or any baskets with respect to the covenants contained in this Agreement.
ARTICLE IX
[RESERVED]
ARTICLE X
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
Section 10.01    Appointment. (a) Each Lender and the Issuing Bank hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender and each Issuing Bank irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X (other than this Section 10.01, Section 10.06, Section 10.13 and Section 10.15) are solely for the benefit of the Agents, the Lenders and the Issuing Bank, and no Loan Party shall have rights as a third party beneficiary of any such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
(a)    Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement, a security interest can be perfected by possession or control. Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions. The Lenders hereby acknowledge and agree that the Collateral Agent may act, subject to and in accordance with the terms of any Intercreditor Agreement, as the collateral agent for the Lenders. The Administrative Agent hereby represents and warrants that it is either (i) a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold,” each within the meaning of Treasury Regulations Section 1.1441-1(b)(2)(ii) or (ii) a Withholding U.S. Branch; provided that, if at any time the Administrative Agent is in breach of the foregoing representation and warranty, then, upon written notice from Borrower to the Administrative Agent, a Successor Agent shall be appointed pursuant to Section 10.06 of the Agreement.
Section 10.02    Agent in Its Individual Capacity. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders or the Issuing Bank.
Section 10.03    Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, if the Agent is not indemnified to its satisfaction, or that is contrary to any Loan Document or applicable Legal Requirements including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a foreclosure, modification or termination of Property of a Defaulting Lender under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.02) or (ii) in the absence of its own gross negligence or willful misconduct as found by a final and non-appealable judgment of a court of competent jurisdiction. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof describing such default is given to such Agent by Borrower, a Lender, or the Issuing Bank, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document. Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. Except as set forth herein, neither any Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any of them or any other Agent under or in connection with any of the Loan Documents.
Section 10.04    Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper Person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless each Agent shall have received written notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.
Section 10.05    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of the preceding paragraphs shall apply, without limiting the foregoing, to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence, willful misconduct, or bad faith in the selection of such sub-agent. Notwithstanding anything to the contrary in this Section 10.05, the Agent shall not delegate to any sub-agent responsibility for receiving any payments under any Loan Document for the account of any Lender, which payments shall be received directly by the Agent, without prior written consent of Borrower (not to be unreasonably withheld or delayed).
Section 10.06    Successor Agent. Each Agent may resign as such at any time upon at least 30 days’ prior written notice to the Lenders, the Issuing Bank and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, with the consent of Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if an Event of Default under Section 8.01(a), (b), (g) or (h) shall have occurred and be continuing). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, with the consent of Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if a Default or Event of Default under Section 8.01(a), (b), (g) or (h) shall have occurred and be continuing), which successor shall be a bank with an office in the United States (or any State thereof), or an Affiliate of any such bank with an office in the United States, in each case, having combined capital and surplus of at least $500,000,000; provided that if such retiring Agent is unable to find a commercial banking institution that is willing to accept such appointment and which meets the qualifications set forth above by the 30th day after the date such notice of resignation was given by such Agent, the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents, and all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly until such time, if any, as the Required Lenders appoint a successor Agent (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”). Notwithstanding anything to the contrary in this Agreement, no successor Administrative Agent shall be appointed unless such successor Administrative Agent represents and warrants that it is (i) a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold,” each within the meaning of U.S. Treasury Regulations Section 1.1441-1, or (ii) a Withholding U.S. Branch.
If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders and Borrower may, to the extent permitted by applicable law, by notice in writing to such Person, remove such Person as Administrative Agent and, with the consent of the Required Lenders and Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or removed) Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring (or removed) Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 10.06). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article X, Section 11.03 and Sections 11.08 to 11.10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective

Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
Section 10.07    Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Confidential Information Memorandum and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any Specified Hedging Agreement, any Bank Product Agreement or related agreement or any document furnished hereunder or thereunder.
Section 10.08    Name Agents. The parties hereto acknowledge that the Syndication Agent, the Documentation Agent, the Bookrunners and, except as expressly set forth herein, the Arrangers hold their titles in name only, and that their titles confer no additional rights or obligations relative to those conferred on any Lender or the Issuing Bank hereunder.
Section 10.09    Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Persons (to the extent not reimbursed by Borrower or the Guarantors and without limiting the obligation of Borrower or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and Reimbursement Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and Reimbursement Obligations) be imposed on, incurred by or asserted against such Agent or Related Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, any Specified Hedging Agreement, any Bank Product Agreement or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, judgments, fines, penalties, actions, claims, suits, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and non-appealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Related Person’s, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder.
Section 10.10    [Reserved].

Section 10.11    Withholding Taxes. To the extent required by any Legal Requirement, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax, including any penalties or interest (unless any such penalty or interest was imposed as a result of the Administrative Agent’s delay, gross negligence or willful misconduct) and together with reasonable out-of-pocket expenses incurred by the Administrative Agent.
Section 10.12    Lender’s Representations, Warranties and Acknowledgements. (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender and Issuing Bank acknowledges that no Agent or Related Person of any Agent has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders or Issuing Bank, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender or Issuing Bank with any credit or other information concerning any Loan Party, including the business, prospects, operations, Property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Persons.
(a)    Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.
Section 10.13    Releases; Collateral Documents and Guarantees.
(a)    Agents under Collateral Documents and Guarantees; Releases. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guaranty, the Collateral and the Loan Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever (other than to apply proceeds of Collateral and other amounts received on account of the Secured Obligations in accordance with Section 8.03) to any holder of Obligations with respect to any Specified Hedging Agreement or any Bank Product Agreement. Subject to Section 11.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien on any Property granted to or held by the Administrative Agent or the Collateral Agent (or any sub-agent thereof) under any Loan Document (a) upon the satisfaction of the Termination Conditions, (b) that is sold or transferred as part of any sale or other transfer permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (c) if the Property subject to such Lien is owned by a Loan Party, upon the release of such Loan Party from its Guarantee otherwise in accordance with the Loan Documents, (d) as to the extent provided in the Security

Documents, (e) to the extent such Property becomes Excluded Assets or (f) if approved, authorized or ratified in writing in accordance with Section 11.02; (ii) (a) release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation of a Restricted Subsidiary as an Unrestricted Subsidiary permitted hereunder and (b) release each of (x) Foreign Parent I from its obligations under the Guarantee on the Foreign Parent I Guarantee Release Trigger Date and (y) Foreign Parent II from its obligations under the Guarantee on the Foreign Parent II Guarantee Release Trigger Date; (iii) subordinate any Lien on any Property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such Property permitted under Section 6.02(i); or (d) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, including the Intercreditor Agreements.
(b)    Right to Realize on Collateral and Enforce Guarantees. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantees, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code, may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
(c)    The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(d)    Whether or not expressly stated in any Loan Document, the Administrative Agent and Collateral Agent shall be entitled to all of the rights, privileges and immunities granted to them, respectively, under this Agreement when acting under such Loan Document.
Section 10.14    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(b)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Section 2.03 and Section 11.03) allowed in such judicial proceeding; and
(c)    to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 10.15    Intercreditor Agreements . The Administrative Agent and Collateral Agent are hereby authorized to enter into any Intercreditor Agreement to the extent expressly contemplated by the terms hereof, and the parties hereto acknowledge that such Intercreditor Agreement is binding upon them. Each Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements, (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof and (c) without any further consent of the Lenders, hereby authorizes and instructs the Administrative Agent and the Collateral Agent to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to an Intercreditor Agreement expressly contemplated hereunder. In addition, each Secured Party hereby authorizes the Administrative Agent and the Collateral Agent to enter into (i) any amendments to any Intercreditor Agreements, and (ii) any other intercreditor arrangements expressly contemplated hereunder, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated or required by this Agreement. Each Secured Party acknowledges and agrees that any of the Administrative Agent and Collateral Agent (or one or more of their respective Affiliates) may (but are not obligated to) act as the “Debt Representative” or like term for the holders of Permitted Pari Passu Debt or Permitted Junior Lien Debt under the security agreements with respect thereto or any Intercreditor Agreement then in effect. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.
Section 10.16    Bank Product Agreements and Specified Hedging Agreements . Except as otherwise expressly set forth herein or any Security Document, no Bank Product Provider or counterparty to any Specified Hedging Agreement that obtains the benefits of Section 8.03, any Guarantee or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations or Specified Hedging Agreement Obligations unless the Administrative Agent has received written notice of such Bank Product Obligations or Specified Hedging Agreement Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or counterparty to any Specified Hedging Agreement, as the case may be.
Section 10.17    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient and each of their respective successors and assigns, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.
(b)    Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party under the Loan Documents, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(c)    For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with immediately preceding clause (a), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Lender, Issuing Bank or Secured Party, that all rights and claims of such Lender, Issuing Bank or Secured Party with respect to the Loans or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Administrative Agent upon such election; after such election, the Administrative Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon two Business Days’ written notice to such Lender, Issuing Bank or Secured Party, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Lender, Issuing

Bank or Secured Party shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender, Issuing Bank or Secured Party (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has sold such Loan, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender, Issuing Bank or Secured Party with respect to the Erroneous Payment Return Deficiency. For the avoidance of doubt, no vesting or sale pursuant to the foregoing clause (i) will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.
(d)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party or any of their Subsidiaries or Affiliates for the purpose of making such Erroneous Payment. Notwithstanding anything to the contrary herein or in any other Loan Document, this this Section 10.17 will not create any additional Secured Obligations of the Loan Parties under the Loan Documents or otherwise increase or alter such Secured Obligations.
(e)    No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(f)    Each party’s obligations, agreements and waivers under this Section 10.17 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE XI
MISCELLANEOUS
Section 11.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or to an electronic mail address as follows, or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties:
if to any Loan Party, to Borrower at:
SolarWinds Holdings, Inc.
7171 Southwest Parkway, Building 400
Austin, TX 78735
Attn: General Counsel
Facsimile: (512) 682-9301
Email: general_counsel@solarwinds.com

with copies to:

Silver Lake Partners
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025

Attn: Andrew J. Schader
Facsimile: (212) 981-3564
Email: Andy.Schader@SilverLake.com

Thoma Bravo, LLC
600 Montgomery Street, 32nd Floor
San Francisco, CA 94111
Attn: Erwin Mock
Facsimile: (415) 392-6480
Email: emock@thomabravo.com

and to:
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600
Attn: Byung Choi
Facsimile: (617) 235-0452
Email: byung.choi@ropesgray.com

if to the Administrative Agent, to it at:
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Manager
Telephone: (919) 994-6369
Facsimile: (212) 322-2291
Email: agency.loanops@credit-suisse.com

if to the Collateral Agent, to it at:
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Attention: Loan Operations – Boutique Management
Telephone: (212) 538-3535
Email: list.ops-collateral@credit-suisse.com

if to a Lender, to it at its address (or facsimile number, electronic mail address or telephone number) on file with the Administrative Agent and Borrower or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto;
if to an Issuing Bank, to it, as applicable:
Credit Suisse AG, ~~Cayman Islands~~New York Branch
Eleven Madison Avenue
New York, NY 10010
Attention: Trade Finance/Services Department
Telephone: (212) 538-1370
Facsimile: (212) 325-8315
Email: list.ib-lettersofcredit-ny@credit-suisse.com

~~MIHI LLC~~

Wells Fargo Bank, National Association
~~125 West 55th~~550 South Tyron Street
Charlotte, North Carolina 28202
Attention: Clay Scovill
~~New York, NY 10019~~
~~Contacts: Arvind Admal Tel. No. 212-231-2099~~
~~Vicki Ravinskaya~~ Tel. No. ~~212-231-6132~~ 717-875-2321
Email: ~~loan.admin@macquarie.com~~clayton.scovill@wellsfargo.com

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road
Newark, DE 19713
Attention: Samuel Stasio, Client Processing Specialist
Tel: 1-302-552-0161
Fax: 1-201-244-3500@tls.ldsprod.com
Email: samuel.stasio@jpmchase.com

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or, if sent by telecopy or electronic transmission or by certified or registered mail, shall be deemed to have been given on the date sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

Notices delivered through electronic communications, to the extent provided in Section 11.01(b) below, shall be effective as provided in Section 11.01(b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent (in a manner set forth in Section 11.01(a)) that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or Borrower may, in their respective sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures, respectively, approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received when sent; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)    Posting. Borrower may, at its option, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but, unless otherwise agreed to by the Administrative Agent, excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 11.01 shall prejudice the right of the Agents, any Lender, the Issuing Bank or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall reasonably require. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining copies of such documents.
(e)    The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
(f)    Each Loan Party further agrees that the Administrative Agent may make the Communications available to the other Agents, the Lenders or the Issuing Bank by posting the Communications on a Platform, so long as the access to such Platform (i) is limited to the Agents, the Lenders, the Issuing Bank and prospective Lenders that would be permitted to become Lenders pursuant to Section 11.04 and (ii) remains subject to the confidentiality requirements set forth in Section 11.12. The Platform and any Communications are provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Platform and the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall (i) any Agent have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through the Internet (including the Platform) except to the extent that such losses, claims, damages, liabilities or expenses are determined to have resulted from the bad faith, gross negligence or willful misconduct of such Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction and (ii) any Loan Party have any liability to any Agent, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through the Internet (including the Platform) except to the extent that such losses, claims, damages, liabilities or expenses are determined to have resulted from the bad faith, gross negligence or willful misconduct of such Loan Party, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the bad faith, gross negligence or willful misconduct of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(g)    Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
(h)    Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to Borrower, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.
Section 11.02    Waivers; Amendment. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Agreement and the other Loan Documents for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14) or (d) any Bank Product Provider or any counterparty to a Specified Hedging Agreement from exercising setoff rights pursuant to the terms of any Bank Product Agreement or Specified Hedging Agreement, provided that (i) if such Bank Product Provider or counterparty to a Specified Hedging Agreement is a Lender, it complies with Section 11.08 (subject to the terms of Section 2.14) and (ii) such Bank Product Provider or counterparty to a Specified Hedging Agreement delivers to the Administrative Agent the value of the setoff and appropriation permitted by this Section 11.02(a) for application in accordance with Section 8.03, or (e) any Lender, Bank Product Provider or any

counterparty to a Specified Hedging Agreement from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.01 and (ii) in addition to the matters set forth in clauses (b), (c), (d) and (e) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
(a)    Except as otherwise set forth in this Agreement, and other than with respect to any waiver, amendment, supplement or modification contemplated in clauses (i) through (ix) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified, except pursuant to an agreement or agreements in writing entered into by the applicable Loan Party and the Required Lenders (or the Administrative Agent or Collateral Agent, as applicable, acting with the written consent of the Required Lenders); provided that no such amendment, modification, supplement or waiver shall:
(i)    increase or extend the expiry date of the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, supplement, waiver or consent with respect to any condition precedent, mandatory commitment reduction, mandatory prepayment, covenant, Default or Event of Default (or any definition used, respectively, therein) shall constitute an increase in or extension of the expiry date of the Commitment of any Lender for purposes of this clause (i));
(ii)    (x) reduce the principal amount or premium, if any, of any Loan or LC Disbursement or reduce the rate of interest thereon (other than waiver of any increase in the rate of interest pursuant to Section 2.06(c)), or reduce any Fees (including any prepayment fee) or other amount payable hereunder, or change the currency of payment of any Obligation, without the written consent of each Lender directly and adversely affected thereby (it being understood that no waiver, amendment, supplement, modification or consent with respect to any mandatory commitment reduction, mandatory prepayment or the financial definitions in this Agreement (or any definition used, respectively, therein solely to the extent of their use therein) shall constitute a reduction in principal, premium, Fees or other amounts or the rate of interest thereon for purposes of this clause (ii)) or (y) change the currency of the funding of any Loan;
(iii)    postpone or extend the final scheduled maturity date of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.09, or the required date of payment of any Reimbursement Obligation, or any date for the payment of any interest or fees or other amounts payable hereunder, or waive or excuse any such payment (other than a waiver of any increase in the rate of interest pursuant to Section 2.06(c)), without the written consent of each Lender directly and adversely affected thereby (it being understood that no waiver, amendment, supplement, modification or consent with respect to any mandatory commitment reduction, mandatory prepayment, covenant, Default, Event of Default or the financial definitions in this Agreement (or any definition used, respectively, therein, solely to the extent of their use therein) shall constitute a postponement, extension, waiver or excuse for purposes of this clause (iii));
(iv)    change Section 2.14(c) or Section 8.03 in a manner that would alter the order of or the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender directly and adversely affected thereby;
(v)    change the percentage set forth in the definition of “Required Lenders”, “Required Multicurrency Revolving Lenders”, “Required U.S. Dollar Revolving Lenders”, “Required Revolving Lenders”, “Required Class Lenders” or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);
(vi)    release all or substantially all of the value of the Guarantees of the Guarantors (except as expressly provided in the Loan Documents), without the written consent of each Lender;
(vii)    release all or substantially all of the Collateral in any transaction or series of related transactions (except as expressly provided in the Loan Documents), without the written consent of each Lender;
(viii)    amend, waive or otherwise modify the Financial Covenant or Section 8.04 and any definition related thereto (as any such definition is used therein but not as otherwise used in this Agreement or any other Loan Document) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenant or Section 8.04 without the written consent of the Required Revolving Lenders; or
(ix)    amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Class or Classes and does not directly affect Lenders under any other Class, in each case, without the written consent of the Required Class Lenders under such applicable Class or Classes under which Lenders are directly affected (and in the case of multiple Classes which are so directly affected, such Required Class Lenders shall consent together as one Class);
provided, further, that that, no such waiver, amendment, supplement or modification shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank, as the case may be.
(b)    Without the consent of any other Person, the (x) applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or assets so that the security interests therein comply with applicable Legal Requirements, (y) Borrower and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to give effect to Sections 2.19, 2.20 and 2.21 and (z) no Lender consent shall be required to effect any amendment or supplement to the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement or any other intercreditor agreement expressly contemplated by this Agreement that is for the sole purpose of adding the holders of any Indebtedness (or a Senior Representative with respect thereto) as expressly contemplated by the terms of the First Lien Intercreditor Agreement, the Second Intercreditor Agreement or such other intercreditor agreement expressly contemplated by this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent in consultation with Borrower, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole).
(c)    Notwithstanding the foregoing, in addition to any Incremental Loan Amendment(s), Refinancing Amendment(s) and Extension Amendment(s) effectuated without the consent of Lenders in accordance with Sections 2.19, 2.20 and 2.21, respectively, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Term Loans and Revolving Loans.
(d)    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), the Required Class Lenders under a specific Class, the Required Revolving Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 11.02); provided that (x) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (y) no amendment which would require the consent of such Defaulting Lender under Section 11.02(b)(i) if it were not a Defaulting Lender shall be effected without the written consent of such Defaulting Lender and (z) no amendment which would require the consent of such Defaulting Lender under Section 11.02(b)(ii) and (iii) if it were not a Defaulting Lender shall be effected without the consent of such Defaulting Lender.
(e)    Guarantees, Security Documents and related documents in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement and the other Loan Documents, amended and waived with the consent of the Administrative Agent at the request of Borrower without the need to obtain the consent of any Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. In addition, notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 5.10 and 5.11 or any Security Documents in respect of any particular Collateral or any particular Company if it determines that the satisfaction thereof with respect to such Collateral or such Company cannot be accomplished by the time or times at which it would it otherwise be required under this Agreement or any Security Document.
(f)    Any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Borrower and the Administrative Agent to (i) cure any ambiguity, omission, defect or inconsistency or (ii) to effect changes of a technical or immaterial nature, and such amendment shall become effective without any further action or consent of any other party to any Loan Document, so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of New Term Loans, New Revolving Loans, Refinancing Term Loans, Refinancing Revolving Loans or any Extension and otherwise to effect the provisions of Section 2.19, Section 2.20 and Section 2.21. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.
Section 11.03    Expenses; Indemnity. (a) The Loan Parties agree, jointly and severally, if the Closing Date occurs, to pay, promptly upon demand, in accordance with but in no event later than as specified in subclause (g) below:
(i)    all reasonable and documented out-of-pocket costs and expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent and the Issuing Bank (without duplication), including the reasonable and documented out-of-pocket expenses, fees, and disbursements of legal counsel other than in-house counsel and, with the consent of Borrower, other Advisors for the Arrangers, the Administrative Agent, the Collateral Agent and the Issuing Bank, in connection with the syndication of the Loans and Commitments, the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Credit

Extensions and Commitments (including with respect to the establishment and maintenance of a Platform, the filing, perfection and maintenance of Liens securing Collateral, and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that the fees, charges and disbursements of legal counsel shall be limited for the Arrangers, the Administrative Agent, Collateral Agent and the Issuing Bank, taken as a group, to one primary counsel, and, if reasonably necessary, one local counsel in any relevant jurisdiction; and
(ii)    all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender (without duplication), incurred in connection with the enforcement, preservation or protection of its rights under the Loan Documents, including its rights under this 0, or in connection with the Loans made or Letters of Credit issued hereunder and the collection of the Secured Obligations, including all such reasonable and documented out-of-pocket costs and expenses incurred during any workout, restructuring or related negotiations in respect of the Secured Obligations; provided that, such reasonable and documented out-of-pocket costs and expenses incurred by Advisors retained by all or any of the Lenders (but not retained by the Administrative Agent, the Collateral Agent, any other Agent or the Issuing Bank) shall be limited to such costs and expenses of such Advisors retained by Lenders constituting at least the Required Lenders; provided that the fees and disbursements of legal counsel shall be limited for the Administrative Agent, Collateral Agent, the Issuing Bank and all other Lenders taken as a group to one primary counsel, and, if reasonably necessary, one local counsel in any relevant jurisdiction (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict retains its own counsel, of one additional firm of counsel for all such similarly affected Persons).
(b)    The Loan Parties agree, jointly and severally, to indemnify the Arrangers, the Agents, each Lender and the Issuing Bank, each Affiliate of any of the foregoing Persons and each Related Person (without duplication) of each of the foregoing and their respective successors and permitted assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all actual losses, claims, damages and liabilities and all reasonable and documented out-of-pocket costs and expenses (in each case, provided that (i) such reasonable and documented out-of-pocket costs and expenses incurred by Advisors retained by all or any of the Lenders (but not retained by the Arrangers, the Administrative Agent, the Collateral Agent, any other Agent or the Issuing Bank) shall be limited to such costs and expenses of such Advisors retained by Lenders constituting at least the Required Lenders and (ii) the fees, charges and disbursements of legal counsel shall be limited for the Arrangers, the Administrative Agent, Collateral Agent, the Issuing Bank and all other Lenders taken as a group to one primary counsel, and, if reasonably necessary, one local counsel in any relevant jurisdiction (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict retains its own counsel, of one additional firm of counsel for all such similarly affected Persons)) (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, in any way connected with, or as a result of or relating to (i) the execution, delivery, performance, administration or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any Loan or Letter of Credit or the actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the consummation of the Transactions (including the syndication of the Facilities) and the other transactions contemplated hereby or (iv) any actual or prospective claim, action, suit, litigation, inquiry, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee, any of its Affiliates or any of their Related Persons (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Arrangers, the Collateral Agent, the Documentation Agent, or the Syndication

Agent solely in connection with its activities in such capacities) that do not involve an act or omission by any Company or any of their respective Affiliates.
(c)     The Loan Parties agree, jointly and severally, that, without the prior written consent of an Indemnitee, which consent will not be unreasonably withheld, delayed or conditioned, the Loan Parties will not enter into any settlement of any pending or threatened Claim in respect of the subject matter of clauses (i) through (iv) of Section 11.03(b) unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all affected Indemnitees from all liability or claims that are the subject matter of such Claim and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitees
(d)    The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, Reimbursement Obligations and any other Secured Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document, any Specified Hedging Agreement or any Bank Product Agreement, or any investigation made by or on behalf of the Agents, the Issuing Bank or any Lender. All amounts due under this Section 11.03 shall be payable promptly on written demand therefor in accordance with subclause (g) below accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(e)    To the extent that the Loan Parties fail to pay any amount required to be paid by them to the Agents or the Issuing Bank under paragraph (a) or (b) of this Section 11.03 in accordance with paragraph (g) of this Section 11.03, each Lender severally agrees to pay to the Agents or the Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed Claim was incurred by or asserted against any of the Agents or the Issuing Bank in its capacity as such. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.
(f)    To the fullest extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto (or any of their respective Affiliates, Subsidiaries, directors, officers, employees, advisors and agents), on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof, except to the extent such damages result from a third party claim that would otherwise be subject to indemnification pursuant to the terms of Section 11.03(b). No Indemnitee shall be liable for any damages (other than those damages resulting from gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction in a final non-appealable judgment) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.
(g)    All amounts due under this Section 11.03 shall be payable not later than twenty Business Days after demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that an Indemnitee shall promptly refund any amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to this Section 11.03.
(h)    For the avoidance of doubt, this Section 11.03 shall not apply to Taxes, except any Taxes that represent losses or damages arising from any non-Tax claim.

Section 11.04    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Loan Party may, other than as permitted under Section 6.05 (or, in the case of Holdings, as would be permitted under Section 6.05 if Holdings were subject to such covenant to the same extent as Borrower), assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank, and each Lender, which respective consents may be withheld in their sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Affiliates, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants to the extent expressly provided in paragraph (i) of this Section 11.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.
(a)    Subject to the requirements of Sections 11.04(c), 11.04(d) and 11.04(e), any Lender shall have the right at any time to assign to one or more assignees (including, for the avoidance of doubt, to any Affiliated Debt Fund) (other than any Disqualified Institution, Defaulting Lender or a natural person) all or a portion of its rights and obligations (including all or a portion of its Commitments of any Class and the Loans of any Class at the time owing to it) under this Agreement; provided that:
(i)    except in the case of (A) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (B) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Term Loan Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, in the case of Terms Loans denominated in Euros, €1,000,000) and the amount of the Revolving Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000; provided that simultaneous assignments by two or more Approved Funds shall be combined for purposes of determining whether the minimum assignment requirement is met;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement, except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(iii)    the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, or, in the case of any Sponsor Permitted Assignee, shall execute and deliver to the Administrative Agent a Sponsor Permitted Assignee Assignment and Assumption, together in each case with a processing and recordation fee of $3,500 to be paid either by the assignor or assignee (which fee may be waived or reduced by the Administrative Agent in its sole discretion); provided that such fee shall not be payable in the case of any assignment made in connection with the primary syndication of the Commitments and Loans by the Arrangers;
(iv)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms;

(v)    in the case of an assignment of all or a portion of a Multicurrency Revolving Commitment or any Multicurrency Revolving Lender’s obligations in respect of its LC Exposure, the Issuing Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned);
(vi)     except in the case of an assignment of Term Loans to a Lender, an Affiliate of a Lender, an Approved Fund, an Affiliated Debt Fund or a Sponsor Permitted Assignee, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned);
(vii)    except in the case of an assignment of Term Loans to a Lender, an Affiliate of a Lender, an Approved Fund, an Affiliated Debt Fund or a Sponsor Permitted Assignee, Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned); provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(viii)    any assignment of Term Loans to any Sponsor Permitted Assignees shall be subject to Section 11.04(c) and any assignment to Holdings, Borrower or any of their Subsidiaries shall be subject to Section 11.04(d); provided that, no assignments of Revolving Loans or Revolving Commitments to any Sponsor Permitted Assignees, to any Affiliated Debt Fund or to Holdings, Borrower or any of their Subsidiaries shall be permitted.
Notwithstanding the foregoing, if an Event of Default (with respect to Borrower) under Section 8.01(a), (b), (g) or (h) has occurred and is continuing, any consent of Borrower otherwise required under this Section 11.04(b) shall not be required. Subject to acceptance and recording thereof pursuant to paragraph (g) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (provided that any liability of Borrower to such assignee under Section 2.12, ~~2.13~~2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations (other than Section 11.12) under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, ~~2.13,~~2.13 2.15 and 11.03).
(b)    (i) Subject to Section 11.04(b) and this Section 11.04(c), so long as no Default or Event of Default has occurred and is continuing, any Lender shall have the right at any time to assign all or a portion of its Term Loans of any Class to the Sponsors and their Affiliates (other than Holdings, its Subsidiaries, any Affiliated Debt Fund and any natural person) (the “Sponsor Permitted Assignees”), in each case, to the extent (and only to the extent) that:
(A)    the aggregate principal amount of all Term Loans which may be assigned to the Sponsor Permitted Assignees shall in no event exceed, as calculated at the time of the consummation of any aforementioned assignments, 25% of the aggregate principal amount of the Term Loans then outstanding;
(B)    for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to a Sponsor Permitted Assignee and any purported assignment of Revolving Commitments or Revolving Loans to a Sponsor Permitted Assignee shall be null and void; and
(C)    with respect to an assignment to a Sponsor Permitted Assignee, the assigning Lender and the Sponsor Permitted Assignee purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit M hereto (a “Sponsor Permitted Assignee Assignment and Assumption”).
(ii)    Notwithstanding anything to the contrary in this Agreement, no Sponsor Permitted Assignee shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent, Collateral Agent, any Agent or any Lender to which Borrower has not been invited, or (B) receive any information or material provided solely to Lenders by the Administrative Agent, the Collateral Agent, any Agent or any Lender or any communication by or among Administrative Agent, Collateral Agent, any Agent and/or one or more Lenders (other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II).
(iii)    Notwithstanding anything in Section 11.02 or the definition of “Required Lenders” or “Required Class Lenders” to the contrary (except as set forth in Section 11.04(c)(iv) below), for purposes of determining whether the Required Lenders, Required Class Lenders, all affected Lenders or all Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, the Loans of such Sponsor Permitted Assignee shall not be included in the calculation of Required Lenders (or to the extent any non-voting designation is deemed unenforceable for any reason, a Sponsor Permitted Assignee shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Permitted Assignees); provided that no amendment, modification, waiver, consent or other action with respect to any Loan Document shall increase the Commitments of such Sponsor Permitted Assignee; extend the due dates for payments of interest and scheduled amortization (including at maturity) owed to any Sponsor Permitted Assignee; alter such Sponsor Permitted Assignee’s pro rata share of payments given to all Lenders; reduce the amounts owing to any Sponsor Permitted Assignee, or otherwise deprive such Sponsor Permitted Assignee of any payment to which it is entitled under any Loan Document, in each case without such Sponsor Permitted Assignee providing its consent and provided further that any Sponsor Permitted Assignee shall be permitted to vote on any matter that adversely affects any Sponsor Permitted Assignee as compared to other Lenders of the applicable Class; and in furtherance of the foregoing, the Sponsor Permitted Assignee agrees to execute and deliver to the Administrative Agent any instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 11.04(c); provided that if the Sponsor Permitted Assignee fails to promptly execute such instrument such failure shall in no way prejudice any of the Administrative Agent’s or any Lender’s rights under this paragraph and provided further that in the case of any amendment, modification, waiver, consent or other action after giving effect to any voting nullification in respect of any Sponsor Permitted Assignee, if such vote is sufficient to effectuate any amendment, modification, waiver, consent or other action, such Sponsor Permitted Assignee shall be deemed to have voted affirmatively.
(iv)    Each Sponsor Permitted Assignee, solely in its capacity as a Term Loan Lender, hereby agrees, and each Sponsor Permitted Assignee Assignment and Assumption Agreement shall provide a confirmation that, if any Company shall be subject to any voluntary or involuntary proceeding commenced under any voluntary or involuntary bankruptcy, reorganization, insolvency or liquidation proceeding (“Bankruptcy Proceedings”), with respect to any matter requiring the vote of Term Loan Lenders during the pendency of a Bankruptcy Proceeding (including voting on any plan of reorganization), the Term Loans held by such Sponsor Permitted Assignee (and any such Sponsor Permitted Assignee’s claim with respect to its Loans with respect thereto) shall be deemed to be voted in accordance with clause (iii) of this Section 11.04(c), so long as such Sponsor Permitted Assignee in its capacity as a Term Loan Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Term Loan Lenders; provided, that notwithstanding anything to the contrary herein, each Sponsor Permitted Assignee will be entitled to vote in accordance with its sole discretion (and not be deemed to vote in the same proportion as Lenders that are not each Sponsor Permitted Assignees) in connection with any Bankruptcy Proceeding to the extent that such bankruptcy plan proposes to treat any obligation under the Loan Documents held by such Sponsor Permitted Assignee in a manner that is less favorable to such Sponsor Permitted Assignee than the proposed treatment of similar obligations held by Lenders that are not Sponsor Permitted Assignees.
(v)    Each Sponsor Permitted Assignee hereby grants during the term of this Agreement to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) with full authority in the place and stead of the Sponsor Permitted Assignee and in the name of the Sponsor Permitted Assignee, from time to time in Administrative Agent’s discretion, to take any action and to execute any document, agreement, certificate and instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of, or purpose of, this Section 11.04(c).
(vi)    No Sponsor Permitted Assignee shall be required to make any representation that it is not in possession of any material nonpublic information with respect to Holdings, Borrower or its Subsidiaries or their respective securities in connection with any assignment or purchase of Term Loans by a Sponsor Permitted Assignee, but shall in any event represent that it is a Sponsor Permitted Assignee in the relevant Sponsor Permitted Assignee Assignment and Assumption, and all parties to the relevant assignment may render customary “big-boy” disclaimer letters.
(d)    Notwithstanding anything to the contrary contained in this Section 11.04 or any other provision of this Agreement, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans owing to it to Holdings, Borrower or any of their Subsidiaries through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with customary procedures agreed between Borrower and the Administrative Agent or (y) open market purchases on a non pro rata basis, in each case subject to the following provisions:
(i)    no Default or Event of Default has occurred and is then continuing, or would immediately result therefrom;
(ii)    with respect to all repurchases made by Holdings, Borrower or any of their Subsidiaries pursuant to this Section 11.04(d), (x) none of Holdings, Borrower or any of their respective Subsidiaries shall be required to make any representations that Holdings, Borrower or such Subsidiary is not in possession of any information regarding Holdings, its Subsidiaries or its Affiliates, or their assets, Borrower’s ability to perform its Secured Obligations or any other matter that may be material to a decision by any Lender to participate in any offer or enter into any Assignment and Assumption or any of the transactions contemplated thereby that has not previously been disclosed to the Administrative Agent and Private Siders, (x) Holdings, Borrower or such Subsidiary shall not use the proceeds of any Revolving Loans to acquire such Term Loans and (z) all parties to the relevant repurchases may render customary “big-boy” disclaimer letters or any such disclaimers may be incorporated into the terms of the applicable Assignment and Assumption; and
(iii)    following repurchase by Holdings, Borrower or such Subsidiary pursuant to this Section, the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Holdings, Borrower or such Subsidiary), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document and Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such repurchase (without limiting the foregoing, in all events, such Term Loans may not be resold or otherwise assigned, or subject to any participation, or otherwise transferred by Holdings, Borrower or such Subsidiary). In connection with any Term Loans repurchased and cancelled pursuant to this Section 11.04(d)(iv) the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.
(e)    For any calculation of Required Lenders or Required Class Lenders, the Loans of Affiliated Debt Funds may not, in the aggregate, account for more than 49.9% of the Loans in determining whether such Required Lenders or Required Class Lenders, as applicable, have consented to any amendment or waiver hereunder. For the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to an Affiliated Debt Fund and any purported assignment of Revolving Commitments or Revolving Loans to an Affiliated Debt Fund shall be null and void.
(f)    Notwithstanding anything to the contrary contained herein, any Sponsor Permitted Assignee or Affiliated Debt Fund that has purchased Term Loans pursuant to this Section 11.04 may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Term Loans or any portion thereof, plus all accrued and unpaid interest thereon, to Borrower for the purpose of cancelling and extinguishing such Term Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by Borrower and (y) Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.
(g)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption and Sponsor Permitted Assignee Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.
(h)    Upon its receipt of a duly completed Assignment and Assumption or Sponsor Permitted Assignee Assignment and Assumption, as applicable, executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.04, if applicable, any written consent to such assignment required by paragraph (b) of this Section 11.04, and any applicable tax forms, the Administrative Agent shall reasonably promptly accept such Assignment and Assumption or Sponsor Permitted Assignee Assignment and Assumption, as applicable, and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (i) of this Section 11.04.
(i)    Any Lender shall have the right at any time, without the consent of, or notice to Borrower, the Administrative Agent, the Issuing Bank or any other Person to sell participations to any Person (other than (x) any Disqualified Institution, (y) any Company or any Affiliate (other than a Sponsor Permitted Assignee or an Affiliated Debt Fund) thereof or (z) a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans of any Class owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii), (iii), (vi) or (vii) of the proviso to Section 11.02(a) and (2) directly and adversely affects such Participant. Subject to the last sentence of this Section 11.04(i), each Participant shall be entitled to the benefits of Sections 2.12, ~~2.13~~2.13 and 2.15 to the same extent as if it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender) and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.04. To the extent permitted by Legal Requirements, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(b) as though it were a Lender. Each Lender shall, acting for this purpose as a non-fiduciary agent of Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the principal amounts and stated interest of its participations (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.
(j)    A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of such participation to such Participant is made with the prior written consent of Borrower (which consent may be withheld in Borrower’s sole discretion).
(k)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender without restriction, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(l)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC shall be appropriately reflected in the Participant Register; provided further that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate Borrower or any other Loan Party or the Administrative Agent to deal with such SPC directly, obligate Borrower or any other Loan Party in any manner to any greater extent than they were obligated to the Granting Lender, or increase costs or expenses of Borrower. The Loan Parties and the Administrative Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Loan Document. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability or payment obligation for which shall remain with the Granting Lender). In addition, notwithstanding anything to the contrary contained in this Section 11.04(l), any SPC may

(i) with notice to, but without the prior written consent of, Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(m)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(n)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(o)    None of the Lenders, the Arrangers, the Bookrunners or the Agents shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions. Upon request by any Lender, the Administrative Agent shall be permitted to disclose to such Lender the identity of the Disqualified Institutions. Each Lender hereby acknowledges and agrees that the information disclosed to it by the Administrative Agent pursuant to the immediately preceding sentence shall be subject in all respects to the provisions set forth in Section 11.12.
Section 11.05    Survival of Representations and Warranties. All representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligation or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Article X and Sections 2.12 to 2.15, 11.03, 11.09 and 11.10 shall survive and remain in full force and effect regardless of the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 11.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limiting the requirements that each of the conditions precedent in Article IV with respect to each Credit Extension requested by Borrower be satisfied, to the extent set forth therein, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Issuing Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender (but excluding amounts held in employee payroll, employee benefits and other fiduciary or trust accounts) or the Issuing Bank to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender or the Issuing Bank, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender and the Issuing Bank agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided, however, that in no event shall the failure to give such notice effect the validity or enforceability of any such setoffs. None of any Agent, any Lender or any Issuing Bank shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, Issuing Bank or Lenders (or to the Administrative Agent, on behalf of the Lenders or Issuing Bank), the Administrative Agent or Collateral Agent enforces any security interests, or the Administrative Agent, Issuing Bank or Lender exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 11.09    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether sounding in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(c)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other Property of any Loan Party in the courts of other forum in which jurisdiction can be established.
(d)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(c). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
Section 11.10    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

Section 11.11    Headings; No Adverse Interpretation of Other Agreements. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 11.12    Confidentiality. Each of the Administrative Agent, Collateral Agent, the Issuing Bank and the other Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and Approved Funds’ directors, officers, employees, agents, advisors and other representatives, including accountants, legal counsel and other advisors in connection with the Transactions (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof and any failure of such Persons acting on behalf of the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders to comply with this Section 11.12 shall constitute a breach of this Section 11.12 by the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders, as applicable), (b) to the extent required by any regulatory authority or any quasi-regulatory authority (such as the National Association of Insurance Commissioners and the U.S. Securities and Exchange Commission) having or purporting to have jurisdiction over such Administrative Agent, Collateral Agent, Issuing Bank and other Lenders, (c) to the extent required (i) by applicable Legal Requirements or (ii) by any subpoena or similar legal process or in connection with any pledge or assignment made pursuant to Section 11.04(k), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement, any other Loan Document, or the enforcement of rights hereunder or thereunder, but only to the extent required in connection with such exercise or enforcement, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party or (iv) any actual or prospective investor in an SPC, (g) with the prior written consent of Borrower or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than a Company other than as a result of a breach of this Section 11.12; provided, however, that with respect to clauses (b) and (c) above, if the Administrative Agent, the Collateral Agent, the Issuing Bank or any other Lender receives a subpoena, interrogatory or other request (verbal or otherwise) for any Information (other than with regard to filings made with the U.S. Securities and Exchange Commission); or believes that it is legally required to disclose any of the Information to a third party, it shall (other than in connection with any routine audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), in advance of such disclosure, to the extent practicable and legally permissible, promptly provide to Borrower notice of any such request or requirement so that Borrower or the applicable Loan Party (or Subsidiary thereof) may seek a protective order or other remedy (it being understood and agreed that Administrative Agent, Collateral Agent, the Issuing Bank and any such other Lenders shall cooperate in securing a protective order or other remedy in respect thereof); provided, further, that it shall (1) exercise commercially reasonable efforts to preserve the confidentiality of such Information, (2) to the extent legally permissible, use commercially reasonable efforts to provide Borrower, in advance of such disclosure, with copies of any Information it intends to disclose (and, if applicable, the text of the disclosure language itself), and (3) reasonably cooperate with Borrower and the applicable Loan Party (or Subsidiary thereof) to the extent either of them may seek to limit such disclosure. In addition, the Agents, the Issuing Bank and the Lenders may disclose the existence of the Loan Documents and information about the Loan Documents to market data collectors, similar service providers to the financing community, and service providers to the Agents, the Issuing Bank and the Lenders and in

connection with league table reporting. For the purposes of this Section 11.12, “Information” shall mean all information received from a Loan Party or any of its Related Persons relating to any Loan Party or any Company or any of its or their Subsidiaries, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by such Loan Party or Related Person. Any Person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person accords to its own confidential information.
Section 11.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment (or, if greater, but without duplication, the interest rate otherwise required to be paid under the Loan Documents on such cumulated amount during such period of accumulation), shall have been received by such Lender.
Section 11.14    [Reserved]
Section 11.15    Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Guarantors hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Guarantor;
(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Guarantor;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto (except, and only to the extent provided by, any amendment, waiver or consent executed in accordance with Section 11.02 which alters any such obligation hereunder);
(d)    any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release thereto (except, and only to the extent provided by, any release executed in accordance with Section 7.09 which alters any such obligation hereunder) or amendment or waiver of or consent to any departure from any guarantee (except, and only to the extent provided by, any amendment, waiver or consent executed in accordance with Section 11.02 which alters any such obligation hereunder), for all or any of the Secured Obligations;
(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)    any other circumstances which might otherwise constitute a defense (other than the indefeasible payment in full of the Secured Obligations) available to, or a discharge of, the Guarantors.
Section 11.16    Waiver of Defenses; Absence of Fiduciary Duties(a)    . Each Arranger, each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.
Section 11.17    Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and taxpayer identification number of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
Section 11.18    Judgment Currency(a)    .
(a)    The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in the currency in which such payment is due (an “Agreement Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender or Issuing Bank of the full amount of such Agreement Currency expressed to be payable to the Administrative Agent or such Lender or Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than such Agreement Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in such Agreement Currency, the conversion shall be made at the equivalent thereof determined at the Spot Rate as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of such Agreement Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)    For purposes of determining any rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of the applicable Agreement Currency.
Section 11.19    Certain ERISA Matters.
(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)    none of the Administrative Agent, or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Administrative Agent, or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)    The Administrative Agent, and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 11.20    Acknowledgement Regarding any Supported QFCs
    To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions in this Section 11.20 applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States), in the event a QFC Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(Signature Pages Follow)

Exhibit B

Revolving Commitments:

Refinancing Revolving Lender	Refinancing US Dollar Revolving Commitments	Refinancing Multicurrency Revolving Commitments
JPMorgan Chase Bank, N.A.	$5,000,000.00	$32,500,000.00
Goldman Sachs Lending Partners LLC	$7,500,000.00	$30,000,000.00
Credit Suisse AG, New York Branch	_	$$30,000,000.00
Wells Fargo	$5,000,000.00	$20,000,000.00
Total	$17,500,000.00	$112,500,000.00

Exhibit C

Amended Exhibits to Credit Agreement
[attached]

EXHIBIT A
[Form of]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert Name of Assignor] (the “Assignor”) and [Insert Name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the First Lien Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and Section 11.04 of the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ________________________________

2.    Assignee:        ______________________________

3.    Borrower:        SolarWinds Holdings, Inc., a Delaware corporation

4.    Administrative Agent:    Credit Suisse AG, Cayman Islands Branch, as the administrative agent under the Credit Agreement

5.    Credit Agreement:    The First Lien Credit Agreement dated as of February 5, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation, SolarWinds Holdings, Inc., a Delaware corporation, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto.

6.     Assigned Interest[s]:

Facility Assigned	Class of Commitment/Loans	Aggregate Amount of Commitment/Loans for all Lenders under such Class[1]	Amount of Commitment/Loans Assigned under such Class	Percentage Assigned of Commitment/ Loans[2]
Term Loans		[$][€]	[$][€]	%
Revolving Commitments		$	$	%

[7.    Trade Date:        ______________]3

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

1 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

[Consented to and]4 Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By: _________________________________
Name:
Title:

By: _________________________________
Name:
Title:

[Consented to:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as
Issuing Bank

By: _________________________________
Name:
Title:

By: _________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as
Issuing Bank

By: _________________________________
Name:
4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Title:

WELLS FARGO BANK, NATIONAL ASSOCATION, as
Issuing Bank

By: _________________________________
Name:
Title: ]5

[Consented to:

SOLARWINDS HOLDINGS, INC.

By: ________________________________
Name:
Title: ]6
5 To be added only if the consent of the Issuing Banks is required by the terms of the Credit Agreement.
6 To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

        1.    Representations and Warranties.

        1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (other than this Assignment and Assumption), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents (other than this Assignment and Assumption) or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Holdings, the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution and it meets all the requirements of an eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it is not a Defaulting Lender, a natural person or a Sponsor Permitted Assignee, (viii) it is [not]7 an Affiliated Debt Fund, (ix) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire in the form provided by the Administrative Agent and (x) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
7 Insert or omit as applicable.

        2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

        3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
[Form of]
BORROWING REQUEST

Credit Suisse AG, Cayman Islands Branch,
as Administrative Agent for
the Lenders referred to below
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Manager
Telephone: (919) 994-6369
Facsimile: (212) 322-2291
Email: agency.loanops@credit-suisse.com

Re:    SolarWinds Holdings, Inc.    [Date]
Ladies and Gentlemen:
Reference is made to the First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto. Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and that in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)     Class of Borrowing:                [Revolving Borrowing]8 [Term Borrowing]

(B)    Principal amount of Borrowing:9
(C)    Currency of Borrowing:10
(D)    Date of Borrowing
    (which is a Business Day):
(E)    Type of Borrowing:11    [ABR Borrowing] [Term Benchmark Borrowing]
8     The Multicurrency Revolving Loans and the US Dollar Revolving Loans shall each constitute a separate Class of Revolving Loans.
9     See Section 2.02(a) of the Credit Agreement for minimum borrowing amounts.
10     Limited to Dollars or an Alternative Currency. US Dollar Revolving Loans shall be available only in Dollars.
11     Loans denominated in any Alternative Currency must be in the form of a Term Benchmark Borrowing.
B-1

(F)    Interest Period and the last day thereof:12
(G)    Funds are requested to be disbursed
    to Borrower’s account with:
        Account No.

    [Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b)-(c) of the Credit Agreement and will be satisfied as of the date of the proposed Borrowing (specified above).]13,14
    [The Borrowings contemplated by this Borrowing Request are conditioned upon the consummation of the Permitted Acquisition or other transaction permitted under the Credit Agreement.]15

[Signature Page Follows]

12     To be inserted if a Term Benchmark Borrowing and shall be subject to the definition of “Interest Period” in the Credit Agreement.
13     Delete for initial borrowing request on the Closing Date and insert for all subsequent requests.
14     In the case of a Borrowing under any Incremental Loan Amendment, see Section 2.19 of the Credit Agreement for relevant provisions.
15     Insert for Borrowings in connection with any Permitted Acquisition or other transaction permitted under the Credit Agreement, and delete for all other requests.
B-1

SOLARWINDS HOLDINGS, INC.

By:
    Name:
    Title:

B-1

EXHIBIT C
[Form of]
COMPLIANCE CERTIFICATE
This compliance certificate (this “Certificate”) is delivered to you pursuant to Section 5.01(c) of the First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.    I am the duly elected, qualified and acting [specify type of Responsible Officer] of Borrower.
2.    I have reviewed and am familiar with the contents of this Certificate.
3.    Attached hereto as Attachment 1 are the financial statements for the fiscal [quarter][year] ended [__________] (the “Financial Statements”). To my knowledge, no Default and no Event of Default has occurred and is continuing as of the date of this Certificate[, except as set forth below].16
4.    Attached hereto as Attachment 2 are the computations of the First Lien Net Leverage Ratio.17 [Based on such computation of the First Lien Net Leverage Ratio, Borrower and its Restricted Subsidiaries [are][are not] in compliance with the Financial Covenant set forth in Section 6.10 of the Credit Agreement.]18
[5.    Attached hereto as Attachment 3 are the computations showing Borrower’s calculation of “Excess Cash Flow.”]19
IN WITNESS WHEREOF, I execute this Certificate this ____ day of ____________, 20__.

By:
    Name:
    Title: [Responsible Officer]

16     If applicable, any such description to include the nature and extent of the Default or Event of Default and any corrective action taken or proposed to be taken with respect thereto.
17     Computations to include any Pro Forma Basis calculations in reasonable detail.
18     Include if the aggregate principal amount of Revolving Loans outstanding as of the last day of the relevant Test Period exceeds 35.0% of the aggregate principal amount of Revolving Commitments then in effect.
19     To be inserted only in connection with the delivery of annual financial statements pursuant to Section 5.01(a) of the Credit Agreement, beginning with the fiscal year ending December 31, 2017.

ATTACHMENT 1
TO

COMPLIANCE CERTIFICATE
Financial Statements
The information described herein pertains to [the fiscal [quarter] [year] ended [____________]].

ATTACHMENT 2
TO

COMPLIANCE CERTIFICATE

Covenant 5.01(c)
Set forth calculation of First Lien Net Leverage Ratio

[Financial Covenant
Demonstrate compliance with the First Lien Net Leverage Ratio permitted as of the applicable Test Period End Date20]

20 Include if the aggregate principal amount of Revolving Loans outstanding as of the last day of the relevant Test Period exceeds 35.0% of the aggregate principal amount of Revolving Commitments then in effect.

[ATTACHMENT 3
TO

COMPLIANCE CERTIFICATE21

Set forth calculation of Excess Cash Flow]

21 To be inserted only in connection with the delivery of annual financial statements pursuant to Section 5.01(a) of the Credit Agreement, beginning with the fiscal year ending December 31, 2017.

EXHIBIT D
[Form of]
SECURITY AGREEMENT
[Final form to be attached]
D-5

Execution Version

FIRST LIEN SECURITY AGREEMENT
among
SOLARWINDS INTERMEDIATE HOLDINGS I, INC.,
as Holdings,
SOLARWINDS HOLDINGS, INC.,
as Borrower

and
THE OTHER GUARANTORS PARTY HERETO,
as Guarantors
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Collateral Agent
Dated as of February 5, 2016

TABLE OF CONTENTS
Page(s)
i

ii

SCHEDULES
Schedule 1    Commercial Tort Claims
Schedule 2    Letters of Credit
Schedule 3    Filing Offices

EXHIBITS
Exhibit 1    Form of Joinder Agreement
Exhibit 2    Form of Copyright Security Agreement
Exhibit 3    Form of Patent Security Agreement
Exhibit 4    Form of Trademark Security Agreement

iii

FIRST LIEN SECURITY AGREEMENT
This FIRST LIEN SECURITY AGREEMENT, dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), and the subsidiary guarantors from time to time party hereto by execution of this Agreement or otherwise by execution of a Joinder Agreement (together with Holdings, the “Guarantors”), as pledgors, assignors and debtors (Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), is in favor of Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).
R E C I T A L S:
In connection with the execution and delivery of this Agreement, Holdings, Borrower, the other Guarantors and the Collateral Agent have entered into that certain First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the lending institutions and other entities party thereto from time to time (the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for the Lenders and as an Issuing Bank, and MIHI LLC and Nomura Corporate Funding Americas, LLC as Issuing Banks; with Goldman Sachs Lending Partners LLC, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc. and Nomura Securities International, Inc., as joint lead arrangers and joint bookrunners, and Goldman Sachs Lending Partners LLC, as syndication agent and documentation agent.
Each Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Secured Obligations.
Borrower and each Guarantor will receive substantial benefits from the execution and delivery of the Credit Agreement and the other Loan Documents, the Specified Hedging Agreements and the Bank Product Agreements and each is, therefore, willing to enter into this Agreement.
This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.
It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to the Issuing Banks issuing Letters of Credit under the Credit Agreement that each Pledgor executes and delivers the applicable Loan Documents, including this Agreement.
A G R E E M E N T:
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:
ARTICLE I

DEFINITIONS AND INTERPRETATION
SECTION 1.1    Definitions(a)    .
(a)    Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC (provided that the term “Instrument” shall have the meaning specified in Article 9 of the UCC).

(b)    Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.
(c)    The following terms shall have the following meanings:
“Agreement” shall have the meaning assigned to such term in the preamble hereof.
“Borrower” shall have the meaning assigned to such term in the preamble hereof.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereof.
“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 2.
“Copyrights” shall mean, collectively all works of authorship (whether protected by statutory or common law copyright, whether established or registered in the United States or any other country, multi-national registry, or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications therefor, including the copyright registrations and applications listed on Section II.B.1 to the Perfection Certificate, together with any and all restorations, renewals and extensions thereof and amendments thereto.
“Credit Agreement” shall have the meaning assigned to such term in the recitals hereof.
“Deliverable Intercompany Notes” shall mean, with respect to each Pledgor, all Pledged Intercompany Notes owed to such Pledgor, other than (i) any Pledged Intercompany Note that is in an aggregate principal amount of less than $10,000,000 or (ii) any Pledged Intercompany Note owed by another Pledgor (other than the Closing Date Merger Sub Intercompany Note).
“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Pledged Intercompany Notes.
“Excluded Assets” shall mean (A) (i) any fee-owned Real Property located outside the United States, (ii) any fee-owned Real Property located in the United States other than Material Real Property and (iii) any leasehold interest in Real Property (it being understood that no leasehold mortgages, landlord waivers, estoppels or collateral access letters shall be required to be obtained in any event under the Loan Documents), (B) all Vehicles and other assets covered by a certificate of title (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or the equivalent under other applicable law), (C) any lease, license or agreement or any Property subject to a purchase money security interest, Capital Lease Obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than any Pledgor) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (D) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction, (E) any lease, license, contract or agreement to which any Pledgor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation, voiding or unenforceability of any right, title or interest of any Pledgor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement, in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (F) [reserved], (G) any Property in which the grant of a security interest therein is prohibited by applicable Legal Requirements (including any requirement to obtain the consent of any Governmental Authority or third party) (including restrictions in respect of margin stock, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or contract binding on such Property at the time of its acquisition and not entered into in contemplation thereof, requires government or third party consents required pursuant to applicable Legal Requirements (including any requirement to obtain the consent of any Governmental Authority or third party) that have not been obtained, in each case, after giving effect to applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction or results in material adverse accounting or regulatory consequences as reasonably determined by Borrower in consultation with the Collateral Agent, (H) any assets to the extent a security interest in such assets could result in material adverse tax consequences as reasonably determined by Borrower and the Collateral Agent; (I) (x) any Property of an Excluded Subsidiary and (y) any Excluded Equity Interests, (J) any Property where the cost of obtaining a security interest in, or perfection of, such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by Borrower and the Collateral Agent, (K) any intent-to-use application for registration of a Trademark prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration issuing therefrom under applicable federal law, (L) [reserved], (M) Property acquired after the Closing Date that is secured by pre-existing secured Indebtedness permitted under the Credit Agreement not incurred in anticipation of the acquisition by the applicable Pledgor of such Property, to the extent that the granting of a security interest in such Property would be prohibited under the terms of such secured Indebtedness after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction, (N) to the extent used exclusively to hold funds in trust for the benefit of third parties, (i) payroll, healthcare and other employee wage and benefit accounts, (ii) tax accounts, including, without limitation, sales tax accounts, (iii) escrow, defeasance and redemption accounts and (iv) fiduciary or trust accounts and, in the case of clauses (i) through (iv), the funds or other Property held in or maintained in any such account and (O) all Foreign Intercompany Loans and all Instruments in connection therewith.
“Guarantors” shall have the meaning assigned to such term in the preamble hereof.
“Holdings” shall have the meaning assigned to such term in the preamble hereof.
“Intellectual Property” shall mean, collectively, all domestic, foreign and multi-national intellectual property rights of any kind, whether now or hereafter existing, including, without limitation, all Patents, Trademarks, Copyrights and Trade Secrets, together with any and all (i) rights and privileges arising under applicable Legal Requirements with respect to the use of any of the foregoing, (ii) rights to proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, misappropriations, dilutions or other violations thereof, (iii) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof and (iv) rights corresponding thereto throughout the world.
“Intellectual Property Collateral” shall mean, with respect to each Pledgor, all Intellectual Property of such Pledgor (including Licenses), whether now owned or held, or hereafter acquired or created by or assigned to such Pledgor; provided, that notwithstanding any of the foregoing, Intellectual Property Collateral shall not include any Excluded Assets.

“Joinder Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 1.
“Lenders” shall have the meaning assigned to such term in the recitals hereof.
“Licenses” shall mean all licenses, covenants not to sue and any other agreement granting any right with respect to any Intellectual Property (whether a Pledgor is the grantor or grantee thereunder).
“Material IP Collateral” shall mean any Intellectual Property Collateral that is material to the business of any Pledgor or is otherwise of material value.
“Material Real Property” shall mean Real Property owned by a Pledgor with a fair market value greater than $25,000,000.
“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 3.
“Patents” shall mean, collectively, all patents and all patent registrations and applications issued or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof, including those listed on Section II.B.2 to the Perfection Certificate, together with any and all (i) inventions and improvements described and claimed therein and (ii) reissues, substitutions, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof and amendments thereto.
“Perfection Certificate” shall mean that certain perfection certificate dated the date hereof, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties.
“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.
“Pledged Debt” shall have the meaning assigned to such term in Section 3.4(a).
“Pledged Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany promissory notes by such Pledgor evidencing Indebtedness for borrowed money (other than any Foreign Intercompany Loans) and all Instruments evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent not prohibited pursuant to the terms hereof and under the Credit Agreement; provided, that notwithstanding any of the foregoing, Pledged Intercompany Notes shall not include any Excluded Assets.
“Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all membership, partnership or other Equity Interests (other than in a corporation), as applicable, now or hereafter owned by such Pledgor at any time including without limitation, those of each issuer (other than Holdings) described in Section II.A.1 to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer and (ii) the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other Equity Interests; provided, that notwithstanding any of the foregoing, Pledged Interests shall not include any Excluded Assets.
“Pledged Securities” shall mean, collectively, the Pledged Interests and the Pledged Shares; provided, that notwithstanding any of the foregoing, Pledged Securities shall not include any Excluded Assets.

“Pledged Shares” shall mean, collectively, with respect to each Pledgor, (i) the issued and outstanding shares of capital stock, whether certificated or uncertificated, now or hereafter owned by such Pledgor at any time including those of each issuer (other than Holdings) that is a corporation described in Section II.A.1 to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of each such issuer and (ii) the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of the issuer of such shares or of any financial intermediary pertaining to the Pledged Shares; provided, that notwithstanding any of the foregoing, Pledged Shares shall not include any Excluded Assets.
“Pledgor” shall have the meaning assigned to such term in the preamble hereof.
“Securities Collateral” shall mean, collectively, the Pledged Securities, the Pledged Intercompany Notes and the Distributions; provided, that notwithstanding any of the foregoing, Securities Collateral shall not include any Excluded Assets.
“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 4.
“Trademarks” shall mean, collectively, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names, trade names, or other indicia of source, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether registered or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof), including those trademark and service mark registrations and applications listed on Section II.B.3 to the Perfection Certificate together with any and all (i) goodwill of the business connected with the use thereof and symbolized thereby and (ii) extensions and renewals thereof and amendments thereto.
“Trade Secrets” shall mean, collectively, all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form.
“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of applicable Legal Requirements, any or all of the attachment, perfection or priority of the Collateral Agent’s and the other Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.
“USCO” means the United States Copyright Office.
“USPTO” means the United States Patent and Trademark Office.
SECTION 1.2    Interpretation
. The rules of interpretation specified in the Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement. No failure on the part of the Collateral Agent to provide any Pledgor with any notice expressly required hereunder in connection with the exercise of any right, power or remedy hereunder shall impair the validity of exercise of such right, power or remedy.
SECTION 1.3    Resolution of Drafting Ambiguities
. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.
ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS
SECTION 2.1    Grant of Security Interest
. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties, a Lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following Property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):
(i)    all Accounts;
(ii)    all Equipment, Goods, Inventory and Fixtures;
(iii)    all Documents, Instruments and Chattel Paper;
(iv)    all Letter-of-Credit Rights;
(v)    all Securities Collateral;
(vi)    all Investment Property and Deposit Accounts;
(vii)    all Intellectual Property Collateral;
(viii)    the Commercial Tort Claims described on Schedule 1 hereto (as such Schedule may be supplemented from time to time pursuant to Section 3.4(f));
(ix)    all General Intangibles;
(x)    all Money;
(xi)    all Supporting Obligations;
(xii)    all books and records pertaining to the Pledged Collateral; and
(xiii)    to the extent not covered by clauses (i) through (xii) of this sentence, choses in action of such Pledgor, whether tangible or intangible; and
(xiv)    all Proceeds and products of each of the foregoing, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained in clauses (i) through (xiv) above or any other provision of any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement:
(w) the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” and “Intellectual Property Collateral” shall not include, any Excluded Assets;

(x) no Pledgor shall be required to take any action with respect to perfection by “control” (other than in respect of (A) Pledged Securities (to the extent such Pledged Securities can be perfected by control) and (B) Pledged Debt to the extent required to be delivered to the Collateral Agent hereunder);
(y) no security agreements or pledge agreements governed under the laws of any jurisdiction, other than the United States or any of its States, shall be required; and
    (z) no Pledgor shall be required to perfect the security interests granted by this Agreement by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) or local filing office, as applicable, of the relevant state(s), (B) filing and recording fully executed agreements substantially in the forms set forth in Exhibits 2, 3, and 4 hereto in the USPTO or in the USCO, as applicable, (C) obtaining “control” (within the meaning of the UCC) of Pledged Securities and Pledged Debt to the extent expressly required elsewhere herein or (D) other methods expressly provided herein.
    Notwithstanding anything to the contrary contained herein, immediately upon any Property ceasing to constitute Excluded Assets, the Pledged Collateral shall include, and the Borrower and the other Pledgors, as applicable, shall be deemed to have granted a security interest in, such Property.
SECTION 2.2    Filings.
(a)    Subject to Section 5.10 of the Credit Agreement, each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time prior to the termination of this Agreement pursuant to Section 10.3 to file in any relevant jurisdiction any financing statements (including fixture filings), continuation statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment thereto relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the Real Property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon reasonable request and, upon reasonable request by a Pledgor, the Collateral Agent agrees to use commercially reasonable efforts to make available to such Pledgor copies of any such filings. Such financing statements may describe the collateral in the same manner as described herein or may contain a description of collateral that describes such Property in any other manner as the Collateral Agent may determine, in its reasonable discretion, is necessary or advisable to ensure the perfection of the security interest in the collateral granted to the Collateral Agent in connection herewith, including, describing such Property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” (regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the UCC).
(b)    Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Pledged Collateral if such financing statements or amendments have been filed prior to the date hereof.
(c)    Each Pledgor hereby further authorizes the Collateral Agent to file instruments with the USPTO or the USCO (or any successor office), including Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, or other documents that are necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the pledge and security interest granted by such Pledgor hereunder in (i) any Intellectual Property Collateral owned by Pledgor and applied for, registered or issued in the United States and (ii) any Exclusive Copyright Licenses, in each case naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL
SECTION 3.1    Delivery of Certificated Securities Collateral
. Each Pledgor represents and warrants that as of the date hereof, Schedule 3 hereto sets forth the office of the secretary of state (or similar central filing office) or local filing office, as applicable, of the relevant state(s) in which a filing pursuant to the UCC would perfect the security interests granted by this Agreement with respect to the Pledged Collateral (solely to the extent such security interests in the Pledged Collateral can be perfected by such filing). Each Pledgor represents and warrants that (i) all certificates or instruments representing or evidencing any Pledged Securities and (ii) the Deliverable Intercompany Notes, in each case, in existence on the date hereof have been delivered to the Collateral Agent (or its non-fiduciary agent or designee) in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a valid and perfected first priority security interest therein (subject, as to priority, to Permitted Liens). Each Pledgor hereby agrees that (i) all certificates or instruments representing or evidencing any Pledged Securities and (ii) the Deliverable Intercompany Notes, in each case, acquired by such Pledgor after the date hereof shall, within 60 days after receipt thereof by such Pledgor (or such longer period as may be agreed to in writing by the Collateral Agent in its discretion), be delivered to the Collateral Agent (or its non-fiduciary agent or designee) pursuant hereto and shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Each delivery of Pledged Securities and Deliverable Intercompany Notes shall be accompanied by a schedule describing such Pledged Securities and Deliverable Intercompany Notes, which schedule shall be deemed to supplement Schedule II.A of the Perfection Certificate and made a part thereof; provided that failure to supplement Schedule II.A of the Perfection Certificate shall not affect the validity of such pledge of such Pledged Securities or Deliverable Intercompany Notes. Each schedule so delivered shall supplement any prior schedules so delivered.
The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, upon prior written notice to Borrower, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of such Pledged Securities or Deliverable Intercompany Notes, without any indication that such Pledged Securities or Deliverable Intercompany Notes are subject to the security interest hereunder; provided, however, notwithstanding anything contained herein to the contrary, immediately upon the cure or waiver of any applicable Events of Default, the Collateral Agent shall promptly endorse, assign or otherwise transfer to or register in the name of the applicable Pledgor any such Pledged Securities or Deliverable Intercompany Notes (subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior written notice from the Collateral Agent to Borrower, provided that such Pledged Securities or Deliverable Intercompany Notes remain in the possession of the Collateral Agent at such time). In addition, the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of any Event of Default to exchange certificates representing or evidencing any Pledged Securities or Deliverable Intercompany Notes for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
SECTION 3.2    Perfection of Other Securities Collateral
. Each Pledgor represents and warrants that, subject to the provisions of Section 4.2, the Collateral Agent has a valid and perfected first priority security interest (subject, as to priority, to Permitted Liens) under applicable U.S. federal or state law in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Unless otherwise consented to by the Collateral Agent, Pledged Interests shall either (i) be represented by a certificate, and in the organizational documents of such entity, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:
“The [partnership/limited liability company] hereby irrevocably elects that all [partnership/membership] interests in the [partnership/limited liability company] shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing [partnership/membership] interests in the [partnership/limited liability company] shall bear the following legend: ‘This certificate evidences an interest in [name of [partnership/limited liability company]] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.’ No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”
or (ii) not be represented by a certificate and the applicable Pledgor shall cause the issuer of such interests not to have elected to treat such interests as a “security” within the meaning of Article 8 of the UCC.
If any of the Pledged Securities is or shall become evidenced or represented by an Uncertificated Security, such Pledgor shall cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Pledgor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent.
SECTION 3.3    Financing Statements and Other Filings; Maintenance of Perfected Security Interest
. Each Pledgor agrees that at the sole reasonable cost and expense of the Pledgors (i) such Pledgor shall take all commercially reasonable actions necessary to defend the security interest created by this Agreement in the Pledged Collateral against the material claims and demands of all Persons, except with respect to Pledged Collateral that such Pledgor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Pledgor’s business, (ii) such Pledgor shall furnish to the Collateral Agent from time to time information further identifying and describing the Pledged Securities and Pledged Debt as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor shall promptly and duly execute and deliver, and cause to be filed and recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including (x) the filing of any financing statements and amendments thereto, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in the United States or any of its States with respect to the security interest created hereby and (y) the execution and delivery of Patent Security Agreements, Copyright Security Agreements, and Trademark Security Agreements, in each case, all in form reasonably satisfactory to the Collateral Agent.
SECTION 3.4    Other Actions
. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor (i) represents and warrants and/or (ii) covenants, at such Pledgor’s own expense, to take the following actions, in each case with respect to the following Pledged Collateral:
(a)    Instruments and Tangible Chattel Paper. As of the date hereof, each Pledgor hereby represents and warrants that (i) no amounts individually in excess of $10,000,000 payable to such Pledgor under or in connection with any of the Pledged Collateral (other than (i) amounts owed by another Pledgor or (ii) for the avoidance of doubt, any Foreign Intercompany Loans) are evidenced by any

Instrument (other than checks to be deposited in the ordinary course of business) or Tangible Chattel Paper (other than documents or records evidencing amounts owed by customers in the ordinary course of business pursuant to deferred payment procedures) other than the Deliverable Intercompany Notes and the Instruments and Tangible Chattel Paper listed on Section II.A.2 to the Perfection Certificate and (ii) each such Deliverable Intercompany Note, Instrument and each such item of Tangible Chattel Paper individually in excess of $10,000,000 (other than checks to be deposited in the ordinary course of business) has been properly endorsed and delivered to the Collateral Agent (or its non-fiduciary agent or designee), accompanied by instruments of transfer or assignment duly executed in blank. If any amount, individually, in excess of $10,000,000 then payable under or in connection with any of the Pledged Collateral (other than any amount owed by any Company) shall be evidenced by any Instrument (other than checks to be deposited in the ordinary course of business) or Tangible Chattel Paper (other than documents or records evidencing amounts owed by customers in the ordinary course of business pursuant to deferred payment procedures) (such Instruments and Tangible Chattel Paper, collectively, together with the Deliverable Intercompany Notes, the “Pledged Debt”) and has not previously been delivered to the Collateral Agent, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (and in any event within 60 days after acquisition by such Pledgor or such longer period as may be agreed to in writing by the Collateral Agent in its sole discretion) endorse, assign and deliver the same to the Collateral Agent (or its non-fiduciary agent or designee), accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify; provided, however, that so long as no Event of Default has occurred and is continuing, upon written request by such Pledgor, the Collateral Agent (or its non-fiduciary agent or designee) shall promptly (and in any event within 10 Business Days) return such Instrument or Tangible Chattel Paper to such Pledgor from time to time, to the extent necessary for collection in the ordinary course of such Pledgor’s business.
(b)    [Reserved].
(c)    [Reserved].
(d)    [Reserved].
(e)    Letter-of-Credit Rights. As of the date hereof, no Pledgor is the beneficiary or assignee under any letter of credit, other than those listed on Schedule 2 hereto. The parties hereto acknowledge and agree that under no circumstances shall any Pledgor hereunder be under any obligation to take any perfection steps (other than the filing of appropriate financing statements under the UCC) with respect to any security interest granted in any letter of credit under which any Pledgor is a beneficiary having a value reasonably believed by the Pledgors to be, individually, less than $10,000,000. If any Pledgor shall become the beneficiary or assignee under any letter of credit with a value, individually, in excess of $10,000,000 that is not a Supporting Obligation with respect to any of the Pledged Collateral, such Pledgor shall either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Pledgor unless an Event of Default has occurred and is continuing.
(f)    Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims having a value reasonably believed by the Pledgors to be, individually, in excess of $10,000,000 for which such Pledgor has filed a complaint in a court of competent jurisdiction, other than those listed on Schedule 1 hereto. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim having a value reasonably believed by the Pledgors to be, individually, in excess of $10,000,000, such Pledgor shall promptly (and in any event within 60 days of acquiring such Commercial Tort Claim or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion) notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. Unless otherwise agreed, the grant of a security interest in any such Commercial Tort Claim shall not prejudice the right of such Pledgor to prosecute, enforce or exercise any of its rights in connection with such Commercial Tort Claim, which it will continue to enjoy until an Event of Default has occurred and is continuing.
SECTION 3.5    Joinder of Additional Guarantors
. The Pledgors shall cause each Subsidiary of Borrower that, from time to time, after the date hereof shall be required to become a Guarantor for the benefit of the Secured Parties pursuant to Section 5.10 of the Credit Agreement, to execute and deliver to the Collateral Agent a Joinder Agreement within 60 days after the date on which it was acquired or created (or such later date as may be agreed in writing by the Collateral Agent in its discretion) and, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes under the Credit Agreement and hereunder with the same force and effect as if originally named as a Guarantor and Pledgor therein and herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement or any other Loan Document.
ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Pledgor represents, warrants and covenants as follows:
SECTION 4.1    Title; Consent. (a) Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns (or, in the case of the Intellectual Property Collateral, either owns or has a License to) and, as to Pledged Collateral acquired by it from time to time after the date hereof, will either own or hold a License to the rights in each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens of others, except (i) for those failures to own or have a License which could not reasonably be expected to result in a Material Adverse Effect and (ii) as otherwise permitted by the Loan Documents. As of the Closing Date, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any Pledged Securities that constitute Equity Interests (in each case, other than to any Pledgor). No person other than the Collateral Agent (or the Pledgor that owns such Pledged Securities or Pledged Debt, as applicable) has, or will have, control or possession of all or any part of the Pledged Securities and Pledged Debt, except as expressly permitted by the Loan Documents (including the First Lien Intercreditor Agreement).
(b)    Other than as required by (i) foreign Legal Requirements with respect to the Equity Interests in any Foreign Subsidiary and (ii) Legal Requirements affecting the offering and sale of securities generally, no consent of any Person, including any general or limited partner, any other member or manager of a limited liability company, any shareholder or any other trust beneficiary, is necessary (from the perspective of a secured party) in connection with the creation, perfection or first priority status (or the maintenance thereof) of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent under this Agreement and the other Security Documents or the exercise by the Collateral Agent of any remedies in respect of any Pledged Securities (subject to any applicable Intercreditor Agreement), except in each case as have already been obtained.
SECTION 4.2    Validity of Security Interest.
(a)    The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the ratable benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) a valid and perfected first priority security interest (subject, as to priority, to Permitted Liens) in all the Pledged Collateral with respect to which a lien may be perfected by (a) filing a financing statement pursuant to the UCC in the office of the secretary of state (or similar central filing office) or local filing office, as applicable, of the relevant State(s), (b) possession by the Collateral Agent (or its bailee for such purpose) or (c) filing Patent Security Agreements, Copyright Security Agreements and Trademark Security Agreements with the USPTO or USCO, as applicable.
(b)    Notwithstanding anything to the contrary in any of the Loan Documents, any Specified Hedging Agreements or any Bank Product Agreements, no Loan Party shall be required to take any actions nor shall be deemed to make any representation, in each case under any Security Document with respect to any requirements of foreign Legal Requirements that may affect the validity or perfection of any security interest purported to be granted under any Security Document.
SECTION 4.3    Defense of Claims . Each Pledgor shall, at its own cost and expense, upon the reasonable request of the Collateral Agent, take any and all commercially reasonable actions necessary to defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all material claims and demands of all persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. Each Pledgor shall promptly notify the Collateral Agent of any claims or demands of the type described in the foregoing sentence.
SECTION 4.4    Other Financing Statements. No Pledgor has filed, nor authorized any third party to file, any valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction of the United States or any of its States) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement, or in favor of any holder of a Permitted Lien with respect to such Permitted Lien, or financing statements relating to termination statements in connection with the Refinancing Transaction. Until the satisfaction of the Termination Conditions, no Pledgor shall execute, authorize or consent to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction of the United States or any of its States or territories) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder(s) of Permitted Liens.
SECTION 4.5    Chief Executive Office; Change of Name; Jurisdiction of Organization, etc.
Such Pledgor shall give the Collateral Agent written notice no later than 20 Business Days (or such later date as may be agreed in writing by the Collateral Agent in its discretion) after the occurrence of any change to its name, legal structure (whether by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization or organizational identification number if it has one (but solely to the extent such organizational identification number is required to be set forth on financing statements under the applicable UCC), or, in the case of any Pledgor that is not a Registered Organization, its sole place of business, or, if it has more than one place of business, its chief executive office. Subject to Article X of the Credit Agreement, the Collateral Agent shall not be liable nor responsible to any party for any failure to maintain a valid and perfected security interest with the priority required hereunder in such Pledgor’s property constituting Pledged Collateral. The Collateral Agent shall have no duty to inquire about such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
SECTION 4.6    Due Authorization and Issuance. All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable (other than Pledged Shares the issuer of which is an unlimited liability corporation formed under the laws of Canada or any province thereof). All of the Pledged Interests have been fully paid for.
SECTION 4.7    Pledged Collateral. As of the date hereof, all information set forth in the schedules annexed hereto, and all information contained in the Perfection Certificate and the schedules thereto, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects.

As of the date of delivery of any updated information to the Perfection Certificate (and/or schedules thereto) expressly required under this Agreement, such information shall be accurate and complete in all material respects.
ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
SECTION 5.1    Voting Rights; Distributions; etc..
(i)    So long as no Event of Default shall have occurred and be continuing and subject to the provisions of Section 5.1(ii):
(A)    each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement and the other Loan Documents; provided, however, that no Pledgor shall in any event exercise such rights in any manner that is adverse in any material respect to the ability of the Collateral Agent (on behalf of itself and/or the other Secured Parties) to exercise rights and remedies hereunder after the occurrence and during the continuance of an Event of Default;
(B)    to the extent the Collateral Agent is the registered owner thereof, the Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be promptly executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i)(A) of this Section; and
(C)    each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of certificated Pledged Securities or Pledged Intercompany Notes shall be subject to the requirements of Sections 3.1 and 3.2.
(ii)    Upon the occurrence and during the continuance of any Event of Default upon at least one Business Day’s prior written notice from the Collateral Agent to Borrower:
(A)    all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.1(i)(A) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights (but unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights) until the applicable Event of Default is no longer continuing, at which time all such rights automatically shall revert to such Pledgor, and in which case the Collateral Agent’s rights under this Section 5.1(ii)(A) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior written notice from the Collateral Agent as set forth above; provided that the foregoing clause (A) shall not apply with respect to (and this clause (A) shall not be construed as a restriction of) any voting and or consensual rights such Pledgor is entitled to exercise in connection with the approval, payment and/or accrual of Distributions then permitted under Section 6.08 of the Credit Agreement; and
(B)    all rights of each Pledgor to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.1(i)(C) without further action shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions until the applicable Event of Default is no longer continuing, in which case the Collateral Agent’s rights under this Section 5.1(ii)(B) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior written notice from the Collateral Agent as set forth above; provided, that each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions to the extent permitted to be made upon the occurrence and during the continuance of an Event of Default in accordance with the provisions of the Credit Agreement.
(iii)    Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as may be necessary or as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.1(ii)(A) and to receive all Distributions which it may be entitled to receive under Section 5.1(ii)(B).
(iv)    All Distributions that are received by any Pledgor contrary to the provisions of Section 5.1(ii)(B) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary or reasonably requested endorsement).
ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL
SECTION 6.1    Grant of License. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Pledgor, solely upon the occurrence and during the continuance of an Event of Default, grants to the Collateral Agent an irrevocable (subject to termination under Section 10.3), nonexclusive license (exercisable without payment of royalty or other compensation to the Pledgors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Pledgor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Pledgor and a third party governing the applicable Pledgor’s use of such Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Legal Requirements; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.
SECTION 6.2    Scheduled Intellectual Property. On and as of the Closing Date, a Pledgor owns (a) all issued Patents and pending Patent applications issued by or filed at the USPTO listed on Section II.B.2 to the Perfection Certificate, (b) all registered Trademarks and Trademark applications registered by or filed at the USPTO listed in Section II.B.3 of the Perfection Certificate, (c) all registered Copyrights and Copyright applications pending at the USCO listed on Section II.B.1 to the Perfection Certificate and (d) all Licenses granting to a Pledgor any exclusive right with respect to any registered Copyright owned by a third party (“Exclusive Copyright Licenses”) listed on Section II.B.1 of the Perfection Certificate, except, in each case, where the failure to own or possess the right to use, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Section II.B of the Perfection Certificate, as of the Closing Date, all such scheduled Intellectual Property Collateral (but excluding Exclusive Copyright Licenses) has not been abandoned and, to the knowledge of each Pledgor, is valid, subsisting and in full force and effect, except as could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.3    No Violations or Proceedings. To the knowledge of each Pledgor, there is no violation, misappropriation, dilution or infringement by others of any right of such Pledgor with respect to any Material IP Collateral, except where such violation, misappropriation, dilution or infringement individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Such Pledgor is not infringing upon, diluting, misappropriating or otherwise violating any Intellectual Property right of any other person, except where such infringement, misappropriation, dilution, violation or individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.4    Protection of Collateral Agent's Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) maintain and protect the Material IP Collateral owned by such Pledgor except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) not permit to lapse or become abandoned any Material IP Collateral owned by such Pledgor, except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (iii) during the continuance of an Event of Default, upon prior notice from the Collateral Agent to Borrower, (x) not enter into any settlement, covenant not to sue, or other agreement, in each case that would materially impair the validity or enforceability of any Material IP Collateral owned by such Pledgor, or materially impair such Pledgor’s ownership of any Material IP Collateral owned by such Pledgor and (y) not permit to lapse or become abandoned any Material IP Collateral owned by such Pledgor; provided that, except with respect to clause (iii) above, nothing in this Agreement shall prevent any Pledgor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain, any of its Intellectual Property, to the extent Borrower determines in good faith that such Intellectual Property is not material to the business of Borrower and its Restricted Subsidiaries, taken as a whole. Upon the Collateral Agent’s reasonable request, each Pledgor shall furnish to the Collateral Agent from time to time information further identifying and describing the Intellectual Property Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
SECTION 6.5    After-Acquired Property. If any Pledgor, at any time before the satisfaction of the Termination Conditions, (i) obtains any rights to any additional Intellectual Property Collateral or (ii) becomes entitled to the benefit of any additional Intellectual Property Collateral or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this sentence with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall, at the time of the delivery of the Compliance Certificate delivered in connection with the financial statements required by Section 5.01(a) and (b) of the Credit Agreement, with respect to any item of Intellectual Property Collateral owned by a Pledgor and applied for, registered or issued in the United States, and any Exclusive Copyright Licenses, (i) provide to the Collateral Agent written notice of each such item and (ii) pursuant to Section 2.2(c) hereof, assist the Collateral Agent in the filing of the instruments and documents provided for therein. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Section II.B to the Perfection Certificate to include any Intellectual Property Collateral identified by any Pledgor in accordance with this Section 6.4, of the type required to be set forth therein, acquired or arising after the date hereof of such Pledgor.
SECTION 6.6    Litigation. Upon the occurrence and during the continuance of any Event of Default, to the extent permissible by law, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any License thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably requested by the Collateral Agent in aid of such enforcement, and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.5 in accordance with Section 11.03 of the Credit Agreement. In the event that, upon the occurrence of and during the continuance of any Event of Default, the Collateral Agent elects not to bring such suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all reasonable actions, whether by suit, proceeding or other action, as such Pledgor, in its reasonable business judgment, deems necessary and appropriate to prevent the infringement, counterfeiting, unfair competition, dilution, misappropriation, diminution in value of or other damage to any Material IP Collateral by others and for that purpose agrees, subject to the foregoing qualifications, to diligently maintain any such suit, proceeding or other action to prevent such infringement, counterfeiting, unfair competition, dilution, misappropriation, diminution in value of or other damage to the Material IP Collateral owned by any Pledgor.
ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS
SECTION 7.1    Maintenance of Records. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Pledgor; provided that the Collateral Agent agrees to use reasonable efforts to provide prior written notice of any such transfer to such Pledgor.
ARTICLE VIII

REMEDIES
SECTION 8.1    Remedies
. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies, in each case, to the fullest extent permitted by applicable Legal Requirements:
(i)    Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
(ii)    Demand, sue for, collect or receive any money or Property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than three (3) Business Days after receipt thereof or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion) pay such amounts to the Collateral Agent;

(iii)    Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation, with respect to licenses to Trademarks, subject to reasonable quality control provisions in connection with the goods and services offered under any Trademarks sufficient to avoid the risk of cancellation, voiding or invalidation of such Trademarks;
(iv)    Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent; (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent; and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 8.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;
(v)    Retain and apply the Distributions to the Secured Obligations as provided in Article VIII of the Credit Agreement;
(vi)    Exercise any and all rights as beneficial and legal owner of the Pledged Collateral subject to Section 5.1(ii); and
(vii)    All the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) or any other applicable law or in equity, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 8.2, sell, assign, transfer or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the Property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Legal Requirement now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
SECTION 8.2    Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by any Legal Requirement, 10 days’ prior written notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. To the extent permitted by applicable Legal Requirements, no notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
SECTION 8.3    Waiver of Claims; Other Waivers; Marshalling.
(i)    Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, notice of judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Pledged Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under any Legal Requirement, and each Pledgor hereby further waives, to the fullest extent permitted by applicable Legal Requirements (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Legal Requirements. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII except to the extent resulting solely from the Collateral Agent’s gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity or otherwise against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
(ii)    To the maximum extent permitted by applicable Legal Requirements, each Pledgor hereby waives demand, notice (except for any notices required hereunder), protest, notice of acceptance of this Agreement, notice of Credit Extensions and notice of Pledged Collateral received or delivered or any other action taken in reliance hereon.
(iii)    The Collateral Agent shall not be required to marshal any present or future collateral security (including the Pledged Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the maximum extent permitted by applicable Legal Requirements, each Pledgor hereby agrees that it will not invoke any Legal Requirement relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such Legal Requirements.
SECTION 8.4    Standards for Exercising Rights and Remedies. To the extent that applicable Legal Requirements impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Pledged Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other Legal Requirements, to fail to obtain consents for Governmental Authorities or third parties for the collection or disposition of Pledged Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Pledged Collateral or to fail to remove liens or encumbrances on or any adverse claims against Pledged Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Pledged Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim or modify disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Pledged Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Pledged Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Pledged Collateral. The Pledgors acknowledge that the purpose of this Section 8.4 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent’s duties under the UCC or other Legal Requirements of the State or any other relevant jurisdiction in the Collateral Agent’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 8.4. Without limiting the foregoing, nothing contained in this Section 8.4 shall be construed to grant any rights to any Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Legal Requirements in the absence of this Section 8.4.
SECTION 8.5    Certain Sales of Pledged Collateral.
(i)    Each Pledgor recognizes that, by reason of certain prohibitions contained in Legal Requirements, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of a Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Legal Requirements, the Collateral Agent shall have no obligation to engage in public sales.
(ii)    Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state or foreign securities’ laws, the Collateral Agent may be compelled, with respect to any sale or disposition of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or foreign securities laws, even if such issuer would agree to do so.
(iii)    If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property after the occurrence and during the continuance of an Event of Default, upon written request, the applicable Pledgor shall, and shall use commercially reasonable efforts to cause each issuer of Securities Collateral and Investment Property to be sold hereunder to, from time to time furnish to the Collateral Agent all such information as may be necessary or as the Collateral Agent may reasonably request in order to determine the number and nature or interest of securities or other instruments included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.5(iii) will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.5(iii) shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred or is continuing.

SECTION 8.6    No Waiver; Cumulative Remedies.
(i)    No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable law, in equity or otherwise.
(ii)    In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement, any other Loan Document, any Specified Hedging Agreement or any Bank Product Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
SECTION 8.7    Certain Additional Actions Regarding Intellectual PropertySECTION 8.8    . If any Event of Default shall have occurred and be continuing, upon the reasonable written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Intellectual Property Collateral (and any applications therefor) or such other documents as are necessary or appropriate to carry out the intent and purposes hereof.
ARTICLE IX

APPLICATION OF PROCEEDS
The proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall, subject to any Intercreditor Agreement, together with any other sums then held by the Collateral Agent, be applied in accordance with Section 8.03 of the Credit Agreement.
ARTICLE X

MISCELLANEOUS
SECTION 10.1    Concerning Collateral Agent. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests; provided that neither the Collateral Agent nor any of the other Secured Parties nor any of their respective directors, officers, employees or agents shall have responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, (y) failing to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or (z) failing to take any necessary steps to preserve rights against any person with respect to any Pledged Collateral. If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions hereof shall control unless otherwise agreed to in writing by the Pledgors and the Collateral Agent in such other deed of trust, mortgage, security agreement, pledge or instrument. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or reasonably appropriate to prevent any impairment of the security interest in the Pledged Collateral or the perfection or priority thereof.
SECTION 10.2    Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent as its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, in the Collateral Agent’s discretion, to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Loan Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable. Each Pledgor hereby ratifies all that such attorney shall lawfully do in accordance with the terms of this Agreement and the other Loan Documents and only to the extent permitted hereunder or thereunder. Notwithstanding anything in this Section 10.2 to the contrary, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 10.2 unless an Event of Default has occurred and is continuing.
SECTION 10.3    Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and permitted assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.
SECTION 10.4    Termination; Release. (a) This Agreement shall automatically terminate and the Pledged Collateral shall automatically be released from the Lien granted hereby upon the satisfaction of the Termination Conditions. Upon termination hereof, the Lien granted hereby shall automatically terminate and all rights to the Pledged Collateral shall automatically revert to the applicable Pledgor or to such other person as may be entitled thereto pursuant to any Order or other applicable Legal Requirement. The Lien granted hereby shall be automatically released and shall automatically terminate with respect to any Pledged Collateral (i) to the extent that such Pledged Collateral is sold or transferred as part of any sale or other transfer permitted under the Credit Agreement or under any other Loan Document to a Person that is not a Loan Party, (ii) to the extent such Pledged Collateral is owned by a Loan Party, upon the release of such Loan Party from its Guarantee otherwise in accordance with the Loan Documents, (iii) to the extent such Pledged Collateral becomes Excluded Assets or (iv) to the extent approved, authorized or ratified in writing in accordance with Section 11.02 of the Credit Agreement. For the avoidance of doubt, a Pledgor shall automatically be released from its obligations hereunder if it ceases to be a Loan Party in accordance with the Credit Agreement.
    (b) In connection with any termination or release pursuant to paragraph (a) of Section 10.4, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Pledgor to effect such release, including delivery of certificates, securities and instruments.
SECTION 10.5    Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent and the applicable Pledgor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
SECTION 10.6    Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.6.
SECTION 10.7    Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. The terms of Sections 11.09 and 11.10 of the First Lien Credit Agreement with respect to governing law, consent of jurisdiction, service of process, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
SECTION 10.8    Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 10.9    Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.10    Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
SECTION 10.11    No Claims Against Collateral Agent. Nothing contained in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other Property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other Property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other Property is prior to the Lien hereof.
SECTION 10.12    Intercreditor AgreementsSECTION 1.01    . Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of any applicable First Lien Intercreditor Agreement entered into in accordance with the terms of the First Lien Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and any applicable First Lien Intercreditor Agreement, the provisions of any applicable First Lien Intercreditor Agreement shall control.
SECTION 10.13    Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;
(ii)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Pledgor;
(iii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto (except, and only to the extent provided by, any amendment, waiver or consent executed in accordance with Section 11.02 of the Credit Agreement which alters any such obligation hereunder);
(iv)    any pledge, exchange, release or non-perfection or loss of priority of any other collateral, or any release thereto (except, and only to the extent provided by, any release executed in accordance with Section 10.4 hereof which alters any such obligation hereunder) or amendment or waiver of or consent to any departure from any guarantee thereto (except, and only to the extent provided by, any amendment, waiver or consent executed in accordance with Section 11.02 of the Credit Agreement which alters any such obligation hereunder), for all or any of the Secured Obligations;
(v)    any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof of any Loan Document; or
(vi)    any other circumstances which might otherwise constitute a defense (other than the indefeasible payment in full of the Secured Obligations) available to, or a discharge of, the Pledgors.
SECTION 10.14    Acknowledgment and Consent to Bail-In of EEA Financial Institution. The provisions of Section 1.12 of the Credit Agreement are hereby incorporated herein mutatis mutandis.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

SOLARWINDS INTERMEDIATE HOLDINGS I, INC.,
as Pledgor
By:
    Name:
    Title:
SOLARWINDS HOLDINGS, INC.,
as Pledgor
By:
    Name:
    Title:
[OTHER PLEDGORS]
Schedule 1

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent
By:
    Name:
    Title:

By:
    Name:
    Title:

SCHEDULE 1
COMMERCIAL TORT CLAIMS

Schedule 1

SCHEDULE 2
LETTERS OF CREDIT
Schedule 2

SCHEDULE 3
FILING OFFICES

Schedule 3

EXHIBIT 1
[Form of]
JOINDER AGREEMENT
[Name of New Pledgor]
[Address of New Pledgor]

[Date]
Credit Suisse AG, Cayman Islands Branch
as Administrative Agent and Collateral Agent for
the Lenders referred to below
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Manager
Telephone: (919) 994-6369
Facsimile: (212) 322-2291
Email: agency.loanops@credit-suisse.com
Re:    SolarWinds Holdings, Inc.
Ladies and Gentlemen:
Reference is made to that certain First Lien Security Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), entered into by SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the other Pledgors party thereto and Credit Suisse AG, Cayman Islands Branch, as collateral agent for the Secured Parties (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
This joinder agreement (this “Joinder Agreement”) supplements the Security Agreement and is delivered by the undersigned, [________________] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the and Security Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Pledgor under the Security Agreement and the other Loan Documents.
The New Pledgor hereby makes each of the representations and warranties applicable to such Pledgor, and agrees to each of the covenants applicable to such Pledgor, contained in the Security Agreement.
The New Pledgor hereby represents and warrants that (a) set forth under its signature hereto is the true and correct legal name of the New Pledgor, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule I attached hereto is a true and correct schedule of the information required by Schedules 1 and 2 to the Security Agreement applicable to it and (c) set forth on
Exhibit 1 – Form of Joinder Agreement

Schedule II attached hereto is a true and correct schedule of the information required pursuant to the Perfection Certificate.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Joinder Agreement. This Joinder Agreement is a Loan Document.
THIS JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Remainder of this page intentionally left blank]

Exhibit 1 – Form of Joinder Agreement

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
[NEW PLEDGOR]

By:    ______________________________
    Name:
    Title:
Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

AGREED TO AND ACCEPTED:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Collateral Agent

By:    ______________________________
    Name:
    Title:

Exhibit 1 – Form of Joinder Agreement

EXHIBIT 2
[Form of]
FIRST LIEN COPYRIGHT SECURITY AGREEMENT
This First Lien Copyright Security Agreement dated as of [__________ ___], 20[__] (this “Copyright Security Agreement”), by and among the signatory hereto indicated as a “Pledgor” (the “Pledgor”) in favor of Credit Suisse AG, Cayman Islands Branch in its capacity as collateral agent for the Secured Parties (in such capacity, together with any successor thereof, the “Collateral Agent”) pursuant to that certain First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Pledgor and each of the other guarantors listed on the signature pages thereto, the lenders from time to time party thereto, the several agents party thereto, including the Collateral Agent and Credit Suisse AG, Cayman Islands Branch, MIHI LLC and Nomura Corporate Funding Americas, LLC as Issuing Banks.
W I T N E S S E T H:
WHEREAS, the Pledgor is party to that certain First Lien Security Agreement dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor pledged and granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Copyright Collateral (as defined below); and
WHEREAS, pursuant to the Security Agreement, the Pledgor is required to execute and deliver this Copyright Security Agreement.
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the ratable benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Copyright Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to all of the right, title and interest of the Pledgor in, to and under all the following Pledged Collateral of the Pledgor, in each case excluding Excluded Assets, whether now existing or hereafter arising or acquired from time to time (collectively, the “Copyright Collateral”):
(a)    all works of authorship (whether protected by statutory or common law copyright, whether registered or unregistered, and whether published or unpublished) and all copyright registrations and applications therefor, including the United States registered copyrights, listed on Schedule 1 attached hereto, together with any and all (i) rights and privileges arising under applicable Legal Requirements with respect to the use of the foregoing, (ii) restorations, renewals and extensions thereof and amendments thereto, (iii) rights to proceeds, income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements or other violations thereof, (iv) rights to sue or otherwise recover for past, present or future infringements or other violations and (v) rights corresponding thereto throughout the world; and
(b)    all Exclusive Copyright Licenses listed on Schedule 1 attached hereto.
Exhibit 2 – Form of First Lien Copyright Security Agreement

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page to this Copyright Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Copyright Security Agreement.
SECTION 5. Governing Law. This Copyright Security Agreement shall be construed in accordance with and governed by the laws of the State of New York.

[Signature Page Follows]

Exhibit 2 – Form of First Lien Copyright Security Agreement

    IN WITNESS WHEREOF, the Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[PLEDGOR]
By:    ______________________________
    Name:
    Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Collateral Agent
By:    ______________________________
    Name:
    Title:

By:    ______________________________
    Name:
    Title:
Exhibit 2 – Form of First Lien Copyright Security Agreement

SCHEDULE 1
to
FIRST LIEN COPYRIGHT SECURITY AGREEMENT
UNITED STATES COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS; EXCLUSIVE COPYRIGHT LICENSES
United States Copyright Registrations:

OWNER	TITLE	REGISTRATION NUMBER

United States Copyright Applications:

OWNER	TITLE

Exclusive Copyright Licenses:
Exhibit 2 – Form of First Lien Copyright Security Agreement

EXHIBIT 3
[Form of]
FIRST LIEN PATENT SECURITY AGREEMENT
This First Lien Patent Security Agreement, dated as of [__________ ___], 20[__] (this “Patent Security Agreement”), by and among the signatory hereto indicated as a “Pledgor” (the “Pledgor”) in favor of Credit Suisse AG, Cayman Islands Branch in its capacity as collateral agent for the Secured Parties (in such capacity, together with any successor thereof, the “Collateral Agent”) pursuant to that certain First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Pledgor and each of the other guarantors listed on the signature pages thereto, the lenders from time to time party thereto, the several agents party thereto, including the Collateral Agent and Credit Suisse AG, Cayman Islands Branch, MIHI LLC and Nomura Corporate Funding Americas, LLC as Issuing Banks.
W I T N E S S E T H:
WHEREAS, the Pledgor is party to that certain First Lien Security Agreement dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor pledged and granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Patent Collateral (as defined below); and
WHEREAS, pursuant to the Security Agreement, the Pledgor is required to execute and deliver this Patent Security Agreement.
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the ratable benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to all of the right, title and interest of the Pledgor in, to and under all following Pledged Collateral of the Pledgor, in each case excluding Excluded Assets, whether now existing or hereafter arising or acquired from time to time (collectively, the “Patent Collateral”): all patents and patent applications (whether issued or applied for), including the United States patents and patent applications, listed on Schedule 1 attached hereto, together with any and all (i) rights and privileges arising under applicable Legal Requirements with respect to the use of any of the foregoing, (ii) inventions and improvements described and claimed therein, (iii) reissues, substitutes, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof and amendments thereto, (iv) rights to proceeds, income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder and with respect thereto including damages, claims and payments for past, present or future infringements or other violations thereof, (v) rights to sue or otherwise recover for past, present or future infringements or other violations thereof and (vi) rights corresponding thereto throughout the world.
SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security
Exhibit 3 – Form of First Lien Patent Security Agreement

Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4.    Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page to this Patent Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.
SECTION 5.    Governing Law. This Patent Security Agreement shall be construed in accordance with and governed by the laws of the State of New York.

[Signature Page Follows]

Exhibit 3 – Form of First Lien Patent Security Agreement

IN WITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[PLEDGOR]
By:    ______________________________
    Name:
    Title:

Accepted and Agreed:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Collateral Agent
By:    ______________________________
    Name:
    Title:

By:    ______________________________
    Name:
    Title:
Exhibit 3 – Form of First Lien Patent Security Agreement

SCHEDULE 1
to
FIRST LIEN PATENT SECURITY AGREEMENT
UNITED STATES PATENTS AND PATENT APPLICATIONS

United States Patents:

OWNER	TITLE	PATENT NUMBER

United States Patent Applications:

OWNER	TITLE	APPLICATION NUMBER

Exhibit 3 – Form of First Lien Patent Security Agreement

EXHIBIT 4
[Form of]
FIRST LIEN TRADEMARK SECURITY AGREEMENT
This First Lien Trademark Security Agreement, dated as of [__________ ___], 20[__] (this “Trademark Security Agreement”), by and among the signatory hereto indicated as a “Pledgor” (the “Pledgor”) in favor of Credit Suisse AG, Cayman Islands Branch in its capacity as collateral agent for the Secured Parties (in such capacity, together with any successor thereof, the “Collateral Agent”) pursuant to that certain First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Pledgor and each of the other guarantors listed on the signature pages thereto, the lenders from time to time party thereto, the several agents party thereto, including the Collateral Agent and Credit Suisse AG, Cayman Islands Branch, MIHI LLC and Nomura Corporate Funding Americas, LLC as Issuing Banks.
W I T N E S S E T H:
WHEREAS, the Pledgor is party to that certain First Lien Security Agreement dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor pledged and granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Trademark Collateral (as defined below); and
WHEREAS, pursuant to the Security Agreement, the Pledgor is required to execute and deliver this Trademark Security Agreement.
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the ratable benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Trademark Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to all of the right, title and interest of the Pledgor in, to and under all the following Pledged Collateral of the Pledgor, in each case excluding Excluded Assets, whether now existing or hereafter arising or acquired from time to time (collectively, the “Trademark Collateral”): all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names, trade names, or other indicia of source, whether registered or unregistered, all registrations and applications for the foregoing (whether statutory or common law and whether registered or applied for in the United States or any other country, multi-national registry or any political subdivision thereof), including the United States trademark and service mark registrations and applications for registration listed on Schedule 1 attached hereto, together with any and all (i) rights and privileges arising under applicable Legal Requirements with respect to the use of any of the foregoing, (ii) all goodwill of the business connected with the use thereof and symbolized thereby, (iii) extensions and renewals thereof and amendments thereto, (iv) rights to proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (v) rights to sue or otherwise recover for past, present and future infringements, dilutions or other violations thereof and (vi) rights corresponding thereto throughout the world.
Exhibit 4 – Form of First Lien Trademark Security Agreement

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4.    Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page to this Trademark Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.
SECTION 5.    Governing Law. This Trademark Security Agreement shall be construed in accordance with and governed by the laws of the State of New York.

[Signature Page Follows]

Exhibit 4 – Form of First Lien Trademark Security Agreement

IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[PLEDGOR]
By:    ______________________________
    Name:
    Title:

Accepted and Agreed:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Collateral Agent
By:    ______________________________
    Name:
    Title:

By:    ______________________________
    Name:
    Title:

Exhibit 4 – Form of First Lien Trademark Security Agreement

SCHEDULE 1
to
FIRST LIEN TRADEMARK SECURITY AGREEMENT
UNITED STATES TRADEMARK REGISTRATIONS AND APPLICATIONS
United States Trademark Registrations:

OWNER	TITLE	REGISTRATION NUMBER

United States Trademark Applications:

OWNER	MARK	SERIAL NUMBER

Exhibit 4 – Form of First Lien Trademark Security Agreement

EXHIBIT E
[Form of]
INTEREST ELECTION REQUEST
    [Date]
Credit Suisse AG, Cayman Islands Branch,
as Administrative Agent for
the Lenders referred to below
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Manager
Telephone: (919) 994-6369
Facsimile: (212) 322-2291
Email: agency.loanops@credit-suisse.com

Re: SolarWinds Holdings, Inc.
Ladies and Gentlemen:
Pursuant to Section 2.08 of that certain First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto, Borrower hereby gives the Administrative Agent notice that Borrower hereby requests:
[Option A - Conversion of Term Benchmark Borrowings to ABR Borrowings22: to convert $___________ in principal amount of presently outstanding Term Benchmark _______________ Borrowings23 with a final Interest Payment Date of ____________ ____, _____ to ABR Borrowings on __________ ____, ____ (which is a Business Day).]
[Option B - Conversion of ABR Borrowings to Term Benchmark Borrowings: to convert $__________ in principal amount of presently outstanding ABR ____________ Borrowings24 to Term Benchmark Borrowings on ____________ ____, _____ (which is a Business Day). The Interest Period for such Term Benchmark Borrowings is ______ month[s].]
[Option C - Continuation of Term Benchmark Borrowings as Term Benchmark Borrowings: to continue as Term Benchmark Borrowings [$][€25]__________ in presently
22     Only available to Loans denominated in Dollars. Loans denominated in an Alternative Currency must remain in the form of a Term Benchmark Borrowing.
23     Identify as Term Benchmark Term Loan Borrowings or Term Benchmark Revolving Loan Borrowings, and applicable Class thereof (e.g. Multicurrency Revolving Loan Borrowings or US Dollar Revolving Loan Borrowings).
24     Only available to Loans denominated in Dollars. Identify as ABR Term Loan Borrowings or ABR Revolving Loan Borrowings, and applicable Class thereof (e.g. Multicurrency Revolving Loan Borrowings or US Dollar Revolving Loan Borrowings).
25     Identify other Alternative Currency, if any, for Multicurrency Revolving Loan Borrowings.

outstanding Term Benchmark __________ Borrowings26 with a final Interest Payment Date of ____________ ____, _____ (which is a Business Day). The Interest Period for such Term Benchmark Borrowings is ______ month[s].]

26     Identify as Term Benchmark Term Loan Borrowings or Term Benchmark Revolving Loan Borrowings, and applicable Class thereof (e.g. Multicurrency Revolving Loan Borrowings or US Dollar Revolving Loan Borrowings).

||

Very truly yours,
SOLARWINDS HOLDINGS, INC.

By:__________________________________
    Name:
    Title

EXHIBIT F
[Reserved]

F-1

EXHIBIT G
[Form of]
GUARANTEE JOINDER AGREEMENT
GUARANTEE JOINDER AGREEMENT, dated as of [_], [_], made by ______________________, a _______________ (the “Additional Guarantor”), in favor of Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (in such capacity, the “Agent”) for (i) the banks and other financial institutions and entities (the “Lenders”) parties to the Credit Agreement referred to below and (ii) the other Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
WHEREAS, SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto have entered into a Credit Agreement, dated as of February 5, 2016 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to Section 5.10(a)(ii), the Credit Agreement requires the Additional Guarantor to become a party to the Credit Agreement; and
WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Credit Agreement;
NOW, THEREFORE, IT IS AGREED:
1.    Credit Agreement. By executing and delivering this Guarantee Joinder Agreement, the Additional Guarantor, as provided in Section 5.10(a)(ii) of the Credit Agreement, hereby becomes a party to the Credit Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.10, 3.11, 3.19 and 3.20 of the Credit Agreement, as applicable to such Additional Guarantor, are true and correct in all material respects on and as the date hereof (after giving effect to this Guarantee Joinder Agreement) as if made on and as of such date. The Additional Guarantor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in the Credit Agreement and the other Loan Documents to the same extent that it would have been bound if it had been a signatory to the Credit Agreement and such other Loan Documents on the execution date or dates of the Credit Agreement and such other Loan Documents. This Guarantee Joinder Agreement is a Loan Document.
2.    GOVERNING LAW. THIS GUARANTEE JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTEE JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED

HEREBY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
3.    Counterparts. This Guarantee Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of this Guarantee Joinder Agreement by facsimile or other electronic transmission (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Guarantee Joinder Agreement.
[Signature Page Follows]

||

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
                    [ADDITIONAL GUARANTOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Agent

By:______________________________
Name:
Title:

By:______________________________
Name:
Title:

||

EXHIBIT H-1
[Form of]
INITIAL TERM LOAN NOTE
$[____________]    New York, New York
    [____________]
FOR VALUE RECEIVED, the undersigned, SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), hereby promises to pay [_________________] or its registered assigns (the “Lender”) on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) or such earlier date on which such amount may become payable in accordance with the terms of the Credit Agreement (as defined below), in lawful money of the United States and in immediately available funds, the principal amount of [____________] DOLLARS or, if less, the aggregate unpaid principal amount of all Initial Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.
The holder of this Note may endorse and attach a schedule to reflect the date, Type, and amount of each Initial Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
This Note is one of the Notes referred to in the First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), Borrower, the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may automatically become, or may be declared to be, immediately due and payable, all as provided therein, all upon the terms and conditions therein specified.
H-1-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law) presentment, demand, protest and all other notices of any kind.
THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREASURY REGULATION SECTION 1.1275-3. THIS NOTE WAS ISSUED WITH ‘ORIGINAL ISSUE DISCOUNT’ WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE ISSUER WILL PROVIDE TO ANY HOLDER OF THE NOTE (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, AND (3) THE ORIGINAL YIELD TO MATURITY OF THE NOTE. SUCH REQUEST SHOULD BE SENT TO THE ISSUER AT 7171 SOUTHWEST PARKWAY, BUILDING 400, AUSTIN, TX 78735, ATTN: [_].
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SOLARWINDS HOLDINGS, INC.,
as Borrower

By:    ______________________________
    Name:
    Title:

H-1-2

EXHIBIT H-2
[Reserved]

H-2-1

EXHIBIT H-3
[Form of]
US DOLLAR REVOLVING NOTE
    New York, New York
    [____________]
FOR VALUE RECEIVED, the undersigned, SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), hereby promises to pay [________________] or its registered assigns (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below) or such earlier date on which such amount may become payable in accordance with the terms of the Credit Agreement (as defined below), in immediately available funds, the aggregate unpaid principal amount of all US Dollar Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Borrower further agrees to pay interest in like money as set forth in Section 2.06(d) of the Credit Agreement at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.
The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each US Dollar Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
This Note is one of the Notes referred to in the First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), Borrower, the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank the other Issuing Banks from time to time party thereto. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may automatically become, or may be declared to be, immediately due and payable, all as provided therein, all upon the terms and conditions therein specified.
H-4-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law) presentment, demand, protest and all other notices of any kind.
[THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREASURY REGULATION SECTION 1.1275-3. THIS NOTE WAS ISSUED WITH ‘ORIGINAL ISSUE DISCOUNT’ WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE ISSUER WILL PROVIDE TO ANY HOLDER OF THE NOTE (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, AND (3) THE ORIGINAL YIELD TO MATURITY OF THE NOTE. SUCH REQUEST SHOULD BE SENT TO THE ISSUER AT 7171 SOUTHWEST PARKWAY, BUILDING 400, AUSTIN, TX 78735, ATTN: [_].]27
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SOLARWINDS HOLDINGS, INC.,
as Borrower

By:______________________________
    Name:
    Title:

27 To be inserted only if required.
H-4-2

EXHIBIT H-4
[Form of]
MULTICURRENCY REVOLVING NOTE
    New York, New York
    [____________]
FOR VALUE RECEIVED, the undersigned, SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), hereby promises to pay [________________] or its registered assigns (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below) or such earlier date on which such amount may become payable in accordance with the terms of the Credit Agreement (as defined below), in immediately available funds, the aggregate unpaid principal amount of all Multicurrency Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Borrower further agrees to pay interest in like money as set forth in Section 2.06(d) of the Credit Agreement at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.
The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Multicurrency Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
This Note is one of the Notes referred to in the First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), Borrower, the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may automatically become, or may be declared to be, immediately due and payable, all as provided therein, all upon the terms and conditions therein specified.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law) presentment, demand, protest and all other notices of any kind.
H-4-1

[THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREASURY REGULATION SECTION 1.1275-3. THIS NOTE WAS ISSUED WITH ‘ORIGINAL ISSUE DISCOUNT’ WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE ISSUER WILL PROVIDE TO ANY HOLDER OF THE NOTE (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, AND (3) THE ORIGINAL YIELD TO MATURITY OF THE NOTE. SUCH REQUEST SHOULD BE SENT TO THE ISSUER AT 7171 SOUTHWEST PARKWAY, BUILDING 400, AUSTIN, TX 78735, ATTN: [_].]28
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SOLARWINDS HOLDINGS, INC.,
as Borrower

By:______________________________
    Name:
    Title
28 To be inserted only if required.
H-4-2

EXHIBIT J
[Form of]
INTERCOMPANY SUBORDINATION AGREEMENT
[Final form to be attached]
J-1

Execution Version

INTERCOMPANY SUBORDINATION AGREEMENT
Dated: March 15, 2018
This intercompany subordination agreement (this “Subordination Agreement”) among Holdings (as defined below), Borrower (as defined below), each of its Restricted Subsidiaries (collectively with Holdings and Borrower, the “Group Members” and each, a “Group Member”) which is a signatory hereto, Credit Suisse AG, Cayman Islands Branch, as First Lien Collateral Agent, and Wilmington Trust, National Association, as Second Lien Collateral Agent, is made with reference to that certain (i) First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the other guarantors from time to time party thereto, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “First Lien Administrative Agent”) and collateral agent for the First Lien Credit Agreement Secured Parties (in such capacity, together with its successors and permitted assigns, the “First Lien Collateral Agent”), Credit Suisse AG, Cayman Islands Branch, MIHI LLC and Nomura Corporate Funding Americas, LLC, as Issuing Banks (in such capacity, the “Issuing Banks”), Goldman Sachs Lending Partners LLC, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc. and Nomura Securities International, Inc., as joint lead arrangers (in such capacity, the “Arrangers”) and as joint bookrunners (in such capacity, the “Bookrunners”), Goldman Sachs Lending Partners LLC, as documentation agent (the “Documentation Agent”) and Goldman Sachs Lending Partners LLC, as syndication agent (in such capacity, the “Syndication Agent”), (ii) Second Lien Credit Agreement, dated as of the date first written above (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement” (and together with the First Lien Credit Agreement, the “Credit Agreements”)) among Holdings, Borrower, the guarantors party thereto from time to time and Wilmington Trust, National Association, as administrative agent and as collateral agent for the lenders (in such capacity, together with its successors and permitted assigns, the “Second Lien Administrative Agent” and together with the First Lien Administrative Agent, the “Administrative Agents”)(in such capacity, together with its successors and permitted assigns, the “Second Lien Collateral Agent” and together with the First Lien Collateral Agent, the “Collateral Agents”), and (iii) First Lien/Second Lien Intercreditor Agreement, dated as of the date first written above (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), by and among the First Lien Collateral Agent, as First Lien Collateral Agent and the Second Lien Collateral Agent, as Second Lien Collateral Agent, and each additional representative party thereto from time to time, acknowledged and agreed by the Loan Parties. Unless otherwise defined herein, capitalized terms defined in the First Lien Credit Agreement, the Second Lien Credit Agreement, or the First Lien/Second Lien Intercreditor Agreement and used herein shall have the meanings given to them in the First Lien Credit Agreement, the Second Lien Credit Agreement or the First Lien/Second Lien Intercreditor Agreement, as applicable. This Subordination Agreement is the Intercompany Subordination Agreement referred to in the First Lien Credit Agreement and Second Lien Credit Agreement.
Each Group Member that is a Non-Guarantor Subsidiary (each, a “Subordinated Creditor”) agrees that any and all Indebtedness, liabilities, and other obligations owed to such Subordinated Creditor by any Group Member that is a Loan Party (each, an “Obligor”), and all interest, premiums, costs, expenses or indemnification amounts thereon or payable in respect thereof or in connection therewith (the “Subordinated Debt”), shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (i) the Secured Obligations under the First Lien Credit Agreement, until the satisfaction of the Termination Conditions and (ii) the Secured Obligations under the Second Lien Credit Agreement, until the satisfaction of the Termination Conditions, in each case, subject to the terms of the First Lien/Second Lien Intercreditor Agreement; provided that each Obligor may make payments with respect to Subordinated Debt to the applicable Subordinated Creditor, except in the event that (i) an Event of Default under the First Lien Credit Agreement or under the Second Lien Credit Agreement shall have occurred and be continuing and (ii) the applicable Collateral Agent has, subject to the terms of the First Lien/Second Lien Intercreditor Agreement, given the Borrower prior written notice stating that such payments are so blocked (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Section 8.01 of the First Lien Credit Agreement or under paragraph (g) or (h) under the Second Lien Credit Agreement); and provided further, that upon the waiver, remedy or cure of each such Event of Default, so long as no other Event of Default under the Credit Agreements shall have occurred and be then continuing, such payments of Subordinated Debt shall be permitted, including any payment to bring current any missed payments during the period of such Event of Default. Notwithstanding any right of any Subordinated Creditor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, Liens and security interests of such Subordinated Creditor, whether now or hereafter arising and howsoever existing, on and in any assets of any Obligor (whether constituting part of the security or collateral given to the Collateral Agents or any other First Lien Credit Agreement Secured Party or Second Lien Credit Agreement Secured Party under the Credit Agreements, as applicable, to secure payment of all or any part of the Secured Obligations (as defined in the First Lien Credit Agreement) or Secured Obligations (as defined under the Second Lien Credit Agreement), as applicable, under the Credit Agreements, or otherwise) shall be and hereby are subordinated and junior to the rights of the Collateral Agents and each other First Lien Credit Agreement Secured Party or Second Lien Credit Agreement Secured Party under the Credit Agreements, as applicable, in such assets.
Except as expressly permitted by the Credit Agreements, after the occurrence and during the continuance of an Event of Default, the Subordinated Creditors shall have no right to (a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any Obligor owing to such Subordinated Creditors, (b) exercise any rights under or with respect to guaranties of the Subordinated Debt, if any, (c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of any Obligor to any Subordinated Creditor against any of the Subordinated Debt or (d) commence, or cause to be commenced, or join with any creditor other than the Collateral Agents and any First Lien Credit Agreement Secured Party or Second Lien Credit Agreement Secured Party in commencing, any Bankruptcy Proceeding or receivership proceeding against any Obligor in respect of any asset, whether by judicial action or otherwise.
Prior to (i) the satisfaction of the Termination Conditions under the First Lien Credit Agreement and (ii) the satisfaction of the Termination Conditions under the Second Lien Credit Agreement, in each case, subject to the terms of the First Lien/Second Lien Intercreditor Agreement, any payments received by the Subordinated Creditor in violation of this Subordination Agreement in all cases shall be segregated and held in trust and forthwith due and paid over to the First Lien Collateral Agent (or, after the satisfaction of the Termination Conditions (as defined in the First Lien Credit Agreement), the Second Lien Collateral Agent) for the benefit of the First Lien Credit Agreement Secured Parties (or, after the satisfaction of the Termination Conditions (as defined in the First Lien Credit Agreement), the Second Lien Credit Agreement Secured Parties) in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or
3

as a court of competent jurisdiction may otherwise direct for application to the Secured Obligations (as defined in the First Lien/Second Lien Intercreditor Agreement).
If, while any Subordinated Debt is outstanding, in the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Obligor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Debtor Relief Law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or its Property, subject to the First Lien/Second Lien Intercreditor Agreement: the applicable Collateral Agent shall be entitled to receive payment in full of the Secured Obligations (as defined in the First Lien Credit Agreement) or the Secured Obligations (as defined in the Second Lien Credit Agreement), as applicable, before any Subordinated Creditor is entitled to receive any payment of all or any of the Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of such Obligor being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the applicable Collateral Agent for the account of the First Lien Credit Agreement Secured Parties or Second Lien Credit Agreement Secured Parties, as applicable, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Secured Obligations (as defined in the First Lien Credit Agreement) or the Secured Obligations (as defined in the Second Lien Credit Agreement), as applicable, until paid in full.
Each Subordinated Creditor agrees that no payment or distribution to the Collateral Agents or the other Secured Parties (as defined in the First Lien/Second Lien Intercreditor Agreement) pursuant to the provisions of this Subordination Agreement shall entitle such Subordinated Creditor to exercise any right of subrogation in respect thereof until (i) the satisfaction of the Termination Conditions under the First Lien Credit Agreement and (ii) the satisfaction of the Termination Conditions under the Second Lien Credit Agreement, in each case, subject to the terms of the First Lien/Second Lien Intercreditor Agreement.
Each Obligor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in each case if such payment or other action would be in contravention of the provisions of this Subordination Agreement.
Each Collateral Agent party hereto agrees and acknowledges that, upon the reasonable request of Borrower, such Collateral Agent shall agree to amend, modify or supplement this Subordination Agreement for the sole purpose of adding as parties hereto (subject to the terms of the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement, the Equal Priority Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement, if applicable) the holders of any Indebtedness for borrowed money (or a Senior Representative with respect thereto), solely to the extent such Indebtedness is then permitted to be incurred under the Credit Agreements.
THIS SUBORDINATION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
The terms and provisions of this Subordination Agreement are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable Legal Requirements by a Governmental Authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity,
4

legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Subordination Agreement in any jurisdiction.
From time to time after the date hereof, additional Restricted Subsidiaries of Borrower may become parties hereto (as Obligor or Subordinated Creditor, as the case may be) by executing a counterpart signature page to this Subordination Agreement (each additional Restricted Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the holder of this Subordination Agreement, notice of which is hereby waived by the other Group Members, each Additional Party shall be an Obligor or Subordinated Creditor, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. This Subordination Agreement shall be fully effective as to any Obligor or Subordinated Creditor that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Obligor or Subordinated Creditor hereunder.
This Subordination Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Subordination Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Subordination Agreement.
Wilmington Trust, National Association is entering this Subordination Agreement not in its individual capacity, but solely in its capacity as “Collateral Agent” under the Second Lien Credit Agreement. In acting hereunder, the Second Lien Collateral Agent shall be entitled to all of the rights, privileges and immunities of the “Collateral Agent” set forth in the Second Lien Credit Agreement, including without limitation in Article X thereof, as if such rights, privileges and immunities were expressly set forth herein.
The First Lien Collateral Agent and the Group Members hereby acknowledge and agree that this Subordination Agreement shall supersede and replace the Intercompany Subordination Agreement, dated February 5, 2016, by and among the First Lien Collateral Agent, the Group Members party thereto and the other parties thereto (the “Prior Subordination Agreement”), and that upon execution and delivery of this Subordination Agreement by the parties hereto, the Prior Subordination Agreement shall be terminated ad shall no longer be in effect.
[Signature Page Follows]
5

IN WITNESS WHEREOF, each of the undersigned has caused this Intercompany Subordination Agreement to be executed and delivered by its proper and duly authorized officer as of the date set forth above.
SOLARWINDS INTERMEDIATE HOLDINGS I, INC.
SOLARWINDS HOLDINGS, INC.
SOLARWINDS, INC.

By:
Name: J. Barton Kalsu
Title: Treasurer

SOLARWINDS SWEDEN HOLDINGS AB
PINGDOM AB

By:
Name: J. Barton Kalsu
Title: Deputy Director

GALAXY TECHNOLOGIES, LLC

By:
Name: J. Barton Kalsu
Title: Manager

SOLARWINDS POLAND SP. Z O. O.

By:
Name: J. Barton Kalsu
Title: Member of the Management Board

[Signature Page to Intercompany Subordination Agreement]

SOLARWINDS WORLDWIDE, LLC
By: SolarWinds, Inc., its Managing Member

By: _______________________
Name: J. Barton Kalsu
Title: Vice President, Chief Financial Officer,
Chief Accounting Officer and Treasurer

SOLARWINDS CZECH S.R.O.

By:
Name: J. Barton Kalsu
Title: Executive

AJAX ILLINOIS CORP.
CONFIO CORP.
LIBRATO, INC.
N-ABLE TECHNOLOGIES INTERNATIONAL, INC.
PAPERTRAIL, INC.
RHINO SOFTWARE, INC.
SOLARWINDS MSP US, INC.
LOGGLY, INC.

By:
Name: J. Barton Kalsu
Title: President

[Signature Page to Intercompany Subordination Agreement]

IASO INTERNATIONAL, B.V.
LOGICNOW ACQUISITION LIMITED
LOGICNOW PTY LTD
SOLARWINDS INDIA PVT. LTD.
SOLARWINDS INTERNATIONAL HOLDINGS, LTD.
SOLARWINDS IP HOLDING COMPANY LIMITED
SOLARWINDS JAPAN K.K.
SOLARWINDS MSP CLOUD GMBH
SOLARWINDS MSP HOLDINGS LIMITED
SOLARWINDS MSP HOLDINGS WORLDWIDE, LTD.
SOLARWINDS MSP INTERNATIONAL B.V
SOLARWINDS MSP TECHNOLOGY B.V
SOLARWINDS MSP UK LIMITED
SOLARWINDS SOFTWARE ASIA PTE. LTD.
SOLARWINDS SOFTWARE AUSTRALIA PTY. LTD.
SOLARWINDS SOFTWARE EUROPE LIMITED
SOLARWINDS SOFTWARE NETHERLANDS B.V.
SPAMEXPERTS B.V.
SPAMEXPERTS SERVICES SRL

By:
Name: J. Barton Kalsu
Title: Director

SOLARWINDS CLASSIC HOLDINGS I, INC.
SOLARWINDS CLASSIC HOLDINGS II, INC.
SOLARWINDS MSP CANADA ULC

By:
Name: J. Barton Kalsu
Title: President

PROJECT LAKE HOLDINGS LIMITED
SOLARWINDS SOFTWARE EUROPE (HOLDINGS) LIMITED)
SOLARWINDS SOFTWARE PORTUGAL, UNIPESSOAL LDA.
SOLARWINDS SOFTWARE UK LIMITED

By:
Name: Jason Bliss
Title: Director
[Signature Page to Intercompany Subordination Agreement]

LOGICNOW ACQUISITION COMPANY B.V.

By:
Name: Jason Bliss
Title: Director (A)

SOLARWINDS CANADA CORPORATION

By:
Name: Jason Bliss
Title: Director & Secretary

LLC SOLARWINDS MSP TECHNOLOGY

By:
Name: Johan Jongsma
Title: Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as First Lien Collateral Agent

By: ____________________________
Name:
Title:

By: ____________________________
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]

Execution Version
WILMINGTON TRUST, NATIONAL
ASSOCIATION, soley in its capacity as
Collateral Agent

By: ____________________________
Name:
Title:

EXHIBIT K
[Form of]
U.S. TAX CERTIFICATE

Reference is made to the First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to Section 2.15(e) of the Credit Agreement, the undersigned (the “Non-U.S. Lender” or “Participant,” as applicable) certifies that:
I.    It is not a bank (within the meaning of Section 881(c)(3)(A) of the Code).
II.    It is not a 10-percent shareholder of Borrower (within the meaning of Section 881(c)(3)(B) of the Code).
III.    It is not a controlled foreign corporation related to Borrower (within the meaning of Section 881(c)(3)(C) and Section 864(d)(4) of the Code).29
IV.    If it is a “disregarded entity” for U.S. tax purposes, as such term is used in U.S. Treasury Regulations Section 301.7701-2(a), then it is providing this form and
29 If the Non-U.S. Lender or Participant is an intermediary, foreign partnership or other flow-through entity, the following adjustments shall be made.
A.    The following representations shall be provided as applied to the partners or the members claiming the portfolio interest exemption:
•the status in Clause II;
•the status in Clause III.
B.    The following representation shall be provided as applied to the Non-U.S. Lender or Participant as well as the members/ beneficial owners claiming the portfolio interest exemption.
•The status in Clause I.
C.    The following representation shall be applied as to the Non-U.S. Lender or Participant and its partners / members:
•The Non-U.S. Lender or Participant is the sole record owner of the Loan(a) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, and its direct or indirect partners/members are the sole beneficial owners of such Loan(a) (as well as any Note(s) evidencing such Loan(s)).
D.     The Non-U.S. Lender or Participant shall provide a U.S. Internal Revenue Service Form W-8IMY (with W-8BENs/ W-8BEN-Es/W-9s (or other applicable forms) from each of its partners/ members).
E.    Appropriate adjustments shall be made in the case of tiered intermediaries or tiered partnerships/ flow-through entities.

K-1

certifications on behalf of its beneficial owner as determined for U.S. federal income tax purposes.
V.    It is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate.
By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which such payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page to follow]

[NAME OF NON-U.S. LENDER][PARTICIPANT]

By:
    Name:
    Title:
[ADDRESS]
Dated:____________________, 20__

K-2

EXHIBIT L
[Form of]
SOLVENCY CERTIFICATE
Reference is made to the First Lien Credit Agreement, dated as of February 5, 2016 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
The undersigned hereby certifies as follows:
1.    I am the [Chief Financial Officer] of Borrower.
2.    I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.
3.    Based upon my review and examination described in paragraph 2 above, I certify on behalf of Borrower and its Subsidiaries, on a consolidated basis, that, as of the date hereof, and after giving effect to the Transactions and the other transactions contemplated by the Credit Agreement:
(i) The sum of the “fair value” of the assets of Borrower and its Subsidiaries, taken as a whole, exceeds the sum of all of their debts, taken as a whole, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.
(ii) The “present fair saleable value of the assets” of Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured.
(iii) The capital of Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Borrower and its Subsidiaries, taken as a whole, are or are about to become engaged in.
(iv) Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business.
(v) For the purposes of clauses (i) through (iv) above, (a) (1) “debt” means liability on a “claim” and (2) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (b) the amount of any contingent unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
The foregoing certifications are made and delivered as of [__], [__].
This certificate is being signed by the undersigned in his capacity as [Chief Financial Officer] of Borrower and not in his individual capacity.
[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

SOLARWINDS HOLDINGS, INC.

By:    ____________________________
    Name: [______]
    Title: [Chief Financial Officer]

EXHIBIT M
[Form of]
SPONSOR PERMITTED ASSIGNEE ASSIGNMENT AND ASSUMPTION
This Sponsor Permitted Assignee Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert Name of Assignor] (the “Assignor”) and [Insert Name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the First Lien Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and Section 11.04 of the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ________________________________

2.    Assignee:        ___________________________________

3.    Borrower:        SolarWinds Holdings, Inc., a Delaware corporation

4.    Administrative Agent:    Credit Suisse AG, Cayman Islands Branch, as the administrative agent under the Credit Agreement

5.    Credit Agreement:    The First Lien Credit Agreement dated as of February 5, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation, SolarWinds Holdings, Inc., a Delaware corporation, the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks from time to time party thereto.

6.     Assigned Interest[s]:

Facility Assigned	Class of Loans	Aggregate Amount of Term Loans for all Lenders under such Class[30]	Amount of Term Loans Assigned under such Class	Percentage Assigned of Term Loans[31]
Term Loans		[$][€]	[$][€]	%

[7.    Trade Date:        ______________]32

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

30 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
31 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
32 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By: _________________________________
Name:
Title:

By: _________________________________
Name:
Title:

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

        1.    Representations and Warranties.

        1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (other than this Assignment and Assumption), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents (other than this Assignment and Assumption) or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Holdings, the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is a Sponsor Permitted Assignee, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) the aggregate principal amount of all Term Loans assigned to all Sponsor Permitted Assignees, calculated at the time of and after giving effect to the consummation of this Assignment and Assumption, does not exceed 25% of the aggregate principal amount of Term Loans then outstanding, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it is not a Defaulting Lender, (viii) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire in the form provided by the Administrative Agent and (ix) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (c) grants during the term of the Credit Agreement to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) with full authority in the place and stead of the Sponsor Permitted Assignee and in the name of the Sponsor Permitted Assignee, from time to time in Administrative Agent’s discretion, to take any action and to execute any document, agreement, certificate and instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of, or the purposes of Section 11.04(c) of the Credit Agreement; and (d) agrees that it will be subject to Section 11.04(c) of the Credit Agreement.

        2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

        3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT N
[Form of]
FIRST LIEN INTERCREDITOR AGREEMENT TERM SHEET

EXHIBIT N
FIRST LIEN INTERCREDITOR AGREEMENT TERM SHEET
Capitalized terms used but not defined herein shall have the meanings set forth in the First Lien Credit Agreement, dated as of February 5, 2016 (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Credit Agreement”), among SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“Holdings”), SolarWinds Holdings, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders (the “Administrative Agent”) and collateral agent for the Secured Parties (the “Collateral Agent”), and Credit Suisse AG, Cayman Islands Branch, MIHI LLC and Nomura Corporate Funding Americas, LLC as Issuing Banks.
The following summary is intended to apply to the First Lien Intercreditor Agreement (the “First Lien Pari Passu Intercreditor Agreement”) entered into in connection with an issuance or incurrence of senior secured Indebtedness that is equally and ratably secured with the Secured Obligations and permitted under the Credit Agreement (each, “First Lien Pari Passu Debt”). The following is a summary of all of the material terms that will be contained in the First Lien Pari Passu Intercreditor Agreement, but it is not intended to be a definitive list of all of the provisions that will be contained in the First Lien Pari Passu Intercreditor Agreement. The First Lien Pari Passu Intercreditor Agreement will include, in addition to the provisions set forth herein, provisions that are customary or typical or are otherwise reasonably satisfactory to the Administrative Agent.

Parties
The Collateral Agent, one or more representatives of the lenders or holders (as applicable) of First Lien Pari Passu Debt (the Collateral Agent and each such representative, each, a “First Lien Representative” and, collectively, the “First Lien Representatives”), the Borrower, Holdings and each other Loan Party. The Secured Obligations and the First Lien Pari Passu Debt shall collectively constitute “First Lien Obligations”. The Secured Parties, First Lien Representatives and holders of First Lien Pari Passu Debt shall collectively constitute “First Lien Secured Parties”.

Lien Priorities	So long as the Secured Obligations are outstanding, the Liens securing any First Lien Pari Passu Debt will be pari passu in all respects to the Liens securing the Secured Obligations.

Collateral
The collateral securing any First Lien Pari Passu Debt will be substantially identical to the Collateral, or a portion of the Collateral, securing the Secured Obligations, with such differences as are reasonably satisfactory to the Administrative Agent and the Borrower.
Notwithstanding anything to the contrary contained in this term sheet, if, for any reason, the guaranties of, or collateral securing, any series of First Lien Pari Passu Debt are less extensive than the guaranties of, or Collateral securing, as the case may be, the Secured Obligations, then (a) with regard to Collateral securing the Secured Obligations only, such Collateral shall not be shared with the holders of such series of First Lien Pari Passu Debt and the provisions below under the heading “Application of Proceeds/Turnover” shall not apply to such Collateral or the proceeds thereof and (b) with regard to any amounts received by the Secured Parties pursuant to the respective guaranties of the Secured Obligations, such amounts shall not be shared with the holders of such series of First Lien Pari Passu Debt and the provisions below under the heading “Application of Proceeds/Turnover” shall not apply to such amounts.
Notwithstanding the foregoing, collateral consisting of cash and cash equivalents pledged to secure reimbursement obligations in respect of letters of credit shall solely secure and be applied as specified in the Credit Agreement.

Prohibition on Contesting Liens	No First Lien Secured Party will contest, or support any other person in contesting, (i) the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any other First Lien Secured Party in all or any part of the Collateral or (ii) the provisions of the applicable First Lien Pari Passu Intercreditor Agreement to which it (or its representative) is a party.

Enforcement	The Applicable Authorized Representative (as defined below) shall (i) control all decisions related to the exercise of remedies with respect to all or any portion of the Collateral and so long as the Collateral Agent is the Applicable Authorized Representative, no other First Lien Representative or other First Lien Secured Party shall seek to exercise any right or remedy with respect to the Collateral and (ii) constitute the controlling agent under any First Lien/Second Lien Intercreditor Agreement then in effect.
Notwithstanding the equal priority of the Liens securing the Secured Obligations and each series of First Lien Pari Passu Debt, (i) the Applicable Authorized Representative may deal with the Collateral as if the First Lien Secured Parties represented by the Applicable Authorized Representative have a Lien senior to other First Lien Secured Parties and (ii) no Non-Controlling Secured Party (as defined below) will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or any Controlling Secured Party (as defined below) or any other exercise by the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to the Collateral.

“Applicable Authorized Representative” means, until the earlier of (x) the date the Discharge of Obligations under the Loan Documents (as defined below) occurs and (y) the Non-Controlling Authorized Representative Enforcement Date (as defined below) (unless and until same shall be deemed not to have occurred in accordance with the last proviso to the definition thereof), the Collateral Agent and, thereafter, the First Lien Representative of the series of the First Lien Pari Passu Debt constituting the largest outstanding principal amount of any then outstanding series of First Lien Pari Passu Debt (such series, the “Largest First Lien Pari Passu Debt”).

“Discharge of Obligations under the Loan Documents” means the payment in full in cash of all First Lien Obligations (other than contingent indemnification obligations not then due, secured hedging obligations and secured cash management obligations, in each case constituting First Lien Obligations, and letters of credit that have been cash collateralized or with respect other arrangements satisfactory to the applicable issuing bank have been made) and the termination or expiration of all commitments if any to extend credit which constitutes First Lien Obligations.

“Non-Controlling Authorized Representative Enforcement Date” means 180 consecutive days (or such alternative period to be agreed among the Collateral Agent, the First Lien Representative and the Borrower) after (a) the acceleration of the Largest First Lien Pari Passu Debt (throughout which consecutive 180 day period such Largest First Lien Pari Passu Debt continued to constitute the Largest First Lien Pari Passu Debt) and (b) each First Lien Representative’s receipt of written notice that such acceleration has occurred; provided that such date shall be stayed and shall not occur if (1) the Administrative Agent or the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Collateral or (2) the Loan Party which has granted a security interest in the Collateral is then a debtor subject to an insolvency or liquidation proceeding; provided, further, if the circumstances described in clause (1) or (2) above subsequently occur, the Non-Controlling Authorized Representative Enforcement Date shall be deemed (prospectively only) not to have occurred and the First Lien Representative under the Largest First Lien Pari Passu Debt (and all First Lien Secured Parties represented by such First lien Representative) shall, if applicable, cease exercising any rights or remedies with respect to the Collateral.

Application of Proceeds/Turnover	The proceeds of any liquidation, foreclosure, enforcement or similar action related to the Collateral will, subject to the First Lien/Second Lien Intercreditor Agreement, be applied in the following order of priority:
First, to pay agent fees, expenses and indemnities;

Second, on a pro rata basis, to pay the First Lien Obligations in accordance with the terms of the Loan Documents and the applicable documents relating to each series of outstanding First Lien Pari Passu Debt (treating the payment of principal, interest, premium (if any) and fees in respect to loans constituting First Lien Pari Passu Debt in the same manner as with respect to loans under the Credit Agreement); and
Third, to the First Lien Obligations in accordance with the First Lien Pari Passu Intercreditor Agreement to the extent any amounts are still owed in respect thereof; thereafter in accordance with any First Lien/Second Lien Intercreditor Agreement then in effect or, otherwise, to the Loan Parties or as a court of competent jurisdiction may direct.
Notwithstanding the foregoing, each holder of First Lien Obligations shall bear the risk of (x) any failure to perfect (or to create) any Liens securing such First Lien Obligations and (y) any intervening Liens senior in priority to the Liens securing such series of First Lien Obligations and junior in priority to the lien of any other series of First Lien Obligations.

Possessory Collateral	Possessory Collateral shall be delivered to the Applicable Authorized Representative and the Applicable Authorized Representative will agree to hold all possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party for which such possessory Collateral is collateral.
Release of Collateral	The Collateral shall be released automatically from securing the First Lien Pari Passu Debt and the Secured Obligations upon any sale of Collateral in which the Liens securing the Secured Obligations are released in the event that such sale is effected as a result of the Applicable Authorized Representative exercising remedies against all or a portion of the Collateral resulting in a sale or disposition thereof.
Bankruptcy	In connection with any insolvency proceeding of any Loan Party:

If (1) such Loan Party, as debtor-in-possession, moves for approval of debtor-in-possession financing (a “DIP Financing”) and (2) the Applicable Authorized Representative does not object to such DIP Financing, then (i) to the extent the Liens securing such DIP Financing (the “DIP Financing Liens”) are senior to the Liens on any Collateral for the benefit of any First Lien Secured Parties, each of the Non-Controlling Secured Parties shall subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any Collateral for the benefit of any First Lien Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Collateral, in each case so long as (A) the First Lien Secured Parties under each series of First Lien Obligations retain the benefit of their Liens on such Collateral pledged to the DIP Financing lenders with the same priority vis-a-vis the other holders of First Lien Obligations as existed prior to the commencement of the bankruptcy case, (B) the First Lien Secured Parties (or their respective First Lien Representatives) under each series of First Lien Obligations are granted Liens on any additional collateral pledged to any other First Lien Secured Parties as adequate protection or otherwise, with the same priority vis-a-vis the other holders of First Lien Obligations as existed prior to the commencement of the bankruptcy case, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied in accordance with the terms of the First Lien Pari Passu Intercreditor Agreement and (D) if any First Lien Secured Parties under any series of First Lien Obligations are granted adequate protection, in connection with such DIP Financing or cash collateral, the proceeds of such adequate protection are applied in accordance with the terms of the First Lien Pari Passu Intercreditor Agreement.

“Controlling Secured Parties” means, at any time when the Collateral Agent is the Applicable Authorized Representative, the Secured Parties, and at any other time, the First Lien Secured Parties whose authorized representative is the Applicable Authorized Representative at such time together with such Applicable Authorized Representative.

“Non-Controlling Secured Parties” means, at any time, the First Lien Secured Parties which are not at such time Controlling Secured Parties.
No First Lien Secured Party under any series of First Lien Obligations receiving adequate protection shall object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Party in connection with a DIP Financing or use of cash collateral.
Amendment of Documents
The Credit Agreement and other Loan Documents, and the documents entered into in connection with any First Lien Pari Passu Debt, may be amended, restated, amended and restated, supplemented or otherwise modified, and any series of First Lien Obligations may be refinanced, extended, renewed, increased, restructured, replaced or exchanged, in each case, without the consent of the Collateral Agent, any other Secured Party, any First Lien Representative or any holders of any First Lien Pari Passu Debt; provided that each holder of any refinancing debt intended to be First Lien Obligations (or a representative thereof) shall bind itself in writing to the terms of the First Lien Pari Passu Intercreditor Agreement.

Notwithstanding the foregoing, no security document entered into in connection with the Credit Agreement or the First Lien Pari Passu Debt may be amended, restated, amended and restated, supplemented or otherwise modified to the extent such amendment, restatement, amendment and restatement, supplement or modification would contravene any of the terms of the First Lien Pari Passu Intercreditor Agreement.

Amendments, Waivers under the First Lien Pari Passu Intercreditor Agreement
The First Lien Pari Passu Intercreditor Agreement may not be amended without the written consent of the Collateral Agent and each other First Lien Representative party thereto; provided that (i) additional Loan Parties shall be added as parties to any First Lien Pari Passu Intercreditor Agreement in accordance with the provisions thereof without consent of the Collateral Agent or any other First Lien Representative and (ii) additional First Lien Representatives may become party to the First Lien Pari Passu Intercreditor Agreement in accordance with the provisions thereof related to additional First Lien Obligations without the consent of the Collateral Agent or any other First Lien Representative; provided, further, that any amendment, restatement, amendment and restatement, supplement or other modification of, and any consent or waiver under, the First Lien Pari Passu Intercreditor Agreement will require the Borrower’s consent if it increases the obligations or reduces the rights of any Loan Party.

Power of Attorney	Each First Lien Representative that is not the Applicable Authorized Representative, for itself and on behalf of each other First Lien Secured Party for whom it is acting, shall appoint the Applicable Authorized Representative as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such First Lien Representative to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of the First Lien Pari Passu Intercreditor Agreement, including the exercise of any and all remedies with respect to the Collateral and the execution of releases in connection therewith.
Governing Law	The State of New York.

EXHIBIT O
[Form of]
SECOND LIEN INTERCREDITOR AGREEMENT

Execution Version

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT
dated as of February 5, 2016
among
SOLARWINDS HOLDINGS, INC.
as Borrower,
SOLARWINDS INTERMEDIATE HOLDINGS I, INC.
as Holdings,
the other Grantors party hereto,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Senior Priority Representative for the First Lien Credit Agreement Secured Parties,
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Second Priority Representative for the Second Lien Notes Secured Parties,
and
each additional Representative from time to time party hereto

ANNEX I    —    Form of Grantor Supplement
ANNEX II    —    Form of Second Priority Representative Supplement
ANNEX III    —    Form of Senior Priority Representative Supplement

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of February 5, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time accordance with the terms hereof, this “Agreement”), among SOLARWINDS HOLDINGS, INC., a Delaware corporation (or any successor thereof) (the “Borrower”), SOLARWINDS INTERMEDIATE HOLDINGS I, INC., a Delaware corporation (or any successor thereof) (“Holdings”), the other Grantors (as defined below) party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”) solely in its capacity as Collateral Agent (as defined in the First Lien Credit Agreement), as Representative for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent (as defined in the Second Lien Notes Indenture), as Representative for the Second Lien Notes Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Notes Collateral Agent”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09 hereof.
In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Second Lien Notes Collateral Agent (for itself and on behalf of the Second Lien Notes Secured Parties) and each Additional Senior Priority Representative (for itself and on behalf of the Additional Senior Secured Parties under the applicable Additional Senior Priority Debt Facility) and each Additional Second Priority Representative (for itself and on behalf of the Additional Second Priority Secured Parties under the applicable Additional Second Priority Debt Facility) agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01.Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:
“Additional Debt” means any Additional Senior Priority Debt and any Additional Second Priority Debt.
“Additional Debt Parties” means (i) in the case of any Additional Senior Priority Debt Facility, the Additional Senior Secured Parties thereunder or (ii) in the case of any Additional Second Priority Debt Facility, the Additional Second Priority Secured Parties thereunder.
“Additional Debt Representative” means (i) in the case of any Additional Senior Priority Debt Facility, the Additional Senior Priority Representative thereunder or (ii) in the case of any Additional Second Priority Debt Facility, the Additional Second Priority Representative thereunder.
“Additional Second Priority Debt” means any Indebtedness (including any Permitted Incremental Equivalent Debt and any Credit Agreement Refinancing Indebtedness, in each case, that constitutes Permitted Junior Lien Debt (in each case as defined in the First Lien Credit Agreement as of the date hereof)) that is issued or guaranteed by the Borrower, Holdings and/or any other Grantor (other than Indebtedness constituting Second Lien Notes Indenture Obligations) which Indebtedness and Guarantees are secured by Liens on the Second Priority

Collateral (or a portion thereof) having the same priority (but without regard to control of remedies) as the Liens securing the Second Lien Notes Indenture Obligations and any other Additional Second Priority Debt, in each case, then outstanding (including, for the avoidance of doubt, any such Indebtedness that Refinances (x) the Indebtedness outstanding under the Second Lien Notes Indenture and (y) Permitted Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness, in each case, that constitutes Permitted Junior Lien Debt (in each case as defined in the First Lien Credit Agreement as of the date hereof)); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document, (ii) the conditions set forth in Section 8.09 hereof shall have been satisfied with respect to such Indebtedness, (iii) the Grantors shall have granted Second Priority Liens on the Second Priority Collateral to secure the obligations of such Indebtedness and (iv) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to Section 8.09 hereof and (B) the Second Lien Intercreditor Agreement; provided, further, that, if such Indebtedness will be the initial Additional Second Priority Debt incurred after the Closing Date, then the Grantors, the Second Lien Notes Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. Additional Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor.
“Additional Second Priority Debt Documents” means, with respect to any series, issue or class of Additional Second Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Second Priority Collateral Documents securing Additional Second Priority Debt.
“Additional Second Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other operative agreement evidencing or governing any Additional Second Priority Debt.
“Additional Second Priority Obligations” means, with respect to any series, issue or class of Additional Second Priority Debt, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, Holdings, the Borrower or any other Grantor arising under or with respect to any such Additional Second Priority Debt, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees, which accrue after the commencement of any Bankruptcy Case or which would accrue but for the operation of Debtor Relief Laws, whether or not allowed or allowable as a claim in any such proceeding, (b) all other amounts payable (including indemnified amounts) to the related Additional Second Priority Secured Parties under the related Additional Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.
“Additional Second Priority Representative” means the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Priority Debt Facility that is named as the Representative in respect of such Additional Second Priority Debt Facility in the applicable Joinder Agreement.
“Additional Second Priority Secured Parties” means, with respect to any series, issue or class of Additional Second Priority Debt, the holders of such Indebtedness or any other related Additional Second Priority Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Additional Second Priority Debt Documents.

“Additional Senior Priority Debt” means any Indebtedness (including any Permitted Incremental Equivalent Debt and any Credit Agreement Refinancing Indebtedness, in each case, that constitutes Permitted Pari Passu Debt (in each case as defined in the First Lien Credit Agreement as of the date hereof)) that is issued or guaranteed by the Borrower, Holdings and/or any other Grantor (other than Indebtedness constituting First Lien Credit Agreement Obligations) which Indebtedness and Guarantees are secured by Liens on the Senior Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies) as the Liens securing the First Lien Credit Agreement Obligations and any other Additional Senior Priority Debt, in each case, then outstanding (including, for the avoidance of doubt, any such Indebtedness that Refinances (x) the Indebtedness outstanding under the First Lien Credit Agreement and (y) Permitted Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness, in each case, that constitutes Permitted Pari Passu Debt (in each case as defined in the First Lien Credit Agreement as of the date hereof)); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document, (ii) the conditions set forth in Section 8.09 hereof shall have been satisfied with respect to such Indebtedness, (iii) the Grantors shall have granted Senior Liens on the Senior Priority Collateral to secure such Indebtedness and (iv) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to Section 8.09 hereof and (B) the First Lien Intercreditor Agreement; provided, further, that, if such Indebtedness will be the initial Additional Senior Priority Debt incurred after the Closing Date, then the Grantors, the First Lien Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional Senior Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor.
“Additional Senior Priority Debt Documents” means, with respect to any series, issue or class of Additional Senior Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures, or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Senior Priority Collateral Documents securing Additional Senior Priority Debt.
“Additional Senior Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other operative agreement evidencing or governing any Additional Senior Priority Debt.
“Additional Senior Priority Debt Obligations” means, with respect to any series, issue or class of Additional Senior Priority Debt, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, Holdings, the Borrower or any other Grantor arising under or with respect to any such Additional Senior Priority Debt, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees, which accrue after the commencement of any Bankruptcy Case or which would accrue but for the operation of Debtor Relief Laws, whether or not allowed or allowable as a claim in any such proceeding, (b) all other amounts payable (including indemnified amounts) to the related Additional Senior Secured Parties under the related Additional Senior Priority Debt Documents and (c) any renewals or extensions of the foregoing.
“Additional Senior Priority Representative” means the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Priority Debt Facility that executes the applicable Joinder Agreement as the Representative in respect of such Additional Senior Priority Debt Facility in the applicable Joinder Agreement.
“Additional Senior Secured Parties” means, with respect to any series, issue or class of Additional Senior Priority Debt, the holders of such Indebtedness or any other related Additional

Senior Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Additional Senior Priority Debt Documents.
“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Bankruptcy Case” means a case under the Bankruptcy Code or any other Debtor Relief Law.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Cash” shall mean money, currency or a credit balance in any demand or Deposit Account (as defined in the New York UCC).
“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor or Secured Party consisting of Cash and checks.
“Closing Date” means February 5, 2016.
“Collateral” means the Senior Priority Collateral and the Second Priority Collateral.
“Collateral Documents” means the Senior Priority Collateral Documents and the Second Priority Collateral Documents.
“Copyrights” shall mean, collectively all works of authorship (whether protected by statutory or common law copyright, whether established or registered in the United States or any other country, multi-national registry, or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications therefor, including the copyright registrations and applications listed on Section II.B.1 to the Perfection Certificate, together with any and all restorations, renewals and extensions thereof and amendments thereto.
“Credit Suisse” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Debt Facility” means any Senior Priority Debt Facility and any Second Priority Debt Facility.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Designated Second Priority Representative” means (i) the Second Lien Notes Collateral Agent, so long as the Second Priority Debt Facility under the Second Lien Notes Indenture is the only Second Priority Debt Facility under this Agreement, (ii) the “Administrative Agent”, “Trustee” or “Collateral Agent” (or like term) under any Second Priority Debt Facility that Refinances in full the Indebtedness outstanding under the Second Lien Notes Indenture, so long as such Second Priority Debt Facility is the only Second Priority Debt Facility under this Agreement, and (iii) at any time when clause (i) or (ii) does not apply, the “Applicable Authorized Representative” (or like term as defined in the Second Lien Intercreditor Agreement) at such time.
“Designated Senior Priority Representative” means (i) the First Lien Collateral Agent, so long as the Senior Priority Debt Facility under the First Lien Credit Agreement is the only Senior Priority Debt Facility under this Agreement, (ii) the “Administrative Agent”, “Trustee” or “Collateral Agent” (or like term) under any Senior Priority Debt Facility that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement, so long as the Senior Priority Debt Facility under such Senior Priority Debt Facility is the only Senior Priority Debt Facility under this Agreement, and (iii) at any time when clause (i) or (ii) does not apply, the “Applicable Authorized Representative” (or like term as defined in the First Lien Intercreditor Agreement) at such time.
“DIP Cap Amount” means, at any time, an amount equal to (A) 115% of the sum of (i) $1,650,000,000 plus (ii) the aggregate principal amount of Indebtedness of Holdings, the Borrower and its Subsidiaries (and unutilized commitments in respect thereof) constituting New Term Loan Commitments and New Revolving Commitments (or, in each case, the comparable term in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) incurred in accordance with Section 2.19(a)(i) of the First Lien Credit Agreement (and not in excess of the amount permitted under such provision on the date hereof) (or in accordance with any corresponding provision of any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) or any Refinancing thereof provided that such Refinancing was permitted to be incurred under the First Lien Credit Agreement (as in effect on the date hereof, whether or not the First Lien Credit Agreement is then in effect) on the date of incurrence of such Refinancing (and not in excess of the amount permitted under such provision on the date hereof) (or in accordance with any corresponding provision of any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement), in each case, outstanding at such time and secured, or purported to be secured, by Senior Priority Liens on the Senior Priority Collateral at such time (provided that any voluntary prepayment of Indebtedness that increases the “DIP Cap Amount” under clause (i) may not also increase the “DIP Cap Amount” under clause (ii)) plus (iii) the aggregate principal amount of Permitted Pari Passu Debt (or comparable term in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) that constitutes Permitted Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness (or, in each case, the comparable term in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) of Holdings, the Borrower and its Restricted Subsidiaries (and unutilized commitments in respect thereof) constituting Indebtedness for borrowed money incurred pursuant to Section 6.01(u) or 6.01(cc), as applicable, of the First Lien Credit Agreement (and not in excess of the amount permitted under such provision on the date hereof) (or pursuant to any corresponding provision of any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) or any Permitted Refinancing thereof incurred in accordance with Section 6.01(k) of the First Lien Credit Agreement (and not in excess of the amount permitted under such provision on the date hereof) (or in accordance with any corresponding provision of any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement), in each case, outstanding at such time and secured, or purported to be secured, by Senior Priority Liens on the Senior Priority Collateral at such time plus (B) the aggregate amount of any accrued and unpaid interest, any fees, costs and expenses and premiums associated with any Senior Priority Obligations then outstanding or incurred in connection with the incurrence of any Indebtedness constituting Senior Priority Obligations then outstanding and any other reasonable amount paid in connection therewith plus (C) the amount of any existing commitments unutilized thereunder.
“DIP Financing” has the meaning assigned to such term in Section 6.01 hereof. “Discharge” means, with respect to one or more series of Senior Priority Obligations or one or more series of Second Priority Obligations, except to the extent otherwise provided in Section 5.06, the date on which each of the following has occurred:
(i)payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Indebtedness (other than with respect to any Senior Priority Debt Obligations, (A) Senior Hedge Obligations and Senior Cash Management Obligations and (B) Letters of Credit that have been cash collateralized on terms reasonably acceptable to the applicable Issuing Bank, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) outstanding under the applicable Senior Priority Debt Documents and constituting Senior Priority Obligations with respect to such series of Senior Priority Obligations or the applicable Second Priority Debt Documents and constituting Second Priority Obligations with respect to such series of Second Priority Obligations, as the case may be;
(ii)payment in full in cash of all other Senior Priority Obligations or Second Priority Obligations under the applicable Senior Priority Debt Documents or the applicable Second Priority Debt Documents (other than (i) contingent indemnification obligations not then due and (ii) with respect to any Senior Priority Debt Obligations, (A) Senior Hedge Obligations and Senior Cash Management Obligations and (B) Letters of Credit that have been cash collateralized on terms reasonably acceptable to the applicable Issuing Bank, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank), as the case may be, of such series that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; and
(iii)termination or expiration of all commitments, if any, to extend credit that would constitute Senior Priority Obligations or Second Priority Obligations, as the case may be, under such series.
The term “Discharged” shall have a corresponding meaning.
“Discharge of Second Priority Obligations” means the date on which the Discharge of each series of Second Priority Obligations has occurred; provided that the Discharge of Second Priority Obligations shall be deemed not to have occurred if such Second Priority Obligations are being Refinanced in accordance with Section 5.06.
“Discharge of Senior Priority Obligations” means the date on which the Discharge of each series of Senior Priority Obligations has occurred; provided that the Discharge of Senior Priority Obligations shall be deemed not to have occurred if such Senior Priority Obligations are being Refinanced in accordance with Section 5.06.
“Disposition” means, with respect to any Property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of such Property, and the terms “Disposed” and “Disposing” shall have meanings correlative thereto.

“Excess Second Priority Obligations” means any Obligations that would constitute Second Priority Obligations if not for the Maximum Second Priority Obligations Amount.
“Excess Senior Priority Obligations” means any Obligations that would constitute Senior Priority Obligations if not for the Maximum Senior Priority Obligations Amount.
“Excluded Swap Obligation” means the “Excluded Swap Obligation” (or corresponding defined term) as defined in the First Lien Credit Agreement or in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement.
“First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor collateral agent as provided in Article IX of the First Lien Credit Agreement.
“First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of February 5, 2016, among the Borrower, Holdings, the lenders from time to time party thereto, Credit Suisse, as administrative agent and collateral agent, and the other parties thereto, as amended, restated, supplemented, renewed, replaced or refinanced from time to time.
“First Lien Credit Agreement Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement.
“First Lien Credit Agreement Obligations” means the “Secured Obligations” as defined in the First Lien Credit Agreement.
“First Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Credit Agreement.
“First Lien Intercreditor Agreement” means a customary intercreditor agreement in form and substance reasonably acceptable to the Senior Priority Representative with respect to each Senior Priority Debt Facility in existence at the time such intercreditor agreement is entered into and the Borrower, and which provides that the Liens securing all Indebtedness covered thereby shall be of equal priority (but without regard to the control of remedies).
“Governmental Authority” means any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantor Supplement” means a supplement to this Agreement in substantially the form of Annex I.
“Grantors” means the Borrower, Holdings and each Subsidiary that has granted (or purported to grant) a security interest pursuant to any Collateral Document to secure any Secured Obligations.
“Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Indebtedness” means and includes all indebtedness for borrowed money. Indebtedness shall not include any Senior Cash Management Obligations or Senior Hedge Obligations.

“Insolvency or Liquidation Proceeding” means:
1.any case commenced by or against the Borrower or any other Grantor under any Debtor Relief Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;
2.any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
3.any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intellectual Property” means, collectively, all domestic, foreign and multi-national intellectual property rights of any kind, whether now or hereafter existing, including, without limitation, all Patents, Trademarks, Copyrights and Trade Secrets, together with any and all (i) rights and privileges arising under applicable Legal Requirements with respect to the use of any of the foregoing, (ii) rights to proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, misappropriations, dilutions or other violations thereof, (iii) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof and (iv) rights corresponding thereto throughout the world.
“Interest Rate Margin” has the meaning assigned to such term in Section 5.03(c) hereof.
“Joinder Agreement” means a representative supplement to this Agreement in substantially the form of Annex II or Annex III.
“Lien” means with respect to any Property, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, that in no event shall an operating lease be deemed to constitute a Lien.
“Maximum Second Priority Obligations Amount” means, at any time, an amount equal to (v) $580,000,000 plus (w) the aggregate principal amount of (A) any Indebtedness incurred under the “Second Lien Incremental Usage Amount” (as defined in the First Lien Credit Agreement as in effect on the date hereof, whether or not the First Lien Credit Agreement is then in effect) (or the comparable term in any Additional Senior Priority Debt Document that refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) and (B) any “Permitted Incremental Equivalent Debt” that constitutes Permitted Junior Lien Debt (or in each case, any comparable term in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) incurred pursuant to Section 6.01(cc) of the First Lien Credit Agreement (as in effect on the date hereof, whether or not the First Lien Credit Agreement is then in effect) (or pursuant to any corresponding provisions in any Additional Senior Priority Debt Document that refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) plus (x) the aggregate principal amount of any Credit Agreement Refinancing Indebtedness that constitutes Permitted Junior Lien Debt (or, in each case, the comparable term in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) plus (y) to the extent not otherwise included under the foregoing clauses (v), (w) or (x), the aggregate principal amount of any Additional Second Priority Debt incurred to Refinance any Indebtedness described in (A) the foregoing clauses (w) or (x) or (B) this clause (y) (excluding (subject to clause (z) below) the principal amount of any such Refinancing in excess of the principal amount (or accreted value, if applicable) of such Indebtedness so Refinanced); provided that such Refinancing was permitted to be incurred under the First Lien Credit Agreement (as in effect on the date hereof, whether or not the First Lien Credit Agreement is then in effect) on the date of incurrence of such Refinancing; plus (z) the aggregate amount of any accrued and unpaid interest, any fees, costs and expenses and premiums associated with any Indebtedness described in the foregoing clauses (v), (w), (x) or (y) that is Refinanced with Additional Second Priority Debt or incurred in connection with the incurrence of any such Refinancing, and any other reasonable amount paid in connection therewith; provided that any voluntary prepayment of Indebtedness that increases the “Maximum Second Priority Obligations Amount” under clause (w) may not also reduce the amount utilized under the “Second Priority Indebtedness Cap” under clause (v); provided, further, that it is understood and agreed that any reference to a comparable term or corresponding provision in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement shall only be permitted to be relied upon for purposes hereof to the extent that such comparable term or corresponding provision does not permit an aggregate principal amount of Indebtedness in excess of the applicable amount permitted under the First Lien Credit Agreement (as in effect on the date hereof)
“Maximum Senior Priority Obligations Amount” means, at any time, an amount equal to (w) $1,650,000,000 plus (x) the aggregate principal amount of (A) any “New Term Loan Commitments” and “New Revolving Commitments” (including unutilized commitments in respect thereof) (or, in each case, the comparable term in any Additional Senior Priority Debt Document that refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) incurred pursuant to Section 2.19(a)(i) of the First Lien Credit Agreement (as in effect on the date hereof, whether or not the First Lien Credit Agreement is then in effect) (or pursuant to any corresponding provisions in any Additional Senior Priority Debt Document that refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) and (B) “Permitted Incremental Equivalent Debt” that constitutes Permitted Pari Passu Debt (or, in each case, the comparable term in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement) incurred pursuant to Section 6.01(cc) of the First Lien Credit Agreement (as in effect on the date hereof, whether or not the First Lien Credit Agreement is then in effect) (or pursuant to any corresponding provisions in any Additional Senior Priority Debt Document that refinances in full the Indebtedness outstanding under the First Lien Credit Agreement); plus (y) to the extent not otherwise included under the foregoing clauses (w) or (x), the aggregate principal amount of any Additional Senior Priority Debt incurred to Refinance any Indebtedness described in (A) the foregoing clause (x) or (B) this clause (y) (excluding (subject to clause (z) below) the principal amount of any such Refinancing in excess of the principal amount (or accreted value, if applicable) of such Indebtedness so Refinanced); provided that such Refinancing was permitted to be incurred under the First Lien Credit Agreement (as in effect on the date hereof, whether or not the First Lien Credit Agreement is then in effect) on the date of incurrence of such Refinancing; plus (z) the aggregate amount of any accrued and unpaid interest, any fees, costs and expenses and premiums associated with any Indebtedness described in the foregoing clauses (w), (x) or (y) that is Refinanced with Additional Senior Priority Debt or incurred in connection with the incurrence of any such Refinancing, and any other reasonable amount paid in connection therewith; provided that any voluntary prepayment of Indebtedness that increases the “Maximum Senior Priority Obligations Amount” under clause (x) may not also reduce the amount utilized under the “Maximum Senior Priority Obligations Amount” under clause (w); provided, further, that it is understood and agreed that any reference to a comparable term or corresponding provision in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement shall only be permitted to be relied upon for purposes hereof to the extent that such comparable term or corresponding provision does not permit an aggregate principal amount of Indebtedness in excess of the applicable amount permitted under the First Lien Credit Agreement (as in effect on the date hereof). For the avoidance of doubt, Senior Cash Management Obligations and Senior Hedge Obligations shall not be subject to the Maximum Senior Priority Obligations Amount.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.
“Patents” means collectively, all patents and all patent registrations and applications issued or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof, including those listed on Section II.B.2 to the Perfection Certificate, together with any and all (i) inventions and improvements described and claimed therein and (ii) reissues, substitutions, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof and amendments thereto.
“Permitted Second Lien Credit Bid Rights” shall mean in respect of any sale of assets constituting Collateral in any Insolvency or Liquidation Proceeding, that the applicable sale procedures order grants the Second Priority Representative and the Second Priority Secured Parties (individually and in any combination, subject to the terms of the Second Priority Debt Documents) the right to bid at the sale of such assets and the right to offset its claims secured by Second Priority Liens upon such assets against the purchase price of such assets, but only if (A) the bid of the Second Priority Representative or such Second Priority Secured Parties is the highest bid or otherwise determined by a court to be the best offer at a sale, (B) the Second Priority Representative or such Second Priority Secured Parties provide evidence of financing adequate to close the sale and (C) the bid of the Second Priority Representative or such Second Priority Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay or satisfy in full in cash all unpaid Senior Priority Obligations (including the discharge, cash collateralization or backstopping of all outstanding letters of credit constituting Senior Priority Obligations and all Senior Cash Management Obligations and Senior Hedge Obligations constituting Senior Priority Obligations but excluding, in the case of the Senior Priority Obligations, unasserted contingent obligations in respect of indemnities and expense reimbursement) and to satisfy the Senior Liens and any Liens entitled to priority over the Senior Liens that attach to the Proceeds of the sale, and such order requires such amount to be so applied (and such cash amount is in fact so used to pay such Senior Priority Obligations or satisfy such Liens).
“Person” means any natural person, corporation, business trust, joint venture, association, company, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.
“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a) hereof.

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Priority Representative or any Senior Priority Secured Party from a Second Priority Secured Party in respect of Shared Collateral pursuant to this Agreement.
“Purchase Event” has the meaning assigned to such term in Section 5.07.
“Purchasing Party” has the meaning assigned to such term in Section 5.07.
“Recovery” has the meaning assigned to such term in Section 6.04.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers, guarantors and/or grantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Representatives” means the Senior Priority Representatives and the Second Priority Representatives.
“Responsible Officer” of any Person shall mean any executive officer, any senior vice president, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person.
“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Lien Intercreditor Agreement” means a customary intercreditor agreement in form and substance reasonably acceptable to the Borrower and the Controlling Party (as defined in the Second Lien Notes Indenture) (or such similar term set forth in the applicable Additional Second Priority Debt Facility with respect to such Additional Second Priority Debt) with respect to each Second Priority Debt Facility in existence at the time such intercreditor agreement is entered into, and which provides that the Liens securing all Indebtedness covered thereby shall be of equal priority (but without regard to the control of remedies).
“Second Lien Noteholders” means the “Holders” as defined in the Second Lien Notes Indenture.
“Second Lien Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor collateral agent as provided in Article VII of the Second Lien Notes Indenture.
“Second Lien Notes Indenture” means that certain Second Lien Notes Indenture, dated as of February 5, 2016, among Holdings, the Borrower, Wilmington Trust, National Association,

as trustee and collateral agent, and the other parties thereto, as amended, restated, supplemented, renewed, replaced or refinanced from time to time.
“Second Lien Notes Indenture Documents” means the Second Lien Notes Indenture and the other “Notes Documents” as defined in the Second Lien Notes Indenture.
“Second Lien Notes Indenture Obligations” means the “Second Lien Notes Obligations” as defined in the Second Lien Notes Indenture.
“Second Lien Notes Secured Parties” means the “Second Lien Notes Secured Parties” as defined in the Indenture.
“Second Lien Notes Trustee” means Wilmington Trust, National Association in its capacity as trustee under the Second Lien Notes Indenture and shall include any successor trustee as provided in Article VII of the Second Lien Notes Indenture.
“Second Priority Collateral” means any “Collateral” as defined in any Second Lien Notes Indenture Document or any other Second Priority Debt Document or any other assets of Holdings, the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Obligation.
“Second Priority Collateral Documents” means the “Collateral Documents” as defined in the Second Lien Notes Indenture, the Second Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto, to the extent then in effect) and each of the security agreements and other instruments and documents executed and delivered by Holdings, the Borrower or any other Grantor for purposes of providing collateral security for any Second Priority Obligation.
“Second Priority Debt Documents” means (a) the Second Lien Notes Indenture Documents and (b) any Additional Second Priority Debt Documents.
“Second Priority Debt Facilities” means the Second Lien Notes Indenture and any Additional Second Priority Debt Facilities.
“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (or like term) (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Priority Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Designated Second Priority Representative and that an Event of Default (or like term) (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) the Second Priority Obligations of the series with respect to which such Second Priority Representative is the Second Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Designated Senior Priority Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time any Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Secured Parties under the Second Priority Collateral Documents.
“Second Priority Obligations” means the Second Lien Notes Indenture Obligations and any Additional Second Priority Obligations (provided that Second Priority Obligations shall exclude any such obligations in excess of the Maximum Second Priority Obligations Amount or the incurrence of which was not permitted under this Agreement and each Senior Priority Debt Document extant at the time of the incurrence or issuance thereof).
“Second Priority Representative” means (i) in the case of any Second Lien Notes Indenture Obligations and the Second Lien Noteholders, the Second Lien Notes Collateral Agent and (ii) in the case of any Additional Second Priority Debt Obligations and the Additional Second Priority Secured Parties with respect thereto, the Additional Second Priority Representative in respect thereof.
“Second Priority Secured Parties” means the Second Lien Notes Secured Parties and any Additional Second Priority Secured Parties.
“Secured Obligations” means the Senior Priority Obligations and the Second Priority Obligations.
“Secured Parties” means the Senior Priority Secured Parties and the Second Priority Secured Parties.
“Senior Cash Management Agreement” means a “Bank Product Agreement” (or corresponding defined term) as defined in the First Lien Credit Agreement or in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement.
“Senior Cash Management Obligations” means “Bank Product Obligations” as defined in the First Lien Credit Agreement or in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees, which accrue after the commencement of any Bankruptcy Case or which would accrue but for the operation of Debtor Relief Laws, whether or not allowed or allowable as a claim in any such proceeding. For the avoidance of doubt, Senior Cash Management Obligations are included in the First Lien Credit Agreement Obligations and may in the future be included in the Additional Senior Priority Debt Obligations.
“Senior Hedge Agreement” means a “Specified Hedging Agreement” as defined in the First Lien Credit Agreement or any corresponding provision of any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement.
“Senior Hedge Obligations” means “Specified Hedging Agreement Obligations” (or corresponding defined term) as defined in the First Lien Credit Agreement or in any Additional Senior Priority Debt Document that Refinances in full the Indebtedness outstanding under the First Lien Credit Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees, which accrue after the commencement of any Bankruptcy Case or which would accrue but for the operation of Debtor Relief Laws, whether or not allowed or allowable as a claim in any such proceeding. For the avoidance of doubt, Senior Hedge

Obligations are included in the First Lien Credit Agreement Obligations and may in the future be included in the Additional Senior Priority Debt Obligations.
“Senior Lien” means the Liens on the Senior Priority Collateral in favor of the Senior Priority Secured Parties under the Senior Priority Collateral Documents.
“Senior Priority Collateral” means any “Collateral” as defined in any First Lien Credit Agreement Loan Document or any other Senior Priority Debt Document or any other assets of Holdings, the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Priority Collateral Document as security for any Senior Priority Obligations.
“Senior Priority Collateral Documents” means the “Security Documents” as defined in the First Lien Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by Holdings, the Borrower or any other Grantor for purposes of providing collateral security for any Senior Priority Obligation.
“Senior Priority Debt Documents” means (a) the First Lien Credit Agreement Loan Documents and (b) any Additional Senior Priority Debt Documents.
“Senior Priority Debt Facilities” means the First Lien Credit Agreement and any Additional Senior Priority Debt Facilities.
“Senior Priority Lien” means the Liens on the Senior Priority Collateral in favor of Senior Priority Secured Parties under the Senior Priority Collateral Documents.
“Senior Priority Obligations” means the First Lien Credit Agreement Obligations and any Additional Senior Priority Debt Obligations (provided that Senior Priority Obligations shall exclude any such obligations in excess of the Maximum Senior Priority Obligations Amount or the incurrence of which was not permitted under this Agreement and each Second Priority Debt Document extant at the time of the incurrence or issuance thereof).
“Senior Priority Representative” means (i) in the case of any First Lien Credit Agreement Obligations and the First Lien Credit Agreement Secured Parties, the First Lien Collateral Agent and (ii) in the case of any Additional Senior Priority Debt Obligations and the Additional Senior Secured Parties with respect thereto, the Additional Senior Priority Representative in respect thereof.
“Senior Priority Secured Parties” means the First Lien Credit Agreement Secured Parties and any Additional Senior Secured Parties.
“Shared Collateral” means, at any time, Collateral in which the holders of Senior Priority Obligations under at least one Senior Priority Debt Facility (or their Representatives) and the holders of Second Priority Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Priority Debt Facilities, are deemed pursuant to Article 2 to hold a security interest). If, at any time, any portion of the Senior Priority Collateral under one or more Senior Priority Debt Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Priority Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (i) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, by such Person, to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to- market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Senior Priority Secured Party or an affiliate of a Senior Priority Secured Party).
“Trademarks” means, collectively, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names, trade names, or other indicia of source, whether registered or unregistered, all registrations and applications for the foregoing (whether statutory or common law and whether registered or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof), including those trademark and service mark registrations and applications listed on Section II.B.3 to the Perfection Certificate together with any and all (i) rights and privileges arising under applicable Legal Requirements with respect to the use of any of the foregoing, (ii) all goodwill of the business connected with the use thereof and symbolized thereby, (iii) extensions and renewals thereof and amendments thereto, (iv) rights to proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (v) rights to sue or otherwise recover for past, present and future infringements, dilutions or other violations thereof and (vi) rights corresponding thereto throughout the world.

“Uniform Commercial Code” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.
Section1.02.Terms Generally. The rules of interpretation set forth in Sections 1.03, 1.04, 1.06 and 1.07 of the First Lien Credit Agreement are incorporated herein mutatis mutandis.
Section1.03.Currency Equivalents Generally. For any purposes hereunder, the principal amount of Indebtedness denominated in a currency other than Dollars shall be calculated at all times based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt (provided that the principal amount of term loans incurred under the First Lien Credit Agreement on the date hereof in a currency other than Dollars shall be calculated based on the relevant exchange rate in effect on the date such term loans were allocated in primary syndication, which rate was 1.08695652173913 (rounded upward to the nearest Dollar)), or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced (plus unused commitments thereunder) plus (without duplication) (ii) the amount of any accrued and unpaid interest, any fees, costs and expenses and premiums associated therewith or incurred in connection with the incurrence of such refinancing Indebtedness, and any other reasonable amount paid in connection therewith. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall at all times be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
ARTICLE 2
PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL
Section2.01.Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted or purported to be granted to any Second Priority Representative or any other Second Priority Secured Party on the Shared Collateral or of any Liens granted or purported to be granted to any Senior Priority Representative or any other Senior Priority Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the Uniform Commercial Code, any applicable law, any Second Priority Debt Document or any Senior Priority Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Priority Obligations (not in excess of the Maximum Senior Priority Obligations Amount) now or hereafter held by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Obligations, (b) any Lien on the Shared Collateral securing any Second Priority Obligations (not in excess of the Maximum Second Priority Obligations Amount) now or hereafter held by or on behalf of any Second Priority Representative, any other Second Priority Secured Party or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Priority Obligations, (c) any Lien on the Shared Collateral securing any Excess Senior Priority Obligations now or hereafter held by or on behalf of any Senior Priority Representative, any other Senior Priority Secured

Party or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Second Priority Obligations (not in excess of the Maximum Second Priority Obligations Amount) and (d) any Lien on the Shared Collateral securing any Excess Second Priority Obligations now or hereafter held by or on behalf of any Second Priority Representative, any other Second Priority Secured Party or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Priority Obligations (whether or not in excess of the Maximum Second Priority Obligations Amount). Subject to the foregoing, all Liens on the Shared Collateral securing any Senior Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Obligations for all purposes, whether or not such Liens securing any Senior Priority Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.
Section 2.02.Nature of Claims. (a) Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that (x) subject to Section 5.03.(c) hereof, the terms of the Senior Priority Debt Documents and the Senior Priority Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Priority Obligations, or a portion thereof, may be Refinanced from time to time and (y) the aggregate amount of the Senior Priority Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein or in the Second Priority Debt Documents.
(b)    Each Senior Priority Representative, on behalf of itself and each Senior Priority Secured Party under its Senior Priority Debt Facility, acknowledges that (x) the terms of the Second Priority Debt Documents and the Second Priority Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Second Priority Obligations, or a portion thereof, may be Refinanced from time to time and (y) the aggregate amount of the Second Priority Obligations may be increased, in each case, without notice to or consent by the Senior Priority Representatives or the Senior Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein or in the Senior Priority Debt Documents.
(c)    The Lien priorities provided for in Section 2.01 hereof shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Priority Obligations or the Second Priority Obligations, or any portion thereof, to the extent such amendment, restatement, amendment and restatement, supplement or other modification or Refinancing is permitted hereunder. As between Holdings, the Borrower and the other Grantors and the Second Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of Holdings, the Borrower and the other Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Priority Obligations. As between Holdings, the Borrower and the other Grantors and the Senior Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of Holdings, the Borrower and the other Grantors contained in any Senior Priority Debt Document with respect to the incurrence of additional Second Priority Obligations.
Section 2.03.Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or

Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Priority Obligations held (or purported to be held) by or on behalf of any Senior Priority Representative, any other Senior Priority Secured Party or any agent or trustee therefor in any Senior Priority Collateral, and each Senior Priority Representative, for itself and on behalf of each Senior Priority Secured Party under its Senior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any other Second Priority Secured Party or other agent or trustee therefor in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Priority Representative to enforce this Agreement (including the priority of the Liens securing the Senior Priority Obligations as provided in Section 2.01 hereof) or any of the Senior Priority Debt Documents.
Section 2.04.No New Liens.
a.The parties hereto agree that, so long as the Discharge of Senior Priority Obligations has not occurred, (i) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Obligation unless it has granted, or concurrently therewith grants, or permits the grant of, as applicable, a Lien on such asset or property of such Grantor to secure the Senior Priority Obligations; and (ii) if any Second Priority Representative or any Second Priority Secured Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing all Senior Priority Obligations under the Senior Priority Collateral Documents, such Second Priority Representative or Second Priority Secured Party (A) shall notify the Designated Senior Priority Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Priority Representative as security for the Senior Priority Obligations, shall assign such Lien to the Designated Senior Priority Representative as security for all Senior Priority Obligations for the benefit of the Senior Priority Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (B) until such assignment or such grant of a similar Lien to each Senior Priority Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Priority Representative and the other Senior Priority Secured Parties as security for the Senior Priority Obligations; provided that, for the avoidance of doubt, without limiting any rights or remedies available to any Second Priority Representative and/or the other Second Priority Secured Parties, each Senior Priority Representative, on behalf of itself and each Senior Priority Secured Party under its Senior Priority Debt Facility, agrees that any amounts received by or distributed to any of them in connection with the sale or other disposition of, or collection on, such assets or property as a result of the Liens granted pursuant to this Section 2.04(a)(ii)(B) shall be subject to Section 4.02.
b.The Grantors agree that, so long as the Discharge of Second Priority Obligations has not occurred, other than cash collateral for letters of credit granted to secure the Senior Priority Obligations in accordance with the terms of any First Lien Credit Agreement Loan Documents, (i) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Senior Priority Obligation unless it has granted, or concurrently therewith grants, or permits the grant of, as applicable, a Lien on such asset or property of such Grantor to secure the Second Priority Obligations; and (ii) if any Senior Priority Representative or any Senior Priority Secured Party shall hold any Lien on any assets or property of any Grantor securing any Senior Priority Obligations that are not also subject to the second- priority Liens securing all Second Priority Obligations under the Second Priority Collateral Documents, such Senior Priority Representative or Senior Priority Secured Party (A) shall notify the Designated Second Priority Representative promptly upon becoming aware thereof and, such

Grantor shall promptly grant a similar Lien on such assets or property to each Second Priority Representative as security for the Second Priority Obligations and (B) until such assignment or such grant of a similar Lien to each Second Priority Representative, the Senior Priority Representative or such other Senior Priority Secured Party shall be deemed to hold and have held such Lien for the benefit of each Second Priority Representative and the other Second Priority Secured Parties as security for the Second Priority Obligations; provided that, for the avoidance of doubt, without limiting any rights or remedies available to any Senior Priority Representative and/or the other Senior Priority Secured Parties, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that any amounts received by or distributed to any of them in connection with the sale or other disposition of, or collection on, such assets or property as a result of the Liens granted pursuant to this Section 2.04(b)(ii)(B) shall be subject to Section 4.02.
Section 2.05.Perfection of Liens. Except for the limited agreements of the Senior Priority Representatives pursuant to Section 5.05 hereof, none of the Senior Priority Representatives or the other Senior Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the other Second Priority Secured Parties. None of the Second Priority Representatives or the other Second Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Senior Priority Representatives or the other Senior Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the Senior Priority Representatives, the other Senior Priority Secured Parties, the Second Priority Representatives, the other Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.
ARTICLE 3
ENFORCEMENT
Section 3.01.Exercise of Remedies. (a) Unless and until the Discharge of Senior Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Second Priority Representative nor any other Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff and credit bidding (other than pursuant to Permitted Second Lien Credit Bid Rights)) with respect to any Shared Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or any action brought with respect to the Shared Collateral or any other Senior Priority Collateral by any Senior Priority Representative or any Senior Priority Secured Party, the exercise of any right by any Senior Priority Representative or any other Senior Priority Secured Party (or any agent or sub- agent on their behalf) in respect of the Shared Collateral or any other Senior Priority Collateral under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Priority Representative or any other Senior Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral or any other Senior Priority Collateral under the Senior Priority Debt Documents or otherwise in respect of the Shared Collateral or any other Senior Priority Collateral or (z) object to the forbearance by the Senior Priority Secured Parties from bringing or pursuing any foreclosure proceeding or any action or any other exercise of any rights or remedies relating to the Shared Collateral or any other Senior Priority Collateral, in each case so long as any proceeds received by any Senior Priority Representative or First Lien Collateral Agent in excess of those necessary to achieve a Discharge of Senior Priority Obligations are distributed in accordance with Section 4.01 and applicable law and (ii) the Senior Priority Representatives and the Senior Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and (subject to the proviso in Section 6.01(a)) the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral or any other Senior Priority Collateral without any consultation with or the consent of any Second Priority Representative or any other Second Priority Secured Party, in each case so long as any proceeds received by any Senior Priority Representative or First Lien Collateral Agent in excess of those necessary to achieve a Discharge of Senior Priority Obligations are distributed in accordance with Section 4.01 and applicable law; provided, however, that, in the case of each of (i) and (ii), (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Priority Obligations or the rights of the Senior Priority Representatives or the Senior Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and any other Second Priority Secured Party may exercise its rights and remedies as an unsecured creditor as provided in or expressly contemplated by Section 5.04 hereof, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03 hereof, (E) the Second Priority Secured Parties may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, in each case in accordance with the terms of this Agreement, (F) subject in all respects to Section 6.01, the Second Priority Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, (G) subject in all respects to Section 6.03, the Second Priority Representative and/or the Second Priority Secured Parties shall be entitled to receive required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the enforcement of any Second Priority Lien (including any judgment lien resulting from the exercise of remedies available to an unsecured creditor, to the extent such judgment lien applies to Collateral) or exercise by the Second Priority Representative or any other Second Priority Secured Party of rights or remedies as a secured creditor (including any right of setoff) or is in contravention of this Agreement and (H) from and after the Second Priority Enforcement Date, the Designated Second Priority Representative (or such other Person, if any, as is so authorized under the Second Lien Intercreditor Agreement) may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated Senior Priority Representative has not commenced and is not diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) any Grantor which has granted a security interest in such Shared Collateral is not then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. In exercising rights and remedies with respect to the Senior Priority Collateral, the Senior Priority Representatives and the other Senior Priority Secured Parties may enforce the provisions of the Senior Priority Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Debtor Relief Laws of any applicable jurisdiction.

(b)    Unless and until the Discharge of Senior Priority Obligations has occurred, each Second Priority Representative, on behalf of itself and each other Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff and credit bidding (other than pursuant to the Permitted Second Lien Credit Bid Rights)) with respect to any Shared Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Priority Obligations has occurred, except as expressly provided in the proviso to Section 3.01(a) hereof, the sole right of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral securing the Second Priority Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Priority Obligations has occurred.
(c)    (i) each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that neither such Second Priority Representative nor any such Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by any Senior Priority Representative or any Senior Priority Secured Party with respect to the Shared Collateral under the Senior Priority Debt Documents, including any Disposition of the Shared Collateral, whether by foreclosure or otherwise, except to the extent expressly permitted in the proviso to Section 3.01(a) hereof and (ii) each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Priority Representatives or the Senior Priority Secured Parties seek to enforce or collect the Senior Priority Obligations or the Liens granted on any of the Senior Priority Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party is adverse to the interests of the Second Priority Secured Parties, except as expressly provided in the proviso to Section 3.01(a) hereof.
(d)    Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Priority Representatives or the Senior Priority Secured Parties with respect to the Senior Priority Collateral as set forth in this Agreement and the Senior Priority Debt Documents.
(e)    Unless and until the Discharge of Senior Priority Obligations has occurred, the Designated Senior Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto, except as expressly provided in the proviso to Section 3.01(a) hereof. Following the Discharge of Senior Priority Obligations, the Designated Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and subject to the Second Lien Intercreditor Agreement the Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Priority Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement or other arrangements governing the Second Priority Secured Parties or the Second Priority Obligations.
Section 3.02.Cooperation. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Priority Obligations has occurred, it will not commence, or join with any Person (other than the Senior Priority Secured Parties and the Senior Priority Representatives upon the request of the Designated Senior Priority Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Obligations, except to the extent expressly permitted in the proviso to Section 3.01(a) hereof.
Section 3.03.Actions Upon Breach. Should any Second Priority Representative or any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Priority Representative or other Senior Priority Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against such Second Priority Representative or such Second Priority Secured Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each other Second Priority Secured Party under its Second Priority Debt Facility, hereby (a) agrees that the Senior Priority Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that Holdings, the Borrower, any other Grantor or the Senior Priority Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Priority Representative or any other Senior Priority Secured Party.
ARTICLE 4
PAYMENTS
Section4.01.Application of Proceeds. Unless and until the Discharge of Senior Priority Obligations has occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Priority Representative to the Senior Priority Obligations (and, solely to the extent the Discharge of Second Priority Obligations has occurred, to the Excess Senior Priority Obligations) in such order as specified in the relevant Senior Priority Debt Documents and, if applicable, the First Lien Intercreditor Agreement (which application shall, subject to Section 6.04, be accompanied by a permanent reduction in Senior Priority Obligations). Upon the Discharge of Senior Priority Obligations, each applicable Senior Priority Representative shall, so long as the Discharge of Second Priority Obligations has not occurred, deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements and any such endorsement to be without recourse, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Obligations (and, solely to the extent no Excess Senior Priority Obligations remain outstanding, to the Excess Second Priority Obligations) in such order as specified in the relevant Second Priority Debt Documents and, if applicable, the Second Lien Intercreditor Agreement; provided that upon the Discharge of Second Priority Obligations, if any Excess Senior Priority Obligations remain outstanding, (x) the Designated Second Priority

Representative shall deliver to the Designated Senior Priority Representative any Shared Collateral (including, for the avoidance of doubt, possession and control of any Pledged or Controlled Collateral) or Proceeds thereof held by it in the same form as received, with any necessary endorsements and any such endorsement to be without recourse, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Senior Priority Representative to the Excess Senior Priority Obligations in such order as specified in the relevant Senior Priority Debt Documents and, if applicable, the First Lien Intercreditor Agreement and (y) if, after giving effect to the foregoing clause (x), no Excess Senior Priority Obligations remain outstanding, the Designated Senior Priority Representative shall deliver to the Designated Second Priority Representative any Shared Collateral (including, for the avoidance of doubt, possession and control of any Pledged or Controlled Collateral) or proceeds thereof held by it in the same form as received, with any necessary endorsements and any such endorsement to be without recourse, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to any Excess Second Priority Obligations in such order as specified in the relevant Second Priority Debt Documents and, if applicable, the Second Lien Intercreditor Agreement.
Section4.02.Payments Over. Unless and until the Discharge of Senior Priority Obligations has occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff and credit bidding (other than pursuant to Permitted Second Lien Credit Bid Rights)) shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Priority Representative for the benefit of the Senior Priority Secured Parties in the same form as received, with any necessary endorsements and any such endorsement to be without recourse, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Priority Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.
a.Following the Discharge of Senior Priority Obligations, so long as the Discharge of Second Priority Obligations has not occurred, any Collateral, Cash Proceeds thereof or non- Cash Proceeds constituting Collateral received by (i) the Second Priority Representative or any other Second Priority Secured Parties or (ii) any Senior Priority Representative or any Senior Priority Secured Party, in each case, in connection with the exercise of any right or remedy (including set off) relating to the Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Designated Second Priority Representative, for the benefit of the Second Priority Secured Parties, for application in accordance with Section 4.01 above, in the same form as received, with any necessary endorsements and any such endorsement to be without recourse or as a court of competent jurisdiction may otherwise direct. The Designated Second Priority Representative is hereby authorized to make any such endorsements as agent for the other Second Priority Representatives, any such Second Priority Secured Parties, the Senior Priority Representatives and the other Senior Priority Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of Second Priority Obligations.
ARTICLE 5
OTHER AGREEMENTS
Section5.01.Releases. (a) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that, in the event of a Disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of the Borrower or any subsidiary of the Borrower) (i) in connection with the exercise of remedies by the Designated Senior Priority Representative in respect of Collateral following and during the continuation of an event of default under the

Senior Priority Debt Documents or (ii) if not in connection with the exercise of remedies by the Designated Senior Priority Representative in respect of Collateral, so long as such Disposition is permitted by the terms of the Second Priority Debt Documents and, in each case of clauses (i) and (ii), other than in connection with the Discharge of Senior Priority Obligations, the Liens granted to the Second Priority Representatives and the Second Priority Secured Parties upon such Shared Collateral shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Priority Obligations; provided that such termination and release shall not apply to the Second Priority Representative’s Lien (and the Second Priority Representative shall retain a Lien) in the proceeds of such sale, transfer or other disposition that are not applied to the Senior Priority Obligations in accordance with the Senior Priority Debt Documents or this Agreement. Upon delivery to a Second Priority Representative of (i) an Officer’s Certificate (and to the extent required by its Second Priority Debt Facility, an opinion of counsel) stating that any such termination and release of Liens securing the Senior Priority Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens on such Shared Collateral granted to the Senior Priority Secured Parties and the Senior Priority Representatives) and (ii) any necessary or proper instruments of termination or release prepared by Holdings, the Borrower or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at Holdings’, the Borrower’s or the other Grantor’s sole cost and expense and without any representation or warranty, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) shall be deemed to limit (x) any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Secured Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents or (y) any of the provisions of Section 6.10 hereof. In the case of clause (i) above, upon receipt of the documents required by such Second Priority Debt Facility, each Second Priority Representative will execute any necessary or proper instrument of termination or release reasonably requested by the Designated Senior Priority Representative.
(b)    Each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Priority Representative and any officer or agent of the Designated Senior Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Secured Party or in the Designated Senior Priority Representative’s own name, from time to time in the Designated Senior Priority Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a) hereof, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a) hereof, including any termination statements, endorsements or other instruments of transfer or release.
(c)    Unless and until the Discharge of Senior Priority Obligations has occurred, each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Priority Debt Document, of proceeds of Shared Collateral to the repayment of Senior Priority Obligations pursuant to the Senior Priority Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Secured Parties to receive proceeds of Shared Collateral in connection with the Second Priority Obligations not otherwise in contravention of this Agreement.
(d)    Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Second Priority Collateral Document require any Grantor to (i) make payment in respect of any item of Second Priority Collateral, (ii) deliver or afford control over any item of Second Priority Collateral to, or deposit any item of Second Priority Collateral with, (iii) register ownership of any item of Second Priority Collateral in the name of or make an assignment of ownership of any Second Priority Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Second Priority Collateral, with instructions or orders from, or to treat, in respect of any item of Second Priority Collateral, as the entitlement holder, (v) hold any item of Second Priority Collateral in trust for (to the extent such item of Second Priority Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Second Priority Collateral for the benefit of or subject to the control of or, in respect of any item of Second Priority Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Second Priority Collateral is located or waivers or subordination of rights with respect to any item of Second Priority Collateral in favor of, in the case of each of the foregoing clauses (i) through (vii), any Second Priority Representative or other Second Priority Secured Party, such Grantor shall, until the applicable Discharge of Senior Priority Obligations has occurred, be deemed to have complied with such requirement under the Second Priority Collateral Document as it relates to such Second Priority Collateral by taking any of the actions set forth above only in favor of or in accordance with the instructions of, the Designated Senior Priority Representative.
Section5.02.Insurance and Condemnation Awards. Unless and until the Discharge of Senior Priority Obligations has occurred, the Designated Senior Priority Representative and the other Senior Priority Secured Parties shall have the sole and exclusive right, subject in each case to the rights of the Grantors under the Senior Priority Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Priority Obligations has occurred, and subject to the rights of the Grantors under the Senior Priority Debt Documents, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, as set forth in Section 4.01 and (ii) second, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any other Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Priority Representative in accordance with the terms of Section 4.02 hereof.
Section5.03.Certain Amendments. (a) No Second Priority Debt Document (including, for the avoidance of doubt, Second Priority Collateral Document) and no Senior Priority Debt Document (including, for the avoidance of doubt, Senior Priority Collateral Document) may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any such new Second Priority Debt Document or Senior Priority Debt Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each Grantor shall cause and each Second Priority Representative, on behalf of each other Second Priority Secured Party under its Second Priority Debt Facility, consents to each Grantor causing, each Second Priority Collateral Document under its Second Priority Debt Facility (other than this Agreement) to include the following language (or language to a similar effect as reasonably approved by the Designated Senior Priority Representative):
“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Priority Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to

Credit Suisse AG, Cayman Islands Branch, as collateral agent, pursuant to or in connection with the First Lien Credit Agreement dated as of February 5, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Holdings, the Borrower, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other parties thereto and (ii) the exercise of any right or remedy by the [Second Priority Representative] or any other secured party hereunder is subject to the limitations and provisions contained in the First Lien/Second Lien Intercreditor Agreement dated as of February 5, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Credit Suisse AG, Cayman Islands Branch, as First Lien Collateral Agent, Wilmington Trust, National Association, as Second Lien Notes Collateral Agent, SolarWinds Intermediate Holdings I, Inc. and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”
(b)    In the event that each applicable Senior Priority Representative and/or the Senior Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Priority Collateral Document or changing in any manner the rights of the Senior Priority Representatives, the Senior Priority Secured Parties, Holdings, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Priority Collateral) in a manner that is applicable to all Senior Priority Debt Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Secured Party and without any action by any Second Priority Representative, Holdings, the Borrower or any other Grantor; provided, however, that (x) no such amendment, waiver or consent shall have the effect of (1) removing assets subject to the Lien of any Second Priority Collateral Document, except to the extent that a release of such Lien is provided for in Section 5.01(a) hereof and (2) increasing the duties or liabilities or reducing the rights or immunities of the Second Lien Notes Trustee or Second Lien Notes Collateral Agent, without the prior written consent of the Second Lien Notes Trustee or Second Lien Notes Collateral Agent, as applicable, and (y) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.
(c)    The Senior Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Senior Priority Debt Documents may be Refinanced, in each case without the consent of any Second Priority Representative or Second Priority Secured Party; provided, however, that, without the consent of the Second Lien Notes Trustee, acting with the consent of the Required Holders (as such term is defined in the Second Lien Notes Indenture) and each other Second Priority Representative (acting with the consent of the requisite holders of each series of Additional Second Priority Debt), no such amendment, restatement, amendment and restatement, waiver, supplement, modification (including self-effecting or other modifications pursuant to Section 2.19 of the First Lien Credit Agreement) or Refinancing shall result in (1) the aggregate principal amount of Indebtedness consisting of Senior Priority Obligations in existence on the date of such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing, or permitted to be incurred, exceeding the Maximum Senior

Priority Obligations Amount, (2) a reduction of the aggregate amount of Indebtedness that is permitted to be outstanding under the Second Priority Debt Documents below the then- outstanding aggregate principal amount of Indebtedness under the Second Priority Debt Documents, (3) modify or add any covenant or event of default under the Senior Priority Debt Documents that directly restricts any Grantor from making payments of the Second Priority Obligations that would otherwise be permitted under the First Lien Credit Agreement as in effect on the date hereof or (4) the issuance, incurrence or existence of any Indebtedness under the Senior Priority Debt Documents (for the avoidance of doubt, excluding Indebtedness in the form of notes, bonds or other debt securities) having an applicable margin or similar component of the interest rate (including any interest rate floor) (the “Interest Rate Margin”) that exceeds by more than 4.00% per annum the Interest Rate Margin as of the date hereof applicable to the Initial Term Loans (as defined in the First Lien Credit Agreement as in effect on the date hereof), excluding the effect of increases (A) resulting from the accrual of interest at the default rate, (B) resulting from fees, including from any amendment, waiver or consent related fees payable in the event of an amendment or (C) resulting from an increase in the underlying reference rate not caused by an amendment, restatement, amendment and restatement, waiver, supplement or modification; provided that no Senior Priority Representative (or Senior Priority Secured Party represented by it) shall be deemed to be in violation of this clause (4) unless such Senior Priority Representative (acting at the direction, or with the consent, of the requisite Senior Priority Secured Parties represented by it) consents or otherwise agrees in writing to such issuance, incurrence or existence of Indebtedness under the Senior Priority Debt Documents.
Section5.04.Rights as Unsecured Creditors. To the extent not in contravention of any express provision of this Agreement, the Second Priority Representatives and the other Second Priority Secured Parties may exercise rights and remedies as unsecured creditors (including the ability to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Debtor Relief Laws, any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement) against Holdings, the Borrower and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law. To the extent not in contravention of any express provision of this Agreement, nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any other Second Priority Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral; provided that the foregoing shall not limit the provisions of Section 6.03. In the event any Second Priority Representative or any Second Priority Secured Party becomes a judgment Lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Obligations, such judgment Lien shall be subordinated to the Liens securing Senior Priority Obligations on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such Liens securing Senior Priority Obligations pursuant to this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Priority Representatives or the other Senior Priority Secured Parties may have with respect to the Senior Priority Collateral.
Section5.05.Gratuitous Bailee for Perfection. (a) Each Senior Priority Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Priority Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Priority Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Priority Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.
(b)    In the event that any Senior Priority Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Priority Representative agrees to hold such Liens as gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.
(c)    Except as otherwise specifically provided herein, unless and until the Discharge of Senior Priority Obligations has occurred, the Senior Priority Representatives and the other Senior Priority Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Priority Debt Documents as if the Liens under the Second Priority Collateral Documents do not exist. The rights of the Second Priority Representatives and the other Second Priority Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.
(d)    The Senior Priority Representatives and the other Senior Priority Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any other Second Priority Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05 or elsewhere in this Agreement. The duties or responsibilities of the Senior Priority Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as agents and gratuitous bailees for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.
(e)    The Senior Priority Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any other Second Priority Secured Party, and each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party under its Second Priority Debt Facility, hereby waives and releases the Senior Priority Representatives from all claims and liabilities arising pursuant to the Senior Priority Representatives’ roles under this Section 5.05 as agents and gratuitous bailees with respect to the Shared Collateral.
(f)    Upon the Discharge of the Senior Priority Obligations, each applicable Senior Priority Representative shall, without recourse or warranty, at the Grantors’ sole cost and expense, transfer (x) the possession and control of any Pledged or Controlled Collateral (together with any necessary endorsements and notices (any such endorsements to be without recourse)) then in its possession or control and (y) all rights to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Collateral, in each case, as set forth in Section 4.01, except in the event and to the extent (i) the Senior Priority Representative or any other Senior Priority Secured Party has retained or otherwise acquired such Shared Collateral in full or partial satisfaction of any of the Senior Priority Obligations in a transaction not prohibited by this Agreement, (ii) such Shared Collateral is sold or otherwise disposed of by the Senior Priority Representative or by a Grantor to the extent permitted herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law. In connection with any such transfer, the Senior Priority Representative agrees to take, at the sole expense of the Grantors, reasonable actions as shall be required by applicable law or as reasonably requested by Designated Second Priority Representative to permit Designated Second Priority Representative to obtain, for the benefit of the Second Priority Secured Parties, a first priority security interest in the Pledged or Controlled Collateral, and, without limiting the foregoing, the Senior Priority Representative shall (A) notify any applicable insurance carrier that it is no longer entitled to be an additional loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (B) notify any Governmental Authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. Holdings, the Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby. The Senior Priority Representatives shall have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Secured Party in contravention of this Agreement.
(g)    None of the Senior Priority Representatives, nor any of the other Senior Priority Secured Parties, the Second Priority Representatives nor any of the other Second Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of Holdings, the Borrower or any Subsidiary to any Senior Priority Representative or any Senior Priority Secured Party under the Senior Priority Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.
Section5.06.When Discharge is Deemed To Not Have Occurred.
a.When Discharge of Senior Priority Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with the Discharge of Senior Priority Obligations, Holdings, the Borrower or any other Grantor enters into any Senior Priority Obligations constituting a Refinancing of the Senior Priority Obligations that are secured by the Senior Priority Collateral, then such Discharge of Senior Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement and the applicable agreement governing such Senior Priority Obligations shall automatically be treated as a Senior Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Priority Obligations shall be the Senior Priority Representative for all purposes of this Agreement. Upon receipt of written notice of such incurrence (including the identity of the new Senior Priority Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall (i) promptly enter into such documents and agreements (at the sole expense of the Grantors), including amendments, supplements or modifications to this Agreement, as the Borrower or such new Senior Priority Representative shall reasonably request in writing in order to provide the new Senior Priority Representative the rights of a Senior Priority Representative contemplated hereby and (ii) at the Grantors’ sole cost and expense and upon the request of such new Senior Priority Representative, each Second Priority Representative shall, without recourse or warranty, deliver any Collateral then in its possession or control to such new Senior Priority Representative (together with any necessary endorsements and notices) to the extent such Collateral constitutes Shared Collateral of such new Senior Priority Representative, except in the event and to the extent that (A) the Senior Priority Representative or any other Senior Priority Secured Party has retained or otherwise acquired such Shared Collateral in full or partial satisfaction of any the obligations in connection with the Shared Collateral, (B) such Shared Collateral is sold or otherwise disposed of by the Senior Priority Representative or by a Grantor as provided herein or (C) such Shared

Collateral is otherwise required by any order of any court or other governmental authority or applicable law. In connection therewith, each Second Priority Representative agrees to take reasonable actions as shall be reasonably requested by such new Senior Priority Representative or as required by applicable law to permit such new Senior Priority Representative to obtain, for the benefit of the new Senior Priority Secured Parties, a Senior Priority Lien in the Collateral (to the extent such Collateral constitutes Shared Collateral of such new Senior Priority Representative) and, without limiting the foregoing, each Second Priority Representative shall, upon the request of such new Senior Priority Representative, notify any Governmental Authority involved in any condemnation or similar proceeding involving any Collateral constituting Shared Collateral of such new Senior Priority Representative that such new Senior Representative is entitled to approve any awards granted in such proceeding.
b.When Discharge of Second Priority Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with the Discharge of Second Priority Obligations, Holdings, the Borrower or any other Grantor enters into any Second Priority Obligations constituting a Refinancing of the Second Priority Obligations that are secured by the Second Priority Collateral, then such Discharge of Second Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement and the applicable agreement governing such Second Priority Obligations shall automatically be treated as a Second Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Second Priority Obligations shall be the Second Priority Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Second Priority Representative), (i) each Senior Priority Representative (including the Designated Senior Priority Representative) shall promptly enter into such documents and agreements (at the sole expense of the Grantors), including amendments, supplements or modifications to this Agreement, as the Borrower or such new Second Priority Representative shall reasonably request in writing in order to provide the new Second Priority Representative the rights of a Second Priority Representative contemplated hereby and (ii) at the Grantors’ sole cost and expense and upon the request of such new Second Priority Representative, each Second Priority Representative shall, without recourse or warranty, deliver any Collateral then in its possession or control to the new Designated Second Priority Representative (together with any necessary endorsements and notices) to the extent such Collateral constitutes Shared Collateral of such new Second Priority Representative, except in the event and to the extent that (A) the Second Priority Representative or any other Second Priority Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any the obligations in connection with the Shared Collateral, (B) such Collateral is sold or otherwise disposed of by the Senior Priority Representative, Second Priority Representative or by a Grantor as provided herein, (C) such Shared Collateral is otherwise required to be delivered to a Senior Priority Representative pursuant to the terms hereof or (D) it is otherwise required by any order of any court or other governmental authority or applicable law. In connection therewith, each Senior Priority Representative agrees to take reasonable actions as shall be reasonably requested by such new Second Priority Representative or as required by applicable law to permit such new Second Priority Representative to obtain, for the benefit of the new Second Priority Secured Parties, a Second Priority Lien in the Collateral (to the extent such Collateral constitutes Shared Collateral of such new Second Priority Representative) and, without limiting the foregoing, each Senior Priority Representative shall, upon the request of such new Second Priority Representative, notify any Governmental Authority involved in any condemnation or similar proceeding involving any Collateral constituting Shared Collateral of such new Second Priority Representative that such new Second Representative is entitled to approve any awards granted in such proceeding.
Section5.07.Purchase Right. Without prejudice to the enforcement of the Senior Priority Secured Parties’ remedies, the Senior Priority Secured Parties agree that at any time following the first to occur of (x) acceleration of the Senior Priority Obligations in accordance with the terms of the Senior Priority Debt Documents and (y) the commencement of a proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor (each, a “Purchase Event”), one or more of the Second Priority Secured Parties may, by written notice delivered to each Senior Priority Representative within 30 days after the first date on which a Purchase Event occurs, require the Senior Priority Secured Parties to transfer, assign and/or sell, and the Senior Priority Secured Parties hereby offer the Second Priority Secured Parties the option to purchase, all, but not less than all, of the aggregate amount of Senior Priority Obligations outstanding at the time of purchase at (a) in the case of Senior Priority Obligations other than Senior Priority Obligations arising under Swap Contracts or under Cash Management Agreements, par (including any premium (to the extent then payable) set forth in the First Lien Credit Agreement or other applicable Senior Priority Debt Document, accrued interest and fees (to the extent not allocable to Excess Senior Priority Obligations)), (b) in the case of Senior Priority Obligations arising under a Swap Contract, an amount equal to the greater of (i) all amounts payable by any Grantor under the terms of such Swap Contract in the event of a termination of such Swap Contract and (ii) the Swap Termination Value, in each case, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to an Assignment and Assumption (as defined in the First Lien Credit Agreement)), and (c) in the case of Senior Priority Obligations arising under a Cash Management Agreement, an amount equal to the Senior Cash Management Obligations, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to an Assignment and Assumption (as defined in the First Lien Credit Agreement)). In order to effectuate the foregoing, the Designated Senior Priority Representative shall calculate the amount in clause (a) above, within 5 Business Days after receiving a written request of any Second Priority Secured Party following the occurrence of a Purchase Event. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within 10 Business Days of the request. If one or more of the Second Priority Secured Parties exercise such purchase right (the “Purchasing Parties”), it shall be exercised pursuant to documentation mutually acceptable to each of the Designated Senior Priority Representative and the Purchasing Parties. If none of the Second Priority Secured Parties exercise such right within 30 days after the first date on which a Purchase Event occurs, the Senior Priority Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Priority Collateral Documents and this Agreement.
ARTICLE 6
Insolvency or Liquidation Proceedings
Section6.01.Financing Issues. Until the Discharge of Senior Priority Obligations has occurred, if Holdings, the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that (A) subject to the penultimate sentence of this Section 6.01, if any Senior Priority Representative or any other Senior Priority Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to Holdings’, the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law (“DIP Financing”), it will raise no objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso of Section 3.01(a) and Section 6.03 hereof, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Priority Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP

Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Obligations are so subordinated to Liens securing Senior Priority Obligations under this Agreement and (y) any “carve-out” for professional and United States Trustee fees agreed to by the Senior Priority Representatives, (B) it will raise no objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Priority Obligations made by any Senior Priority Representative or any other Senior Priority Secured Party, (C) it will raise no objection to (and will not otherwise contest) any lawful exercise by any Senior Priority Secured Party of the right to credit bid Senior Priority Obligations at any sale in foreclosure of Senior Priority Collateral and (D) it will raise no objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Priority Secured Party relating to the lawful enforcement of any Lien on Senior Priority Collateral; provided that the Second Priority Representatives and the other Second Priority Secured Parties shall be entitled to seek and exercise Permitted Second Lien Credit Bid Rights in respect of any such sale or disposition. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that notice received three Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice. Notwithstanding the foregoing, the provisions of clause (A) of this Section 6.01 shall only be applicable as to the Second Priority Secured Parties with respect to any DIP Financing to the extent that (1) the terms of such DIP Financing or use of cash collateral do not require any Grantor to seek approval for any plan of reorganization or other plan of similar effect under any Debtor Relief Laws that is inconsistent with the terms of this Agreement or require the sale or disposition of all or substantially all of the Collateral (other than a “going concern sale”) prior to a default under the DIP Financing or (2) at the time of incurrence thereof the sum of (x) the aggregate principal amount of such DIP Financing plus (y) the aggregate outstanding principal amount of all Indebtedness consisting of First Lien Credit Agreement Obligations and aggregate principal amount of all Indebtedness consisting of Additional Senior Priority Debt Obligations (in each case after giving effect to any “roll-up”, repayment or cash collateralization thereof into or with the proceeds of such DIP Financing), does not exceed the DIP Cap Amount. No Second Priority Secured Party may, directly or indirectly, provide or propose, or support any other Person in providing or proposing, DIP Financing to a Grantor.
Section6.02.Relief from the Automatic Stay. Unless and until the Discharge of Senior Priority Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Priority Representative.
Section6.03.Adequate Protection. Each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall (x) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Priority Representative or any other Senior Priority Secured Party for adequate protection, (b) any objection by any Senior Priority Representative or any other Senior Priority Secured Parties to any motion, relief, action or proceeding based on any Senior Priority Representative’s or Senior Priority Secured Party’s claiming a lack of adequate protection or (c) the payment of prepetition interest, fees, expenses or costs of any Senior Priority Representative or any other Senior Priority Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law or (y) assert or support any claim for costs or expenses of preserving or disposing of any Shared Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01hereof, in any Insolvency or Liquidation Proceeding, (i) if the Senior Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or super-priority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, may seek or request adequate protection (without objection from any Senior Priority Representative or any other Senior Priority Secured Party) in the form of a replacement Lien or super-priority claim on such additional collateral, which Lien or super-priority claim is subordinated to the Liens securing all Senior Priority Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the Liens securing Senior Priority Obligations under this Agreement and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Secured Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional or replacement collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Secured Party under their Second Priority Debt Facilities, agree that each Senior Priority Representative shall also be entitled to a Senior Priority Lien on such additional or replacement collateral as security for the Senior Priority Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the Senior Priority Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such Liens on such collateral securing Senior Priority Obligations under this Agreement.
Section6.04.Preference Issues. If any Senior Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of Holdings, the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor) because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason (any such amount, a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Priority Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Priority Obligations with respect to all such recovered amounts has occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall be deemed not to have occurred and shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
Section6.05.Separate Grants of Security and Separate Classifications; Plans of Reorganization.
a.Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Priority Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Obligations are fundamentally different from the Senior Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Priority Secured Parties and the Second Priority Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Senior Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Priority Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties).
b.Each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party under its Second Priority Debt Facility (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement other than with the prior written consent of the Designated Senior Priority Representative.
Section6.06.No Waivers of Rights of Senior Priority Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Priority Representative or any other Senior Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.
Section6.07.Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.
Section6.08.Waiver. Each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party represented by it, waives any claim it may hereafter have against any Senior Priority Secured Party arising out of the election of any Senior Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.
Section6.09.Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Priority Obligations and the Second

Priority Obligations, then, to the extent the debt obligations distributed on account of the Senior Priority Obligations and on account of the Second Priority Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
Section6.10.Asset Dispositions.
a.Until the Discharge of Senior Priority Obligations has occurred, each Second Priority Representative, for itself and on behalf of the Second Priority Secured Parties under its Second Priority Debt Facility, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Priority Representative and the Second Priority Secured Parties, in each case in their capacities as secured creditors, will not object or oppose (or support any Person in objecting or opposing) a motion for any disposition of any Senior Priority Collateral free and clear of the Liens of the Second Priority Representative and the other Second Priority Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Debtor Relief Law (and including any motion for bid procedures or other procedures related to the disposition that is the subject of such motion), and shall be deemed to have consented to any such disposition of any Senior Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Designated Senior Priority Representative; provided, that, (x) the Proceeds of such disposition are applied in accordance with Section 4.01 hereof and (y) to the extent not so applied, the Second Priority Secured Parties shall retain a Lien on such Proceeds; provided, further, that the foregoing shall not restrict or prohibit any such objection that could be made by an unsecured creditor to the extent not otherwise in contravention of this Agreement.
b.Notwithstanding anything to the contrary herein, each Second Priority Representative, for itself and on behalf of the Second Priority Secured Parties under its Second Priority Debt Facility, agrees that the Senior Priority Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any disposition of Senior Priority Collateral. Each Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties under its Second Priority Debt Facility, agrees that, so long as the Discharge of Senior Priority Obligations has not occurred, no Second Priority Secured Party shall, without the prior written consent of the Designated Senior Priority Representative, credit bid under Section 363(k) of the Bankruptcy Code with respect to any Senior Priority Collateral (other than pursuant to the Permitted Second Lien Credit Bid Rights).
ARTICLE 7
RELIANCE; ETC.
Section7.01.Reliance. The consent by the Senior Priority Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Priority Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Priority Secured Parties to Holdings, the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that such Second Priority Secured Parties have, independently and without reliance on any Senior Priority Representative or other Senior Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and that such Second Priority Secured Parties will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement; it being understood that in the case of the Second

Lien Notes, the Second Lien Notes Trustee and the Second Lien Notes Collateral Agent have not made any such credit decisions.
Section7.02.No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Priority Representative nor any other Senior Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Priority Debt Documents in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Priority Representative nor any other Senior Priority Secured Party shall have any duty to any Second Priority Representative or Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with Holdings, the Borrower or any of their Subsidiaries (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Each Senior Priority Representative, on behalf of itself and each Senior Priority Secured Party under its Senior Priority Debt Facility, acknowledges and agrees that neither any Second Priority Representative nor any other Second Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. Neither any Second Priority Representative nor any other Second Priority Secured Party shall have any duty to any Senior Priority Representative or Senior Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with Holdings, the Borrower or any of their Subsidiaries (including the Senior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Priority Obligations, the Second Priority Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.
Section7.03.Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:
a.any lack of validity or enforceability of any Senior Priority Debt Document or any Second Priority Debt Document;
b.any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Priority Obligations or Second Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other Senior Priority Debt Document or of the terms of any Second Priority Debt Document;

c.any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Priority Obligations or Second Priority Obligations or any guarantee thereof;
d.the commencement of any Insolvency or Liquidation Proceeding in respect of Holdings, the Borrower or any other Grantor; or
e.any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) Holdings, the Borrower or any other Grantor in respect of the Senior Priority Obligations or (ii) any Second Priority Representative or Second Priority Secured Party in respect of this Agreement.
ARTICLE 8
MISCELLANEOUS
Section8.01.Conflicts. Subject to Section 8.17 hereof, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Priority Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, (x) the relative rights and obligations of the Senior Priority Representatives and the Senior Priority Secured Parties (as amongst themselves) with respect to any Senior Priority Collateral shall be governed by the terms of the First Lien Intercreditor Agreement (if applicable) and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement solely as among the Senior Priority Secured Parties, the provisions of the First Lien Intercreditor Agreement shall control and (y) the relative rights and obligations of the Second Priority Representatives and the Second Priority Secured Parties (as amongst themselves) with respect to any Second Priority Collateral shall be governed by the terms of the Second Lien Intercreditor Agreement (if applicable) and in the event of any conflict between the Second Lien Intercreditor Agreement and this Agreement solely as among the Second Priority Secured Parties, the provisions of the Second Lien Intercreditor Agreement shall control.
Section8.02.Continuing Nature of this Agreement; Severability. Subject to Section 6.04 hereof, this Agreement shall continue to be effective until the Discharge of Senior Priority Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Priority Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of Holdings, the Borrower or any other Grantor constituting Senior Priority Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section8.03.Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.03, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement increases the obligations or reduces the rights of Holdings, the Borrower or any Grantor, shall require the consent of the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Priority Secured Parties and the Second Priority Secured Parties and their respective successors and assigns.
(c)    Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 hereof and, upon such execution and delivery, such Representative and the Secured Parties and Senior Priority Obligations or Second Priority Obligations under the Debt Facility for which such Representative is acting shall be subject to the terms hereof.
Section8.04.Information Concerning Financial Condition of Holdings, the Borrower and the Subsidiaries. The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Priority Obligations or the Second Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Priority Obligations or the Second Priority Obligations. The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Priority Representative, any Senior Priority Secured Party, any Second Priority Representative or any Second Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
Section8.05.Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder in respect of Second Priority Collateral until the Discharge of Senior Priority Obligations has occurred.
Section8.06.Application of Payments. Except as otherwise provided herein, all payments received by the Senior Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Priority Obligations as the Senior Priority Secured Parties, in their sole discretion, deem appropriate and consistent with the terms of the Senior Priority Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Collateral that may at any time secure any part of the Senior Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
Section8.07.Additional Grantors. Each of Holdings and the Borrower agrees that, if any of their Subsidiaries shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering a Grantor Supplement. Whether or not such instrument is executed and delivered, such Subsidiary shall be bound as a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Priority Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
Section8.08.Dealings with Grantors. Upon any application or demand by Holdings, the Borrower or any other Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), Holdings, the Borrower or such other Grantor, as appropriate, shall furnish to such Representative a certificate of a Responsible Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.
Section8.09.Additional Debt Facilities. (a) To the extent, but only to the extent, permitted to be so incurred and, if applicable, secured, by the provisions of the then outstanding Senior Priority Debt Documents and Second Priority Debt Documents, the Borrower, Holdings or any other Grantor may incur or issue and sell one or more series or classes of Additional Second Priority Debt and one or more series or classes of Additional Senior Priority Debt. Any such additional class or series of Additional Second Priority Debt may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Additional Second Priority Debt, if and subject to the condition that the relevant Additional Second Priority Representative, acting on behalf of the Additional Second Priority Secured Parties, becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph and Section 8.09(b) hereof. Any such additional class or series of Additional Senior Priority Debt may be secured by a senior Lien on Shared Collateral, under and pursuant to the relevant Senior Priority Collateral Documents for such Additional Senior Priority Debt, if and subject to the condition that the relevant Additional Senior Priority Representative, acting on behalf of the Additional Senior Secured Parties, becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for an Additional Debt Representative to become a party to this Agreement:
i.such Additional Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is an Additional Second Priority Representative) or Annex III (if such Representative is an Additional Senior Priority Representative) (with such changes as may be reasonably approved by the Designated Senior Priority Representative and such Additional Debt Representative) pursuant to which it becomes a Representative hereunder, and the Additional Debt in respect of which such Additional Debt Representative is the Representative and the related Additional Debt Parties become subject hereto and bound hereby;

ii.the Borrower shall have delivered to the Designated Senior Priority Representative and the Designated Second Priority Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Additional Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Additional Debt, certified as being true and correct by an Authorized Officer of the Borrower; and
iii.the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Additional Debt shall provide, or shall be amended to provide, that each Additional Debt Party with respect to such Additional Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Debt.
(b)    With respect to any Additional Debt that is issued or incurred after the Closing Date, the Borrower and each of the other Grantors agrees to take such actions (if any) as may from time to time reasonably be requested by any Senior Priority Representative, any Second Priority Representative, any Designated Senior Priority Representative or any Designated Second Priority Representative, and enter into such technical amendments, modifications and/or supplements to the then existing guarantees and Collateral Documents (or execute and deliver such additional Collateral Documents) as may from time to time be reasonably requested by such Persons, to ensure that the Additional Debt is secured by, and entitled to the benefits and relative priorities of, the relevant Collateral Documents relating to such Additional Debt, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes and as the case may be, to enter into, any such technical amendments, modifications and/or supplements (and additional Collateral Documents) at the sole cost and expense of the Borrower and each of the other Grantors.
Section8.10.Notices. All notices and other communications provided for or permitted hereunder shall be in writing (including telegraphic, telecopy or telex communication, facsimile transmission or electronic mail with telephone confirmation) and mailed, telegraphed, telecopied, telexed, faxed, electronically mailed or delivered to it, (i) if to Holdings the Borrower or any other Grantor, addressed to the Borrower at its address specified in Annex IV hereto, (ii) if to the First Lien Collateral Agent, at its address specified in Annex IV hereto, (iii) if to the Second Lien Notes Collateral Agent, at its address specified in Annex IV hereto and (iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09 hereof.
Unless otherwise specifically provided herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, or if sent to an e-mail address shall be deemed received when sent (provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and provided further that any notice delivered via electronic mail shall be promptly confirmed via telephone), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.10 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.10.
Section8.11.Further Assurances. Each Senior Priority Representative, on behalf of itself and each Senior Priority Secured Party under its Senior Priority Debt Facility, and each Second Priority Representative, on behalf of itself, and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.
Section8.12.Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE, SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND APPELLATE COURTS FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR PRIORITY REPRESENTATIVE, SENIOR PRIORITY SECURED PARTY, SECOND PRIORITY REPRESENTATIVE OR SECOND PRIORITY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST HOLDINGS, THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 8.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.10 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT

MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.12(e) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section8.13.Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties, Holdings, the Borrower, the other Grantors party hereto and their respective successors and assigns.
Section8.14.Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
Section8.15.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic method shall be effective as delivery of an original executed counterpart of this Agreement.
Section8.16.Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the First Lien Credit Agreement Secured Parties. The Second Lien Notes Collateral Agent represents and warrants that this Agreement is binding upon the Second Lien Notes Secured Parties.
Section8.17.No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.
Section8.18.Effectiveness. This Agreement shall become effective when executed and delivered by each of the parties hereto.
Section8.19.Collateral Agent and Representative. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as collateral agent under the First Lien Credit Agreement and the provisions of Article X of the First Lien Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the First Lien Collateral Agent hereunder, (b) the Second Lien Notes Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Second Lien Notes Indenture (and not in its individual capacity) and the provisions of Articles VII and XII of the Second Lien Notes Indenture applicable to the Agents (as defined therein) thereunder shall also apply to the Second Lien Notes Collateral Agent hereunder and (c) each other Representative party hereto is entering into this Agreement in its capacity as trustee or agent for the secured parties referenced in the applicable Additional Senior Priority Debt Document or Additional Second Priority Debt Document (as applicable) and the corresponding exculpatory and liability-limiting provisions of such agreement applicable to such Representative thereunder shall also apply to such Representative hereunder. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall require the Second Lien Notes Trustee or the Second Lien Notes Collateral Agent to monitor any Grantor’s financial condition, compliance with covenants or any other circumstance bearing on the risk of non-payment, except as may be expressly provided in the Second Lien Notes Indenture.
Section8.20.Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b) hereof), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of (or impair the obligations of any of the Grantors under) the First Lien Credit Agreement, any other Senior Priority Debt Document or any Second Priority Debt Document, or permit Holdings, the Borrower or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other Senior Priority Debt Document or any Second Priority Debt Document, (b) change the relative priorities of the Senior Priority Obligations or the Liens granted under the Senior Priority Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Priority Secured Parties, (c) otherwise change the relative rights of the Senior Priority Secured Parties in respect of the Shared Collateral as among such Senior Priority Secured Parties or (d) obligate Holdings, the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other Senior Priority Debt Document or any Second Priority Debt Document.
Section8.21.Acknowledgment and Consent to Bail-In of EEA Financial Institution. Each of the parties hereto agrees that (a) the provisions of Section 1.12 of the First Lien Credit Agreement are hereby incorporated herein, mutatis mutandis, with respect to each Senior Priority Representative and the other Senior Priority Secured Parties to the same extent as set forth therein and (b) any similar provision contained in any Second Priority Debt Document shall be incorporated herein, mutatis mutandis, with respect to the relevant Second Priority Representative and the Second Lien Secured Parties represented by it to the same extent as set forth therein.
Section8.22.Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH, as First Lien
Collateral Agent

By:
Name:
Title:
By:
Name:
Title:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, solely as Second Lien
Notes Collateral Agent

By:
Name:
Title:

THE GRANTORS LISTED ON
SCHEDULE I HERETO

By:
Name:
Title:

SCHEDULE I
Grantors

ANNEX I
[FORM OF] SUPPLEMENT (the “Supplement”) NO. [ ] dated as of [    ], 20[ ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of February 5, 2016 (the “First Lien/Second Lien Intercreditor Agreement”), among SOLARWINDS INTERMEDIATE HOLDINGS I, INC, a Delaware corporation (or any successor thereof, “Holdings”), SOLARWINDS HOLDINGS, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower (each a “Grantor”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH or any successor thereof, as Collateral Agent under the First Lien Credit Agreement, WILMINGTON TRUST, NATIONAL ASSOCIATION or any successor thereof, as Second Lien Notes Collateral Agent under the Second Lien Notes Indenture, and the additional Representatives from time to time a party thereto.
A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.
B.    The Grantors have entered into the First Lien/Second Lien Intercreditor Agreement. Pursuant to the First Lien Credit Agreement, certain Additional Senior Priority Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the First Lien/Second Lien Intercreditor Agreement. Section 8.07 of the First Lien/Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien/Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Credit Agreement, the Second Priority Debt Documents and Additional Senior Priority Debt Documents.
Accordingly, the Designated Senior Priority Representative, the Designated Second Priority Representative and the New Grantor agree as follows:
Section 1.    In accordance with Section 8.07 of the First Lien/Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.
Section 2.    The New Grantor represents and warrants to the Designated Senior Priority Representative, the Designated Second Priority Representative and each other Secured Party that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
Section 3.     This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Priority Representative and the Designated Second Priority Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.
Section 4.    Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.
    Annex I-1

Section 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 6.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.    All communications and notices hereunder shall be in writing and given as provided in Section 8.10 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien/Second Lien Intercreditor Agreement.
Section 8.    The Borrower agrees to reimburse the Designated Senior Priority Representative and the Designated Second Priority Representative for their respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Priority Representative and the Designated Second Priority Representative, as applicable.
Section 9.    Neither the Designated Senior Priority Representative (in such capacity)_nor the Designated Second Priority Representative (in such capacity) makes any representation or warranty as to the validity or sufficiency of this Supplement.
IN WITNESS WHEREOF, the New Grantor, the Designated Senior Priority Representative and the Designated Second Priority Representative have duly executed this Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW GRANTOR],

By:
Name:
Title:
Acknowledged by:
[    ], as Designated Senior Priority
Representative,

By:
Name:
Title:
[    ], as Designated Second Priority
Representative,

    Annex I-2

By:
Name:
Title:
    Annex I-3

ANNEX II
[FORM OF] REPRESENTATIVE SUPPLEMENT (the “Representative Supplement”) NO. [ ] dated as of [ ], 20[ ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of February 5, 2016 (the “First Lien/Second Lien Intercreditor Agreement”), among SOLARWINDS INTERMEDIATE HOLDINGS I, INC., a Delaware corporation (or any successor thereof, “Holdings”), SOLARWINDS HOLDINGS, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower (each a “Grantor”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH or any successor thereof, as Collateral Agent under the First Lien Credit Agreement, WILMINGTON TRUST, NATIONAL ASSOCIATION or any successor thereof, as Second Lien Notes Collateral Agent under the Second Lien Notes Indenture, and the additional Representatives from time to time a party thereto.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.
B.    As a condition to the ability of the Borrower, Holdings or any other Grantor to incur one or more series or classes of Additional Second Priority Debt and to secure such Additional Second Priority Debt with the Second Priority Lien, in each case under and pursuant to the Second Priority Collateral Documents, the Additional Second Priority Representative in respect of such Additional Second Priority Debt is required to become a Representative under, and such Additional Second Priority Debt and the Additional Second Priority Secured Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Additional Second Priority Representative may become a Representative under, and such Additional Second Priority Debt and such Additional Second Priority Secured Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Second Priority Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Additional Second Priority Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.
Accordingly, the Designated Senior Priority Representative, the Designated Second Priority Representative and the New Representative agree as follows:
Section 1.    In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Additional Second Priority Debt and Additional Second Priority Secured Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Additional Second Priority Secured Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Additional Second Priority Secured Parties that it represents as Second Priority Secured Parties. Each reference to a “Representative” or “Second Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.
Section 2.    The New Representative represents and warrants to the Designated Senior Priority Representative, the Designated Second Priority Representative and the other Secured
    Annex II-1

Parties that (a) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (b) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (c) the Second Priority Debt Documents relating to such Additional Second Priority Debt provide that, upon the New Representative’s entry into this Representative Supplement, the Additional Second Priority Secured Parties in respect of such Additional Second Priority Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Second Priority Secured Parties.
Section 3.    This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Priority Representative and the Designated Second Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.
Section 4.    Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.
Section 5.    THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 6.    In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.    All communications and notices hereunder shall be in writing and given as provided in Section 8.10 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.
Section 8.     The Borrower agrees to reimburse the Designated Senior Priority Representative and the Designated Second Priority Representative for their respective reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Priority Representative and the Designated Second Priority Representative, as applicable.
Section 9.     Neither the Designated Senior Priority Representative (in such capacity) nor the Designated Second Priority Representative (in such capacity) makes any representation or warranty as to the validity or sufficiency of this Representative Supplement.
IN WITNESS WHEREOF, the New Representative, the Designated Senior Priority Representative and the Designated Second Priority Representative have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.
    Annex II-2

[NAME OF NEW REPRESENTATIVE], as
[    ] for the holders of [    ],
By:
Name:
Title:
Address for notices:

attention of:
Telecopy:
[    ], as Designated Senior Priority Representative,
By:
Name:
Title:

[    ], as Designated Second Priority Representative,
By:
Name:
Title:
Acknowledged by:
[    ]

By:
Name:
Title:
[    ]

By:
Name:
Title:
THE GRANTORS
LISTED ON SCHEDULE I HERETO

    Annex II-3

By:
Name:
Title:
    Annex II-4

ANNEX III
[FORM OF] REPRESENTATIVE SUPPLEMENT (the “Representative Supplement”) NO. [ ] dated as of [    ], 20[ ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of February 5, 2016 (the “First Lien/Second Lien Intercreditor Agreement”), among SOLARWINDS INTERMEDIATE HOLDINGS I, INC., a Delaware corporation (or any successor thereof, “Holdings”), SOLARWINDS HOLDINGS, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower (each a “Grantor”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH or any successor thereof, as Collateral Agent under the First Lien Credit Agreement, WILMINGTON TRUST, NATIONAL ASSOCIATION or any successor thereof, as Second Lien Notes Collateral Agent under the Second Lien Notes Indenture, and the additional Representatives from time to time a party thereto.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.
B.    As a condition to the ability of the Borrower, Holdings or any other Grantor to incur one or more series or classes of Additional Senior Priority Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Additional Senior Priority Debt with the Senior Lien, in each case under and pursuant to the Senior Priority Collateral Documents, the Additional Senior Priority Representative in respect of such Additional Senior Priority Debt is required to become a Representative under, and such Additional Senior Priority Debt and the Additional Senior Secured Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Additional Senior Priority Representative may become a Representative under, and such Additional Senior Priority Debt and such Additional Senior Secured Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Priority Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Additional Senior Priority Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.
Accordingly, the Designated Senior Priority Representative, the Designated Second Priority Representative and the New Representative agree as follows:
Section 1.    In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Additional Senior Priority Debt and Additional Senior Secured Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Additional Senior Secured Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Senior Priority Representative and to the Additional Senior Secured Parties that it represents as Senior Priority Secured Parties. Each reference to a “Representative” or “Senior Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.
Section 2.    The New Representative represents and warrants to the Designated Senior Priority Representative, the Designated Second Priority Representative and the other Secured Parties that (a) it has full power and authority to enter into this Representative Supplement, in its
    Annex III-1

capacity as [agent] [trustee], (b) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (c) the Senior Priority Debt Documents relating to such Additional Senior Priority Debt provide that, upon the New Representative’s entry into this Representative Supplement, the Additional Senior Secured Parties in respect of such Additional Senior Priority Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Senior Priority Secured Parties.
Section 3.    This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Priority Representative and the Designated Second Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.
Section 4.     Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.
Section 5.    THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 6.    In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.    All communications and notices hereunder shall be in writing and given as provided in Section 8.10 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.
Section 8.    The Borrower agrees to reimburse the Designated Senior Priority Representative and the Designated Second Priority Representative for their respective reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Priority Representative and the Designated Second Priority Representative, as applicable.
Section 9.     Neither the Designated Senior Priority Representative (in such capacity) nor the Designated Second Priority Representative (in such capacity) makes any representation or warranty as to the validity or sufficiency of this Representative Supplement.
IN WITNESS WHEREOF, the New Representative, the Designated Senior Priority Representative and the Designated Second Priority Representative have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.
    Annex III-2

[NAME OF NEW REPRESENTATIVE], as
[    ] for the holders of [    ],
By:
Name:
Title:
Address for notices:

attention of:
Telecopy:
[    ], as Designated Senior Priority Representative,
By:
Name:
Title:

[    ], as Designated Second Priority Representative,
By:
Name:
Title:
Acknowledged by:
[    ]

By:
Name:
Title:
[    ]

By:
Name:
Title:
THE GRANTORS
LISTED ON SCHEDULE I HERETO

    Annex III-3

By:
Name:
Title:
    Annex III-4

ANNEX IV
ADDRESS FOR NOTICES
If to the Borrower, Holdings or any Grantor:
SolarWinds Holdings, Inc.
7171 Southwest Parkway, Building 400
Austin, TX 78735
Attn: General Counsel
Facsimile: (512) 682-9301
Email: general_counsel@solarwinds.com
If to the First Lien Collateral Agent:
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Attention: Loan Operations – Boutique Management
Telephone: (212) 538-3535
Email:list.ops-collateral@credit-suisse.com
If to the Second Lien Notes Collateral Agent:
Wilmington Trust, National Association
Global Capital Markets
1100 North Market Street
Wilmington, Delaware 19890
Attn: SolarWinds Holdings Notes Administrator
Tel: (302) 636-6410
Fax: (302) 636-4149
Email: jneedham@wilmingtontrust.com

    Annex IV-1